Exhibit 2.1
EXECUTION COPY
ASSET PURCHASE AGREEMENT
     This Asset Purchase Agreement is dated as of October 21, 2009 (the “Agreement”), by and between Agilent Technologies, Inc., a Delaware corporation (“Seller”), and Ixia, a California corporation (“Purchaser”) (each, a “Party” and together, the “Parties”).
W I T N E S S E T H:
     WHEREAS, Seller and certain direct and indirect Subsidiaries of Seller are engaged in, among other things, the Business (as defined below);
     WHEREAS, Purchaser, through itself and one or more of its direct or indirect Subsidiaries or Affiliates, desires to purchase and assume, and Seller, through itself and one or more of its direct or indirect Subsidiaries, desires to sell, transfer and assign all of Seller’s and its direct and indirect Subsidiaries’ right, title and interest in and to the Business, including without limitation the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks, the Transferred IP Licenses and the Assumed Liabilities of the Business, to Purchaser and one or more of its Subsidiaries or Affiliates, upon the terms and subject to the conditions specified in this Agreement;
     WHEREAS, simultaneously with execution of this Agreement, Seller and Purchaser shall execute a separation services agreement (the “Transition Services Agreement”);
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
     1.1 Definitions.
     Unless otherwise provided herein, capitalized terms used in this Agreement have the meanings ascribed to them by definition in this Agreement or in Annex A.
     1.2 Rules of Construction.
     (a) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
     (b) This Agreement does not, and is not intended to, confer any rights or remedies in favor of any person other than the parties signing this Agreement, except as may be specifically set forth in other provisions of this Agreement.
     (c) The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole (including any annexes, exhibits and schedules to this Agreement) and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The words “include,” “including,” or “includes” when used herein shall be deemed in each case to be followed by the words “without limitation” or words having similar import. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement.

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The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.
     (d) Any reference in this Agreement to wire transfers or other payments requires payment in dollars of the United States of America unless some other currency is expressly stated in that reference.
ARTICLE II
SALE OF ASSETS AND ASSUMPTION OF LIABILITIES
     2.1 Asset Purchase.
     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below in Section 8.1), Seller shall or shall cause one or more of its Subsidiaries to sell, assign, transfer, convey and deliver to Purchaser (and/or such direct or indirect Subsidiaries, including without limitation Catapult Communications Ireland Limited, as Purchaser may designate), and Purchaser (and/or any such designated Subsidiaries) shall purchase, acquire and accept from Seller and/or such Subsidiaries, all of Seller’s and such Subsidiaries’ respective right, title and interest in and to the Business and the Purchased Assets, subject to the terms of any leases existing as of the date of this Agreement with respect to any Purchased Assets to the extent such leases are disclosed in Section 2.1 of the Disclosure Letter; provided, however, that (A) in the event any such Purchased Asset is subject to a lease under which Seller or any of its Subsidiaries is the lessee, Purchaser shall, at Purchaser’s option, either (i) assume the lease pursuant to this Agreement, (ii) purchase the asset from the actual owner of such Purchased Asset in accordance with the terms of the applicable lease; or (iii) treat such asset so it is not deemed a Purchased Asset and as a result not transferred to Purchaser at the Closing; (B) in the event that Seller discovers, either prior to or after the Closing, that a Purchased Asset that Purchaser deems to be a non-material Purchased Asset listed on Exhibit H is shared by business units of Seller other than the Business, such “non-material shared asset” shall be deemed not to be a Purchased Asset and (C) in the case of Purchased Assets, Purchaser may designate that all or a portion of the Purchased Assets be sold, assigned, transferred, conveyed and delivered to a designated Affiliate of Purchaser.
     (b) Upon the terms and subject to the conditions set forth in this Agreement, the IP Matters Agreement and the Manufacturing Trademark License Agreement, at the Closing, Seller shall or shall cause one or more of its Subsidiaries to sell, assign, transfer and convey to Purchaser (and/or such direct or indirect Subsidiaries, including without limitation Catapult Communications Ireland Limited, as Purchaser may designate), and Purchaser (and/or any such designated Subsidiaries) shall purchase and acquire from Seller or such Subsidiaries, as appropriate, the Transferred IP Rights (as defined in the IPMA), the Transferred Trademarks (as defined in the IPMA) and the Transferred IP Licenses (as defined in the IPMA), including the right to pursue past damages based on third-party infringement of the Transferred IP Rights, and also including the goodwill of the Business appurtenant to trademarks included in the Transferred IP Rights, subject to the terms of any licenses granted to third parties existing as of the date of this Agreement (including corporate patent cross-licenses) or any licenses granted after the date hereof not in violation of this Agreement with respect to such Transferred IP Rights.
     2.2 Assumption by Purchaser of Certain Liabilities; Retention by Seller of Remaining Liabilities.
     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall assume, pay, perform and discharge when due only the following Liabilities of Seller and its Subsidiaries (the “Assumed Liabilities”):

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          (i) The executory Liabilities of Seller and its Subsidiaries as of the Closing Date under the Assumed Contracts, but not including any Liabilities arising out of any breach of the Assumed Contracts on or prior to the Closing Date;
          (ii) all Liabilities of Seller and its Subsidiaries in respect of the Software Products sold by the Business prior to the Closing Date which are required to be honored on or after the Closing Date, for refunds, adjustments, allowances, exchanges, returns and performance warranties, provided that Purchaser shall not be liable for, and Seller shall indemnify Purchaser from and against, any damage, cost, loss or expense of Purchaser arising out of or resulting from any such Liabilities, including without limitation product warranties, which are not disclosed to Purchaser in this Agreement or the Disclosure Letter;
          (iii) all accounts payable due to third parties incurred in connection with the operation of the Business to the extent included in the calculation of Final Working Capital;
          (iv) except as provided in Section 2.2(b)(iv) or as otherwise provided herein or arising from a violation of Law by Seller, all Liabilities, to the extent required by applicable Law, which arise with respect to any Automatic Transferred Employee and all Liabilities which arise with respect to post-Closing service of any Non-Automatic Transferred Employee;
          (v) all Liabilities pursuant to any Later Discovered Contracts (as defined below) which are assumed by Purchaser, in Purchaser’s sole discretion, but in no event including any Liabilities arising out of any breach of the Later Discovered Contracts on or prior to the Closing Date; and
          (vi) except as otherwise provided in this Agreement and other Transaction Documents, any and all Liabilities to the extent (but only to the extent) arising out of or relating to or incurred in connection with the Business after the Closing Date, including (A) the operation of the Business, (B) the use of any of the Transferred IP Rights by Purchaser or permissible licensees, and (C) any condition after the Closing Date with respect to the Purchased Assets.
     (b) Any other provision of this Agreement notwithstanding, Purchaser does not and shall not be obligated to assume, pay, perform, discharge or be responsible for any of the following Liabilities of Seller or any of its Subsidiaries (collectively, the “Excluded Liabilities”):
          (i) any Liability to the extent arising out of or relating to the operation or conduct by Seller or any of its Subsidiaries of any businesses other than the Business;
          (ii) any Liability to the extent arising out of or relating to any Excluded Asset;
          (iii) any Liability in respect of Taxes that are to be borne by Seller or any of its Subsidiaries pursuant to Section 6.11(b) and any Liability for Taxes payable by Seller or any of its Subsidiaries relating to a Pre-Closing Tax Period;
          (iv) except as provided for in Sections 6.6(a), (f), (h) and (k) and 6.7(b) with respect to Transferred Employees, all Liabilities to or in respect of any current or former employees of Seller or any of its Subsidiaries;
          (v) all Liabilities relating to or arising under any Seller Plans or Non-U.S. Benefit Plans;
          (vi) any Indebtedness;

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          (vii) any Business Environmental Liabilities;
          (viii) any Liability to any broker, finder or agent for any investment banking or brokerage fees, finder’s fees or commission and any other fees and expenses payable by Seller with respect to the transactions contemplated by this Agreement;
          (ix) Leases other than Leases included in the Assumed Contracts or as otherwise provided in the Real Property Agreements;
          (x) except as provided in Sections 2.4, 2.5, 2.6, 6.6 or 6.7, any Liabilities with respect to Contracts other than Assumed Contracts;
          (xi) except as provided for in Section 6.6(a)(i), as modified by Section 6.6(g), accrued and unused vacation time (including flexible time off and sick pay) accrued on or prior to the Closing Date;
          (xii) all Liabilities of Seller and its Subsidiaries relating to or arising under or in connection with the Proceedings identified in Section 4.6 of the Disclosure Letter; and
          (xiii) all Liabilities other than Assumed Liabilities.
     2.3 Transfer.
     (a) The Purchased Assets shall be sold, conveyed, transferred, assigned and delivered, and the Assumed Liabilities shall be assumed, pursuant to transfer and assumption agreements and such other instruments in such form as may be necessary or appropriate to effect a conveyance of the Purchased Assets and an assumption of the Assumed Liabilities in the jurisdictions in which such transfers are to be made. Such transfer and assumption agreements shall be jointly prepared by the Parties and shall include: (i) a bill of sale in substantially the form attached hereto as Exhibit A (the “Bill of Sale”), (ii) an assignment and assumption agreement in substantially the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement”), (iii) to the extent reasonably requested by Purchaser or as otherwise required by Law, local asset transfer agreements for each jurisdiction other than the United States in which Purchased Assets or Assumed Liabilities are located in substantially the form attached hereto as Exhibit C with only such deviations therefrom as are required by local Law (the “Local Asset Transfer Agreements”), and (iv) such other agreements as may reasonably be required to effect the purchase and assignment of the Purchased Assets and Assumed Liabilities, including where necessary separate agreements to effect the transfer of Real Property (collectively, clauses (i)—(iv), the “Ancillary Agreements”) and shall be executed no later than at or as of the Closing by Seller and/or one or more of its Subsidiaries, as appropriate and Purchaser or one of its Subsidiaries.
     (b) Such assignment, transfer or conveyance will be effective as of such times as provided in each respective Ancillary Agreement or any other Transaction Document and will be subject to the terms and conditions of this Agreement, any applicable Ancillary Agreement or other Transaction Document.
     2.4 Approvals and Consents.
     (a) Notwithstanding anything to the contrary contained in this Agreement, and subject to the provisions of Sections 2.5 and 2.6, to the extent that the sale, conveyance, transfer, assignment or delivery or attempted sale, conveyance, transfer, assignment or delivery to Purchaser of any Purchased Asset would result in a violation of any applicable Law, would require any Consent or waiver of any Governmental Authority or third Person and such Consent or waiver shall not have been obtained prior to

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the Closing, this Agreement shall not constitute a sale, conveyance, transfer, assignment or delivery, or an attempted sale, conveyance, transfer, assignment or delivery thereof if any of the foregoing would constitute a breach of applicable Law, any Contract or the rights of any third Person; provided, however, that, subject to the satisfaction or waiver of the conditions contained in ARTICLE VII, the Closing shall occur notwithstanding the foregoing without any adjustment to the Purchase Price on account of such required authorization. Following the Closing, the Parties shall use commercially reasonable efforts, and shall cooperate with each other, to obtain promptly such Consent or waiver; provided, further, however, that neither Party nor any of its Subsidiaries shall be required to pay any consideration therefor.
     (b) Once such Consent or waiver is obtained, Seller shall, or shall cause its Subsidiaries to, sell, assign, transfer, convey and license such Purchased Asset to Purchaser for no additional consideration. Any applicable Transfer Taxes in connection with such sale, assignment, transfer, conveyance or license shall be paid in accordance with Section 6.11.
     (c) To the extent that any Purchased Asset cannot be provided to Purchaser following the Closing pursuant to this Section 2.4, Purchaser and Seller shall use commercially reasonable efforts to enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the Parties the economic (taking into account Tax costs and benefits) and, to the extent permitted under applicable Law, operational equivalent of obtaining such Consent or waiver and the performance by Purchaser of its obligations thereunder. To the extent permitted under applicable Law, Seller shall hold in trust for and pay to Purchaser promptly upon receipt thereof, such Purchased Assets and all income, proceeds and other monies received by Seller to the extent related to any such Purchased Asset in connection with the arrangements under this Section 2.4. Seller shall be permitted to set off against such amounts all reasonable direct costs associated with the retention and maintenance of such Purchased Assets. Notwithstanding the foregoing, Seller shall have no obligation whatsoever to retain any portion of the Business, other than any individual asset or Contract (but only until such time as the transfer thereof may be effected in accordance with this Agreement), in order to obtain any such Consent or waiver referred to in this Section 2.4 or elsewhere in this Agreement. Nothing in this Section 2.4 applies to (i) any Consent or waiver required under any Antitrust Regulations, which Consents and waivers shall be governed by Section 6.3 or (ii) Consents or releases with respect to the Subleased Real Property, such Consents and releases to be obtained pursuant to the provisions of Section 2.6.
     (d) In the event that there are any Contracts for the purchase of products or services, including the provision of warranty, repair or support services of the Business from or by Seller or any of its Affiliates which were not included in the Purchased Assets or the Assumed Liabilities and which were not specifically excluded from the transfers under this Agreement, but which would have been transferred to Purchaser as part of this Agreement but for the fact that such Contract was not discovered until after the Closing or inadvertently was not assigned (each a “Later Discovered Contract”), to the extent permitted under the terms and conditions of such Later Discovered Contract and under the applicable laws, Purchaser and Seller agree to cooperate in assigning to Purchaser such Later Discovered Contract or the applicable rights or obligations under such Later Discovered Contract.
     (e) For the Contracts listed on Schedule 2.4(e) hereto (the “Shared Contracts”), Purchaser and Seller shall use commercially reasonable efforts to enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the Parties the economic (taking into account Tax costs and benefits) and, to the extent permitted under applicable Law, operational equivalent of obtaining such Consent or waiver and the performance by Purchaser of its obligations thereunder. To the extent permitted under applicable Law, Seller shall hold in trust for and pay to Purchaser promptly upon receipt thereof, such Shared Contract and all income, proceeds and other monies received by Seller to the extent related to any such Shared Contract in connection with the arrangements under this Section 2.4.

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     2.5 Novation and Assignment.
     (a) Each Party shall, and shall cause their respective Subsidiaries to use commercially reasonable efforts to obtain or to cause to be obtained any Consent, substitution, or amendment required to novate (including with respect to any federal governmental contract) or assign all rights and obligations under Assumed Contracts) and other obligations or Liabilities that constitute the Assumed Liabilities or to obtain in writing the unconditional release of all parties to such arrangements, so that, in any case, Purchaser will be solely responsible for such rights and Assumed Liabilities from and after the Closing Date; provided, however, that neither Party nor any of its Subsidiaries shall be obligated to pay any consideration therefor to any third Person from whom such Consents, substitutions and amendments are requested.
     (b) If either Party or any of its Subsidiaries is unable to obtain, or to cause to be obtained, any such required Consent, release, substitution or amendment, (i) Seller shall, or shall cause its Subsidiary to, continue to be bound by such Assumed Contracts and other obligations and, (ii) unless not permitted by the terms thereof or applicable Law, Purchaser shall, as agent or subcontractor for Seller or such Subsidiary, pay, perform and discharge fully, or cause to be paid, transferred or discharged all the obligations or other Liabilities of Seller or such Subsidiary thereunder from and after the Closing Date (except to the extent expressly otherwise provided herein or in the other Transaction Documents). Seller shall, without further consideration, pay and remit, or cause to be paid or remitted, to Purchaser promptly all money, rights and other consideration received by it in respect of such performance. If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Seller shall, or shall cause such Subsidiary to, thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder to Purchaser without receipt of further consideration and Purchaser shall, without the payment of any further consideration, assume such rights and obligations. Notwithstanding the foregoing, the provisions of this Section 2.5 shall not apply to Consents or releases with respect to the Subleased Real Property, such Consents and releases to be obtained pursuant to the provisions of Section 2.6.
     2.6 Consents for Real Property Subleases or Assignments.
     (a) Except as otherwise provided in the Transition Services Agreement, promptly following execution of this Agreement, with respect to any Subleased Real Property to which Seller or any of its Subsidiaries is the lessee, Seller shall or shall cause such Subsidiary to contact the Landlords of the Subleased Real Property and seek each Landlord’s consent to the applicable sublease or assignment. Seller shall, or shall cause such Subsidiary to use commercially reasonable efforts to obtain such Consents in form reasonably acceptable to Purchaser, but shall not be required to commence judicial proceedings for a declaration that a required Landlord Consent has been unreasonably withheld or delayed. Seller or such Subsidiary shall have the right, in its sole and absolute discretion, but shall not be required, to pay any additional consideration or provide any additional security or guarantees to the Landlords. Purchaser shall cooperate with Seller or such Subsidiary in attempting to obtain the Consents set forth above, including (i) providing financial statements and references as may be reasonably requested by the relevant Landlords, (ii) entering into any amendments to the Leases of the Subleased Real Property as may be reasonably requested by the relevant Landlords; provided such amendments could not reasonably be expected to increase the tenant’s Liability or decrease the tenant’s rights thereunder or (iii) entering into direct Leases of the Subleased Real Property with the relevant Landlords, if reasonably requested by such Landlords, on terms that are not materially more adverse to Purchaser in comparison to those of the applicable existing Lease or otherwise acceptable to Purchaser in its reasonable discretion. Purchaser shall not communicate directly with any of Seller’s, or its Subsidiaries’ Landlords without the prior written consent of Seller, such consent not to be unreasonably withheld.

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     (b) If, despite the efforts of the Parties as set forth above, a Landlord of a Subleased Real Property fails to consent to the applicable sublease, subject to Section 2.6(c):
          (i) Purchaser shall be entitled to occupy the relevant Subleased Real Property as a licensee upon the terms and conditions contained in the Lease with Seller or its Subsidiary with respect to such Subleased Real Property. Such license shall not be revocable due to the relevant Landlord’s failure to consent, unless (A) the relevant Landlord formally, unconditionally refuses to consent and provides written notice stating that Purchaser’s occupancy pursuant to the license violates the Lease with respect to the Subleased Real Property, and (B) an enforcement action or forfeiture by the relevant Landlord due to Purchaser’s occupation of such Subleased Real Property cannot, in the reasonable opinion of Seller, be avoided other than by requiring Purchaser to immediately vacate the relevant Subleased Real Property. In either such event, Seller may terminate the license by delivering no fewer than thirty (30) days advance written notice of the termination to Purchaser, and Purchaser shall vacate the relevant Subleased Real Property by the termination date specified in notice served by Seller (the “Vacation Date”). Purchaser shall be solely responsible for, and shall indemnify, defend, protect and hold harmless the Seller Indemnified Parties from all Seller Losses incurred as a consequence of Purchaser’s occupation of such Subleased Real Property at any time after the Vacation Date, other than such Seller Losses incurred as a result of any enforcement action taken by the relevant Landlord with respect to any breach by Seller or such Subsidiary of the relevant Lease by permitting Purchaser to so occupy the relevant Subleased Real Property without obtaining the required consent (any such action, a “Lease Enforcement Action”).
          (ii) For as long as Purchaser occupies or is entitled to occupy such Subleased Real Property as licensee as provided above, Purchaser shall, effective as of the Closing Date: (A) pay Seller all rents, service charges, insurance premiums and other sums payable by Seller or such Subsidiary under the relevant Lease of the Subleased Real Property, but only with respect to the portion of the Subleased Real Property occupied by Purchaser, (B) subject to the provisions of Section 2.2(a)(vi) hereof, observe and perform all of the covenants, obligations and conditions of Seller or such Subsidiary contained in the relevant Lease of the Subleased Real Property and (C) indemnify, defend, protect and hold harmless each Seller Indemnified Party from and against all Seller Losses arising on account of any breach thereof by Purchaser, other than Seller Losses incurred as a result of a Lease Enforcement Action with respect to any breach by Seller or its Subsidiaries of the relevant Lease by permitting Purchaser to occupy the relevant Subleased Real Property without obtaining consent.
     (c) If, despite the efforts of the Parties as set forth above, a Landlord of a Real Property formally and unconditionally refuses to consent to the applicable assignment or sublease and provides written notice stating that Purchaser’s occupancy violates the Lease with respect to such Subleased Real Property:
          (i) With respect to any Subleased Real Property, if the Landlord takes such action prior to the Closing Date, Seller may elect by written notice to Purchaser to delete the relevant Subleased Real Property from this Agreement. In such case, on or after the Closing Date, Seller shall not sublease such Subleased Real Property to Purchaser.
          (ii) If Purchaser is occupying the applicable Subleased Real Property as set forth in Section 2.6(b), Seller may elect by written notice to Purchaser to require Purchaser to vacate the relevant Subleased Real Property, immediately or by such other date as may be specified in the notice served by Seller as set forth in Section 2.6(b).
     (d) To the extent that the provisions of this Section 2.6 conflict with the provisions of Sections 2.4, 2.5, 6.3 or 11.7 of this Agreement, the provisions of this Section 2.6 shall apply as to Real Property.

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ARTICLE III
PURCHASE PRICE
     3.1 Purchase Price. The total consideration in respect of the transaction contemplated by this Agreement, the Assignment and Assumption Agreement, the IPMA and the Manufacturing Trademark License Agreement shall consist of (a) an amount in cash equal to Forty-Four Million, Seventy-Five Thousand Dollars ($44,075,000.00) (the “Purchase Price”), (b) the assumption of the Assumed Liabilities in the Assignment and Assumption Agreement, and (c) the grant of licenses by Purchaser in the IPMA.
     3.2 Payment of Purchase Price. On the Closing Date, Purchaser shall pay to Seller (for its own account and as agent for any Other Seller (as defined in Section 4.1) unless otherwise provided in any Local Asset Transfer Agreement) the Purchase Price. Such amount provided for in the immediately preceding sentence shall be payable in United States dollars in immediately available federal funds and delivered by Purchaser to such bank accounts as shall be designated in writing by Seller no later than the second Business Day prior to Closing.
     3.3 Working Capital Adjustment.
     (a) Within 90 days after the Closing Date, Seller will prepare and deliver to Purchaser a written statement (the “Final Working Capital Statement”) containing (i) Seller’s calculation of the Final Working Capital pursuant to the terms of this Section 3.3 and (ii) Seller’s calculation of the amount of any payments required pursuant to Section 3.3(g) (the “Adjustment Calculation”). For purposes of this Agreement, “Final Working Capital” shall mean Working Capital as of the opening of business on the Closing Date (without giving effect to the Closing).
     (b) During the preparation of the Final Working Capital Statement, Purchaser will, and will cause each of its Affiliates to, (i) provide Seller and Seller’s representatives with reasonable access, during normal business hours, to the books, records, facilities and employees of the Business, and (ii) cooperate fully with Seller and Seller’s representatives, including by providing on a timely basis all information necessary or useful in preparing the Final Working Capital Statement.
     (c) Within 45 days after delivery of the Final Working Capital Statement, Purchaser will either:
          (i) agree in writing with the Adjustment Calculation, in which case such calculation will be final and binding on the parties for purposes of Section 3.3(g); or
          (ii) dispute the Adjustment Calculation by delivering to Seller a written notice (a “Dispute Notice”) setting forth in reasonable detail the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith.
     For purposes of this Section 3.3(c), Purchaser (A) may only deliver a Dispute Notice on the basis that Seller’s calculation of the Final Working Capital was not calculated in accordance with Section 3.3(a), or that the Adjustment Calculation contains mathematical errors on its face and (B) may not dispute any individual item relating to Seller’s calculation of the Final Working Capital having a value of less than $50,000.00 unless the value of such item can be determined with reasonable certainty (e.g., accounts receivable and accounts payable).
     (d) If Purchaser fails to take either of the foregoing actions described in Section 3.3(c) within 45 days after delivery of the Adjustment Notice, then Purchaser will be deemed to have irrevocably

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accepted the Adjustment Calculation, in which case, the Adjustment Calculation will be final and binding on the Parties for purposes of Section 3.3(g).
     (e) If Purchaser timely delivers a Dispute Notice to Seller, then Purchaser and Seller will attempt in good faith, for a period of 30 days, to agree on the Adjustment Calculation for purposes of Section 3.3(g). Any resolution by Purchaser and Seller during such 30-day period as to any disputed items will be final and binding on the Parties for purposes of Section 3.3(g). If Purchaser and Seller do not resolve all disputed items by the end of 30 days after the date of delivery of the Dispute Notice, then Purchaser and Seller will submit the remaining items in dispute to a mutually agreeable independent accounting firm of recognized national standing, which firm is not the regular auditing firm of Purchaser or Seller. If Purchaser and Seller are unable to jointly select such independent accounting firm within 15 days after such 30-day period, Purchaser, on the one hand, and Seller, on the other hand, will each select an independent accounting firm of recognized national standing and such selected accounting firms will select a third independent accounting firm of recognized national standing, which firm is not the regular auditing firm of Purchaser or Seller; provided, however, that if either Purchaser, on the one hand, or Seller, on the other hand, fails to select such independent accounting firm during this 10-day period, then the Parties agree that the independent accounting firm selected by the other party will be the independent accounting firm selected by the parties for purposes of this Section 3.3 (such selected independent accounting firm, whether pursuant to this sentence or the preceding sentence, the “Independent Accounting Firm”). Purchaser and Seller will instruct the Independent Accounting Firm to render its determination with respect to the items in dispute in a written report that specifies the conclusions of the Independent Accounting Firm as to each item in dispute and the resulting Adjustment Calculation. Purchaser and Seller will each use their commercially reasonable efforts to cause the Independent Accounting Firm to render its determination within 30 days after referral of the items to such firm or as soon thereafter as reasonably practicable. The Independent Accounting Firm’s determination of the Adjustment Calculation as set forth in its report will be final and binding on the parties for purposes of Section 3.3(g). The fees and expenses of the Independent Accounting Firm will be shared by Purchaser and Seller in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Purchaser and Seller, respectively.
     (f) For purposes of complying with this Section 3.3, Purchaser and Seller will furnish to each other and to the Independent Accounting Firm such work papers and other documents and information relating to the disputed items as the Independent Accounting Firm may reasonably request and are available to that party (or its independent public accountants) and will be afforded the opportunity to present to the Independent Accounting Firm any material related to the disputed items and to discuss the items with the Independent Accounting Firm, provided that such materials will be provided to the other party, and such other party shall be provided with an opportunity to participate in any such discussions.
     (g) If the Final Working Capital as finally determined pursuant to this Section 3.3:
          (i) is equal to or greater than an amount three percent (3%) below the Target Working Capital (the “Lower Working Capital Limit”), and is equal to or less than an amount three percent (3%) above the Target Working Capital (the “Upper Working Capital Limit”), then no adjustments will be made to the Purchase Price in respect of the Final Working Capital;
          (ii) is less than the Lower Working Capital Limit, then Seller will pay to Purchaser in cash the amount by which the Lower Working Capital Limit exceeds the Final Working Capital; or
          (iii) exceeds the Upper Working Capital Limit, then Purchaser will pay to Seller the amount in cash by which the Final Working Capital exceeds the Upper Working Capital Limit.

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Any payment to Purchaser pursuant to this Section 3.3(g) will be effected by wire transfer of immediately available funds from Seller to an account designated by Purchaser, and any payment to Seller pursuant to this Section 3.3(g) will be effected by wire transfer of immediately available funds to an account designated by Seller. Such payments will be made within five Business Days following the final determination of the Final Working Capital in accordance with this Section 3.3.
     (h) The purpose of this Section 3.3 is to determine the final Purchase Price to be paid by Purchaser under this Agreement. Accordingly, any adjustment pursuant hereto will neither be deemed to be an indemnification pursuant to ARTICLE IX, nor preclude Purchaser from exercising any indemnification rights pursuant to ARTICLE IX; provided, however, that in no event will Seller be obligated to indemnify any Purchaser Indemnified Party for any Loss as a result of, or based upon or arising from, any Liability, to the extent such Liability is reflected in the calculation of the Final Working Capital as finally determined pursuant to this Section 3.3. Any payment made pursuant to this Section 3.3 will be treated by the Parties for all purposes as an adjustment to the Purchase Price and will not be subject to offset for any reason.
     3.4 Allocation of Purchase Price.
     (a) Seller and Purchaser agree to allocate the Purchase Price and the Assumed Liabilities among the Purchased Assets, the covenants contained in Article VI, the IP Rights, the Transferred Intellectual Trademarks, the Transferred IP Licenses and licenses granted in the IP Matters Agreement and the Manufacturing Trademark License Agreement for all Tax purposes in accordance with an allocation schedule (the “Allocation Schedule”) prepared by Purchaser in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. The Allocation Schedule shall be based on an appraisal by Duff & Phelps or similar firm mutually agreed upon by Seller and Purchaser (the “Appraisal”). As soon as practicable after the Closing Date, but in any event no later than one hundred and twenty (120) days after the Closing Date, Purchaser shall provide (i) the Allocation Schedule to Seller for its approval, which shall not be unreasonably withheld, delayed or conditioned and (ii) a copy of the Appraisal upon which the Allocation Schedule is based. The Allocation Schedule shall provide an allocation by country and by asset category within a particular country to the extent required by law.
     (b) If an adjustment is made to the Purchase Price pursuant to Section 3.3, the Allocation Schedule shall be adjusted in accordance with Section 1060 of the Code and as mutually agreed by Purchaser and Seller. In the event that the allocation is disputed by any Governmental Authority, the Party receiving notice of such dispute will promptly notify the other Party, and the Parties will consult in good faith as to how to resolve such dispute in a manner consistent with the allocation.
     (c) Not later than ten (10) days prior to the filing of their respective IRS Forms 8594 relating to this transaction, each Party shall deliver to the other Party a copy of its IRS Form 8594.
     (d) Except with respect to Transfer Tax Returns due before the Allocation Schedule is completed, Purchaser and Seller shall be bound by such Allocation Schedule and shall file, according to Section 1060 of the Code, all Tax Returns (including, without limitation, filing Form 8594) and reports with respect to the transactions contemplated by this Agreement (including, without limitation, all federal, state and local Tax Returns) on the basis of such allocation. In addition, except with respect to Transfer Tax Returns due before the Allocation Schedule is completed, Purchaser and Seller shall act in accordance with the Allocation Schedule in the course of any Tax audit, Tax review or Tax litigation relating thereto, and take no position and cause their affiliates to take no position inconsistent with the Allocation Schedule for income Tax purposes, including United States federal and state income Tax and foreign income Tax, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

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     3.5 Guaranty. In the event that Purchaser assigns all of its rights and obligations under this Agreement to any direct or indirect subsidiary of Purchaser pursuant to Section 11.8 hereof (the “Assignee Purchaser”), this Section 3.5 shall not be subject to such assignment and Purchaser, as guarantor (the “Guarantor”), irrevocably guarantees each and every representation, warranty, covenant, agreement and obligation of any such Assignee Purchaser and the full and timely performance of its obligations under the provisions of this Agreement and the other Transaction Documents. This is a guarantee of payment and performance, and not of collection, and the Guarantor acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishments of any Assignee Purchaser’s obligations or liabilities (other than in accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, will affect the continuing validity and enforceability of this guarantee. The Guarantor hereby waives, for the benefit of Seller, (a) any right to require Seller as a condition of payment or performance of the Guarantor to proceed against any Assignee Purchaser or pursue any other remedies whatsoever and (b) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available to any Assignee Purchaser. The Guarantor understands that Seller is relying on this guarantee in entering into this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER
     Except as set forth specifically on the disclosure letter delivered by Seller on the date hereof and attached hereto (the “Disclosure Letter”), Seller represents and warrants to Purchaser that the statements as set forth in this ARTICLE IV are accurate as of the date hereof.
     4.1 Corporate Existence. Each of Seller and each of its Subsidiaries party to the other Transaction Documents (such Subsidiaries, collectively, the “Other Sellers”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Seller and each Other Seller has the requisite corporate, partnership or similar power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and to carry on the Business as the same is now being conducted by it.
     4.2 Corporate Authority.
     (a) This Agreement, the Ancillary Agreements and the other agreements, instruments and documents to be executed and delivered in connection herewith, including but not limited to the IPMA, and the Manufacturing Trademark License Agreement (collectively with this Agreement, the “Transaction Documents”), to which Seller or any Other Seller is (or becomes) a party and the consummation of the transactions contemplated hereby and thereby involving such Persons have been duly authorized by Seller and will be duly authorized by each applicable Other Seller by all requisite corporate, partnership or other action prior to Closing and no other proceedings on the part of Seller or its stockholders are (and no other proceedings on the part of any Other Seller or any of its equity holders will be) necessary for Seller or any Other Seller to authorize the execution or delivery of this Agreement or any of the other Transaction Documents or to perform any of their obligations hereunder or thereunder. Seller has, and each of the Other Sellers will have at or prior to the Closing, full corporate or other organizational (as applicable) power and authority to execute and deliver the other Transaction Documents to which it is a party and to perform its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by Seller, and the other Transaction Documents will be duly executed and delivered by Seller and any Other Seller party thereto, and this Agreement constitutes, and the other Transaction Documents when so executed and delivered will constitute, a valid and legally

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binding obligation of Seller and/or any Other Seller, enforceable against it or them, as the case may be, in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
     (b) Except (i) for required filings under the HSR Act, and any other applicable Laws or regulations relating to antitrust or competition (collectively, “Antitrust Regulations”) and (ii) if determined to be necessary by Seller, the filing of this Agreement with the Securities and Exchange Commission (the “SEC”), the execution and delivery of this Agreement and the other Transaction Documents by Seller and/or each of the Other Sellers, the performance by Seller and each Other Seller of its respective obligations hereunder and thereunder and the consummation by Seller and each of the Other Sellers of the transactions contemplated hereby and thereby do not and will not (A) violate or conflict with any provision of the respective certificate of incorporation or by-laws or similar organizational documents of Seller or any Other Seller, (B) result in any material violation or material breach of, or constitute any material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or a loss of a material benefit under, require that any Consent be obtained or result in the creation of any Lien under, any Assumed Material Contracts, to which Seller or any Other Seller is a party or to which any assets of Seller are subject, or (C) materially violate, conflict with or result in any breach under any provision of any material Law applicable to Seller or any Other Seller or any of their respective properties or assets.
     4.3 Governmental Approvals and Consents. Except for any requirements under any Antitrust Regulations, no material Consent, order, or license from, material notice to or material registration, declaration or filing with, any United States, foreign, federal, state, provincial, municipal or local government, government agency, court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority or instrumentality (“Governmental Authority”), is required on the part of Seller or any Other Seller in connection with the execution, delivery or performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby. Seller and each Other Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.
     4.4 Real and Personal Property.
     (a) Seller or one or more of the Other Sellers has, or at the Closing will have, and Purchaser will at the Closing acquire, good and valid title to the Purchased Assets, free and clear of all Liens, except Permitted Liens and Liens arising out of any actions of Purchaser and its Subsidiaries.
     (b) Except as set forth on Schedule 4.4(b), none of the Purchased Assets or Assumed Liabilities has been treated by Seller as property or an obligation of Seller that is escheatable to any Governmental Authority as of the date hereof.
     (c) Section 4.4(b) of the Disclosure Letter contains a list of the real property owned, leased, subleased or licensed by Seller or the Other Sellers and necessary for the operation of the Business (the “Real Property”).
     (d) Section 4.4(d) of the Disclosure Letter contains a list of all (i) Real Property to be subleased to Purchaser and (ii) Leases to be assigned to Purchaser, all in accordance with ARTICLE II (collectively, the “Subleased Real Property”), and a description of the portion thereof to be subleased to Purchaser and the nature of such sublease or assignment. True and complete copies of each Lease

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relating to each Subleased Real Property have been delivered to Purchaser or its counsel or made available to Purchaser and its counsel in the data room which was open for inspection by Purchaser, its representatives and advisors prior to the date hereof (a copy of the complete data room index is appended as Appendix 1 to the Disclosure Letter), and all such Leases are listed in Section 4.4(d) of the Disclosure Letter. None of Seller or the Other Sellers has received a written notice from any Landlord of any default (or condition or event which, after notice or lapse of time or both, would constitute a default) under any such Lease relating to the Subleased Real Property. Each of the Leases with respect to the Subleased Real Property is in full force and effect and is valid, binding and enforceable in accordance with its respective terms except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
     (e) Seller and its Subsidiaries party to the Leases have performed all material obligations required to be performed by them to date under such Leases, and are not (with or without the lapse of time or the giving of notice, or both) in material breach or material default thereunder and, to the knowledge of Seller, no other party to such Leases is (with or without the lapse of time or the giving of notice, or both) in material breach or material default thereunder. Except pursuant to documentation delivered, or made available, to Purchaser or its counsel, Seller and the Other Sellers have not assigned their interest under such Leases, or entered into any subleases for all or a part of the space demised thereby, to any third party.
     (f) With respect to the Subleased Real Property, the plants, buildings and other structures (i) have no material defects, (ii) are in good operating condition and repair (giving due account to the age and length of use of same), ordinary wear and tear excepted, and (iii) are suitable for use in connection with the Business.
     4.5 Contracts.
     (a) Except as set forth on Section 4.5(a) of the Disclosure Letter, no Assumed Contract in effect as of the date of this Agreement constitutes (any Contract specified in Section 4.5(a) of the Disclosure Letter is referred to as an “Assumed Material Contract”):
          (i) a Contract to which Seller or any of its Subsidiaries is a party limiting in any material respect the right of Seller or its Subsidiaries to engage in any material line of business or to compete with any Person, in each case which would apply to the activities of Purchaser after the Closing with respect to the Business;
          (ii) a lease, sublease or similar Contract with any Person under which (A) Seller or any of its Subsidiaries is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (B) Seller or any of its Subsidiaries is a lessor or sublessor of, or makes available for use by any Person, any machinery, equipment, vehicle or other tangible personal property owned or leased by Seller or its Subsidiaries in any such case that had or is expected to have an aggregate Liability or receivable, as the case may be, in excess of $100,000 in the twelve (12) months ended October 31, 2008, in the nine (9) months ended July 31, 2009 or in any of the three fiscal years following the Closing Date;
          (iii) a continuing Contract for the future purchase by Seller or its Subsidiaries of materials, supplies, equipment or services (other than purchase orders for inventory (i.e., raw materials, work in process and finished goods) in the ordinary course of business), that had or is expected to have an aggregate Liability to any Person in excess of $100,000 in the twelve (12) months ended October 31,

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2008, in the nine (9) months ended July 31, 2009 or in any of the three fiscal years following the Closing Date;
          (iv) a Contract granting a Lien upon any property (tangible or intangible) used in connection with the Business or any other Purchased Asset, other than Permitted Liens;
          (v) a Contract providing for the services of any dealer, distributor, non-employee sales representative, franchise or similar non-employee representative that involved the payment or receipt in the twelve (12)-month period ended October 31, 2008 or the nine (9) months ended July 31, 2009 in excess of $100,000 by Seller or any of its Subsidiaries;
          (vi) a Contract with (A) Seller or any of Seller’s Subsidiaries or (B) any officer, director, employee or Affiliate of Seller or any of Seller’s Subsidiaries;
          (vii) a master purchase or similar Contract to which Seller and/or any Subsidiary is a party providing for the sale and/or licensing of the products and/or services of the Business;
          (viii) a Contract or series of related Contracts (other than any Contract with respect to Subleased Real Property) involving payments by or to Seller or any of its Subsidiaries of more than $100,000 on an annual basis or $100,000 in the aggregate that requires the consent of or notice to a third party in the event of or with respect to the transactions contemplated hereby, including in order to avoid a breach or termination of, a loss of benefit under, or triggering a price adjustment, right of renegotiation or other remedy under, any such Contract;
          (ix) a Contract for Indebtedness, whether as borrower, lender or guarantor;
          (x) a Contract or series of related Contracts relating to the acquisition or disposition of any business or of all or substantially all the securities or assets of any Person (in each case, whether by merger, sale of stock, sale of assets or otherwise);
          (xi) a Contract with a Governmental Authority;
          (xii) a Contract pursuant to which Seller or any of its Subsidiaries agrees not to acquire assets or securities of a third party (including standstill agreements);
          (xiii) a Contract providing for the indemnification by Seller or any of its Subsidiaries of any Person, other than in the ordinary course of business;
          (xiv) any other Contract that relates to the Business and that is required to be filed by Seller pursuant to Item 601(b)(10) of Regulation S-K of the SEC or disclosed by Seller on a Current Report on Form 8-K; or
          (xv) a Contract to which Seller or any Seller Subsidiary is a party pertaining to the Business that is material to the Business and not made in the ordinary course of business.
     (b) All Assumed Material Contracts are valid, binding and in full force and effect with respect to Seller or its Subsidiary party thereto, and have not been amended or modified in any material respect except as set forth therein. Seller has made available to Purchaser or its counsel true and correct copies of all Assumed Material Contracts as in effect on the date hereof. Seller or its Subsidiary party thereto has performed all material obligations required to be performed by it under the Assumed Material Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in material

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breach or material default thereunder, and to the knowledge of Seller, no other party to any Assumed Material Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or material default of the Assumed Material Contracts.
     (c) Notwithstanding the foregoing, the provisions of this Section 4.5 shall not apply to IP Rights matters (which are exclusively addressed in Section 4.7) and Real Property matters (which are exclusively addressed in by Section 4.4).
     4.6 Litigation. Neither Seller nor any Other Seller is subject to any order, judgment, stipulation, injunction, decree or agreement with any Governmental Authority, which would reasonably be expected to prevent or materially interfere with or delay the consummation of any of the transactions contemplated by the Transaction Documents or would reasonably be expected to have a Seller Material Adverse Effect. No Proceeding is pending or, to the knowledge of Seller, threatened against Seller or any Other Seller which would reasonably be expected to prevent or materially interfere with or delay the consummation of the transactions contemplated hereby or by any of the other Transaction Documents. Except as set forth on Section 4.6 of the Disclosure Letter, there are no Proceedings pending or, to the knowledge of Seller, threatened against Seller or any Other Sellers in respect of the Business or the Purchased Assets, except for (a) any pending or threatened Proceeding that (i) seeks less than $100,000 in damages (excluding any class or similar representative actions or any instance in which a Proceeding involving the same or similar allegations represent aggregate damages in excess of such amount) and (ii) does not seek injunctive or other similar relief, or (b) Proceedings commenced following the date hereof which would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.
     4.7 Intellectual Property Rights.
     (a) Section 4.7(a) of the Disclosure Letter contains a true and complete list of all patents, patent applications, trademark and service mark registrations and applications and copyright registrations and applications owned by Seller or any of its Subsidiaries used exclusively in the Business as currently conducted, or as contemplated to be conducted (as evidenced by a written business plan, written development plan, product roadmap or computer software code) by Seller prior to the Closing (“Registered Intellectual Property”). All such Registered Intellectual Property is currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of use) and are not subject to any unpaid maintenance fees or taxes or actions due within ninety (90) days after the Closing. There are no proceedings or actions known to Seller before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to any such Registered Intellectual Property other than those set forth in Schedule 4.7(a). Seller has not claimed any status in the application for or registration of any Registered Intellectual Property that, to the knowledge of Seller, would not be applicable to Purchaser.
     (b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, and except as identified in Section 4.7(b) of the Disclosure Letter:
          (i) Seller and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property Rights used in or necessary for the conduct of the Business as currently conducted by Seller prior to the Closing (including without limitation all design, development and research activities used exclusively in the Business as in existence as of the Closing). Consummation of the transactions contemplated by this Agreement will assign (A) Intellectual Property Rights used by Seller and its Subsidiaries exclusively in the conduct of the Business (including without limitation all design, development and research activities included in the Business as in existence as of the

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Closing), and (B) the license rights of Seller and its Subsidiaries to other Intellectual Property Rights as provided in the IPMA (such assigned Intellectual Property Rights and such license rights being collectively referred to herein as the “Seller Intellectual Property”).
          (ii) With respect to all Seller Intellectual Property that is owned by Seller or any of its Subsidiaries: (A) Seller or such Subsidiary, as the case may be, owns such Seller Intellectual Property exclusively and has good title thereto, and, to Seller’s knowledge, no other party has any ownership rights thereto; and (B) all such Seller Intellectual Property is valid and enforceable.
          (iii) The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Seller Intellectual Property or impair the right of Purchaser to develop, use, sell, license or dispose of, or to bring any action for the infringement of, any Seller Intellectual Property.
          (iv) To the extent that any Seller Intellectual Property owned by Seller that was originally owned or created by or for any third party, including any predecessor of Seller or of any of its Subsidiaries: (A) Seller or such Subsidiary has a written Contract with such third party with respect thereto, pursuant to which Seller or such Subsidiary, as the case may be, has obtained complete and unrestricted ownership and is the exclusive owner of, all such Seller Intellectual Property by valid assignment or otherwise; (B) the transfer from Seller or such Subsidiary to Purchaser hereunder does not violate such third party Contracts; (C) such third parties have not retained and do not have any rights or licenses with respect to such Seller Intellectual Property; and (D) to the knowledge of Seller, no basis exists for such third party to challenge or object to this Agreement or the transactions contemplated hereby.
          (v) The consummation of the transactions contemplated hereby will not, to the knowledge of Seller, cause Purchaser to incur any obligation to any third party with respect to Seller Intellectual Property, including any royalty obligations, other than those obligations expressly set forth in the Transferred IP Licenses that Seller would have had if such transactions had not taken place.
          (vi) As of the Closing Date, neither Seller nor any of its Subsidiaries has transferred ownership of, or granted any license under or right to use, or authorized the retention of any license or right to use, any Seller Intellectual Property to any other Person other than licenses to past and existing distributors and customers of Seller and as described in the IP Licenses listed in Section 4.7(b)(vi) of the Disclosure Letter.
          (vii) The Seller Intellectual Property acquired by Purchaser and the Intellectual Property licensed by Seller to Purchaser as a result of the transactions contemplated hereby constitutes all Intellectual Property Rights that are held by Seller and its Subsidiaries and are used in, necessary for or would otherwise be infringed, misappropriated or otherwise violated by, the conduct of the Business immediately following the Closing in substantially the same manner as currently conducted by Seller and its Subsidiaries (including without limitation all design, development and research activities included in the Business as in existence as of the Closing).
          (viii) No government funding or facilities of a university, college, other educational institution or research center was used in the creation or development of the Seller Intellectual Property owned by Seller and its Subsidiaries. To the knowledge of Seller, no current or former employee, consultant or independent contractor, who was involved in, or who contributed to, the creation or development of any Seller Intellectual Property owned by Seller and its Subsidiaries has performed services for a governmental entity, university, college, or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was

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also performing services used in the creation or development of the Seller Intellectual Property owned by Seller and its Subsidiaries.
          (ix) Seller and its Subsidiaries have, and as a result of the transactions contemplated hereby, Purchaser will have, the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third party software that are material to the Business or that are used in the Business to create, modify, compile, operate or support any software that is Seller Intellectual Property in substantially the same manner as such software development tools, library functions, compilers and other third party software is used in the Business as currently conducted by Seller and its Subsidiaries, and all such software is listed in Section 4.7(b)(ix) of the Disclosure Letter.
          (x) No Intellectual Property Rights of any third party were or are used in, incorporated into, integrated or bundled with, or used in the development or compilation (other than generally available commercial compilers) of, any Seller Intellectual Property. No software owned by or licensed to Seller or any of its Subsidiaries (“Seller Software”) has been combined by Seller or any of its Subsidiaries with any third party software, including software subject to an open source license, in such a manner that, solely as a result of such combination: (A) restrictions are placed on the rights of Seller and its Subsidiaries to license, sublicense, resell or distribute such Seller Software, (B) restrictions are placed on the rights of Seller and its Subsidiaries to charge license fees for the sublicense, resale or distribution of the Seller Software, (C) Seller or any of its Subsidiaries is required to make available the source code for the Seller Software to any third parties to which Seller or any of its Subsidiaries distributes the Seller Software in non-source code form, (D) neither Seller nor any of its Subsidiaries may claim copyright or other Intellectual Property Rights in any derivative works made by Seller or its Subsidiaries from the Seller Software, or (E) Seller and its Subsidiaries are prohibited from restricting the persons by which, or the purposes for which, the Seller Software may be used.
          (xi) Section 4.7(b)(xi) of the Disclosure Letter lists all Contracts to which Seller or any of its Subsidiaries is a party with respect to the ownership or licensing of any Seller Intellectual Property Rights other than non-exclusive software licenses granted to end user customers pursuant to Seller’s standard customer agreement, a copy of which has been provided to Purchaser, and Undisclosed Existing Licenses (as such term is defined in the IPMA).
          (xii) Neither (A) the operation of the Business, including the making, using, selling, licensing and distribution of the products of Seller or any of its Subsidiaries, by either Seller or any of its Subsidiaries or, following the Closing, Purchaser, nor (B) the use of the Seller Intellectual Property, did, do, or will: (x) infringe or misappropriate the Intellectual Property Rights of any Person; (y) violate the rights of any Person (including rights to privacy or publicity); or (z) constitute unfair competition or trade practices under the laws of any jurisdiction. Neither Seller nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending or threatened claim, action, suit, order or proceeding with respect to any Seller Intellectual Property owned or used by Seller or any of its Subsidiaries or alleging that the services provided, processes used or products manufactured, used, imported, offered for sale or sold by Seller or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Seller have any knowledge of any basis therefor).
          (xiii) There are no Contracts between Seller or any of its Subsidiaries and any other Person with respect to the Seller Intellectual Property under which there is, to the knowledge of Seller, any dispute or any threatened dispute regarding the scope of such Contract or performance under such Contract.

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          (xiv) To the knowledge of Seller, no Person has challenged, infringed, misappropriated or otherwise violated any Intellectual Property Rights owned by or licensed to Seller or any of its Subsidiaries.
          (xv) Seller and its Subsidiaries have exercised reasonable care, including taking all reasonable steps, to maintain the confidentiality of all material Trade Secrets that are Seller Intellectual Property and no such Trade Secrets have been disclosed other than to employees, suppliers, consultants, representatives and agents of Seller or any of its Subsidiaries all of whom are bound by written confidentiality agreements.
          (xvi) Section 4.7(b)(xvi) of the Disclosure Letter lists all third parties to which Seller or any its Subsidiaries has provided or disclosed the source code to any software that is Seller Intellectual Property, and all other third parties that, to the knowledge of Seller, have been provided access to, or have had possession of any such source code, and, for each third party listed in Section 4.7(b)(xvi) of the Disclosure Letter, such schedule identifies the software source code that was provided or disclosed; provided that such schedule shall not include any individuals who: (A) are or were consultants of Seller, (B) received access to such source code only under a written obligation of confidentiality to Seller, and (C) to the knowledge of Seller, no longer have (as of the date of this Agreement) access to or possession of any copy of such source code.
          (xvii) Seller has and enforces a policy requiring each employee and consultant of Seller or any of its Subsidiaries to execute a proprietary rights and confidentiality agreement substantially in the form previously provided to Purchaser and all current and former employees and consultants of Seller or any of its Subsidiaries who have created or modified any of the Seller Intellectual Property have executed such an agreement assigning all of such employees’ and consultants’ rights in and to such Seller Intellectual Property to Seller or its Subsidiary, as applicable.
          (xviii) No Seller Intellectual Property is subject to any proceeding or outstanding decree, order, judgment, or stipulation that restricts in any manner the transfer thereof to Purchaser as contemplated hereby, or, to the knowledge of Seller, that adversely affects the validity, use or enforceability of the Seller Intellectual Property. No exclusive rights have been granted by Seller or any of its Subsidiaries to any third party with respect to any Seller Intellectual Property.
          (xix) To the extent that Seller or any of its Subsidiaries has distributed or licensed any product to an end user pursuant to any form of encryption key: (A) Seller or such Subsidiary, as the case may be, has a written agreement with each such end user requiring such end user to protect the confidentiality of such key; (B) Section 4.7(b)(xix) of the Disclosure Letter contains a true and complete list of all third parties to whom Seller or any of its Subsidiaries has disclosed such keys; (C) to the knowledge of Seller, no third party has had access to any such keys, except pursuant to clause (B) above.
          (xx) All services provided, processes used or products manufactured, used, imported, offered for sale or sold by Seller or any of its Subsidiaries in the Business comply in all material respects with industry standards and with the feature specifications and performance standards set forth in Seller’s product data sheets and other documentation relating to such services, processes or products. There are no outstanding claims (nor does Seller have knowledge of any facts that would reasonably lead to a claim) for breach of warranties by Seller in connection with such services, processes or products. All product performance comparisons heretofore previously by Seller or any of its Subsidiaries to customers in the Business or to Purchaser are accurate in all material respects as of the dates so furnished. There is no material problem, defect or issue with respect to any of such services, processes or products which, to the knowledge of Seller, does, or may reasonably be expected to, materially adversely affect the value or functionality of such services, processes or products.

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     4.8 Tax Matters.
     (a) (i) Neither Seller nor any Other Seller is currently engaged and has not been engaged during the four year period ending on the Closing Date, in any material disputes with any Governmental Authority with respect to Taxes related to the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks or the Transferred IP Licenses, (ii) no Governmental Authority has proposed to make or has made any material adjustment with respect to Taxes related to the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks or the Transferred IP Licenses and (iii) none of the Purchased Assets is “tax exempt use property” within the meaning of Section 168(h) of the Code.
     (b) There is no material Liability for any unpaid Taxes related to the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks or the Transferred IP Licenses.
     (c) There are no Liens for Taxes upon any of the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks or the Transferred IP Licenses, except for Permitted Liens.
     (d) None of the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks and the Transferred IP Licenses is property that is required to be treated for Tax purposes as being owned by any other Person (other than those Purchased Assets that are leased).
     (e) The Seller has not treated any of the Purchased Assets or the Assumed Liabilities as a partnership for United States federal income Tax purposes.
     4.9 Employee Benefits.
     (a) Except as disclosed in Section 4.9(a) of the Disclosure Letter, each Seller Plan has been administered, operated, maintained and funded in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable laws, and currently there is no pending or threatened legal action, proceeding or investigation or other manner of litigation or claim against or relating to any Seller Plan, and Seller has no knowledge of any facts that are reasonably likely to give rise to any such legal action, proceeding or investigation or other manner of litigation, or claim, other than routine claims for benefits.
     (b) Except as disclosed in Section 4.9(b) of the Disclosure Letter, no Seller Plan subject to Title IV of ERISA has been completely or partially terminated, nor has any event occurred nor does Seller have knowledge of any circumstance or condition that are reasonably likely to result in the termination or partial termination of such Seller Plan or might give rise to any liability (i) for the termination of any Seller Plan under Sections 4062, 4063 or 4064 of ERISA, (ii) for any excise tax imposed by Section 4971 of the Code, (iii) for a reportable event (as defined in Section 4043 of ERISA).
     (c) Each Seller Plan which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and Seller has no knowledge of any facts or circumstances that would adversely affect such qualification or exemption.
     (d) No Seller Plan is a “multiemployer plan” (as defined in Section 4001 of ERISA), and Seller has never contributed nor been obligated to contribute, in each case, in the last ten (10) years, to any such multiemployer plan. Seller has not been in the last ten (10) years a member of a controlled group of corporations in which any other member contributed to a multiemployer plan.

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     4.9A Non-U.S. Benefit Plans.
     (a) A complete and accurate summary of all Non-U.S. Benefit Plans and costs has been provided to Purchaser.
     (b) Each Non-U.S. Benefit Plan and related instruments are valid, legal and binding and in full force and effect, with no defaults thereunder, have been administered, operated and maintained in accordance with their terms and are in compliance with applicable Law. There is no pending or threatened legal action, proceeding or investigation or other manner of litigation or claim against or relating to any Non-U.S. Benefit Plan, and no facts exist that would give rise to any such legal action, proceeding or investigation or other manner of litigation, or claim, other than routine claims for benefits.
     (c) Seller and its Subsidiaries are in full compliance with any Laws relating to the provision of any mandatory benefits for Non-U.S. Employees and former employees.
     4.10 Labor and Employment Matters.
     (a) Seller and its Subsidiaries have complied with all Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, safety and health, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes, and continuation coverage with respect to group health plans, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Except as set forth in Section 4.10(a) of the Disclosure Letter, there are no unresolved labor or employment controversies (including unresolved grievances, age, race, color, gender, national origin, disability or other discrimination claims, wage and hour claims, worker’s compensation claims, harassment or hostile work environment claims, retaliation or “whistleblower” claims, FMLA claims, claims for alleged breaches of contract, or claims of wrongful or tortious discharge of any kind), if any, between Seller or any of its Subsidiaries and any Business Employee, or former Business Employee, of Seller regarding employment-related matters. Neither Seller nor any of its Subsidiaries has received written notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to the Business and no such investigation is in progress.
     (b) Except as set forth in Section 4.10(b) of the Disclosure Letter, to the Knowledge of Seller, no Business Employee, or former Business Employee, of Seller has any claim or any basis for any proceedings against, and no claim is pending or, to the Knowledge of Seller, threatened against, Seller or any of its Subsidiaries in respect of the Business arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards. No Business Employee, or former Business Employee, of Seller has any claim against Seller or any of its Subsidiaries (in either case, with respect to the Business) on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary (excluding current bonus accruals and amounts accruing under pension and profit sharing plans) for any period other than the current payroll period, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (iv) any violation of any Law relating to minimum wages or maximum hours of work. No claim has been made that remains outstanding for breach of any contract of employment or for services or for severance or redundancy payments or protective awards or for compensation for unfair dismissal or for failure to comply with any Laws concerning employment rights or in relation to any alleged sex or race discrimination or for any other Liabilities accruing from the termination or variation of any contract of employment or for services, nor is Seller aware that any such claim has been threatened or is pending.

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No Litigation by or on behalf of Business Employee, or former Business Employee, of Seller is pending, or to the Knowledge of Seller, threatened in writing against Seller.
     (c) Neither Seller nor any of its Subsidiaries has been a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other labor agreement with any union or labor organization and to the knowledge of Seller there has not been any activity or proceeding of any labor organization or employee group to organize any such employees. In addition, (i) there are no material unfair labor practice charges or complaints against Seller or any of its Subsidiaries pending before the National Labor Relations Board, (ii) there are no labor strikes, slowdowns or stoppages actually pending or, to the knowledge of Seller, threatened against or affecting Seller or any of its Subsidiaries, (iii) there are no representation claims or petitions pending before the National Labor Relations Board, and (iv) there are no grievance or pending arbitration proceedings against Seller or any of its Subsidiaries that arose out of or under any collection bargaining agreement. This Section 4.9(c) shall not apply to a collective bargaining agreement with respect to which Purchaser will have no Liability or which is applicable to Seller by operation of local Law.
     (d) Except as set forth in Section 4.10(d) of the Disclosure Letter (to be provided, to the extent required by Law, post-signing through a side letter delivered to a designee of Purchaser), each Person who is an employee of the Business is employed at will. Each Person who is an independent contractor of the Business is properly classified as an independent contractor, and each Person who is an employee of the Business is properly classified as either an exempt or non-exempt employee, in each case for purposes of all employment-related Laws and all Laws concerning the status of independent contractors. Section 4.10(d) of the Seller Disclosure Letter sets forth, individually and by category, the name of each Person employed by or providing services to the Business where not redacted for compliance with privacy Laws.
     (e) With respect to each Person employed in the Business, (i) such Person was hired in compliance with the Immigration Reform and Control Act of 1986 (the “IRCA”); and (ii) Seller, with respect to the Business, has complied with all recordkeeping and other regulatory requirements under the IRCA. Since the Balance Sheet Date (as defined below), neither Seller nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Seller or any of its Subsidiaries, (ii) a “mass layoff” (as defined in the WARN Act), or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number to trigger application of any similar state or local law.
     4.11 Compliance with Laws. The Business is being and has been conducted by Seller and its Subsidiaries in material compliance with the Laws applicable thereto. Seller and its Subsidiaries each have all material governmental permits, licenses, registrations, certificates, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, “Permits”) necessary to conduct the Business as presently conducted.
     4.12 Environmental Matters. Except as disclosed in Section 4.12 of the Disclosure Letter: (a) the Business, the Business Facilities, the Real Property, the Purchased Assets, the Hazardous Materials Activities relating to the Business and the Business Facilities, Seller and each Other Seller with respect to the foregoing, are and have been in compliance with all Environmental Laws, including the possession of, and the compliance with, all Permits required under any Environmental Laws, and has not created any Liability under Environmental Laws; (b) there has not been any Release of Hazardous Materials at or from the Business Facilities or the Real Property in violation of Environmental Laws or that may give rise to a Liability under any Environmental Laws; (c) there is no pending, or to the knowledge of Seller, threatened Environmental Claim relating to the Business, the Real Property or the

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Business Facilities; and (d) the consummation of the transactions contemplated in this Agreement will not require the Seller, the Purchaser, or the Business to provide notices, obtain governmental approvals, or take any actions, including, but not limited to, any repairs, construction or capital expenditures, in order for the Purchaser to continue to hold all Permits required under Environmental Laws and to remain in compliance with the terms and conditions of such Permits and Environmental Laws, or require the Purchaser or the Business to obtain any new Permits.
     4.13 Financial Information.
     (a) Section 4.13 of the Disclosure Letter contains (i) the unaudited balance sheet (the “Balance Sheet”) of the Business as of July 31, 2009 (the “Balance Sheet Date”) and the related unaudited statement of income, cash flow and shareholders’ equity for the nine-month period then ended, and (ii) the audited balance sheet of the Business as of October 31, 2008 and the related audited statement of income, cash flow and shareholders’ equity for the year then ended (collectively, the “Business Financial Statements”). The Business Financial Statements (i) are derived from the audited consolidated financial statements of Seller and its Subsidiaries for the fiscal year ended and as of October 31, 2008 and (ii) from the unaudited consolidated financial statements of Sellers and its Subsidiaries for the nine (9) months and as of July 31, 2009, respectively, and (iii) fairly and accurately present in all material respects the results of operations of the Business for the periods covered by the Business Financial Statements. The Business Financial Statements present fairly in all material respects the consolidated financial condition, cash flows and results of operations of the Business, as of the dates and for the periods indicated. The Business Financial Statements are prepared in accordance with GAAP, consistently applied except where expressly indicated.
     (b) The Assumed Liabilities do not include any Liabilities of a nature required by GAAP to be reflected in a consolidated corporate balance sheet or the notes thereto, except Liabilities that (i) are accrued or reserved against in the Business Financial Statements, (ii) were incurred in the ordinary course of business since the Balance Sheet Date , or (iii) have not had, and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.
     4.14 Absence of Changes. Except as otherwise disclosed in this Agreement or the exhibits or schedules hereto, since the Balance Sheet Date, Seller and the Other Sellers have conducted the Business in all material respects in the ordinary course of business and, other than in the ordinary course of business, have not (a) sold, assigned, pledged, hypothecated or otherwise transferred any of the material Purchased Assets, other than such sales, assignments, pledges, hypothecations or other transfers in the ordinary course of business, (b) increased the compensation payable or to become payable by Seller or any Subsidiary to any Business Employee other than as required by applicable law or pursuant to a Seller Plan (to the extent such increase is required by applicable law to apply to all employees), (c) cancelled, compromised, released or assigned any material indebtedness owed to the Business or any material claims held by the Business, (d) sold, transferred, licensed or otherwise conveyed or disposed of any Transferred IP Rights, Transferred Trademarks or Transferred IP Licenses, (e) granted any allowances or discounts or sold inventory materially in excess of reasonably anticipated consumption for the near term, or (f) entered into an agreement to do any of the foregoing. Since the Balance Sheet Date, through the date hereof, Seller and its Subsidiaries have not suffered any Seller Material Adverse Effect.
     4.15 Sufficiency of Assets. The transfer of the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks, the Transferred IP Licenses, and the Subleased Real Property, and the other rights, licenses, services and benefits to be provided pursuant to this Agreement and the other Transaction Documents, constitute all of the assets, properties and rights owned, leased or licensed by Seller and its Subsidiaries and used or held for use in or necessary to conduct the Business in all material respects as currently conducted, in each case other than (A) the Excluded Assets described in Section 4.15 of the

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Disclosure Letter, (B) any Contracts or other assets or rights that pursuant to Section 2.4, 2.5 or 2.6 are not transferred to Purchaser, (C) the assets, properties and rights used to perform the services that are the subject of the Transition Services Agreement and (D) as provided in Section 4.15 of the Disclosure Letter.
     4.16 Location of Assets. Section 4.16(a) of the Disclosure Letter lists all addresses and/or locations of any material tangible assets in the possession of Seller and/or any of its Subsidiaries that are included in the Purchased Assets. Section 4.16(b) of the Disclosure Letter lists all locations of any material tangible assets in the possession of any third party that are included in the Purchased Assets.
     4.17 Restrictions on Business Activities. There is no Contract to which Seller or any of its Subsidiaries is a party or is otherwise subject limiting in any material respect the right of Seller or its Subsidiaries to engage in any line of business or to compete with any Person in each case which would apply to the activities of Purchaser after the Closing with respect to the Business.
     4.18 Customers. Section 4.18 of the Disclosure Letter sets forth the ten (10) largest customers of the Business by order amount for the fiscal year ended October 31, 2008 and for the nine-month period ended July 31, 2009. As of the date of this Agreement, neither Seller nor any of its Subsidiaries has received written notification that any such customer of the Business intends to terminate or materially adversely change its relationship with Seller.
     4.19 Suppliers. Section 4.19 of the Disclosure Letter sets forth the five (5) largest direct suppliers of goods and services to the Business for the fiscal year ended October 31, 2008 and for the nine-month period ended July 31, 2009. As of the date hereof, neither Seller nor any of its Subsidiaries has received written notification that any such supplier intends to terminate or materially adversely change its relationship with Seller.
     4.20 Finders; Brokers. Seller has not employed any finder or broker in connection with the transactions contemplated by this Agreement who would have a valid claim for a fee or commission from Seller in connection with the negotiation, execution or delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby, except with respect to Thomas Weisel Partners LLC, which will be borne entirely by Seller.
     4.21 Foreign Operations and Export Control. Seller, each of its Subsidiaries, and each officer, director, employee, agent or other Person acting on behalf of Seller or any of its Subsidiaries, has at all times since October 1, 2004 acted:
     (a) in compliance in all material respects with all applicable foreign Laws, including, without limitation, laws relating to foreign investment, foreign exchange control, immigration, employment and taxation;
     (b) without notice of violation in any material respect of and in compliance in all material respects with all relevant anti-boycott laws, regulations and guidelines, including Section 999 of the Code and the regulations and guidelines issued pursuant thereto and the Export Administration Regulations administered by the U.S. Department of Commerce, as amended from time to time, including all reporting requirements and is not a party to any agreement requiring it to participate in or cooperate with the Arab boycott of Israel, including any agreement to provide boycott-related information or to refuse to do any business with any person or entity for boycott-related reasons;
     (c) without notice of violation in any material respect of and in compliance in all material respects with any applicable export or reexport control or sanctions laws, orders or regulations of any and all applicable jurisdictions, including without limitation the United States, the European Union and

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member states thereof, and any other jurisdiction in which Seller or any of its Subsidiaries is established or from which it exports or reexports, including without limitation the Export Administration Regulations administered by the U.S. Department of Commerce and sanctions and embargo executive orders and regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, as amended from time to time, and without notice of violation of and in compliance with any required export or reexport licenses or authorizations granted under such laws, regulations or orders;
     (d) without notice of violation of and in compliance with the requirements of the U.S. Foreign Corrupt Practices Act of 1977, as amended, any applicable Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business or other applicable conventions, and any other applicable anti-corruption law; and
     (e) without notice of violation in any material respect of and in compliance in all material respects with any and all applicable import Laws of any applicable jurisdiction, as amended from time to time, and without notice of violation of and in compliance with any required import permits, licenses, authorizations and general licenses granted under such Laws.
ARTICLE V
REPRESENTATIONS OF PURCHASER
     Purchaser represents and warrants to Seller as follows:
     5.1 Corporate Existence. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Purchaser has the requisite corporate power and authority to own, lease and operate the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks and the Transferred IP Licenses and to assume the Assumed Liabilities, and to carry on the Business in substantially the same manner as the same is now being conducted by Seller and its Subsidiaries.
     5.2 Corporate Authority.
     (a) This Agreement and the other Transaction Documents to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby involving Purchaser have been duly authorized by Purchaser by all requisite corporate, partnership or other action. Purchaser has full power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. This Agreement has been duly executed and delivered by Purchaser, and the other Transaction Documents will be duly executed and delivered by Purchaser, and this Agreement constitutes, and the other Transaction Documents when so executed and delivered will constitute, a valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and the implied covenant of good faith and fair dealing.
     (b) Except for the required filings under the applicable Antitrust Regulations, the execution and delivery of this Agreement and the other Transaction Documents by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby do not and will not (A) violate or conflict with any provision of the respective certificate of incorporation or by-laws or similar organizational documents of

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Purchaser, (B) result in any violation or breach or constitute any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien under any contract, indenture, mortgage, lease, note or other agreement or instrument to which Purchaser is subject or is a party, or (C) violate, conflict with or result in any breach under any provision of any Law applicable to Purchaser or any of its properties or assets, except, in the case of clauses (B) and (C), to the extent that any such default, violation, conflict, breach or loss would not reasonably be expected to have a Purchaser Material Adverse Effect.
     5.3 Governmental Approvals and Consents. Purchaser is not subject to any order, judgment, decree, stipulation, injunction or agreement with any Governmental Authority which would prevent or materially interfere with or delay the consummation of the Purchase or would be reasonably likely to have a Purchaser Material Adverse Effect. No claim, legal action, suit, arbitration, governmental investigation, action or other legal or administrative proceeding is pending or, to the knowledge of Purchaser, threatened against Purchaser which would prevent or materially interfere with or delay the consummation of the Purchase. Except for any requirements under any Antitrust Regulations, no consent, approval, order or authorization of, license or permit from, notice to or registration, declaration or filing with, any Governmental Authority, is required on the part of Purchaser in connection with the execution, delivery or performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby except for such consents, approvals, orders or authorizations of, licenses or permits, filings or notices which have been obtained and remain in full force and effect and those with respect to which the failure to have obtained or to remain in full force and effect would not have a Purchaser Material Adverse Effect. To the knowledge of Purchaser, there are no filings of the nature contemplated by Sections 4.2(a) and 4.2(b) required to be made by Purchaser in connection with the Purchase or the other transactions contemplated hereby on account of the business or operations of Purchaser, other than the filings expressly contemplated by Sections 4.2(a) and 4.2(b) read together with the Disclosure Letter.
     5.4 Litigation. Purchaser is not subject to any order, judgment, stipulation, injunction, decree or agreement with any Governmental Authority, which would reasonably be expected to prevent or materially interfere with or delay the consummation of any of the transactions contemplated by the Transaction Documents or would reasonably be expected to have a Purchaser Material Adverse Effect. No Proceeding is pending or, to the knowledge of Purchaser, threatened against Purchaser which would reasonably be expected to prevent or materially interfere with or delay the consummation of the transactions contemplated hereby or by any of the other Transaction Documents.
     5.5 Financial Capacity. Purchaser has the financial capacity necessary and sufficient to consummate the transactions contemplated hereby, including any related fees and expenses. The funds necessary to close the transactions contemplated hereby and pay any related fees and expenses will be available on a timely basis for the transactions contemplated hereby.
     5.6 Finders; Brokers. Except for Moelis & Company, none of Purchaser nor any of its Affiliates has employed any finder or broker in connection with the Purchase who would have a valid claim for a fee or commission from Seller in connection with the negotiation, execution or delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby.
     5.7 Independent Investigation. Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Business, which investigation, review and analysis was done by Purchaser and its Affiliates and representatives. Purchaser acknowledges that it and its

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representatives have been provided adequate access to the personnel, properties, premises and records of the Business for such purpose. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Seller or its representatives (except the representations and warranties contained in ARTICLE IV or in any other Transaction Document). Except for the representations and warranties contained in ARTICLE IV or in the other Transaction Document and the indemnification obligations set forth in ARTICLE IX hereof, neither Seller (including all officers and employees of Seller) nor any Other Seller (including all officers and employees of any Other Seller) will have or be subject to any Liability or indemnification obligation to Purchaser or any other Person for any information provided to Purchaser or its representatives relating to the Business or otherwise in expectation of the transactions contemplated by this Agreement, including the confidential memorandum or other material prepared by Thomas Weisel Partners, L.P. related to the Business and any information, document, or material made available to Purchaser or its counsel or other representatives in Purchaser’s due diligence review, including in certain “data rooms” (electronic or otherwise) or management presentations. Without limiting the foregoing and notwithstanding anything to the contrary contained herein, Purchaser agrees and acknowledges that none of Seller, any Subsidiaries or Affiliates of Seller nor any other Person makes any representations or warranties with respect to either the WCSS Inventory (as defined herein) or the Remarketing Inventory (as defined herein), and that all such WCSS Inventory and Remarketing Inventory is conveyed on an “AS IS” and “WHERE IS” basis.
ARTICLE VI
AGREEMENTS OF PURCHASER AND SELLER
     6.1 Operation of the Business. Except as otherwise provided in this Agreement or as disclosed in Section 6.1 of the Disclosure Letter, from the date hereof until the Closing, without the prior written approval of Purchaser (which approval shall not be unreasonably withheld) Seller shall, and it shall cause its Subsidiaries in respect of the Business to, (i) use commercially reasonable efforts to preserve the Business in all material respects and to maintain in all material respects the ordinary and customary relationships of the Business with its material suppliers and customers, and (ii) continue to operate and conduct the Business in the ordinary course of business consistent with past practice. Except as otherwise contemplated by this Agreement or as disclosed in Section 6.1 of the Disclosure Letter, without limiting the generality of the foregoing, Seller shall not and shall cause its Subsidiaries not to, without the prior written approval of Purchaser (which approval shall not be unreasonably withheld), take any of the following actions with respect to the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks, the Transferred IP Licenses or the Business:
     (a) transfer, sell, lease, license or otherwise convey or dispose of, or subject to any Lien (other than Permitted Liens) on, any of the Purchased Assets, other than (i) sales of inventory in the ordinary course of business, or (ii) other transfers, leases, licenses and dispositions made in the ordinary course of business;
     (b) grant any increase in the compensation or benefits arrangements of a Business Employee or under any Seller Plan, except for increases in the compensation or benefits of such employees: (A) in the ordinary course of business (excluding severance or bonuses, in either case payable by Seller upon consummation of the transactions contemplated by this Agreement, for Business Employees), (B) as a result of collective bargaining or other agreements with such employees as in effect on the date hereof, or (C) as required by applicable Law from time to time in effect or by any employee benefit plan, program or arrangement sponsored by Seller or one of its Subsidiaries as in effect on the date hereof or hire new Business Employees other than in the ordinary course of business;

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     (c) cancel, compromise, release or assign any Indebtedness owed to the Business or any claims held by the Business, other than in the ordinary course of business consistent with past practice;
     (d) terminate (other than by expiration) or amend or modify (other than by automatic extension or renewal if deemed an amendment or modification of any such contract) in any material respect the terms of any Assumed Material Contract other than in the ordinary course of business consistent with past practice;
     (e) sell, transfer, license or otherwise convey or dispose of, or incur or suffer the imposition of any Lien (other than Permitted Liens) on, any Transferred IP Right, Transferred Trademark or Transferred IP License, other than non-exclusive licenses in connection with sales or licenses of products in the ordinary course of business consistent with past practice;
     (f) commence or settle any material Proceeding;
     (g) incur any material accounts payable other than in the ordinary course of business consistent with past practice or pursuant to obligations under existing Contracts; or
     (h) agree or commit to do any of the foregoing.
Not less than five (5) Business Days prior to the Closing, Seller shall deliver to Purchaser a supplement to Section 4.5(a) of the Disclosure Letter, which shall identify those Contracts entered into by Seller or its Subsidiaries after the date of this Agreement not in violation of the terms hereof which would have constituted “Assumed Material Contracts” if such Contracts had been in effect as of the date hereof, and such Contracts identified on such supplement to Section 4.5(a) of the Disclosure Letter shall be deemed “Assumed Material Contracts” for all purposes hereof so long as such Contracts were entered into in accordance with the terms hereof.
     6.2 Investigation of Business; Confidentiality.
     (a) Until the Closing, Seller shall, and shall cause its Subsidiaries to, permit Purchaser and its authorized agents or representatives to have reasonable access to the properties, books, records, Contracts and such financial (including working papers) and operating data of the Business and the Business Employees as Purchaser may reasonably request, during business hours to review information and documentation and ask questions relative to the properties, books, contracts, commitments and other records of the Business and to conduct any other reasonable investigations; provided, that such investigation shall only be upon reasonable notice and shall not unreasonably disrupt the personnel and operations of Seller and its Subsidiaries, shall comply with the reasonable security and insurance requirements of Seller and its Subsidiaries and shall be at Purchaser’s sole risk and expense. All requests for access to the offices, properties, books and records of Seller and its Subsidiaries shall be made to such representatives of Seller or its Subsidiaries as Seller shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further agreed that neither Purchaser nor any of its Affiliates, agents or representatives shall contact any of the employees, customers (including dealers and distributors), suppliers, joint venture partners or other Subsidiaries or Affiliates of Seller in connection with the transactions contemplated hereby, whether in person or by telephone, electronic or other mail or other means of communication, without the specific prior authorization of such representatives of Seller. Notwithstanding the foregoing, neither Seller nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would waive the attorney-client privilege of Seller or its Subsidiaries or contravene any Law or binding agreement entered into prior to the date of this Agreement. The relevant parties shall make appropriate substitute disclosure arrangements under the circumstances in which the restrictions of the preceding sentence apply.

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     (b) The Parties expressly acknowledge and agree that this Agreement and its terms and all information, whether written or oral, furnished by either Party to the other Party or any Affiliate of such other Party in connection with the negotiation of this Agreement or pursuant to Section 6.5 (“Confidential Information”) shall be treated as “confidential information” under that certain Confidential Disclosure Agreement dated June 29, 2009 between the Parties.
     6.3 Necessary Efforts; No Inconsistent Action.
     (a) Subject to Section 6.3(b) and the other terms and conditions of this Agreement, Seller and Purchaser agree, and Purchaser and Seller agree to cause their respective Subsidiaries, to use their respective reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by the Transaction Documents and to use its reasonable commercial efforts to cause the conditions to each Party’s obligation to close the transactions contemplated hereby as set forth in ARTICLE VII to be satisfied, including all actions necessary to obtain (i) all licenses, certificates, permits, approvals, clearances, expirations, waivers or terminations of applicable waiting periods, authorizations, qualifications and orders (each a “Consent”) of any Governmental Authority required for the satisfaction of the conditions set forth in Section 7.1(b), and (ii) all other Consents (it being understood that the failure to obtain any such Consents contemplated by this clause (ii) shall not, by itself, cause the condition set forth in Section 7.3(b) to be deemed not to be satisfied and it being further understood that neither Party nor any of their respective Subsidiaries shall be required to expend any money other than for filing fees or expenses or de minimis costs or expenses or agree to any restrictions in order to obtain any Consents) necessary in connection with the consummation of the transactions contemplated by the Transaction Documents; provided, however, that in no event shall Seller or any of its Subsidiaries be required or expected to retain any of the Purchased Assets (including assets that would be Purchased Assets but for the inability to obtain a Consent). Each of Seller and Purchaser agree that each Party will be given prior notice of and a reasonable opportunity to consult with the other Party regarding contacts with Governmental Authorities regarding Antitrust Regulations or related matters. The Parties shall cooperate fully with each other to the extent necessary in connection with the foregoing.
     (b) In connection with the efforts referenced in Section 6.3(a), Purchaser and Seller shall timely and promptly make all filings which may be required for the satisfaction of the condition set forth in Section 7.1(b) by each of them in connection with the consummation of the transactions contemplated hereby. In addition, Purchaser and Seller agree, and Seller shall cause each of its Subsidiaries, to cooperate and to use their reasonable best commercial efforts and take all actions necessary to obtain any Consents from Governmental Authorities required for the Closing contemplated by Section 6.3(a)(i) above and to respond as promptly as practicable to any requests for information from any Governmental Authority; provided, however, that in no event shall Seller or any of its Subsidiaries be required or expected to retain any of the Purchased Assets (including assets that would be Purchased Assets but for the inability to obtain a Consent) in order to comply with its obligations in respect of the foregoing; and provided, further, that in no event shall Purchaser or any of its Subsidiaries be required to take any actions which would, individually or in the aggregate, have a material adverse effect on the Business following the Closing in order to comply with its obligations in respect of the foregoing. Each Party shall furnish to the other such necessary information and assistance as the other Party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any Governmental Authority. Except as prohibited or restricted by Law or any Antitrust Regulations, each Party or its attorneys shall provide the outside counsel for the other Party the opportunity to make copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such Party or its representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby.

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     (c) Each of Purchaser and Seller shall notify and keep the other advised as to (i) any material communication from any Governmental Authority regarding any of the transactions contemplated hereby, (ii) any litigation or administrative proceeding pending and known to such Party, or to its knowledge threatened, which challenges, or would challenge, the transactions contemplated hereby and (iii) any event or circumstance which, to its knowledge, would constitute a breach of its respective representations and warranties in this Agreement; provided, however, that the failure of Seller or Purchaser to comply with this Section 6.3(c) shall not subject Seller or Purchaser to any Liability hereunder in respect of any claim asserted after the relevant expiration date for the relevant representation or warranty; and provided further, that Purchaser may not separately recover pursuant to ARTICLE IX or otherwise for both a breach of this Section 6.3(c) and any related breach of the relevant representation or warranty. Subject to the provisions of ARTICLE X hereof, Seller and Purchaser shall not take any action inconsistent with their obligations under this Agreement or, without prejudice to Purchaser’s rights under this Agreement, which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.
     6.4 Public Disclosures. Unless otherwise required by Law or the rules and regulations of any stock exchange or quotation services on which such Party’s stock is traded or quoted, prior to the Closing Date, no news release or other public announcement pertaining to the transactions contemplated by this Agreement will be made by or on behalf of any Party or its Affiliates without the prior written approval of the other Party (which approval shall not be unreasonably withheld, conditioned or delayed). If in the judgment of either Party such a news release or public announcement is required by Law or the rules or regulations of any stock exchange on which such Party’s stock is traded, the Party intending to make such release or announcement shall to the extent practicable use reasonable commercial efforts to provide prior written notice to the other Party of the contents of such release or announcement and to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance.
     6.5 Access to Records and Personnel.
     (a) Exchange of Information. After the execution of this Agreement, to the extent permissible under applicable Law, Seller agrees to provide, or cause to be provided, to Purchaser, as soon as reasonably practicable after written request therefor and at Purchaser’s sole expense, (x) reasonable access (including using reasonable commercial efforts to give access to third parties possessing information), during normal business hours, to Seller’s employees and (y) such information that Purchaser reasonably needs to comply with its obligations under Section 6.6 of this Agreement. After the Closing, each Party agrees to provide, or cause to be provided, to each other, as soon as reasonably practicable after written request therefor and at the requesting Party’s sole expense, reasonable access (including using reasonable commercial efforts to give access to third parties possessing information), during normal business hours, to the other Party’s employees and to any books, records, documents, files and correspondence in the possession or under the control of the other Party that the requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party (including under applicable securities Laws) by a Governmental Authority having jurisdiction over the requesting Party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy Tax, audit, accounting, claims, regulatory, litigation or other similar requirements or (iii) to comply with its obligations under this Agreement; provided, however, that no Party shall be required to provide access to or disclose information where such access or disclosure would violate any Law or agreement, or waive any attorney-client or other similar privilege, and each Party may redact information regarding itself or its Subsidiaries or otherwise not relating to the other Party and its Subsidiaries, and, in the event such provision of information could reasonably be expected to violate any Law or agreement or waive any attorney-client or other similar privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

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     (b) Financial and Other Information. After the Closing, each Party shall provide, or cause to be provided, as soon as reasonably practicable after written request therefor and at the sole expense of the requesting Party, to the other Party such financial and other data and information reasonably available and in its possession (in such form as is reasonably available to it) as is reasonably requested by the other Party and reasonably necessary in order for such other Party to prepare required financial statements and reports or filings, including Tax Returns, to be provided to any third Person or filed with any Governmental Authority; provided, however, that the out-of-pocket cost to prepare any financial statements after the Closing shall be borne solely by Purchaser.
     (c) Ownership of Information. Any information owned by a Party that is provided to a requesting Party pursuant to this Section 6.5 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.
     (d) Record Retention. Except as otherwise provided herein, each Party agrees to use its reasonable commercial efforts to retain the books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers relating to the Business, the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks and the Transferred IP Licenses (the “Books and Records”) in their respective possession or control for a commercially reasonable period of time, as set forth in their regular document retention policies, as such may be amended from time to time, following the Closing Date or for such longer period as may be required by Law or as may be reasonably requested in writing by any Party, or until the expiration of the relevant representation or warranty under any of the Transaction Documents and any related claim of indemnification related thereto. Notwithstanding the foregoing, any Party may destroy or otherwise dispose of any Books and Records not in accordance with its retention policy, provided that, prior to such destruction or disposal (i) such Party shall provide no less than ninety (90) nor more than one hundred twenty (120) days’ prior written notice to the other Party of any such proposed destruction or disposal (which notice shall specify in detail which of the Books and Records is proposed to be so destroyed or disposed of), and (ii) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such recipient, such Party proposing the destruction or disposal shall, as promptly as practicable, arrange for the delivery of such of the Books and Records as was requested by the recipient (it being understood that all reasonable out of pocket costs associated with the delivery of the requested Books and Records shall be paid by such recipient).
     (e) Limitation of Liability. No Party shall have any Liability to any other Party in the event that any information exchanged or provided pursuant to this Section 6.5 is found to be inaccurate. No Party shall have any Liability to any other Party if any information is destroyed or lost after reasonable commercial efforts by such Party to comply with the provisions of Section 6.5(d).
     (f) Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Section 6.5 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in this Agreement.
     (g) Confidential Information. Nothing in this Section 6.5 shall require either Party to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information; provided, however, that in the event that either Party is required under this Section 6.5 to disclose any such information, that Party shall use all commercially reasonable efforts to seek to obtain such third Person’s consent to the disclosure of such information and implement requisite procedures to enable the disclosure of such information.

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     6.6 Employee Relations and Benefits.
     (a) The Parties intend that there shall be continuity of employment with respect to all Business Employees as follows:
          (i) Automatic Transferred Employees shall not be terminated upon Closing, but rather the rights, powers, duties, liabilities and obligations of Seller (or the relevant Subsidiary of Seller) to such employees in respect of the material terms of employment with the employees in force immediately before Closing (other than eligibility to participate in, coverage or benefits under any Seller Plan) shall be transferred to Purchaser in accordance with local employment Laws.
          (ii) For Non-Automatic Transferred Employees, Purchaser shall offer employment to each such employee effective on the Closing Date, or as otherwise agreed between Seller and Purchaser, each such offer to be at the employee’s same general location and same base salary as is in effect immediately prior to the Closing and otherwise on substantially the same terms and conditions of employment in the aggregate as are provided by Purchaser to similarly situated employees of Purchaser or its Subsidiaries..
          (iii) Seller and its Subsidiaries shall be permitted to take any action they are legally required to take in order to comply with local employment Laws.
          (iv) Those employees who are transferred to Purchaser and/or one of its Subsidiaries in accordance with clause (i) above and those who accept the offer of employment from Purchaser and/or one of its Subsidiaries in accordance with clause (ii) above and, in each case, who commence employment with Purchaser and/or one of its Subsidiaries shall be referred to herein as “Transferred Employees.” For purposes hereof, “commence employment” shall mean the date that such employees become employed by Purchaser.
          (v) Neither Seller and its Subsidiaries nor Purchaser and its Subsidiaries shall (or encourage or assist its Affiliates to), engage in any activity intended to discourage any Business Employee from accepting an offer of employment from Purchaser and/or one of its Subsidiaries. Modification of the terms of employment (or the offer of employment) as described in Section 6.6(a)(i), (ii) and (vi), shall not be regarded as a discouragement of employment. Seller and its Subsidiaries shall not (and shall not encourage or assist its Affiliates to), offer employment with any business of Seller or any of its Subsidiaries or Affiliates (other than the Business) after the date hereof and prior to the Closing Date (other than Business Employees who have applied for a position with Seller or one of its Subsidiaries or Affiliates outside the Business prior to the date hereof and who are listed in Section 6.6(a)(v) of the Disclosure Letter to the extent permitted by local Law); provided, however, that Seller and its Subsidiaries shall be permitted to take any action they are legally required to take in order to comply with local employment Laws.
          (vi) Starting on the Closing Date, Purchaser shall cause to be provided to each Transferred Employee only the benefits provided to similarly situated employees under the employee benefit plans, agreements, programs, policies and arrangements of Purchaser and/or one of its Subsidiaries (the “Purchaser Plans”) unless otherwise required under local Law, in which case such benefits shall comply with local Law.
          (vii) Any and all liabilities and obligations, whether arising under contract, Seller’s Plans, local Laws or otherwise, to provide any termination, notice, severance or similar payments to any Business Employees arising out of the termination of their employment with Seller or its Subsidiaries at the Closing or Seller’s or its Subsidiaries’ automatic transfer of their employment at the Closing shall be

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borne equally by Seller and Purchaser. Purchaser agrees that during the six month period commencing on the Closing Date, it will not, without the written consent of Seller, employ any Business Employee who receives such severance payments. Except as otherwise provided in Section 6.6 or with respect to any payments under a Seller Plan , Purchaser shall assume and shall indemnify Seller and its Subsidiaries against all liabilities and obligations to provide any severance or similar payments to any Transferred Employee whose employment is terminated by Purchaser or its Subsidiaries following the Closing Date.
     (b) Seller shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred Employee with respect to claims incurred by such Transferred Employees or their covered dependents prior to the Closing Date. Expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents on or after the Closing Date shall be the responsibility of Purchaser. For purposes of this paragraph, a claim is deemed incurred: in the case of medical or dental benefits, when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs; in the case of long-term disability benefits, when the disability occurs; in the case of workers compensation benefits, when the event giving rise to the benefits occurs; and otherwise, at the time the Transferred Employee or covered dependent becomes entitled to payment of a benefit (assuming that all procedural requirements are satisfied and claims applications properly and timely completed and submitted).
     (c) With respect to any plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), or any plan that would be a “welfare benefit plan” (as defined in Section 3(1) of ERISA) if it were subject to ERISA, maintained by Purchaser, Purchaser shall (i) recognize all service of Transferred Employees with Seller for purposes of any pre-existing condition and waiting periods and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees during the plan year of the applicable plan sponsored by Seller or one of its Subsidiaries during which the Closing occurs with respect to similar plans maintained by Seller and its Affiliates immediately prior to the Closing Date.
     (d) Transferred Employees shall be given credit for all service with Seller and any of its Subsidiaries, to the same extent as such service was credited for such purpose by Seller, under each Purchaser Plan in which such Transferred Employees are eligible to participate for purposes of eligibility, vesting and benefits accrual (but not for purposes of benefit accruals other than benefit accruals under any vacation and leave plans) or as otherwise required by local Law.
     (e) Except as required by applicable Law or as may be agreed to by Seller and Purchaser, as of the Closing Date the Transferred Employees shall cease to accrue further benefits under the employee benefit plans and arrangements maintained by Seller and its Subsidiaries and shall commence participation in Purchaser Plans. Seller shall take all necessary actions to fully vest the Transferred Employees in their account balances under the Seller 401(k) plan and Seller Retirement Plan. Purchaser shall take all steps necessary to permit each such Transferred Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from the Seller 401(k) Plan and the Seller Retirement Plan, if any, to roll such eligible cash rollover distribution, as part of any lump sum distribution to the extent permitted by the Seller 401(k) Plan and the Seller Retirement Plan into an account under a 401(k) plan maintained by Purchaser (the “Purchaser’s 401(k) Plan”). Notwithstanding the foregoing, Seller and Purchaser may mutually agree following the date hereof, but prior to the Closing Date, to provide for a trust to trust transfer of the account balances of Transferred Employees under the Seller’s 401(k) plan to Purchaser’s 401(k) Plan.
     (f) Promptly after the Closing, Seller shall transfer and Purchaser shall accept the flexible spending account elections and accounts (maintained pursuant to Code Sections 105 and 129) of the Transferred Employees under Seller’s Section 125 plan flexible spending arrangement. Promptly after

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the Closing, Seller shall cause to be transferred to Purchaser the aggregate net cash amount (determined immediately prior to the Closing) for contributions paid (but not yet reimbursed or subject to a pending claim for reimbursement) by or on behalf of the Transferred Employees under Seller’s Section 125 plan flexible spending arrangement.
     (g) On Closing, Seller shall pay out all accrued but unused vacation time (including flexible time off and sick pay) as of the Closing Date to which any Transferred Employee is entitled pursuant to the vacation policy (and flexible time off and sick pay policy) immediately prior to the Closing Date (the “Vacation Policy”) to the extent permitted by Local Law. Within forty-five (45) days after the Closing Date, Seller will deliver to Purchaser (i) an accounting of the accrued but unused vacation time (including flexible time off and sick pay) as of the Closing Date for any Transferred Employee whose vacation was not otherwise paid out by Seller, and (ii) a cash amount equal to such accrued but unused vacation time to such bank account as shall be designated in advance in writing by Purchaser.
     (h) Purchaser shall indemnify and hold harmless Seller and its Subsidiaries with respect to any Liability under COBRA or similar applicable Laws in the United States arising from the actions (or inactions) of Purchaser or its Subsidiaries after the Closing Date. Seller shall retain all such Liabilities, including all Liabilities with respect to any “qualifying event” (as defined under COBRA), incurred on or prior to the Closing Date or arising as a result of the transactions described herein.
     (i) The Parties acknowledge and agree that all provisions contained in this Section 6.6 with respect to employees are included for the sole benefit of the respective Parties and shall not create any right (i) in any other Person, including, without limitation, any employees, former employees, any participant in any Seller Plan or any beneficiary thereof or (ii) to continued employment with Seller or Purchaser.
     (j) Seller shall indemnify Purchaser and each of Purchaser’s Affiliates and defend and hold Purchaser and each of Purchaser’s Affiliates harmless from and against any and all Liabilities and losses (including but not limited to reasonable attorneys’ fees and other costs of defense incurred in any action) arising out of or with respect to any U.S. Benefit Plan. Such indemnification shall not be subject to the limitations set forth in Section 9.2 herein.
     (k) The Parties recognize that certain of the Transferred Employees are in nonimmigrant visa status or have applications for lawful permanent residence pending with the relevant governmental authorities (the “Affected Non-United States National Employees”). The Parties further recognize that new or amended petitions with respect to such Affected Non-United States National Employees may be required in certain of these cases, unless Purchaser (or its Affiliates, as the case may be), are deemed the “successor-in-interest” to Seller (as such term is used in pronouncements by the United States Citizenship and Immigration Service (“USCIS”)) with respect to such Affected Non-United States National Employees. Accordingly, Purchaser hereby expressly agrees to assume, and Seller hereby assigns, all of the immigration-related Liabilities of the Affected Non-United States National Employees (including, without limitation, any obligations, Liabilities and undertakings arising from or under attestations made in each certified and still effective Labor Condition Application (“LCA”) filed by Seller with respect to any such Affected Non-United States National Employees). The Parties each agree to take such actions as may reasonably be requested at and following the Closing to document to the USCIS or such other governmental agency, as the case may be, as may be necessary, the “successor-in-interest” relationship with respect to any Affected Non-United States National Employees.

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     6.7 Non-U.S. Employees.
     In addition to Section 6.6 as applicable to Non-U.S. Employees, this Section 6.7 applies only to Non-U.S. Employees and certain former non-U.S. Employees (“Non-U.S. Former Employees”).
     (a) This Section 6.7 and Section 6.7(a) of the Disclosure Letter shall contain covenants and agreements of the Parties on and as of the Closing Date with respect to:
          (i) the Non-U.S. Employees; and
          (ii) Non-U.S. Benefit Plans provided or covering such Non-U.S. Employees and Non-U.S. Former Employees.
     (b) Seller and Purchaser and their respective Subsidiaries shall comply with all obligations either under the Transfer Regulations or other applicable Laws to notify and/or consult with Non-U.S. Employees or employee representatives, unions, works councils or other employee representative bodies, if any, and shall provide such information to the other Party as is required by that Party to comply with its notification and/or consultation obligations. All Losses resulting from any failure to comply with such obligations shall be borne equally by Seller and Purchaser.
     (c) The Parties acknowledge and agree that all provisions contained in this Section 6.7 with respect to employees are included for the sole benefit of the respective Parties and shall not create any right (i) in any other Person, including, without limitation, any employees, former employees, any participant in any Seller Plan or any beneficiary thereof or (ii) to continued employment with Seller or Purchaser.
     (d) Seller shall pay or make arrangements for the payment through Purchaser of the obligations described in Section 2.2(b)(v) of the Disclosure Letter.
     (e) Seller shall indemnify Purchaser and each of Purchaser’s Affiliates and defend and hold Purchaser and each of Purchaser’s Affiliates harmless from and against any and all Liabilities and losses (including but not limited to reasonable attorneys’ fees and other costs of defense incurred in any action) arising out of or with respect to any Non-U.S. Benefit Plan. Such indemnification shall not be subject to the limitations set forth in Section 9.2 herein.
     6.8 Closing Arrangements.
     (a) At the Closing, Purchaser and Seller shall, or Seller shall cause the applicable Other Seller to, execute and deliver the following agreements with respect to the Real Property (the “Real Property Agreements”):
          (i) A sublease in form and substance reasonably satisfactory to both Seller and Purchaser incorporating the terms set forth in Exhibit F for the property referred to in Section 4.4(d) of the Disclosure Letter.
          (ii) If requested by Purchaser, customary title affidavits, in a form reasonably agreed to by Seller, in order to induce a reputable title company to provide Purchaser with title insurance policies insuring Purchaser’s fee or leasehold title to the Real Property, subject only to Permitted Liens. Notwithstanding the foregoing, Seller will not be obligated to make any statement or representation in any such title affidavit other than those contained in this Agreement or that could otherwise expand the scope of Seller’s Liability under this Agreement.

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     6.9 IP Matters Agreement and Manufacturing Trademark License Agreement. At the Closing, Seller shall execute and deliver the Intellectual Property Matters Agreement in the form of the agreement attached hereto as Exhibit D and the Manufacturing Trademark License Agreement in the form of the agreement attached hereto as Exhibit G.
     6.10 Insurance Matters. Purchaser acknowledges that the policies and insurance coverage maintained on behalf of the Business are part of the corporate insurance program maintained by Seller (the “Seller Corporate Policies”), and such coverage will not be available or transferred to Purchaser (except with respect to Assumed Liabilities for which claims have been made by Seller or any of its Subsidiaries against third Person insurers under such policies on or prior to the Closing Date, subject to Purchaser’s paying any applicable deductible with respect to such claim).
     6.11 Tax Matters.
     (a) Transfer Taxes.
          (i) For purposes of this Agreement, the term “Transfer Taxes” shall mean all transfer, filing, recordation (including, without limitation, the cost of recording the assignment or transfer of the Transferred IP Rights and the Transferred Trademarks), ad valorem, value added, bulk sales, stamp duties, excise, license or similar fees or taxes. The Liability for Transfer Taxes shall be borne equally by Seller and Purchaser. Seller and Purchaser shall cooperate with each other in the provision of any information or preparation of any documentation that may be necessary or useful for obtaining any available mitigation, reduction or exemption from any Transfer Taxes.
          (ii) Unless the Parties mutually agree otherwise, any Tax Returns that must be filed in connection with any Transfer Taxes shall be prepared by Seller. For any Tax Return in connection with any Transfer Taxes required by law to be filed by Purchaser, Purchaser shall pay the Transfer Taxes shown on such Tax Return and shall collect the proper Tax from Seller. In such case, Seller shall use its reasonable commercial efforts to provide to Purchaser any Tax Returns which it is required to file at least ten (10) days before such Tax Returns are due to be filed. Such Tax Returns shall be consistent with the allocation of the Purchase Price as determined pursuant to Section 3.3.
     (b) Other Tax Returns and Payment of Taxes.
          (i) Seller shall be liable for and shall remit when due or cause to be remitted when due any Taxes due in connection with the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks and the Transferred IP Licenses for any taxable period ending on or before the Closing Date or for any Taxes related to the transactions contemplated by this Agreement. Seller shall duly file or cause to be duly filed, any Tax Return required to be filed in respect of any Tax which it is required to pay pursuant to the immediately preceding sentence. Seller shall be liable for any other Taxes of Seller for any taxable period (including any Liability of Seller for the unpaid Taxes of any Person under Treas. Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise).
          (ii) Purchaser shall be liable for and shall remit when due or cause to be remitted when due any amount of Taxes due in connection with the Purchased Assets, the Transferred IP Rights and the Transferred Trademarks for any taxable period beginning after the Closing Date; provided, however, that for the avoidance of doubt Purchaser shall not be liable for any Income Taxes of Seller or any of Seller’s Subsidiaries not transferred to Purchaser. Purchaser shall duly file or cause to be duly filed, any Tax Return required to be filed in respect of any Tax which it is required to pay pursuant to the immediately preceding sentence.

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          (iii) Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns with respect to the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks and the Transferred IP Licenses for taxable periods which begin on or before the Closing Date and end after the Closing Date (a “Straddle Period”). Purchaser shall provide a copy of any such Tax Return for Seller’s review and approval at least five (5) Business Days before filing. Seller shall pay to Purchaser within five Business Days after the date on which Taxes are paid with respect to a Straddle Period an amount equal to the portion of such Taxes which relates to the portion of such Straddle Period ending on the Closing Date. For purposes of this Section 6.11(b)(iii), in the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax that relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on and including the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed to be equal to the amount which would be payable if the relevant taxable period ended on and included the Closing Date. Any credits relating to a Straddle Period shall be taken into account as though the relevant taxable period ended on the Closing Date.
     (c) Pre-Closing Settlement Payments. If, after the Closing Date, Purchaser or any of its Affiliates receives any refund that is an Excluded Asset or utilizes the benefit of any overpayment or prepayment of Taxes that are Excluded Assets, Purchaser shall, or shall cause such Affiliate to, promptly remit or cause to be remitted to Seller the entire amount of the refund or overpayment (including any interest paid by the Governmental Authority paying the refund or the overpayment, but net of any Taxes that may be due on such refund or interest amount after giving effect to any deductions, when and as recognized, in respect of the payment of such amounts to Seller) received or utilized by Purchaser or such Affiliate. If any such refund or benefit is subsequently reduced as a result of an adjustment required by any Governmental Authority, this Section 6.11(c) shall take such adjusted refund or benefit into account. If Purchaser or any of its Affiliates pays any amount to Seller pursuant to this Section 6.11(c) prior to such adjustment, Seller shall repay the difference between the amount paid and the adjusted amount of the refund or benefit, as the case may be, to Purchaser, if the adjusted amount is less than the amount paid by Purchaser or such Affiliate to Seller pursuant to this Section 6.11(c), and Purchaser shall pay the difference between the adjusted amount of the refund or benefit and the amount paid by Purchaser or such Affiliate to Seller if the amount paid by Purchaser or such Affiliate to Seller is less than the adjusted amount.
     (d) Cooperation and Assistance.
          (i) The Parties shall cooperate with each other in the filing of any Tax Returns and the conduct of any audit or other proceeding. They each shall make available such other documents as are reasonably necessary to carry out the intent of this Section 6.11.
          (ii) If (A) either Party is liable under this Section 6.11, including any amounts due pursuant to Section 6.11(c), for any portion of a Tax shown due on any Tax Return required to be filed by the other Party pursuant to this Section 6.11, or (B) Seller is required to file any Tax Return with respect to any of its Subsidiaries pursuant to this Section 6.11, the Party obligated to file such Tax Return pursuant to this Section 6.11 shall deliver a copy of the relevant portions of such Tax Return (taking into account any extensions, if applicable) to the liable Party. If the Parties disagree as to the treatment of any item shown on such Tax Return or with respect to any calculation with respect to any Tax Return to be filed pursuant to this Section 6.11, an independent public accounting firm acceptable to both Seller and Purchaser shall determine, consistent with Seller’s past practice (except as otherwise required by Law), how the disputed item is to be treated on such Tax Return.

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          (iii) Upon request or upon payment, each Party shall deliver to the tax director of the other Party certified copies of all receipts for any foreign Tax with respect to which such other Party or any of its Affiliates could claim a foreign tax credit and any supporting documents required in connection with claiming or supporting a claim for such a foreign tax credit.
          (iv) The Parties shall retain records, documents, accounting data and other information in whatever form that are necessary for the preparation and filing, or for any Tax audit, of any and all Tax Returns with respect to any Taxes that relate to taxable periods that do not begin after the Closing Date. Such retention shall be in accordance with the record retention policy of the respective Party, but in no event shall any Party destroy or otherwise dispose of such records, documents, accounting data and other information prior to the expiration of the applicable statute of limitations (including extensions) and without first providing the other Party with a reasonable opportunity to review and copy the same. Each Party shall give any other Party reasonable access to all such records, documents, accounting data and other information as well as to its personnel and premises to the extent necessary for a reasonable review or a Tax audit of such Tax Returns and relevant to an obligation under this Section 6.11.
          (v) Seller shall use its reasonable commercial efforts to provide Purchaser with a clearance certificate or similar document(s) which may be required by any taxing authority to relieve Purchaser of any obligation to withhold any portion of the payments to Seller pursuant to this Agreement.
     (e) Tax Controversies. A Party shall promptly notify the other Party in writing promptly (but in no event later than 30 days) (a “Notification”) upon receipt of notice of any pending or threatened audits or assessments with respect to Taxes for which such other Party (or any of its Affiliates) is liable under Section 6.11. Failure to give such Notification shall not relieve the indemnifying party from Liability under Section 6.11, except if and to the extent that the indemnifying party is actually prejudiced thereby. Each Party shall be entitled to take control of the complete defense of any tax audit or administrative or court proceeding (a “Tax Claim”) relating to Taxes for which it may be liable, and to employ counsel of its choice at its expense; provided, that Seller and Purchaser shall jointly control the defense of any Tax Claim relating to Taxes with respect to a Straddle Period for which Taxes are allocated to both Seller and Purchaser under Section 6.11(b)(iii) of this Agreement. Notwithstanding the immediately preceding sentence, each Party shall be entitled to take control of the complete defense of any Tax Claim relating to Taxes for which it is obligated to file a Tax Return (but does not have any indemnification obligation hereunder) under this Section 6.11 (or by Law), and to employ counsel of its choice at its expense; provided, that such Party unconditionally releases in writing the other Party from its indemnification obligation hereunder with respect to such Tax Claim; provided further, that such Party shall take control of such Tax Claim within 60 days of the earlier of (x) the date on which such Notification is provided or (y) the date such Notification is due pursuant to the first sentence of this Section 6.11(e). If one Party takes control of any such audit or proceeding, the other Party shall be entitled to participate, at its expense, in the defense of such audit or proceeding, and the Party controlling such audit or proceeding shall consider in good faith any suggestions made or points raised by the other Party. Neither Party may agree to settle any claim for Taxes for which the other may be liable without the prior written consent of such other Party, which consent shall not be unreasonably withheld. Neither Party shall settle any claim for Taxes for which the other Party may be liable or which may increase the Tax liability of the other Party without the prior written consent of such other Party. This Section 6.11(e) shall govern to the extent it would otherwise be inconsistent with Section 9.3(a).
     6.12 Mail Handling; Receivables and Payables.
     (a) To the extent that Purchaser receives any mail or packages addressed to Seller or its Subsidiaries and delivered to Purchaser not relating to the Business, the Purchased Assets, Transferred IP

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Rights, the Transferred Trademarks, the Transferred IP Licenses or the Assumed Liabilities, Purchaser shall promptly deliver such mail or packages to Seller. After the Closing Date, to the extent that Purchaser receives cash or checks or drafts made payable to Purchaser that constitutes an Excluded Asset, Purchaser shall promptly deposit such checks or drafts and upon receipt of funds from such checks or drafts, forward to Seller within five Business Days for such amount received, or, if so requested by Seller, endorse such checks or drafts to Seller for collection. Purchaser may not assert any set-off, hold-back, escrow or other restriction against any payment described in this Section 6.12.
     (b) To the extent that Seller receives any mail or packages addressed to Purchaser or its Subsidiaries and delivered to Seller relating to the Business, the Purchased Assets, Transferred IP Rights, the Transferred Trademarks, the Transferred IP Licenses or the Assumed Liabilities, Purchaser shall promptly deliver such mail or packages to Purchaser. After the Closing Date, to the extent that Seller receives cash or checks or drafts made payable to Purchaser that constitutes a Purchased Asset, Seller shall promptly deposit such checks or drafts and upon receipt of funds from such checks or drafts, forward to Purchaser within five Business Days for such amount received, or, if so requested by Purchaser, endorse such checks or drafts to Purchaser for collection. Seller may not assert any set-off, hold-back, escrow or other restriction against any payment described in this Section 6.12. On or after the Closing Date, the Seller will use commercially reasonable efforts to promptly notify Purchaser of each inquiry that it receives relating to the Business from an existing customer of the Business or any other third Person that expressly states its desire to explore a commercial relationship with the Business.
     6.13 Non-Competition. In order that Purchaser may have and enjoy the full benefit of the Business, Seller agrees that for a period of four (4) years commencing on the Closing Date, Seller will not, and will cause its Subsidiaries not to, without the express written approval of Purchaser, which approval may be granted or withheld in Purchaser’s sole discretion, engage, directly or indirectly, in a Competing Business (as defined herein) or acquire more than five percent (5%) of the outstanding equity interest in any Business Competitor. For purposes of this Section 6.13: (i) “Competing Business” shall mean the design, development, research, manufacture, supply, distribution, sale, support (including consulting and other services), or maintenance of performance test and/or diagnostic solutions that generate, simulate and analyze in a single product or system for lab or pre-deployment testing of wireline Internet Protocol or Ethernet data network equipment real world scale IP or Ethernet data network conditions, including at least one of IP or Ethernet data traffic, IP or Ethernet data networking protocols, subscriber actions, IP or Ethernet data network topologies, IP or Ethernet data network services and IP or Ethernet data network applications, and (ii) “Business Competitor” shall mean any Person that derived more than twenty percent (20%) of its consolidated gross revenues from Competing Businesses during its current fiscal year or any of its preceding fiscal year. Notwithstanding the foregoing, the provisions of this Section 6.13 shall not restrict any of Seller or any of its Subsidiaries from: (a) engaging in those businesses that it is engaged in as of the date of this Agreement, other than the Business; (b) acquiring, merging with or consolidating with an entity which, at the time of the parties’ agreement to enter into such transaction is not a Business Competitor (subject to the provisions hereof); (c) (i) being acquired by means of any business combination (including an asset purchase, merger or consolidation) by any Person, in which event the covenants in this Section 6.13 shall automatically terminate upon the consummation of such transaction and be of no further force and effect; or (ii) divesting any business of Seller or its Subsidiaries (whether by way of asset purchase or otherwise) (d) engaging in any merger, consolidation or any other business combination with any Person not subject to clause (b) if the stockholders of Seller immediately prior to consummation of such transaction will own 50% or less of the outstanding common stock of the resulting or surviving entity (or the parent thereof); or (e) acquiring and operating any Business Competitor so long as Seller or such Subsidiary uses all commercially reasonable efforts to divest all or a portion of the Competing Business conducted by such Business Competitor within one year following such transaction such that an acquisition by Seller or such Subsidiary of the retained portion of the Competing Business would be permissible under the terms of the foregoing clause (b)., irrespective of

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whether such divestiture is ultimately consummated. With respect to clause (e) of the immediately preceding sentence, if after such one year period, such divestiture has not been consummated, Seller will promptly so notify Purchaser, and Purchaser may, within forty-five (45) days of receipt of such notice, obtain an Independent Valuation of the Competing Business at issue and notify Seller that Purchaser will purchase from Seller the Competing Business that is the subject matter of the Independent Valuation as soon as practicable thereafter for a purchase price payable in immediately available funds pursuant to terms and conditions set forth in the Independent Valuation. If Purchaser elects not to purchase the Competing Business that is the subject matter of clause (e) hereof as provided herein, the Business Competitor so acquired by Seller or one of its Subsidiaries pursuant to clause (e) hereof may continue with such Competing Business without violation or breach of the covenants in this Section 6.13.
     6.14 Non-Solicitation.
     (a) Seller agrees that for a period of two (2) years from and after the Closing Date, it shall not, and it shall cause each of its Subsidiaries not to (and shall not encourage or assist any of its Affiliates to), without the prior written consent of Purchaser, directly or indirectly, solicit to hire (or cause or seek to cause to leave the employ of Purchaser or any of its Subsidiaries) (i) any Transferred Employee or (ii) any other Person employed as of or within three (3) months prior to the Closing Date by Purchaser, as such employment is reflected in the resumé or similar background information provided by such Person to Seller (collectively, the “Specified Employees”), unless in each case such Person ceased to be an employee of Purchaser or its Subsidiaries for any reason prior to such action by Seller or its Subsidiary; provided, however, the foregoing restrictions shall not apply to bona fide public advertisements for employment placed by or on behalf of Seller or its Subsidiaries and not specifically targeted at the Specified Employees.
     (b) Purchaser agrees that for a period of six (6) months from and after the Closing Date, it shall not, and it shall cause each of its Subsidiaries not to (and shall not encourage or assist any of its Affiliates to), without the prior written consent of Seller, directly or indirectly, solicit to hire (or cause or seek to cause to leave the employ of Seller or any of its Subsidiaries) any Business Employee who has received severance or similar payments from Seller or its Subsidiaries in connection with transactions contemplated by this Agreement.
     6.15 Financial Statements.
     (a) Seller shall, for a period of six (6) months after the Closing and at no cost to Seller for the fees and expenses of Seller’s auditors, PricewaterhouseCoopers LLP (“PWC”), use reasonable efforts to (i) assist with and facilitate the completion and the audit and/or review by PWC of any financial statements which are necessary for Ixia to comply with the rules and regulations of the Securities and Exchange Commission or other Laws applicable to Ixia and (ii) provide necessary consents and management representation letters reasonably requested by Purchaser, Ixia or PWC (or any other accounting firm engaged by Ixia) in connection with such financial statements. Without limiting the generality of the foregoing, within thirty (30) days following the Closing, Seller shall deliver to Purchaser unaudited consolidated financial statements of the Seller and its Subsidiaries for the Business as of July 31, 2009 and for the nine months ended July 31, 2009 and 2008, which interim financial statements shall have been prepared in accordance with GAAP, and shall have been reviewed by PWC (the “Interim Financial Statements”). Seller shall also provide unaudited quarterly income statements of the Business for each of the first three quarters of Seller’s fiscal year ending October 31, 2009, which quarterly income statements shall have been prepared in accordance with GAAP.
     (b) In the event that Seller does not timely deliver the Interim Financial Statements pursuant to Section 6.15(a), then on or before the fifth (5th) Business Day following the end of such 30-day period,

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Seller shall pay to Purchaser a cash payment in the amount of $4,407,500.00 in immediately available federal funds to such bank account as Purchaser shall have designated to Seller in writing no later than the second Business Day prior to the date on which such payment is due. Notwithstanding anything herein to the contrary, any such payment shall not be subject to any of the indemnification provisions of Article IX hereof. Without limiting the generality of the foregoing, any such payment obligation shall not be subject to or applied toward any monetary limitation or threshold set forth in Section 9.2 hereof.
ARTICLE VII
CONDITIONS TO CLOSING
     7.1 Conditions Precedent to Obligations of Purchaser and Seller and the Other Sellers.
     The respective obligations of the Parties to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or written waiver by the Party for whose benefit such condition exists) on or prior to the Closing Date of each of the following conditions:
     (a) No Injunction, etc. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law which is in effect on the Closing Date which has or would have the effect of prohibiting, enjoining or restraining the consummation of the transactions contemplated by this Agreement to occur on the Closing Date or otherwise making such transactions illegal; and
     (b) Regulatory Authorizations. All Consents of any Governmental Authorities listed in Section 7.1(b) of the Disclosure Letter shall have been obtained and shall be in full force and effect.
     7.2 Conditions Precedent to Obligation of Seller and the Other Sellers. The obligation of Seller and the Other Sellers to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or written waiver by Seller) on or prior to the Closing Date of each of the following conditions:
     (a) Accuracy of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement (i) that are qualified as to “Purchaser Material Adverse Effect” shall be true, correct and accurate as of the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true, correct and accurate as of such date); and (ii) that are not qualified as to “Purchaser Material Adverse Effect” shall be accurate as of the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be accurate as of such date), except that any inaccuracies in such representations and warranties will be disregarded solely for purposes of this Section 7.2(a) (and not for any other purpose under this Agreement) if such inaccuracies, considered individually or in the aggregate, would not have a Purchaser Material Adverse Effect; and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.
     (b) Covenants of Purchaser. Purchaser shall have complied in all material respects with all covenants contained in this Agreement and the other Transaction Documents to be performed by it prior to the Closing; and Seller shall have received a certificate dated as of the Closing Date and signed by an authorized officer of Purchaser to such effect.
     (c) Local Asset Transfer Agreements and Ancillary Agreements. Purchaser shall have executed and delivered the Ancillary Agreements and other agreements and documents contemplated by

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Section 2.3 to the extent a party thereto, and each such agreement and document shall be in full force and effect and shall not have been breached in any material respect by Purchaser.
     (d) IP Matters Agreement and Manufacturing Trademark License Agreement. Purchaser shall have executed and delivered the IP Matters Agreement and the Manufacturing Trademark License Agreement and such agreements shall be in full force and effect and shall not have been breached in any material respect by Purchaser.
     (e) Real Property Agreements. Purchaser shall have executed and delivered the Real Property Agreements to the extent a party thereto, and each such agreement shall be in full force and effect and shall not have been breached in any material respect by Purchaser.
     (f) Employees. Purchaser shall have complied with all covenants and satisfied all of the obligations set forth in Sections 6.6 and 6.7.
     (g) Transition Services Agreement. The Transition Services Agreement shall be in full force and effect and shall not have been breached in any material respect by Purchaser.
     7.3 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of each of the following conditions:
     (a) Accuracy of Representations and Warranties of Seller. The representations and warranties of Seller contained in this Agreement and the other Transaction Documents (i) that are qualified as to “Seller Material Adverse Effect” shall be true, correct and accurate as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true, correct and accurate as of such date); and (ii) that are not qualified as to “Seller Material Adverse Effect” shall be accurate as of the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be accurate as of such date), except that any inaccuracies in such representations and warranties will be disregarded solely for purposes of this Section 7.3(a) (and not for any other purpose under this Agreement) if such inaccuracies, considered individually or in the aggregate, would not have a Seller Material Adverse Effect; and Purchaser shall have received a certificate dated as of the Closing Date signed by an authorized officer of Seller to such effect.
     (b) Covenants of Seller. Seller shall have complied in all material respects with all covenants contained in this Agreement and the other Transaction Documents to be performed by it prior to the Closing; and Purchaser shall have received a certificate dated as of the Closing Date and signed by an authorized officer of Seller to such effect.
     (c) Transfer Agreements. Seller shall have executed and delivered or caused each of the relevant Other Sellers to execute and deliver, the Ancillary Agreements and other agreements and documents contemplated by Section 2.3(a) to the extent a party thereto, and each such agreement and document shall be in full force and effect and shall not have been breached in any material respect by Seller or the relevant Other Seller, as the case may be.
     (d) IP Matters Agreement and Manufacturing Trademark License Agreement. Seller shall have executed and delivered the IP Matters Agreement and the Manufacturing Trademark License Agreement and such agreements shall be in full force and effect and shall not have been breached in any material respect by Seller or the relevant Other Seller, as the case may be.

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     (e) Real Property Agreements. Seller shall have executed and delivered or caused each of the relevant Other Sellers to execute and deliver the Real Property Agreements to the extent a party thereto, and each such agreement shall be in full force and effect and shall not have been breached in any material respect by Seller or the relevant Other Seller, as the case may be.
     (f) Transition Services Agreement. The Transition Services Agreement shall be in full force and effect and shall not have been breached in any material respect by Seller or the relevant Other Seller, as the case may be.
     (g) Consents. Each of the Consents set forth on Section 7.3(g) of the Disclosure Letter shall have been obtained in a form reasonably acceptable to Purchaser and shall be in full force and effect.
     (h) FIRPTA. Seller shall have delivered an affidavit pursuant to Section 1445 of the Code stating, under penalties of perjury, Seller’s United States taxpayer identification number and that Seller is not a foreign person.
     (i) No Seller Material Adverse Effect. Since the date of this Agreement there shall have been no event, condition, change or development, or worsening of any existing event, condition, change or development (except as relates to Excluded Assets) that, individually or in combination with any other event, condition, change, development or worsening thereof, has had or would reasonably be expected to have a Seller Material Adverse Effect.
ARTICLE VIII
CLOSING
     8.1 Closing Date. Unless this Agreement shall have been terminated pursuant to ARTICLE X hereof, the closing of the sale and transfer of the Purchased Assets and the other transactions hereunder (the “Closing”) shall take place on October 30, 2009, at the offices of Baker & McKenzie LLP, 660 Hansen Way, Palo Alto, California 94304, at 10:00 a.m., local time, and in such other places as are necessary to effect the transactions to be consummated at the Closing (such date of the Closing being herein referred to as the “Closing Date”). The effective time of the Closing for Tax, operational and all other matters shall be deemed to be 12:01 a.m., local time in each jurisdiction in which the Business is conducted, on the Closing Date.
     8.2 Purchaser Obligations. At the Closing, (i) Purchaser shall deliver the Purchase Price to Seller as provided in Section 3.2 and (ii) Purchaser shall, or shall cause one or more of its Subsidiaries to execute and deliver to Seller the documents described in Section 7.2, and such other documents and instruments as counsel for Purchaser and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.
     8.3 Seller Obligations. At the Closing, Seller shall execute and deliver to Purchaser, and Seller shall cause such of its Subsidiaries as are party thereto to execute and deliver to Purchaser, the documents described in Section 7.3, and such other documents and instruments as counsel for Purchaser and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.

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ARTICLE IX
INDEMNIFICATION
     9.1 Indemnification.
     (a) Following the Closing and subject to the terms and conditions of this ARTICLE IX, Seller shall for itself (where it is acting as Seller) and otherwise as agent for the Other Sellers indemnify, defend and hold harmless Purchaser, its Affiliates, and their respective officers, directors, employees, stockholders, assigns and successors (each, a “Purchaser Indemnified Party” or collectively, “Purchaser Indemnified Parties”) from and against, and shall compensate and reimburse each Purchaser Indemnified Party for, all Losses imposed upon or incurred by such Purchaser Indemnified Party (“Purchaser Losses”), with respect to (i) any breach of any representation or warranty of Seller set forth in this Agreement, any other Transaction Document (other than the Transition Services Agreement) or in the certificate delivered pursuant to Section 7.2(a), (ii) any breach of any covenant or agreement of Seller herein or therein, or (iii) any Excluded Liabilities.
     (b) Following the Closing and subject to the terms and conditions provided in this ARTICLE IX, Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates and their respective officers, directors, employees, stockholders, assigns and successors (each, a “Seller Indemnified Party”) from and against, and shall compensate and reimburse each Seller Indemnified Party for, all Losses imposed upon or incurred by such Seller Indemnified Party (“Seller Losses”), with respect to (i) any breach of any representation or warranty of Purchaser set forth in this Agreement, any other Transaction Document (other than the Transition Services Agreement) or in the certificate delivered pursuant to Section 7.3(a), (ii) any breach of any covenant or agreement of by Purchaser herein or therein, or (iii) any of the Assumed Liabilities. Seller shall not be entitled to recover more than once for the same Seller Loss.
     (c) For purposes of the foregoing Sections 9.1(a)(i) and 9.1(b)(i), in determining the amount of any Purchaser Losses or Seller Losses, as the case may be, no effect shall be given to any qualification in the relevant representations and warranties as to materiality or Seller Material Adverse Effect; provided that full effect shall be given to all such qualifications for purposes of determining the existence of a breach of any representation or warranty.
     (d) Notwithstanding the foregoing, Purchaser Losses and Seller Losses shall not include, and in no event shall any Purchaser Loss or Seller Loss be recoverable under the terms of this Agreement to the extent it consists of, indirect, punitive, special or exemplary damages, except to the extent such indirect, punitive, special or exemplary damages are awarded against any Purchaser Indemnified Party or Seller Indemnified Party, as the case may be, in a third-party claim.
     9.2 Certain Limitations.
     (a) Except as otherwise expressly provided herein, Seller (on behalf of itself and as agent for the Other Sellers) shall not be obligated to indemnify Purchaser Indemnified Parties for aggregate Purchaser Losses under Sections 9.1(a)(i) or 9.1(a)(ii) of this Agreement or any other Transaction Document in excess of $4,000,000.00 in the aggregate (the “Indemnity Cap”); provided, however, that such limitation shall not apply with respect to a breach of a representation or warranty made by Seller in Sections 4.1 (Corporate Existence), 4.2(a) (Corporate Authority), 4.4(a) (Title), 4.8 (Tax Matters), 4.9 and 4.9A (Employee Benefits), 4.12 (Environmental Matters), and 4.20 (Finders; Brokers) (collectively, the “Fundamental Seller Representations”); provided, further that Seller (on behalf of itself and as agent for the Other Sellers) shall not be obligated to indemnify Purchaser Indemnified Parties for Losses with

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regards to (x) breaches of the Fundamental Seller Representations and (y) intentional breaches of any covenant or agreement of Seller contained herein or in any other Transaction Document in excess of 40% of the Purchase Price in the aggregate, and (ii) Purchaser (on behalf of itself and as agent for any Affiliates) shall not be obligated to indemnify Seller Indemnified Parties for aggregate Seller Losses under Sections 9.1(b)(i) or 9.1(b)(ii) of this Agreement or any other Transaction Document in excess of the Indemnity Cap; provided, however, that Purchaser shall not be obligated to indemnify Seller Indemnified Parties for Losses with regard to intentional breaches of any covenant or agreement of Purchaser contained herein or in any other Transaction Document in excess of 40% of the Purchase Price in the aggregate.
     (b) Except as otherwise expressly provided herein, Seller (on behalf of itself and as agent for the Other Sellers) shall not be obligated to indemnify Purchaser Indemnified Parties under this Agreement (x) with respect to any individual Purchaser Loss or series of related Purchaser Losses of less than ten thousand dollars ($10,000.00) (the “Minimum Amount”) and (y) unless and until the aggregate Purchaser Losses (excluding individual Purchaser Losses or related Purchaser Losses less than the Minimum Amount) subject to such indemnification collectively exceed four hundred thousand dollars ($400,000.00) (the “Threshold”), whereupon such indemnification shall be made by Seller only with respect to the amount of such Purchaser Losses (excluding individual Purchaser Losses or related Purchaser Losses less than the Minimum Amount) in excess of the Threshold; provided, however, that the Threshold shall not apply to the Fundamental Seller Representations, to intentional breaches of any covenant or agreement of Seller contained herein or in any Transaction Document or to Excluded Liabilities.
     (c) Except as otherwise expressly provided herein, Purchaser shall not be obligated to indemnify Seller Indemnified Parties under this Agreement (x) with respect to any individual Seller Loss or series of related Seller Losses of less than the Minimum Amount and (y) unless and until the aggregate Seller Losses (excluding individual Seller Losses or related Seller Losses less than the Minimum Amount) subject to such indemnification collectively exceed the Threshold, whereupon such indemnification shall be made by Purchaser only with respect to the amount of such Seller Losses (excluding individual Seller Losses or related Seller Losses less than the Minimum Amount) in excess of the Threshold; provided, however, that the Threshold shall not apply to intentional breaches of any covenant or agreement of Purchaser contained herein or in any Transaction Document or to Assumed Liabilities.
     (d) The representations and warranties of Seller and Purchaser contained in ARTICLE IV and ARTICLE V, respectively, of this Agreement and any other Transaction Document shall survive the Closing until fourteen (14) months after the Closing; provided, however, that the Fundamental Seller Representations shall survive until the expiration of any applicable statute of limitation, including any suspensions, tollings or extensions thereof. The covenants and agreements contained in this Agreement shall survive the Closing until the date or dates explicitly specified therein or, if not so specified, until the expiration of the applicable statute of limitations, including any suspensions, tollings or extensions thereof, with respect to the matters contained therein.
     (e) The obligations to indemnify and hold harmless a Party pursuant to Sections 9.1(a)(i), 9.1(a)(ii), 9.1(b)(i) or 9.1(b)(i)(ii) shall terminate when the applicable representation, warranty or covenant terminates pursuant to Section 9.2(d); provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which Seller Indemnified Party or Purchaser Indemnified Party, as the case may be, to be indemnified (each, an “Indemnified Party”) shall have, before the expiration of the applicable survival period, previously made a claim by delivering a written notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

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     9.3 Procedures for Third-Party Claims and Excluded Liabilities.
     (a) General Procedures. Promptly (but in no event later than thirty (30) days) after the receipt by any Indemnified Party of a notice of any Proceeding by any third Person that may be subject to indemnification under this ARTICLE IX, including any Proceeding relating to any Excluded Liability or Assumed Liability, such Indemnified Party shall give written notice of such Proceeding to the indemnifying Party hereunder (the “Indemnifying Party”), stating in reasonable detail the nature and basis of each claim made in the Proceeding and the amount thereof, to the extent known, along with copies of the relevant documents received by the Indemnified Party evidencing the Proceeding and the basis for indemnification sought. Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from Liability on account of this indemnification, except if and only to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Proceeding. The Indemnifying Party shall have the right to assume the defense of the Indemnified Party against the third Person claim upon written notice to the Indemnified Party delivered within thirty (30) days after receipt of the particular notice from the Indemnified Party; provided, however, that the Indemnifying Party shall not have the right to assume the defense of the third Person claim if it seeks as a remedy the imposition of an equitable remedy that is binding upon Purchaser or the Business. So long as the Indemnifying Party has assumed the defense of the third Person claim in accordance herewith and notified the Indemnified Party in writing thereof, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the third Person claim, (ii) the Indemnified Party shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the third Person claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed) and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the third Person claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed). Whether or not the Indemnifying Party shall have assumed the defense, such Indemnifying Party shall not be obligated to indemnify and hold harmless the Indemnified Party hereunder for any settlement entered into without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the provisions of this Section 9.3(a) shall not apply to any claim with respect to Taxes, which shall be governed solely by Section 6.11.
     (b) Equitable Remedies. In the case of any third Person claims where the Indemnifying Party reasonably believes that it would be appropriate to settle such claim using equitable remedies (i.e., remedies involving the future activity and conduct of the Business), the Indemnifying Party and the Indemnified Party shall work together in good faith to agree to a settlement; provided, however, that no Party shall be under any obligation to agree to any such settlement.
     (c) Treatment of Indemnification Payments; Insurance Recoveries. Any payment made pursuant to the indemnification obligations arising under this Agreement shall be treated as an adjustment to the Purchase Price for all Tax Purposes. Any indemnity payment under this Agreement shall be decreased by any amounts actually recovered by the Indemnified Party under third Person insurance policies with respect to such Loss (net of any premiums paid by such Indemnified Party under the relevant insurance policy), each Party agreeing (i) to use all reasonable efforts to recover all available insurance proceeds and (ii) to the extent that any indemnity payment under this Agreement has been paid by the Indemnifying Party to the Indemnified Party prior to the recovery by the Indemnified Party of such insurance proceeds, such amounts actually recovered by the Indemnified Party shall be promptly paid to the Indemnifying Party.

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     9.4 Remedies Exclusive. Following the Closing, with the exception of remedies based on fraud, the indemnification rights set forth in this ARTICLE IX shall constitute the sole and exclusive remedy for money damages and shall be in lieu of any other remedies for money damages that may be available to the Indemnified Parties under any other agreement or pursuant to any statutory or common law (including Environmental Law) with respect to any Losses of any kind or nature incurred directly or indirectly resulting from or arising out of any of this Agreement, the Business, the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks, the Transferred IP Licenses, the Assumed Liabilities or the Excluded Liabilities (it being understood that nothing in this Section 9.4 or elsewhere in this Agreement shall affect the Parties’ rights to specific performance or other similar non-monetary equitable remedies with respect to the covenants referred to in this Agreement to be performed after the Closing). Seller and Purchaser each hereby waive any provision of any applicable Law to the extent that it would limit or restrict the agreement contained in this Section 9.4.
     9.5 Exercise of Remedies by Persons Other than the Parties. No Purchaser Indemnified Party (other than Purchaser or any successor or assignee of Purchaser) is entitled to assert any indemnification claim or exercise any other remedy under this Agreement unless Purchaser (or any successor or assignee of Purchaser) consents to the assertion of the indemnification claim or the exercise of the other remedy. No Seller Indemnified Party (other than Seller or any successor or assignee of Seller) is entitled to assert any indemnification claim or exercise any other remedy under this Agreement unless the Seller (or any successor or assignee of Seller) consents to the assertion of the indemnification claim or the exercise of the other remedy.
     9.6 Transition Services Agreement. Notwithstanding anything to the contrary contained in this Article IX or in this Agreement, this Article IX shall not apply to or limit any claim by either party for indemnification, or the exercise by either party of any other remedy, under the Transition Services Agreement.
ARTICLE X
TERMINATION
     10.1 Termination Events. Without prejudice to other remedies which may be available to the Parties by Law or this Agreement, this Agreement may be terminated and the transactions contemplated herein may be abandoned:
     (a) by mutual consent of the Parties;
     (b) after October 31, 2009 (the “Outer Date”), by any Party by notice to the other Party if the Closing shall not have been consummated on or prior to the Outer Date; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose failure or whose Affiliate’s failure to perform in all material respects any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; provided, further, that such period will be extended for an additional period to the extent necessary for either party but with a maximum of thirty (30) days, as applicable, to satisfy the conditions set forth in Section 7.1(b) (except in circumstances contemplated by subsection (c) hereof); or
     (c) by any Party by notice to the other Party, if (i) a final, non-appealable order, decree or ruling enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement to occur on the Closing Date has been issued by any federal or state court in the United States (or by any equivalent court in Australia, Canada or India) having jurisdiction (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable) or any U.S. federal or state Law (or

46

any Australian, Canadian or Indian Law) has been enacted that would make the consummation of the transactions contemplated by this Agreement to occur on the Closing Date illegal.
     10.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become wholly void and of no further force and effect, all further obligations of the parties under this Agreement shall terminate and there shall be no Liability on the part of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party (or such other persons or entities), except that the provisions of Sections 6.2(b), 6.4 and ARTICLE XI of this Agreement shall remain in full force and effect and the Parties shall remain bound by and continue to be subject to the provisions thereof. Notwithstanding the foregoing, the provisions of this Section 10.2 shall not relieve either party of any Liability for breach of this Agreement.
ARTICLE XI
MISCELLANEOUS AGREEMENTS OF THE PARTIES
     11.1 Dispute Resolution. Except as otherwise set forth herein, resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, “Disputes”), shall be exclusively governed by and settled in accordance with the provisions of this Section 11.1.
     (a) Negotiation. The Parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through negotiation. Within thirty (30) days after notice of a Dispute is given by either Party to the other Party, each Party shall select a first tier negotiating team comprised of director or general manager level employees of such Party and shall meet and make a good faith attempt to resolve such Dispute and shall continue to negotiate in good faith in an effort to resolve the Dispute or renegotiate the applicable Section or provision without the necessity of any formal proceedings. If the first tier negotiating teams are unable to agree within thirty (30) days of their first meeting, then each Party shall select a second tier negotiating team comprised of vice president level employees of such Party and shall meet within thirty (30) days after the end of the first thirty (30) day negotiating period to attempt to resolve the matter. During the course of negotiations under this Section 11.1, all reasonable requests made by one Party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating teams but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other Party. All negotiations between the Parties pursuant to this Section 11.1(a) shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future litigation.
     (b) Failure to Resolve Disputes. In the event that any Dispute arising out of or related to this Agreement is not settled by the Parties within fifteen (15) days after the first meeting of the second tier negotiating teams under Section 11.1(a), the Parties may seek any remedies to which they may be entitled in accordance with the terms of this Agreement.
     (c) Proceedings. Nothing herein, however, shall prohibit either Party from initiating litigation or other judicial or administrative proceedings if such Party would be substantially harmed by a failure to act during the time that such good faith efforts are being made to resolve the Dispute through negotiation. In the event that litigation is commenced under this Section 11.1(c), the Parties agree to

47

continue to attempt to resolve any Dispute according to the terms of Section 11.1(a) during the course of such litigation proceedings under this Section 11.1(c).
     (d) Pay and Dispute. Except as provided herein, in the event of any dispute regarding payment of a third-party invoice (subject to standard verification of receipt of products or services), the Party named in a third Person’s invoice must make timely payment to such third Person, even if the Party named in the invoice desires to pursue the dispute resolution procedures outlined in this Section 11.1. If the Party that paid the invoice is found pursuant to this Section 11.1 to not be responsible for such payment, such paying Party shall be entitled to reimbursement, with interest accrued at an annual rate of the Prime Rate, from the Party found responsible for such payment.
     11.2 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person, upon receipt by the sender of answer-back confirmation when telefaxed, or on the next Business Day when sent by overnight courier, and

If to Seller:	Agilent Technologies, Inc. 5301 Stevens Creek Boulevard Mailstop A1-CD Santa Clara, CA 95051 Attention: Sheila Barr Robertson Telephone: (408) 345-8734 Facsimile: (408) 553-7602

with copies to:	Agilent Technologies, Inc. 5301 Stevens Creek Boulevard Mailstop 1A-11 Santa Clara, CA 95051 Attention: Marie Oh Huber, General Counsel Telephone: (408) 345-8039 Facsimile: (408) 345-8958

Baker & McKenzie LLP 660 Hansen Way Palo Alto, CA 94304-1044 Attention: Matthew R. Gemello Telephone: (650) 856-5541 Facsimile: (650) 856-9299

If to Purchaser:	Ixia 26601 W. Agoura Road Calabasas, CA 91302 Attention: Ronald W. Buckly, Senior Vice President, Corporate Affairs and General Counsel Telephone: (818) 871-1800 Facsimile: (818) 936-0564

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with copies to:	Bryan Cave LLP 120 Broadway, Suite 300 Santa Monica, CA 90401-2386 Attention: Katherine F. Ashton Telephone: (310) 576-2154 Facsimile: (310) 576-2200
or to such other address as any such Party shall designate by written notice to the other Party.
     11.3 Bulk Transfers. Purchaser waives compliance with the provisions of all applicable Laws relating to bulk transfers in connection with the transfer of the Purchased Assets.
     11.4 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement and the application of such provision to other persons or circumstances other than those which it is determined to be illegal, void or unenforceable, shall not be impaired or otherwise affected and shall remain in full force and effect to the fullest extent permitted by applicable Law, and Seller and Purchaser shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the Parties as expressed by such illegal, void or unenforceable provision.
     11.5 Further Assurances; Further Cooperation. Subject to the terms and conditions hereof, each of the Parties agrees to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be reasonably necessary or appropriate, in the reasonable opinion of counsel for Seller and Purchaser, to effectuate the provisions of this Agreement, provided that all such actions are in accordance with applicable Law. From time to time, whether at or after the Closing, Seller or its Subsidiaries (as appropriate) will execute and deliver such further instruments of conveyance, transfer and assignment and take such other action, at Purchaser’s sole expense, as Purchaser may reasonably require to more effectively convey and transfer to Purchaser any of the Purchased Assets and, solely as stated in the IP Matters Agreement, any of the Transferred IP Rights, the Transferred Trademarks or the Transferred IP Licenses, and Purchaser will execute and deliver such further instruments and take such other action, at Seller’s sole expense, as Seller or its Subsidiaries may reasonably require to more effectively assume the Assumed Liabilities.
     11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 11.6.
     11.7 Expenses. Except as otherwise expressly provided herein, whether or not the Closing occurs, Seller and Purchaser shall each pay their respective expenses (such as legal, investment banker and accounting fees) incurred in connection with the negotiation and execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.
     11.8 Assignment. This Agreement shall not be assigned by either Party without the prior written consent of the other Party, and any attempted assignment, without such consent, shall be null and void; provided, however, that without the consent of Seller, Purchaser may (i) assign this Agreement to one or more of its direct or indirect Subsidiaries, including without limitation Catapult Communications International Limited, and (ii) designate one or more of such Subsidiaries as a transferee of Purchased Assets hereunder, provided that no such assignment or designation shall relieve Purchaser of any of its duties or obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon,

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inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns.
     11.9 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by both Parties. No waiver by either Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, or a failure or delay by any Party in exercising any power, right or privilege under this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
     11.10 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with the terms hereof and thereof and that the Parties shall be entitled (without the requirement to post a bond or other security) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity. The rights and remedies of the Parties shall be cumulative (and not alternative).
     11.11 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a Party nor create or establish any third Person beneficiary hereto other than the provisions of ARTICLE IX hereof with respect to indemnification but subject to the terms thereof.
     11.12 Governing Law. This Agreement and all claims arising out of this Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of California (whether arising in contract, tort, equity or otherwise), without regard to any conflicts of law principles that would result in the application of any law other than the law of the State of California.
     11.13 Consent to Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of the United States District Court located in Santa Clara County, California, or if such court does not have jurisdiction, the superior courts of the State of California located in Santa Clara County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties, further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 11.2 shall be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding set forth above arising out of this Agreement or the transactions contemplated hereby, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
     11.14 Disclosure Letter. A disclosure included in any section of the Disclosure Letter shall be considered to be made for purposes of another section of the Disclosure Letter only to the extent that the relevance and applicability of the disclosure to such other section of the Disclosure Letter is readily apparent on its face to a reasonable person. Inclusion of any matter or item in the Disclosure Letter does not imply that such matter or item would, under the provisions of this Agreement, have to be included in the Disclosure Letter or that such matter or item is otherwise material.

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     11.15 Entire Agreement. The Confidentiality Agreements, the Transaction Documents, Annex A, the Disclosure Letter and the Exhibits hereto and any other agreements between Purchaser and Seller entered into on the date hereof set forth the entire understanding of the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Parties or their respective Subsidiaries other than those set forth or referred to herein or therein. In the event of any inconsistency between the provisions of this Agreement and any other Transaction Document, the provisions of this Agreement shall prevail.
     11.16 Section Headings; Table of Contents. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
     11.17 No Joint Venture. Nothing in this Agreement creates a joint venture or partnership between the Parties. This Agreement does not authorize any Party (a) to bind or commit, or to act as an agent, employee or legal representative of, another Party, except as may be specifically set forth in other provisions of this Agreement, or (b) to have the power to control the activities and operations of another Party. The Parties are independent contractors with respect to each other under this Agreement. Each Party agrees not to hold itself out as having any authority or relationship contrary to this Section 11.17.
[SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be duly executed as of the date first above written.

IXIA

By:	/s/ Errol Ginsberg
	Name:	Errol Ginsberg
	Title:	Chairman of the Board

AGILENT TECHNOLOGIES, INC.

By:	/s/ Sheila Barr Robertson
	Name:	Sheila Barr Robertson
	Title:	VP Corp Development

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ANNEX A
     “Affiliate” means (a) in the case of an individual, the members of the immediate family (including parents, siblings and children) of (i) the individual, (ii) the individual’s spouse, and (iii) any Business Entity that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with any of the foregoing individuals, or (b) in the case of a Business Entity, another Business Entity or a person that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the Business Entity (it being understood that “Affiliate” will, in the case of Purchaser, not include any of the portfolio companies in which the shareholders of Purchaser have an interest solely by reason of an investment made by various limited partnerships or other funds managed or advised by them).
     “Agreement” shall have the meaning set forth in the Recitals to this Agreement.
     “Assumed Contracts” means those contracts set forth on Section A to the Disclosure Letter.
     “Automatic Transferred Employees” shall mean those Business Employees where local employment Laws, including but not limited to the Transfer Regulations, require an automatic transfer of employees upon the transfer of a business as a going concern and such transfer occurs by operation of Law.
     “Business” means the business conducted by Seller and its Subsidiaries in connection with (i) the design, development, research, manufacture, supply, distribution, sale, support and maintenance of products known as of the date of this Agreement as the Agilent N2X and Agilent Network Tester and (ii) the provision of services related to such products.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City or California are permitted or required by Law to close.
     “Business Employee” shall mean (i) the employees of Seller and its Subsidiaries set forth in Section B of the Disclosure Letter, including (A) any such employees on temporary leave for purposes of jury or annual two-week national service/military duty, or equivalent under local Law, employees on vacation and employees on a regularly scheduled day off from work and (B) any such employees who on the Closing Date are on maternity or paternity leave, education leave, military leave with veteran’s re-employment rights under federal Law, leave under the Family Medical Leave Act of 1993, approved personal leave, short-term disability leave or medical leave or equivalent under local Law, unless otherwise required under local employment Laws, excluding any such employees on long-term disability or whose employment with Seller and its Subsidiaries has terminated prior to the Closing, (ii) each additional employee of Seller and its Subsidiaries hired by the Business between the date hereof and the Closing Date in the ordinary course of business or hired by Seller or its Subsidiaries in the ordinary course of business to replace employees who have terminated employment or taken leave between the date hereof and the Closing Date and (iii) each other employee of Seller or any of its Subsidiaries that Seller and Purchaser have mutually agreed to prior to the Closing Date or whose transfer to Purchaser and its Subsidiaries is required under local Law.
     “Business Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934).

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     “Business Environmental Liabilities” means any Liability of any kind or nature, or the duty to indemnify, defend or reimburse any Person with respect to: (i) the presence at any time of any Hazardous Materials as of or prior to the Closing Date in the soil, groundwater, surface water, air or building materials of any Business Facility or any presence elsewhere arising out of or relating in any manner to the Business or the Purchased Assets (“Business Contamination”); (ii) any Hazardous Materials Activity conducted on any Business Facility at any time as of or prior to the Closing Date (“Business Hazardous Materials Activities”); (iii) the exposure of any person to Hazardous Materials in the course of or as a consequence of any Business Hazardous Materials Activities or to Business Contamination prior to the Closing Date, without regard to whether any health effect of the exposure has been manifested as of the Closing Date; (iv) the violation of any Environmental Laws as of or prior to the Closing Date to the extent (but only to the extent) arising out of or relating to the Business or the Purchased Assets or in connection with any Business Hazardous Materials Activities; (v) the migration at any time as of or prior to the Closing Date, of Business Contamination to any other Real Property or the soil, groundwater, surface water, air or building materials thereof; and (vi) any Environmental Claims existing as of the Closing Date and any actions or proceedings brought or threatened by any third Person with respect to any of the foregoing.
     “Business Facility” means any facility or real property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by Seller or any of its Subsidiaries in connection with the operation of its Business or the Purchased Assets.
     “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Contract” means any written or oral commitment, contract, subcontract, license, sublicense, lease, understanding, instrument, indenture, note or legally binding commitment or undertaking of any nature.
     “Environmental Claim” shall mean any written claim, proceeding, suit, complaint, or notice of violation alleging violation of, or Liability under, any Environmental Laws.
     “Environmental Laws” shall mean any applicable foreign, federal, state or local Laws, statutes, regulations, codes, ordinances, permits, decrees, orders or common law relating to, or imposing standards regarding the protection or clean-up of the environment, any Hazardous Material Activity, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the exposure of any individual to Hazardous Materials, including without limitation protection of health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substance Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related foreign, federal state or local law, each as amended.
     “ERISA Affiliate” of any entity shall mean any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.
     “Excluded Assets” shall mean the assets of Seller and its Subsidiaries other than the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks and the Transferred IP Licenses.

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     “Hazardous Materials” shall mean any infectious, carcinogenic, radioactive, toxic or hazardous chemical or chemical compound, or any pollutant, contaminant or hazardous substance, material or waste, in each case, whether solid, liquid or gas, including, without limitation, petroleum, petroleum products, by-products or derivatives and asbestos and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Law.
     “Hazardous Materials Activity” means the transportation, transfer, recycling, storage, use, disposal, arranging for disposal, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back or product content requirements.
     “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “Income Tax” shall mean all Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including, but not limited to, any capital gains, minimum Taxes and any Taxes on items of tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar Taxes), (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above or (iii) withholding taxes measured by, or calculated with respect to, any payments or distributions (other than wages).
     “Indebtedness” means (i) all outstanding obligations for senior debt and subordinated debt and any other outstanding obligation for borrowed money, including that evidenced by notes, bonds, debentures or other instruments (and including all outstanding principal, prepayment premiums, if any, and accrued interest, fees and expenses related thereto), (ii) any outstanding obligations under capital leases and purchase money obligations (other than as included in Accounts Payable), (iii) any amounts owed with respect to drawn letters of credit and (iv) any outstanding guarantees of obligations of the type described in clauses (i) through (iii) above.
     “Indemnified Party” shall mean a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.
     “Independent Valuation” means a valuation of a Competing Business as contemplated by clause (e) of Section 6.13 of this Agreement, which valuation will be prepared by a reputable nationally recognized investment bank selected by Purchaser, subject to Seller’s approval which will not be unreasonably withheld, which valuation will set forth the purchase price at which such investment bank believes such Competing Business could be sold to a third person in an arms’ length transaction. All reasonable fees and costs incurred by the aforesaid investment bank in the preparation of the Independent Valuation will be paid by Purchaser.
     “Industry-Wide Plan” means any scheme, plan, fund or arrangement, which provides Retirement Benefits to or in respect of Automatic Transfer Employees in which employers may participate even if they are not within the same corporate group as the other participating employers.
     “Intellectual Property Matters Agreement,” “IP Matters Agreement” or “IPMA” shall mean the Intellectual Property Matters Agreement substantially in the form attached as Exhibit D to this Agreement.

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     “Intellectual Property Rights” shall have the meaning assigned to such term in the IPMA.
     “IRS” shall mean the United States Internal Revenue Service.
     “To the knowledge of” or “knowledge of” a Party shall mean, (i) with respect to Seller, the knowledge of David Churchill, Toni Piwonka-Corle and Cary Wright, which would have been obtained upon reasonable due inquiry, and (ii) with respect to Purchaser, the knowledge of the President and Chief Executive Officer, Chief Financial Officer and Senior Vice President, Corporate Affairs and General Counsel of Purchaser, which would have been obtained upon reasonable due inquiry.
     “Landlord” shall mean a landlord, sublandlord, licensor or other party granting the right to use or occupy real property.
     “Law” means any law, treaty, statute, ordinance, rule, principle of common law or equity, code or regulation of a Governmental Authority or judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Authority.
     “Lease” shall mean a lease, sublease, license or other agreement permitting the use or occupancy of real property, including any amendments, modifications, supplements, renewals, extensions and guaranties related thereto related to a Subleased Real Property.
     “Liabilities” shall mean any Liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).
     “Liens” shall mean any mortgage, easement, lease, sublease, right of way, trust or title retention agreement, pledge, lien (including any lien for unpaid Taxes), charge, security interest or option.
     “Losses” means any and all direct and actual Liabilities (including any Liabilities for Taxes), losses, damages, settlements, judgments, awards, penalties, fines, costs or expenses (including, without limitation, reasonable legal, expert and consultant fees and expenses and legal fees incurred in connection with the dispute resolution process described in Section 9.3) but excluding any exemplary or punitive damages.
     “Manufacturing Trademark License Agreement” shall mean the Manufacturing Trademark License Agreement substantially in the form attached as Exhibit G to this Agreement.
     “Non-Automatic Transferred Employees” means those Business Employees who are not Automatic Transferred Employees and with respect to whom Purchaser has extended, and the Business Employee has accepted, an offer of employment pursuant to Section 6.6(a)(ii).
     “Non-U.S. Benefit Plans” means each plan, scheme, fund or arrangement of Seller and its Subsidiaries within the Business operated outside the United States which provides Retirement Benefits to or in respect of Non-U.S. Employees, including any such plan, scheme, fund or arrangement which has not been disclosed to Purchaser, but not including any mandatory government or social security pension arrangements, or any other plans, funds or arrangements operated entirely within the United States or primarily for the benefit of employees of Seller and its Subsidiaries who are not Non-U.S. Employees.
     “Non-U.S. Employees” means each Business Employee employed other than in the United States by Seller or any of its Subsidiaries, other than any employees considered to be U.S. expatriates by Seller.

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     “ordinary course of business” means in the ordinary course of the operation of the Business, consistent with past practices (including with respect to frequency and amount) of the Business.
     “Permitted Liens” shall mean (i) Liens for Taxes, not yet due and payable to the extent accrued as a current liability on the Final Closing Statement of Working Capital or, if due and adequately reserved on the Final Closing Statement of Working Capital being contested in good faith by appropriate proceedings, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other similar Liens, including all statutory Liens, arising or incurred in the ordinary course of business, (iii) protective filings related to operating leases with third parties entered into in the ordinary course of business and (iv) Liens that do not materially affect the ownership or use of the underlying Purchased Asset, Transferred IP Right, Transferred Trademark or Transferred IP License for the purpose it is being utilized for by Seller or its Subsidiaries on the Closing Date.
     “Person” means an individual, Business Entity or Government Authority.
     “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.
     “Prime Rate” shall mean the rate of interest as announced from time to time by JPMorgan Chase at its principal office in New York City as its prime lending rate, the Prime Rate to change when and if such prime lending rate changes.
     “Proceeding” means any claim, action, arbitration, audit, hearing, inquiry, examination, proceeding, investigation, litigation or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Authority or arbitrator.
     “Purchased Assets” shall mean the assets set forth in Exhibit H and all of the goodwill associated therewith, if any.
     “Purchaser Material Adverse Effect” means a material adverse effect on the financial ability of Purchaser to consummate the transactions contemplated hereby and any essential documents delivered or entered into in connection herewith.
     “Release” shall be defined as that term is defined in 42 U.S.C. § 9601 (22).
     “Remarketing Inventory” shall mean the inventory set forth in Exhibit H and described as “remarketing inventory” therein.
     “Retirement Benefits” means any pension, lump sum, gratuity or similar benefit provided or to be provided on or after retirement (including early retirement), death or disability in respect of an Employee’s employment, but excluding benefits provided under an arrangement, the sole purpose of which is to provide benefits on the accidental injury or death of an Automatic Transfer Employee.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Seller Material Adverse Effect” means any change, circumstance, event or effect that is materially adverse to the Purchased Assets or to the business, operations, condition (financial or otherwise) or results of operations of the Business, in each case taken as a whole, provided that none of the following shall be deemed, either alone, or in combination, to constitute a Seller Material Adverse Effect: any change, circumstance, event or effect resulting from or arising out of (a) the public

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announcement of the entering into of this Agreement or the other Transaction Documents, the pendency of the transactions contemplated hereby or thereby or any other publicity, leak or rumor with respect thereto, (b) except for the transactions contemplated by Sections 2.1, 2.2 and 2.3, the performance by Seller or any Other Seller of its obligations under this Agreement or the other Transaction Documents, (c) general economic conditions, including prevailing interest rates, (d) general conditions in the industry or market in which the Business is conducted, (e) any change or development in Laws applicable to the Business or the enforcement thereof, (f) any change related to the Excluded Assets that does not materially adversely affect the Business, the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks, or the Transferred IP Licenses or (g) any natural disaster or any act of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof unless, in the case of the foregoing clauses (c),(d), (e) and (g), such changes, circumstances, events or effects referred to therein (x) materially disproportionately impact the Business relative to the industry or market in which the Business competes as a whole or (y) specifically relates to (or has the effect of specifically relating to) the Business or the Purchased Assets.
     “Seller Plans” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and each severance, change in control, retention or employment plan, program or agreement, and vacation, holiday, leave, fringe benefit, incentive, deferred compensation, bonus, stock option, stock purchase, stock appreciation, restricted stock unit and restricted stock plan, program or policy and any other employee compensation or benefit plan, agreement, policy, practice or contract (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto under which any employee or former employee of the Business has any present or future right to benefits and under which Seller or any of its ERISA Affiliates has had or has any present or future Liability.
     “Seller Retirement Plan” shall mean each scheme, plan, fund or arrangement of Seller, which provides Retirement Benefits to or, in respect of Automatic Transfer Employees (not including any mandatory state or social security plan or Industry-Wide Plan in which any member of Seller participates for the benefit or, in respect of Automatic Transfer Employees).
     “Software Products” shall include the software products set forth on Exhibit D (Transferred Intellectual Property Rights) to the IP Matters Agreement.
     “Subsidiary” or “Subsidiaries” of Purchaser, Seller or any other Person means any corporation, partnership or other legal entity of which Purchaser, Seller or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.
     “Target Working Capital” shall mean $8,270,000.
     “Tax” or “Taxes” shall mean all taxes, fees, levies, or other like assessments, including income, gross receipts, ad valorem, VAT, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by any Governmental Authority, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof, and including any Liability for the Taxes of another Person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as transferee or successor, by contract or otherwise, and any obligation to withhold Taxes.

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     “Tax Return” shall mean any return, declaration, report, election, disclosure, form, estimated return and information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
     “Transfer Regulations” means the Council Directive 77/187/EEC of 14 February 1977 on the approximation of the laws of the Member States relating to the safeguarding of employees’ rights in the event of transfers of undertakings, businesses or parts of businesses (and its amendments) (collectively referred to as “Acquired Rights Directive”) and the legislation and regulations of any EU Member State implementing such Acquired Rights Directive.
     “Transferred IP License” shall have the meaning assigned to such term in the IPMA.
     “Transferred IP Rights” shall have the meaning assigned to such term in the IPMA.
     “Transferred Trademark” shall have the meaning assigned to such term in the IPMA.
     “WCSS Inventory” shall mean the inventory of the Business held by Seller’s Worldwide Customer Services and Support Organization as of the Closing Date and further described in Exhibit H.
     “Working Capital” shall mean the difference, as of the Closing Date, between (1) the sum of (i) the trade accounts receivable of the Business assigned to Purchaser and (ii) inventory of the Business sold to Purchaser (excluding the inventory held by Seller outside of the Business, e.g., Service Parts Organization inventory), and (2) the sum of (i) accounts payable of the Business assumed by Purchaser and (ii) accrued supplier liabilities, accrued distributor commissions and accrued warranty costs of the Business assumed by Purchaser.

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EXECUTION COPY
ASSET PURCHASE AGREEMENT
          This Asset Purchase Agreement is dated as of October 21, 2009 (the “Agreement”), by and between Agilent Technologies, Inc., a Delaware corporation (“Seller”), and Ixia, a California corporation (“Purchaser”) (each, a “Party” and together, the “Parties”).
W I T N E S S E T H:
          WHEREAS, Seller and certain direct and indirect Subsidiaries of Seller are engaged in, among other things, the Business (as defined below);
          WHEREAS, Purchaser, through itself and one or more of its direct or indirect Subsidiaries or Affiliates, desires to purchase and assume, and Seller, through itself and one or more of its direct or indirect Subsidiaries, desires to sell, transfer and assign all of Seller’s and its direct and indirect Subsidiaries’ right, title and interest in and to the Business, including without limitation the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks, the Transferred IP Licenses and the Assumed Liabilities of the Business, to Purchaser and one or more of its Subsidiaries or Affiliates, upon the terms and subject to the conditions specified in this Agreement;
          WHEREAS, simultaneously with execution of this Agreement, Seller and Purchaser shall execute a separation services agreement (the “Transition Services Agreement”);
          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
          1.1 Definitions.
          Unless otherwise provided herein, capitalized terms used in this Agreement have the meanings ascribed to them by definition in this Agreement or in Annex A.
          1.2 Rules of Construction.
          (a) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
          (b) This Agreement does not, and is not intended to, confer any rights or remedies in favor of any person other than the parties signing this Agreement, except as may be specifically set forth in other provisions of this Agreement.
          (c) The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole (including any annexes, exhibits and schedules to this Agreement) and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The words “include,” “including,” or “includes” when used herein shall be deemed in each case to be followed by the words “without limitation” or words having similar import. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement.

The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.
          (d) Any reference in this Agreement to wire transfers or other payments requires payment in dollars of the United States of America unless some other currency is expressly stated in that reference.
ARTICLE II
SALE OF ASSETS AND ASSUMPTION OF LIABILITIES
          2.1 Asset Purchase.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below in Section 8.1), Seller shall or shall cause one or more of its Subsidiaries to sell, assign, transfer, convey and deliver to Purchaser (and/or such direct or indirect Subsidiaries, including without limitation Catapult Communications Ireland Limited, as Purchaser may designate), and Purchaser (and/or any such designated Subsidiaries) shall purchase, acquire and accept from Seller and/or such Subsidiaries, all of Seller’s and such Subsidiaries’ respective right, title and interest in and to the Business and the Purchased Assets, subject to the terms of any leases existing as of the date of this Agreement with respect to any Purchased Assets to the extent such leases are disclosed in Section 2.1 of the Disclosure Letter; provided, however, that (A) in the event any such Purchased Asset is subject to a lease under which Seller or any of its Subsidiaries is the lessee, Purchaser shall, at Purchaser’s option, either (i) assume the lease pursuant to this Agreement, (ii) purchase the asset from the actual owner of such Purchased Asset in accordance with the terms of the applicable lease; or (iii) treat such asset so it is not deemed a Purchased Asset and as a result not transferred to Purchaser at the Closing; (B) in the event that Seller discovers, either prior to or after the Closing, that a Purchased Asset that Purchaser deems to be a non-material Purchased Asset listed on Exhibit H is shared by business units of Seller other than the Business, such “non-material shared asset” shall be deemed not to be a Purchased Asset and (C) in the case of Purchased Assets, Purchaser may designate that all or a portion of the Purchased Assets be sold, assigned, transferred, conveyed and delivered to a designated Affiliate of Purchaser.
          (b) Upon the terms and subject to the conditions set forth in this Agreement, the IP Matters Agreement and the Manufacturing Trademark License Agreement, at the Closing, Seller shall or shall cause one or more of its Subsidiaries to sell, assign, transfer and convey to Purchaser (and/or such direct or indirect Subsidiaries, including without limitation Catapult Communications Ireland Limited, as Purchaser may designate), and Purchaser (and/or any such designated Subsidiaries) shall purchase and acquire from Seller or such Subsidiaries, as appropriate, the Transferred IP Rights (as defined in the IPMA), the Transferred Trademarks (as defined in the IPMA) and the Transferred IP Licenses (as defined in the IPMA), including the right to pursue past damages based on third-party infringement of the Transferred IP Rights, and also including the goodwill of the Business appurtenant to trademarks included in the Transferred IP Rights, subject to the terms of any licenses granted to third parties existing as of the date of this Agreement (including corporate patent cross-licenses) or any licenses granted after the date hereof not in violation of this Agreement with respect to such Transferred IP Rights.
          2.2 Assumption by Purchaser of Certain Liabilities; Retention by Seller of Remaining Liabilities.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall assume, pay, perform and discharge when due only the following Liabilities of Seller and its Subsidiaries (the “Assumed Liabilities”):

               (i) The executory Liabilities of Seller and its Subsidiaries as of the Closing Date under the Assumed Contracts, but not including any Liabilities arising out of any breach of the Assumed Contracts on or prior to the Closing Date;
               (ii) all Liabilities of Seller and its Subsidiaries in respect of the Software Products sold by the Business prior to the Closing Date which are required to be honored on or after the Closing Date, for refunds, adjustments, allowances, exchanges, returns and performance warranties, provided that Purchaser shall not be liable for, and Seller shall indemnify Purchaser from and against, any damage, cost, loss or expense of Purchaser arising out of or resulting from any such Liabilities, including without limitation product warranties, which are not disclosed to Purchaser in this Agreement or the Disclosure Letter;
               (iii) all accounts payable due to third parties incurred in connection with the operation of the Business to the extent included in the calculation of Final Working Capital;
               (iv) except as provided in Section 2.2(b)(iv) or as otherwise provided herein or arising from a violation of Law by Seller, all Liabilities, to the extent required by applicable Law, which arise with respect to any Automatic Transferred Employee and all Liabilities which arise with respect to post-Closing service of any Non-Automatic Transferred Employee;
               (v) all Liabilities pursuant to any Later Discovered Contracts (as defined below) which are assumed by Purchaser, in Purchaser’s sole discretion, but in no event including any Liabilities arising out of any breach of the Later Discovered Contracts on or prior to the Closing Date; and
               (vi) except as otherwise provided in this Agreement and other Transaction Documents, any and all Liabilities to the extent (but only to the extent) arising out of or relating to or incurred in connection with the Business after the Closing Date, including (A) the operation of the Business, (B) the use of any of the Transferred IP Rights by Purchaser or permissible licensees, and (C) any condition after the Closing Date with respect to the Purchased Assets.
          (b) Any other provision of this Agreement notwithstanding, Purchaser does not and shall not be obligated to assume, pay, perform, discharge or be responsible for any of the following Liabilities of Seller or any of its Subsidiaries (collectively, the “Excluded Liabilities”):
               (i) any Liability to the extent arising out of or relating to the operation or conduct by Seller or any of its Subsidiaries of any businesses other than the Business;
               (ii) any Liability to the extent arising out of or relating to any Excluded Asset;
               (iii) any Liability in respect of Taxes that are to be borne by Seller or any of its Subsidiaries pursuant to Section 6.11(b) and any Liability for Taxes payable by Seller or any of its Subsidiaries relating to a Pre-Closing Tax Period;
               (iv) except as provided for in Sections 6.6(a), (f), (h) and (k) and 6.7(b) with respect to Transferred Employees, all Liabilities to or in respect of any current or former employees of Seller or any of its Subsidiaries;
               (v) all Liabilities relating to or arising under any Seller Plans or Non-U.S. Benefit Plans;
               (vi) any Indebtedness;

               (vii) any Business Environmental Liabilities;
               (viii) any Liability to any broker, finder or agent for any investment banking or brokerage fees, finder’s fees or commission and any other fees and expenses payable by Seller with respect to the transactions contemplated by this Agreement;
               (ix) Leases other than Leases included in the Assumed Contracts or as otherwise provided in the Real Property Agreements;
               (x) except as provided in Sections 2.4, 2.5, 2.6, 6.6 or 6.7, any Liabilities with respect to Contracts other than Assumed Contracts;
               (xi) except as provided for in Section 6.6(a)(i), as modified by Section 6.6(g), accrued and unused vacation time (including flexible time off and sick pay) accrued on or prior to the Closing Date;
               (xii) all Liabilities of Seller and its Subsidiaries relating to or arising under or in connection with the Proceedings identified in Section 4.6 of the Disclosure Letter; and
               (xiii) all Liabilities other than Assumed Liabilities.
          2.3 Transfer.
          (a) The Purchased Assets shall be sold, conveyed, transferred, assigned and delivered, and the Assumed Liabilities shall be assumed, pursuant to transfer and assumption agreements and such other instruments in such form as may be necessary or appropriate to effect a conveyance of the Purchased Assets and an assumption of the Assumed Liabilities in the jurisdictions in which such transfers are to be made. Such transfer and assumption agreements shall be jointly prepared by the Parties and shall include: (i) a bill of sale in substantially the form attached hereto as Exhibit A (the “Bill of Sale”), (ii) an assignment and assumption agreement in substantially the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement”), (iii) to the extent reasonably requested by Purchaser or as otherwise required by Law, local asset transfer agreements for each jurisdiction other than the United States in which Purchased Assets or Assumed Liabilities are located in substantially the form attached hereto as Exhibit C with only such deviations therefrom as are required by local Law (the “Local Asset Transfer Agreements”), and (iv) such other agreements as may reasonably be required to effect the purchase and assignment of the Purchased Assets and Assumed Liabilities, including where necessary separate agreements to effect the transfer of Real Property (collectively, clauses (i)—(iv), the “Ancillary Agreements”) and shall be executed no later than at or as of the Closing by Seller and/or one or more of its Subsidiaries, as appropriate and Purchaser or one of its Subsidiaries.
          (b) Such assignment, transfer or conveyance will be effective as of such times as provided in each respective Ancillary Agreement or any other Transaction Document and will be subject to the terms and conditions of this Agreement, any applicable Ancillary Agreement or other Transaction Document.
          2.4 Approvals and Consents.
          (a) Notwithstanding anything to the contrary contained in this Agreement, and subject to the provisions of Sections 2.5 and 2.6, to the extent that the sale, conveyance, transfer, assignment or delivery or attempted sale, conveyance, transfer, assignment or delivery to Purchaser of any Purchased Asset would result in a violation of any applicable Law, would require any Consent or waiver of any Governmental Authority or third Person and such Consent or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, conveyance, transfer, assignment or delivery, or an attempted sale, conveyance, transfer, assignment or delivery thereof if any of the foregoing would constitute a breach of applicable Law, any Contract or the rights of any third Person; provided, however, that, subject to the satisfaction or waiver of the conditions contained in ARTICLE VII, the Closing shall occur notwithstanding the foregoing without any adjustment to the Purchase Price on account of such required authorization. Following the Closing, the Parties shall use commercially reasonable efforts, and shall cooperate with each other, to obtain promptly such Consent or waiver; provided, further, however, that neither Party nor any of its Subsidiaries shall be required to pay any consideration therefor.
          (b) Once such Consent or waiver is obtained, Seller shall, or shall cause its Subsidiaries to, sell, assign, transfer, convey and license such Purchased Asset to Purchaser for no additional consideration. Any applicable Transfer Taxes in connection with such sale, assignment, transfer, conveyance or license shall be paid in accordance with Section 6.11.
          (c) To the extent that any Purchased Asset cannot be provided to Purchaser following the Closing pursuant to this Section 2.4, Purchaser and Seller shall use commercially reasonable efforts to enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the Parties the economic (taking into account Tax costs and benefits) and, to the extent permitted under applicable Law, operational equivalent of obtaining such Consent or waiver and the performance by Purchaser of its obligations thereunder. To the extent permitted under applicable Law, Seller shall hold in trust for and pay to Purchaser promptly upon receipt thereof, such Purchased Assets and all income, proceeds and other monies received by Seller to the extent related to any such Purchased Asset in connection with the arrangements under this Section 2.4. Seller shall be permitted to set off against such amounts all reasonable direct costs associated with the retention and maintenance of such Purchased Assets. Notwithstanding the foregoing, Seller shall have no obligation whatsoever to retain any portion of the Business, other than any individual asset or Contract (but only until such time as the transfer thereof may be effected in accordance with this Agreement), in order to obtain any such Consent or waiver referred to in this Section 2.4 or elsewhere in this Agreement. Nothing in this Section 2.4 applies to (i) any Consent or waiver required under any Antitrust Regulations, which Consents and waivers shall be governed by Section 6.3 or (ii) Consents or releases with respect to the Subleased Real Property, such Consents and releases to be obtained pursuant to the provisions of Section 2.6.
          (d) In the event that there are any Contracts for the purchase of products or services, including the provision of warranty, repair or support services of the Business from or by Seller or any of its Affiliates which were not included in the Purchased Assets or the Assumed Liabilities and which were not specifically excluded from the transfers under this Agreement, but which would have been transferred to Purchaser as part of this Agreement but for the fact that such Contract was not discovered until after the Closing or inadvertently was not assigned (each a “Later Discovered Contract”), to the extent permitted under the terms and conditions of such Later Discovered Contract and under the applicable laws, Purchaser and Seller agree to cooperate in assigning to Purchaser such Later Discovered Contract or the applicable rights or obligations under such Later Discovered Contract.
          (e) For the Contracts listed on Schedule 2.4(e) hereto (the “Shared Contracts”), Purchaser and Seller shall use commercially reasonable efforts to enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the Parties the economic (taking into account Tax costs and benefits) and, to the extent permitted under applicable Law, operational equivalent of obtaining such Consent or waiver and the performance by Purchaser of its obligations thereunder. To the extent permitted under applicable Law, Seller shall hold in trust for and pay to Purchaser promptly upon receipt thereof, such Shared Contract and all income, proceeds and other monies received by Seller to the extent related to any such Shared Contract in connection with the arrangements under this Section 2.4.

          2.5 Novation and Assignment.
          (a) Each Party shall, and shall cause their respective Subsidiaries to use commercially reasonable efforts to obtain or to cause to be obtained any Consent, substitution, or amendment required to novate (including with respect to any federal governmental contract) or assign all rights and obligations under Assumed Contracts) and other obligations or Liabilities that constitute the Assumed Liabilities or to obtain in writing the unconditional release of all parties to such arrangements, so that, in any case, Purchaser will be solely responsible for such rights and Assumed Liabilities from and after the Closing Date; provided, however, that neither Party nor any of its Subsidiaries shall be obligated to pay any consideration therefor to any third Person from whom such Consents, substitutions and amendments are requested.
          (b) If either Party or any of its Subsidiaries is unable to obtain, or to cause to be obtained, any such required Consent, release, substitution or amendment, (i) Seller shall, or shall cause its Subsidiary to, continue to be bound by such Assumed Contracts and other obligations and, (ii) unless not permitted by the terms thereof or applicable Law, Purchaser shall, as agent or subcontractor for Seller or such Subsidiary, pay, perform and discharge fully, or cause to be paid, transferred or discharged all the obligations or other Liabilities of Seller or such Subsidiary thereunder from and after the Closing Date (except to the extent expressly otherwise provided herein or in the other Transaction Documents). Seller shall, without further consideration, pay and remit, or cause to be paid or remitted, to Purchaser promptly all money, rights and other consideration received by it in respect of such performance. If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Seller shall, or shall cause such Subsidiary to, thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder to Purchaser without receipt of further consideration and Purchaser shall, without the payment of any further consideration, assume such rights and obligations. Notwithstanding the foregoing, the provisions of this Section 2.5 shall not apply to Consents or releases with respect to the Subleased Real Property, such Consents and releases to be obtained pursuant to the provisions of Section 2.6.
          2.6 Consents for Real Property Subleases or Assignments.
          (a) Except as otherwise provided in the Transition Services Agreement, promptly following execution of this Agreement, with respect to any Subleased Real Property to which Seller or any of its Subsidiaries is the lessee, Seller shall or shall cause such Subsidiary to contact the Landlords of the Subleased Real Property and seek each Landlord’s consent to the applicable sublease or assignment. Seller shall, or shall cause such Subsidiary to use commercially reasonable efforts to obtain such Consents in form reasonably acceptable to Purchaser, but shall not be required to commence judicial proceedings for a declaration that a required Landlord Consent has been unreasonably withheld or delayed. Seller or such Subsidiary shall have the right, in its sole and absolute discretion, but shall not be required, to pay any additional consideration or provide any additional security or guarantees to the Landlords. Purchaser shall cooperate with Seller or such Subsidiary in attempting to obtain the Consents set forth above, including (i) providing financial statements and references as may be reasonably requested by the relevant Landlords, (ii) entering into any amendments to the Leases of the Subleased Real Property as may be reasonably requested by the relevant Landlords; provided such amendments could not reasonably be expected to increase the tenant’s Liability or decrease the tenant’s rights thereunder or (iii) entering into direct Leases of the Subleased Real Property with the relevant Landlords, if reasonably requested by such Landlords, on terms that are not materially more adverse to Purchaser in comparison to those of the applicable existing Lease or otherwise acceptable to Purchaser in its reasonable discretion. Purchaser shall not communicate directly with any of Seller’s, or its Subsidiaries’ Landlords without the prior written consent of Seller, such consent not to be unreasonably withheld.

          (b) If, despite the efforts of the Parties as set forth above, a Landlord of a Subleased Real Property fails to consent to the applicable sublease, subject to Section 2.6(c):
               (i) Purchaser shall be entitled to occupy the relevant Subleased Real Property as a licensee upon the terms and conditions contained in the Lease with Seller or its Subsidiary with respect to such Subleased Real Property. Such license shall not be revocable due to the relevant Landlord’s failure to consent, unless (A) the relevant Landlord formally, unconditionally refuses to consent and provides written notice stating that Purchaser’s occupancy pursuant to the license violates the Lease with respect to the Subleased Real Property, and (B) an enforcement action or forfeiture by the relevant Landlord due to Purchaser’s occupation of such Subleased Real Property cannot, in the reasonable opinion of Seller, be avoided other than by requiring Purchaser to immediately vacate the relevant Subleased Real Property. In either such event, Seller may terminate the license by delivering no fewer than thirty (30) days advance written notice of the termination to Purchaser, and Purchaser shall vacate the relevant Subleased Real Property by the termination date specified in notice served by Seller (the “Vacation Date”). Purchaser shall be solely responsible for, and shall indemnify, defend, protect and hold harmless the Seller Indemnified Parties from all Seller Losses incurred as a consequence of Purchaser’s occupation of such Subleased Real Property at any time after the Vacation Date, other than such Seller Losses incurred as a result of any enforcement action taken by the relevant Landlord with respect to any breach by Seller or such Subsidiary of the relevant Lease by permitting Purchaser to so occupy the relevant Subleased Real Property without obtaining the required consent (any such action, a “Lease Enforcement Action”).
               (ii) For as long as Purchaser occupies or is entitled to occupy such Subleased Real Property as licensee as provided above, Purchaser shall, effective as of the Closing Date: (A) pay Seller all rents, service charges, insurance premiums and other sums payable by Seller or such Subsidiary under the relevant Lease of the Subleased Real Property, but only with respect to the portion of the Subleased Real Property occupied by Purchaser, (B) subject to the provisions of Section 2.2(a)(vi) hereof, observe and perform all of the covenants, obligations and conditions of Seller or such Subsidiary contained in the relevant Lease of the Subleased Real Property and (C) indemnify, defend, protect and hold harmless each Seller Indemnified Party from and against all Seller Losses arising on account of any breach thereof by Purchaser, other than Seller Losses incurred as a result of a Lease Enforcement Action with respect to any breach by Seller or its Subsidiaries of the relevant Lease by permitting Purchaser to occupy the relevant Subleased Real Property without obtaining consent.
          (c) If, despite the efforts of the Parties as set forth above, a Landlord of a Real Property formally and unconditionally refuses to consent to the applicable assignment or sublease and provides written notice stating that Purchaser’s occupancy violates the Lease with respect to such Subleased Real Property:
               (i) With respect to any Subleased Real Property, if the Landlord takes such action prior to the Closing Date, Seller may elect by written notice to Purchaser to delete the relevant Subleased Real Property from this Agreement. In such case, on or after the Closing Date, Seller shall not sublease such Subleased Real Property to Purchaser.
               (ii) If Purchaser is occupying the applicable Subleased Real Property as set forth in Section 2.6(b), Seller may elect by written notice to Purchaser to require Purchaser to vacate the relevant Subleased Real Property, immediately or by such other date as may be specified in the notice served by Seller as set forth in Section 2.6(b).
          (d) To the extent that the provisions of this Section 2.6 conflict with the provisions of Sections 2.4, 2.5, 6.3 or 11.7 of this Agreement, the provisions of this Section 2.6 shall apply as to Real Property.

ARTICLE III
PURCHASE PRICE
          3.1 Purchase Price. The total consideration in respect of the transaction contemplated by this Agreement, the Assignment and Assumption Agreement, the IPMA and the Manufacturing Trademark License Agreement shall consist of (a) an amount in cash equal to Forty-Four Million, Seventy-Five Thousand Dollars ($44,075,000.00) (the “Purchase Price”), (b) the assumption of the Assumed Liabilities in the Assignment and Assumption Agreement, and (c) the grant of licenses by Purchaser in the IPMA.
          3.2 Payment of Purchase Price. On the Closing Date, Purchaser shall pay to Seller (for its own account and as agent for any Other Seller (as defined in Section 4.1) unless otherwise provided in any Local Asset Transfer Agreement) the Purchase Price. Such amount provided for in the immediately preceding sentence shall be payable in United States dollars in immediately available federal funds and delivered by Purchaser to such bank accounts as shall be designated in writing by Seller no later than the second Business Day prior to Closing.
          3.3 Working Capital Adjustment.
          (a) Within 90 days after the Closing Date, Seller will prepare and deliver to Purchaser a written statement (the “Final Working Capital Statement”) containing (i) Seller’s calculation of the Final Working Capital pursuant to the terms of this Section 3.3 and (ii) Seller’s calculation of the amount of any payments required pursuant to Section 3.3(g) (the “Adjustment Calculation”). For purposes of this Agreement, “Final Working Capital” shall mean Working Capital as of the opening of business on the Closing Date (without giving effect to the Closing).
          (b) During the preparation of the Final Working Capital Statement, Purchaser will, and will cause each of its Affiliates to, (i) provide Seller and Seller’s representatives with reasonable access, during normal business hours, to the books, records, facilities and employees of the Business, and (ii) cooperate fully with Seller and Seller’s representatives, including by providing on a timely basis all information necessary or useful in preparing the Final Working Capital Statement.
          (c) Within 45 days after delivery of the Final Working Capital Statement, Purchaser will either:
               (i) agree in writing with the Adjustment Calculation, in which case such calculation will be final and binding on the parties for purposes of Section 3.3(g); or
               (ii) dispute the Adjustment Calculation by delivering to Seller a written notice (a “Dispute Notice”) setting forth in reasonable detail the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith.
          For purposes of this Section 3.3(c), Purchaser (A) may only deliver a Dispute Notice on the basis that Seller’s calculation of the Final Working Capital was not calculated in accordance with Section 3.3(a), or that the Adjustment Calculation contains mathematical errors on its face and (B) may not dispute any individual item relating to Seller’s calculation of the Final Working Capital having a value of less than $50,000.00 unless the value of such item can be determined with reasonable certainty (e.g., accounts receivable and accounts payable).
          (d) If Purchaser fails to take either of the foregoing actions described in Section 3.3(c) within 45 days after delivery of the Adjustment Notice, then Purchaser will be deemed to have irrevocably accepted the Adjustment Calculation, in which case, the Adjustment Calculation will be final and binding on the Parties for purposes of Section 3.3(g).
          (e) If Purchaser timely delivers a Dispute Notice to Seller, then Purchaser and Seller will attempt in good faith, for a period of 30 days, to agree on the Adjustment Calculation for purposes of Section 3.3(g). Any resolution by Purchaser and Seller during such 30-day period as to any disputed items will be final and binding on the Parties for purposes of Section 3.3(g). If Purchaser and Seller do not resolve all disputed items by the end of 30 days after the date of delivery of the Dispute Notice, then Purchaser and Seller will submit the remaining items in dispute to a mutually agreeable independent accounting firm of recognized national standing, which firm is not the regular auditing firm of Purchaser or Seller. If Purchaser and Seller are unable to jointly select such independent accounting firm within 15 days after such 30-day period, Purchaser, on the one hand, and Seller, on the other hand, will each select an independent accounting firm of recognized national standing and such selected accounting firms will select a third independent accounting firm of recognized national standing, which firm is not the regular auditing firm of Purchaser or Seller; provided, however, that if either Purchaser, on the one hand, or Seller, on the other hand, fails to select such independent accounting firm during this 10-day period, then the Parties agree that the independent accounting firm selected by the other party will be the independent accounting firm selected by the parties for purposes of this Section 3.3 (such selected independent accounting firm, whether pursuant to this sentence or the preceding sentence, the “Independent Accounting Firm”). Purchaser and Seller will instruct the Independent Accounting Firm to render its determination with respect to the items in dispute in a written report that specifies the conclusions of the Independent Accounting Firm as to each item in dispute and the resulting Adjustment Calculation. Purchaser and Seller will each use their commercially reasonable efforts to cause the Independent Accounting Firm to render its determination within 30 days after referral of the items to such firm or as soon thereafter as reasonably practicable. The Independent Accounting Firm’s determination of the Adjustment Calculation as set forth in its report will be final and binding on the parties for purposes of Section 3.3(g). The fees and expenses of the Independent Accounting Firm will be shared by Purchaser and Seller in inverse proportion to the relative amounts of the disputed amount determined to be for the account of Purchaser and Seller, respectively.
          (f) For purposes of complying with this Section 3.3, Purchaser and Seller will furnish to each other and to the Independent Accounting Firm such work papers and other documents and information relating to the disputed items as the Independent Accounting Firm may reasonably request and are available to that party (or its independent public accountants) and will be afforded the opportunity to present to the Independent Accounting Firm any material related to the disputed items and to discuss the items with the Independent Accounting Firm, provided that such materials will be provided to the other party, and such other party shall be provided with an opportunity to participate in any such discussions.
          (g) If the Final Working Capital as finally determined pursuant to this Section 3.3:
               (i) is equal to or greater than an amount three percent (3%) below the Target Working Capital (the “Lower Working Capital Limit”), and is equal to or less than an amount three percent (3%) above the Target Working Capital (the “Upper Working Capital Limit”), then no adjustments will be made to the Purchase Price in respect of the Final Working Capital;
               (ii) is less than the Lower Working Capital Limit, then Seller will pay to Purchaser in cash the amount by which the Lower Working Capital Limit exceeds the Final Working Capital; or
               (iii) exceeds the Upper Working Capital Limit, then Purchaser will pay to Seller the amount in cash by which the Final Working Capital exceeds the Upper Working Capital Limit.

Any payment to Purchaser pursuant to this Section 3.3(g) will be effected by wire transfer of immediately available funds from Seller to an account designated by Purchaser, and any payment to Seller pursuant to this Section 3.3(g) will be effected by wire transfer of immediately available funds to an account designated by Seller. Such payments will be made within five Business Days following the final determination of the Final Working Capital in accordance with this Section 3.3.
          (h) The purpose of this Section 3.3 is to determine the final Purchase Price to be paid by Purchaser under this Agreement. Accordingly, any adjustment pursuant hereto will neither be deemed to be an indemnification pursuant to ARTICLE IX, nor preclude Purchaser from exercising any indemnification rights pursuant to ARTICLE IX; provided, however, that in no event will Seller be obligated to indemnify any Purchaser Indemnified Party for any Loss as a result of, or based upon or arising from, any Liability, to the extent such Liability is reflected in the calculation of the Final Working Capital as finally determined pursuant to this Section 3.3. Any payment made pursuant to this Section 3.3 will be treated by the Parties for all purposes as an adjustment to the Purchase Price and will not be subject to offset for any reason.
          3.4 Allocation of Purchase Price.
          (a) Seller and Purchaser agree to allocate the Purchase Price and the Assumed Liabilities among the Purchased Assets, the covenants contained in Article VI, the IP Rights, the Transferred Intellectual Trademarks, the Transferred IP Licenses and licenses granted in the IP Matters Agreement and the Manufacturing Trademark License Agreement for all Tax purposes in accordance with an allocation schedule (the “Allocation Schedule”) prepared by Purchaser in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. The Allocation Schedule shall be based on an appraisal by Duff & Phelps or similar firm mutually agreed upon by Seller and Purchaser (the “Appraisal”). As soon as practicable after the Closing Date, but in any event no later than one hundred and twenty (120) days after the Closing Date, Purchaser shall provide (i) the Allocation Schedule to Seller for its approval, which shall not be unreasonably withheld, delayed or conditioned and (ii) a copy of the Appraisal upon which the Allocation Schedule is based. The Allocation Schedule shall provide an allocation by country and by asset category within a particular country to the extent required by law.
          (b) If an adjustment is made to the Purchase Price pursuant to Section 3.3, the Allocation Schedule shall be adjusted in accordance with Section 1060 of the Code and as mutually agreed by Purchaser and Seller. In the event that the allocation is disputed by any Governmental Authority, the Party receiving notice of such dispute will promptly notify the other Party, and the Parties will consult in good faith as to how to resolve such dispute in a manner consistent with the allocation.
          (c) Not later than ten (10) days prior to the filing of their respective IRS Forms 8594 relating to this transaction, each Party shall deliver to the other Party a copy of its IRS Form 8594.
          (d) Except with respect to Transfer Tax Returns due before the Allocation Schedule is completed, Purchaser and Seller shall be bound by such Allocation Schedule and shall file, according to Section 1060 of the Code, all Tax Returns (including, without limitation, filing Form 8594) and reports with respect to the transactions contemplated by this Agreement (including, without limitation, all federal, state and local Tax Returns) on the basis of such allocation. In addition, except with respect to Transfer Tax Returns due before the Allocation Schedule is completed, Purchaser and Seller shall act in accordance with the Allocation Schedule in the course of any Tax audit, Tax review or Tax litigation relating thereto, and take no position and cause their affiliates to take no position inconsistent with the Allocation Schedule for income Tax purposes, including United States federal and state income Tax and foreign income Tax, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

          3.5 Guaranty. In the event that Purchaser assigns all of its rights and obligations under this Agreement to any direct or indirect subsidiary of Purchaser pursuant to Section 11.8 hereof (the “Assignee Purchaser”), this Section 3.5 shall not be subject to such assignment and Purchaser, as guarantor (the “Guarantor”), irrevocably guarantees each and every representation, warranty, covenant, agreement and obligation of any such Assignee Purchaser and the full and timely performance of its obligations under the provisions of this Agreement and the other Transaction Documents. This is a guarantee of payment and performance, and not of collection, and the Guarantor acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishments of any Assignee Purchaser’s obligations or liabilities (other than in accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, will affect the continuing validity and enforceability of this guarantee. The Guarantor hereby waives, for the benefit of Seller, (a) any right to require Seller as a condition of payment or performance of the Guarantor to proceed against any Assignee Purchaser or pursue any other remedies whatsoever and (b) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available to any Assignee Purchaser. The Guarantor understands that Seller is relying on this guarantee in entering into this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER
          Except as set forth specifically on the disclosure letter delivered by Seller on the date hereof and attached hereto (the “Disclosure Letter”), Seller represents and warrants to Purchaser that the statements as set forth in this ARTICLE IV are accurate as of the date hereof.
          4.1 Corporate Existence. Each of Seller and each of its Subsidiaries party to the other Transaction Documents (such Subsidiaries, collectively, the “Other Sellers”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Seller and each Other Seller has the requisite corporate, partnership or similar power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and to carry on the Business as the same is now being conducted by it.
          4.2 Corporate Authority.
          (a) This Agreement, the Ancillary Agreements and the other agreements, instruments and documents to be executed and delivered in connection herewith, including but not limited to the IPMA, and the Manufacturing Trademark License Agreement (collectively with this Agreement, the “Transaction Documents”), to which Seller or any Other Seller is (or becomes) a party and the consummation of the transactions contemplated hereby and thereby involving such Persons have been duly authorized by Seller and will be duly authorized by each applicable Other Seller by all requisite corporate, partnership or other action prior to Closing and no other proceedings on the part of Seller or its stockholders are (and no other proceedings on the part of any Other Seller or any of its equity holders will be) necessary for Seller or any Other Seller to authorize the execution or delivery of this Agreement or any of the other Transaction Documents or to perform any of their obligations hereunder or thereunder. Seller has, and each of the Other Sellers will have at or prior to the Closing, full corporate or other organizational (as applicable) power and authority to execute and deliver the other Transaction Documents to which it is a party and to perform its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by Seller, and the other Transaction Documents will be duly executed and delivered by Seller and any Other Seller party thereto, and this Agreement constitutes, and the other Transaction Documents when so executed and delivered will constitute, a valid and legally binding obligation of Seller and/or any Other Seller, enforceable against it or them, as the case may be, in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
          (b) Except (i) for required filings under the HSR Act, and any other applicable Laws or regulations relating to antitrust or competition (collectively, “Antitrust Regulations”) and (ii) if determined to be necessary by Seller, the filing of this Agreement with the Securities and Exchange Commission (the “SEC”), the execution and delivery of this Agreement and the other Transaction Documents by Seller and/or each of the Other Sellers, the performance by Seller and each Other Seller of its respective obligations hereunder and thereunder and the consummation by Seller and each of the Other Sellers of the transactions contemplated hereby and thereby do not and will not (A) violate or conflict with any provision of the respective certificate of incorporation or by-laws or similar organizational documents of Seller or any Other Seller, (B) result in any material violation or material breach of, or constitute any material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or a loss of a material benefit under, require that any Consent be obtained or result in the creation of any Lien under, any Assumed Material Contracts, to which Seller or any Other Seller is a party or to which any assets of Seller are subject, or (C) materially violate, conflict with or result in any breach under any provision of any material Law applicable to Seller or any Other Seller or any of their respective properties or assets.
          4.3 Governmental Approvals and Consents. Except for any requirements under any Antitrust Regulations, no material Consent, order, or license from, material notice to or material registration, declaration or filing with, any United States, foreign, federal, state, provincial, municipal or local government, government agency, court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority or instrumentality (“Governmental Authority”), is required on the part of Seller or any Other Seller in connection with the execution, delivery or performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby. Seller and each Other Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.
          4.4 Real and Personal Property.
          (a) Seller or one or more of the Other Sellers has, or at the Closing will have, and Purchaser will at the Closing acquire, good and valid title to the Purchased Assets, free and clear of all Liens, except Permitted Liens and Liens arising out of any actions of Purchaser and its Subsidiaries.
          (b) Except as set forth on Schedule 4.4(b), none of the Purchased Assets or Assumed Liabilities has been treated by Seller as property or an obligation of Seller that is escheatable to any Governmental Authority as of the date hereof.
          (c) Section 4.4(b) of the Disclosure Letter contains a list of the real property owned, leased, subleased or licensed by Seller or the Other Sellers and necessary for the operation of the Business (the “Real Property”).
          (d) Section 4.4(d) of the Disclosure Letter contains a list of all (i) Real Property to be subleased to Purchaser and (ii) Leases to be assigned to Purchaser, all in accordance with ARTICLE II (collectively, the “Subleased Real Property”), and a description of the portion thereof to be subleased to Purchaser and the nature of such sublease or assignment. True and complete copies of each Lease relating to each Subleased Real Property have been delivered to Purchaser or its counsel or made available to Purchaser and its counsel in the data room which was open for inspection by Purchaser, its representatives and advisors prior to the date hereof (a copy of the complete data room index is appended as Appendix 1 to the Disclosure Letter), and all such Leases are listed in Section 4.4(d) of the Disclosure Letter. None of Seller or the Other Sellers has received a written notice from any Landlord of any default (or condition or event which, after notice or lapse of time or both, would constitute a default) under any such Lease relating to the Subleased Real Property. Each of the Leases with respect to the Subleased Real Property is in full force and effect and is valid, binding and enforceable in accordance with its respective terms except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
          (e) Seller and its Subsidiaries party to the Leases have performed all material obligations required to be performed by them to date under such Leases, and are not (with or without the lapse of time or the giving of notice, or both) in material breach or material default thereunder and, to the knowledge of Seller, no other party to such Leases is (with or without the lapse of time or the giving of notice, or both) in material breach or material default thereunder. Except pursuant to documentation delivered, or made available, to Purchaser or its counsel, Seller and the Other Sellers have not assigned their interest under such Leases, or entered into any subleases for all or a part of the space demised thereby, to any third party.
          (f) With respect to the Subleased Real Property, the plants, buildings and other structures (i) have no material defects, (ii) are in good operating condition and repair (giving due account to the age and length of use of same), ordinary wear and tear excepted, and (iii) are suitable for use in connection with the Business.
          4.5 Contracts.
          (a) Except as set forth on Section 4.5(a) of the Disclosure Letter, no Assumed Contract in effect as of the date of this Agreement constitutes (any Contract specified in Section 4.5(a) of the Disclosure Letter is referred to as an “Assumed Material Contract”):
               (i) a Contract to which Seller or any of its Subsidiaries is a party limiting in any material respect the right of Seller or its Subsidiaries to engage in any material line of business or to compete with any Person, in each case which would apply to the activities of Purchaser after the Closing with respect to the Business;
               (ii) a lease, sublease or similar Contract with any Person under which (A) Seller or any of its Subsidiaries is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (B) Seller or any of its Subsidiaries is a lessor or sublessor of, or makes available for use by any Person, any machinery, equipment, vehicle or other tangible personal property owned or leased by Seller or its Subsidiaries in any such case that had or is expected to have an aggregate Liability or receivable, as the case may be, in excess of $100,000 in the twelve (12) months ended October 31, 2008, in the nine (9) months ended July 31, 2009 or in any of the three fiscal years following the Closing Date;
               (iii) a continuing Contract for the future purchase by Seller or its Subsidiaries of materials, supplies, equipment or services (other than purchase orders for inventory (i.e., raw materials, work in process and finished goods) in the ordinary course of business), that had or is expected to have an aggregate Liability to any Person in excess of $100,000 in the twelve (12) months ended October 31,

2008, in the nine (9) months ended July 31, 2009 or in any of the three fiscal years following the Closing Date;
               (iv) a Contract granting a Lien upon any property (tangible or intangible) used in connection with the Business or any other Purchased Asset, other than Permitted Liens;
               (v) a Contract providing for the services of any dealer, distributor, non-employee sales representative, franchise or similar non-employee representative that involved the payment or receipt in the twelve (12)-month period ended October 31, 2008 or the nine (9) months ended July 31, 2009 in excess of $100,000 by Seller or any of its Subsidiaries;
               (vi) a Contract with (A) Seller or any of Seller’s Subsidiaries or (B) any officer, director, employee or Affiliate of Seller or any of Seller’s Subsidiaries;
               (vii) a master purchase or similar Contract to which Seller and/or any Subsidiary is a party providing for the sale and/or licensing of the products and/or services of the Business;
               (viii) a Contract or series of related Contracts (other than any Contract with respect to Subleased Real Property) involving payments by or to Seller or any of its Subsidiaries of more than $100,000 on an annual basis or $100,000 in the aggregate that requires the consent of or notice to a third party in the event of or with respect to the transactions contemplated hereby, including in order to avoid a breach or termination of, a loss of benefit under, or triggering a price adjustment, right of renegotiation or other remedy under, any such Contract;
               (ix) a Contract for Indebtedness, whether as borrower, lender or guarantor;
               (x) a Contract or series of related Contracts relating to the acquisition or disposition of any business or of all or substantially all the securities or assets of any Person (in each case, whether by merger, sale of stock, sale of assets or otherwise);
               (xi) a Contract with a Governmental Authority;
               (xii) a Contract pursuant to which Seller or any of its Subsidiaries agrees not to acquire assets or securities of a third party (including standstill agreements);
               (xiii) a Contract providing for the indemnification by Seller or any of its Subsidiaries of any Person, other than in the ordinary course of business;
               (xiv) any other Contract that relates to the Business and that is required to be filed by Seller pursuant to Item 601(b)(10) of Regulation S-K of the SEC or disclosed by Seller on a Current Report on Form 8-K; or
               (xv) a Contract to which Seller or any Seller Subsidiary is a party pertaining to the Business that is material to the Business and not made in the ordinary course of business.
     (b) All Assumed Material Contracts are valid, binding and in full force and effect with respect to Seller or its Subsidiary party thereto, and have not been amended or modified in any material respect except as set forth therein. Seller has made available to Purchaser or its counsel true and correct copies of all Assumed Material Contracts as in effect on the date hereof. Seller or its Subsidiary party thereto has performed all material obligations required to be performed by it under the Assumed Material Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in material breach or material default thereunder, and to the knowledge of Seller, no other party to any Assumed Material Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or material default of the Assumed Material Contracts.
          (c) Notwithstanding the foregoing, the provisions of this Section 4.5 shall not apply to IP Rights matters (which are exclusively addressed in Section 4.7) and Real Property matters (which are exclusively addressed in by Section 4.4).
          4.6 Litigation. Neither Seller nor any Other Seller is subject to any order, judgment, stipulation, injunction, decree or agreement with any Governmental Authority, which would reasonably be expected to prevent or materially interfere with or delay the consummation of any of the transactions contemplated by the Transaction Documents or would reasonably be expected to have a Seller Material Adverse Effect. No Proceeding is pending or, to the knowledge of Seller, threatened against Seller or any Other Seller which would reasonably be expected to prevent or materially interfere with or delay the consummation of the transactions contemplated hereby or by any of the other Transaction Documents. Except as set forth on Section 4.6 of the Disclosure Letter, there are no Proceedings pending or, to the knowledge of Seller, threatened against Seller or any Other Sellers in respect of the Business or the Purchased Assets, except for (a) any pending or threatened Proceeding that (i) seeks less than $100,000 in damages (excluding any class or similar representative actions or any instance in which a Proceeding involving the same or similar allegations represent aggregate damages in excess of such amount) and (ii) does not seek injunctive or other similar relief, or (b) Proceedings commenced following the date hereof which would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.
          4.7 Intellectual Property Rights.
          (a) Section 4.7(a) of the Disclosure Letter contains a true and complete list of all patents, patent applications, trademark and service mark registrations and applications and copyright registrations and applications owned by Seller or any of its Subsidiaries used exclusively in the Business as currently conducted, or as contemplated to be conducted (as evidenced by a written business plan, written development plan, product roadmap or computer software code) by Seller prior to the Closing (“Registered Intellectual Property”). All such Registered Intellectual Property is currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of use) and are not subject to any unpaid maintenance fees or taxes or actions due within ninety (90) days after the Closing. There are no proceedings or actions known to Seller before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to any such Registered Intellectual Property other than those set forth in Schedule 4.7(a). Seller has not claimed any status in the application for or registration of any Registered Intellectual Property that, to the knowledge of Seller, would not be applicable to Purchaser.
          (b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, and except as identified in Section 4.7(b) of the Disclosure Letter:
               (i) Seller and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property Rights used in or necessary for the conduct of the Business as currently conducted by Seller prior to the Closing (including without limitation all design, development and research activities used exclusively in the Business as in existence as of the Closing). Consummation of the transactions contemplated by this Agreement will assign (A) Intellectual Property Rights used by Seller and its Subsidiaries exclusively in the conduct of the Business (including without limitation all design, development and research activities included in the Business as in existence as of the

Closing), and (B) the license rights of Seller and its Subsidiaries to other Intellectual Property Rights as provided in the IPMA (such assigned Intellectual Property Rights and such license rights being collectively referred to herein as the “Seller Intellectual Property”).
               (ii) With respect to all Seller Intellectual Property that is owned by Seller or any of its Subsidiaries: (A) Seller or such Subsidiary, as the case may be, owns such Seller Intellectual Property exclusively and has good title thereto, and, to Seller’s knowledge, no other party has any ownership rights thereto; and (B) all such Seller Intellectual Property is valid and enforceable.
               (iii) The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Seller Intellectual Property or impair the right of Purchaser to develop, use, sell, license or dispose of, or to bring any action for the infringement of, any Seller Intellectual Property.
               (iv) To the extent that any Seller Intellectual Property owned by Seller that was originally owned or created by or for any third party, including any predecessor of Seller or of any of its Subsidiaries: (A) Seller or such Subsidiary has a written Contract with such third party with respect thereto, pursuant to which Seller or such Subsidiary, as the case may be, has obtained complete and unrestricted ownership and is the exclusive owner of, all such Seller Intellectual Property by valid assignment or otherwise; (B) the transfer from Seller or such Subsidiary to Purchaser hereunder does not violate such third party Contracts; (C) such third parties have not retained and do not have any rights or licenses with respect to such Seller Intellectual Property; and (D) to the knowledge of Seller, no basis exists for such third party to challenge or object to this Agreement or the transactions contemplated hereby.
               (v) The consummation of the transactions contemplated hereby will not, to the knowledge of Seller, cause Purchaser to incur any obligation to any third party with respect to Seller Intellectual Property, including any royalty obligations, other than those obligations expressly set forth in the Transferred IP Licenses that Seller would have had if such transactions had not taken place.
               (vi) As of the Closing Date, neither Seller nor any of its Subsidiaries has transferred ownership of, or granted any license under or right to use, or authorized the retention of any license or right to use, any Seller Intellectual Property to any other Person other than licenses to past and existing distributors and customers of Seller and as described in the IP Licenses listed in Section 4.7(b)(vi) of the Disclosure Letter.
               (vii) The Seller Intellectual Property acquired by Purchaser and the Intellectual Property licensed by Seller to Purchaser as a result of the transactions contemplated hereby constitutes all Intellectual Property Rights that are held by Seller and its Subsidiaries and are used in, necessary for or would otherwise be infringed, misappropriated or otherwise violated by, the conduct of the Business immediately following the Closing in substantially the same manner as currently conducted by Seller and its Subsidiaries (including without limitation all design, development and research activities included in the Business as in existence as of the Closing).
               (viii) No government funding or facilities of a university, college, other educational institution or research center was used in the creation or development of the Seller Intellectual Property owned by Seller and its Subsidiaries. To the knowledge of Seller, no current or former employee, consultant or independent contractor, who was involved in, or who contributed to, the creation or development of any Seller Intellectual Property owned by Seller and its Subsidiaries has performed services for a governmental entity, university, college, or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services used in the creation or development of the Seller Intellectual Property owned by Seller and its Subsidiaries.
               (ix) Seller and its Subsidiaries have, and as a result of the transactions contemplated hereby, Purchaser will have, the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third party software that are material to the Business or that are used in the Business to create, modify, compile, operate or support any software that is Seller Intellectual Property in substantially the same manner as such software development tools, library functions, compilers and other third party software is used in the Business as currently conducted by Seller and its Subsidiaries, and all such software is listed in Section 4.7(b)(ix) of the Disclosure Letter.
               (x) No Intellectual Property Rights of any third party were or are used in, incorporated into, integrated or bundled with, or used in the development or compilation (other than generally available commercial compilers) of, any Seller Intellectual Property. No software owned by or licensed to Seller or any of its Subsidiaries (“Seller Software”) has been combined by Seller or any of its Subsidiaries with any third party software, including software subject to an open source license, in such a manner that, solely as a result of such combination: (A) restrictions are placed on the rights of Seller and its Subsidiaries to license, sublicense, resell or distribute such Seller Software, (B) restrictions are placed on the rights of Seller and its Subsidiaries to charge license fees for the sublicense, resale or distribution of the Seller Software, (C) Seller or any of its Subsidiaries is required to make available the source code for the Seller Software to any third parties to which Seller or any of its Subsidiaries distributes the Seller Software in non-source code form, (D) neither Seller nor any of its Subsidiaries may claim copyright or other Intellectual Property Rights in any derivative works made by Seller or its Subsidiaries from the Seller Software, or (E) Seller and its Subsidiaries are prohibited from restricting the persons by which, or the purposes for which, the Seller Software may be used.
               (xi) Section 4.7(b)(xi) of the Disclosure Letter lists all Contracts to which Seller or any of its Subsidiaries is a party with respect to the ownership or licensing of any Seller Intellectual Property Rights other than non-exclusive software licenses granted to end user customers pursuant to Seller’s standard customer agreement, a copy of which has been provided to Purchaser, and Undisclosed Existing Licenses (as such term is defined in the IPMA).
               (xii) Neither (A) the operation of the Business, including the making, using, selling, licensing and distribution of the products of Seller or any of its Subsidiaries, by either Seller or any of its Subsidiaries or, following the Closing, Purchaser, nor (B) the use of the Seller Intellectual Property, did, do, or will: (x) infringe or misappropriate the Intellectual Property Rights of any Person; (y) violate the rights of any Person (including rights to privacy or publicity); or (z) constitute unfair competition or trade practices under the laws of any jurisdiction. Neither Seller nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending or threatened claim, action, suit, order or proceeding with respect to any Seller Intellectual Property owned or used by Seller or any of its Subsidiaries or alleging that the services provided, processes used or products manufactured, used, imported, offered for sale or sold by Seller or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Seller have any knowledge of any basis therefor).
               (xiii) There are no Contracts between Seller or any of its Subsidiaries and any other Person with respect to the Seller Intellectual Property under which there is, to the knowledge of Seller, any dispute or any threatened dispute regarding the scope of such Contract or performance under such Contract.

               (xiv) To the knowledge of Seller, no Person has challenged, infringed, misappropriated or otherwise violated any Intellectual Property Rights owned by or licensed to Seller or any of its Subsidiaries.
               (xv) Seller and its Subsidiaries have exercised reasonable care, including taking all reasonable steps, to maintain the confidentiality of all material Trade Secrets that are Seller Intellectual Property and no such Trade Secrets have been disclosed other than to employees, suppliers, consultants, representatives and agents of Seller or any of its Subsidiaries all of whom are bound by written confidentiality agreements.
               (xvi) Section 4.7(b)(xvi) of the Disclosure Letter lists all third parties to which Seller or any its Subsidiaries has provided or disclosed the source code to any software that is Seller Intellectual Property, and all other third parties that, to the knowledge of Seller, have been provided access to, or have had possession of any such source code, and, for each third party listed in Section 4.7(b)(xvi) of the Disclosure Letter, such schedule identifies the software source code that was provided or disclosed; provided that such schedule shall not include any individuals who: (A) are or were consultants of Seller, (B) received access to such source code only under a written obligation of confidentiality to Seller, and (C) to the knowledge of Seller, no longer have (as of the date of this Agreement) access to or possession of any copy of such source code.
               (xvii) Seller has and enforces a policy requiring each employee and consultant of Seller or any of its Subsidiaries to execute a proprietary rights and confidentiality agreement substantially in the form previously provided to Purchaser and all current and former employees and consultants of Seller or any of its Subsidiaries who have created or modified any of the Seller Intellectual Property have executed such an agreement assigning all of such employees’ and consultants’ rights in and to such Seller Intellectual Property to Seller or its Subsidiary, as applicable.
               (xviii) No Seller Intellectual Property is subject to any proceeding or outstanding decree, order, judgment, or stipulation that restricts in any manner the transfer thereof to Purchaser as contemplated hereby, or, to the knowledge of Seller, that adversely affects the validity, use or enforceability of the Seller Intellectual Property. No exclusive rights have been granted by Seller or any of its Subsidiaries to any third party with respect to any Seller Intellectual Property.
               (xix) To the extent that Seller or any of its Subsidiaries has distributed or licensed any product to an end user pursuant to any form of encryption key: (A) Seller or such Subsidiary, as the case may be, has a written agreement with each such end user requiring such end user to protect the confidentiality of such key; (B) Section 4.7(b)(xix) of the Disclosure Letter contains a true and complete list of all third parties to whom Seller or any of its Subsidiaries has disclosed such keys; (C) to the knowledge of Seller, no third party has had access to any such keys, except pursuant to clause (B) above.
               (xx) All services provided, processes used or products manufactured, used, imported, offered for sale or sold by Seller or any of its Subsidiaries in the Business comply in all material respects with industry standards and with the feature specifications and performance standards set forth in Seller’s product data sheets and other documentation relating to such services, processes or products. There are no outstanding claims (nor does Seller have knowledge of any facts that would reasonably lead to a claim) for breach of warranties by Seller in connection with such services, processes or products. All product performance comparisons heretofore previously by Seller or any of its Subsidiaries to customers in the Business or to Purchaser are accurate in all material respects as of the dates so furnished. There is no material problem, defect or issue with respect to any of such services, processes or products which, to the knowledge of Seller, does, or may reasonably be expected to, materially adversely affect the value or functionality of such services, processes or products.

          4.8 Tax Matters.
          (a) (i) Neither Seller nor any Other Seller is currently engaged and has not been engaged during the four year period ending on the Closing Date, in any material disputes with any Governmental Authority with respect to Taxes related to the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks or the Transferred IP Licenses, (ii) no Governmental Authority has proposed to make or has made any material adjustment with respect to Taxes related to the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks or the Transferred IP Licenses and (iii) none of the Purchased Assets is “tax exempt use property” within the meaning of Section 168(h) of the Code.
          (b) There is no material Liability for any unpaid Taxes related to the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks or the Transferred IP Licenses.
          (c) There are no Liens for Taxes upon any of the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks or the Transferred IP Licenses, except for Permitted Liens.
          (d) None of the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks and the Transferred IP Licenses is property that is required to be treated for Tax purposes as being owned by any other Person (other than those Purchased Assets that are leased).
          (e) The Seller has not treated any of the Purchased Assets or the Assumed Liabilities as a partnership for United States federal income Tax purposes.
          4.9 Employee Benefits.
          (a) Except as disclosed in Section 4.9(a) of the Disclosure Letter, each Seller Plan has been administered, operated, maintained and funded in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable laws, and currently there is no pending or threatened legal action, proceeding or investigation or other manner of litigation or claim against or relating to any Seller Plan, and Seller has no knowledge of any facts that are reasonably likely to give rise to any such legal action, proceeding or investigation or other manner of litigation, or claim, other than routine claims for benefits.
          (b) Except as disclosed in Section 4.9(b) of the Disclosure Letter, no Seller Plan subject to Title IV of ERISA has been completely or partially terminated, nor has any event occurred nor does Seller have knowledge of any circumstance or condition that are reasonably likely to result in the termination or partial termination of such Seller Plan or might give rise to any liability (i) for the termination of any Seller Plan under Sections 4062, 4063 or 4064 of ERISA, (ii) for any excise tax imposed by Section 4971 of the Code, (iii) for a reportable event (as defined in Section 4043 of ERISA).
          (c) Each Seller Plan which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and Seller has no knowledge of any facts or circumstances that would adversely affect such qualification or exemption.
          (d) No Seller Plan is a “multiemployer plan” (as defined in Section 4001 of ERISA), and Seller has never contributed nor been obligated to contribute, in each case, in the last ten (10) years, to any such multiemployer plan. Seller has not been in the last ten (10) years a member of a controlled group of corporations in which any other member contributed to a multiemployer plan.

          4.9A Non-U.S. Benefit Plans.
          (a) A complete and accurate summary of all Non-U.S. Benefit Plans and costs has been provided to Purchaser.
          (b) Each Non-U.S. Benefit Plan and related instruments are valid, legal and binding and in full force and effect, with no defaults thereunder, have been administered, operated and maintained in accordance with their terms and are in compliance with applicable Law. There is no pending or threatened legal action, proceeding or investigation or other manner of litigation or claim against or relating to any Non-U.S. Benefit Plan, and no facts exist that would give rise to any such legal action, proceeding or investigation or other manner of litigation, or claim, other than routine claims for benefits.
          (c) Seller and its Subsidiaries are in full compliance with any Laws relating to the provision of any mandatory benefits for Non-U.S. Employees and former employees.
          4.10 Labor and Employment Matters.
          (a) Seller and its Subsidiaries have complied with all Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, safety and health, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes, and continuation coverage with respect to group health plans, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Except as set forth in Section 4.10(a) of the Disclosure Letter, there are no unresolved labor or employment controversies (including unresolved grievances, age, race, color, gender, national origin, disability or other discrimination claims, wage and hour claims, worker’s compensation claims, harassment or hostile work environment claims, retaliation or “whistleblower” claims, FMLA claims, claims for alleged breaches of contract, or claims of wrongful or tortious discharge of any kind), if any, between Seller or any of its Subsidiaries and any Business Employee, or former Business Employee, of Seller regarding employment-related matters. Neither Seller nor any of its Subsidiaries has received written notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to the Business and no such investigation is in progress.
          (b) Except as set forth in Section 4.10(b) of the Disclosure Letter, to the Knowledge of Seller, no Business Employee, or former Business Employee, of Seller has any claim or any basis for any proceedings against, and no claim is pending or, to the Knowledge of Seller, threatened against, Seller or any of its Subsidiaries in respect of the Business arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards. No Business Employee, or former Business Employee, of Seller has any claim against Seller or any of its Subsidiaries (in either case, with respect to the Business) on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary (excluding current bonus accruals and amounts accruing under pension and profit sharing plans) for any period other than the current payroll period, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (iv) any violation of any Law relating to minimum wages or maximum hours of work. No claim has been made that remains outstanding for breach of any contract of employment or for services or for severance or redundancy payments or protective awards or for compensation for unfair dismissal or for failure to comply with any Laws concerning employment rights or in relation to any alleged sex or race discrimination or for any other Liabilities accruing from the termination or variation of any contract of employment or for services, nor is Seller aware that any such claim has been threatened or is pending.

No Litigation by or on behalf of Business Employee, or former Business Employee, of Seller is pending, or to the Knowledge of Seller, threatened in writing against Seller.
          (c) Neither Seller nor any of its Subsidiaries has been a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other labor agreement with any union or labor organization and to the knowledge of Seller there has not been any activity or proceeding of any labor organization or employee group to organize any such employees. In addition, (i) there are no material unfair labor practice charges or complaints against Seller or any of its Subsidiaries pending before the National Labor Relations Board, (ii) there are no labor strikes, slowdowns or stoppages actually pending or, to the knowledge of Seller, threatened against or affecting Seller or any of its Subsidiaries, (iii) there are no representation claims or petitions pending before the National Labor Relations Board, and (iv) there are no grievance or pending arbitration proceedings against Seller or any of its Subsidiaries that arose out of or under any collection bargaining agreement. This Section 4.9(c) shall not apply to a collective bargaining agreement with respect to which Purchaser will have no Liability or which is applicable to Seller by operation of local Law.
          (d) Except as set forth in Section 4.10(d) of the Disclosure Letter (to be provided, to the extent required by Law, post-signing through a side letter delivered to a designee of Purchaser), each Person who is an employee of the Business is employed at will. Each Person who is an independent contractor of the Business is properly classified as an independent contractor, and each Person who is an employee of the Business is properly classified as either an exempt or non-exempt employee, in each case for purposes of all employment-related Laws and all Laws concerning the status of independent contractors. Section 4.10(d) of the Seller Disclosure Letter sets forth, individually and by category, the name of each Person employed by or providing services to the Business where not redacted for compliance with privacy Laws.
          (e) With respect to each Person employed in the Business, (i) such Person was hired in compliance with the Immigration Reform and Control Act of 1986 (the “IRCA”); and (ii) Seller, with respect to the Business, has complied with all recordkeeping and other regulatory requirements under the IRCA. Since the Balance Sheet Date (as defined below), neither Seller nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Seller or any of its Subsidiaries, (ii) a “mass layoff” (as defined in the WARN Act), or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number to trigger application of any similar state or local law.
          4.11 Compliance with Laws. The Business is being and has been conducted by Seller and its Subsidiaries in material compliance with the Laws applicable thereto. Seller and its Subsidiaries each have all material governmental permits, licenses, registrations, certificates, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, “Permits”) necessary to conduct the Business as presently conducted.
          4.12 Environmental Matters. Except as disclosed in Section 4.12 of the Disclosure Letter: (a) the Business, the Business Facilities, the Real Property, the Purchased Assets, the Hazardous Materials Activities relating to the Business and the Business Facilities, Seller and each Other Seller with respect to the foregoing, are and have been in compliance with all Environmental Laws, including the possession of, and the compliance with, all Permits required under any Environmental Laws, and has not created any Liability under Environmental Laws; (b) there has not been any Release of Hazardous Materials at or from the Business Facilities or the Real Property in violation of Environmental Laws or that may give rise to a Liability under any Environmental Laws; (c) there is no pending, or to the knowledge of Seller, threatened Environmental Claim relating to the Business, the Real Property or the

Business Facilities; and (d) the consummation of the transactions contemplated in this Agreement will not require the Seller, the Purchaser, or the Business to provide notices, obtain governmental approvals, or take any actions, including, but not limited to, any repairs, construction or capital expenditures, in order for the Purchaser to continue to hold all Permits required under Environmental Laws and to remain in compliance with the terms and conditions of such Permits and Environmental Laws, or require the Purchaser or the Business to obtain any new Permits.
          4.13 Financial Information.
          (a) Section 4.13 of the Disclosure Letter contains (i) the unaudited balance sheet (the “Balance Sheet”) of the Business as of July 31, 2009 (the “Balance Sheet Date”) and the related unaudited statement of income, cash flow and shareholders’ equity for the nine-month period then ended, and (ii) the audited balance sheet of the Business as of October 31, 2008 and the related audited statement of income, cash flow and shareholders’ equity for the year then ended (collectively, the “Business Financial Statements”). The Business Financial Statements (i) are derived from the audited consolidated financial statements of Seller and its Subsidiaries for the fiscal year ended and as of October 31, 2008 and (ii) from the unaudited consolidated financial statements of Sellers and its Subsidiaries for the nine (9) months and as of July 31, 2009, respectively, and (iii) fairly and accurately present in all material respects the results of operations of the Business for the periods covered by the Business Financial Statements. The Business Financial Statements present fairly in all material respects the consolidated financial condition, cash flows and results of operations of the Business, as of the dates and for the periods indicated. The Business Financial Statements are prepared in accordance with GAAP, consistently applied except where expressly indicated.
          (b) The Assumed Liabilities do not include any Liabilities of a nature required by GAAP to be reflected in a consolidated corporate balance sheet or the notes thereto, except Liabilities that (i) are accrued or reserved against in the Business Financial Statements, (ii) were incurred in the ordinary course of business since the Balance Sheet Date , or (iii) have not had, and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.
          4.14 Absence of Changes. Except as otherwise disclosed in this Agreement or the exhibits or schedules hereto, since the Balance Sheet Date, Seller and the Other Sellers have conducted the Business in all material respects in the ordinary course of business and, other than in the ordinary course of business, have not (a) sold, assigned, pledged, hypothecated or otherwise transferred any of the material Purchased Assets, other than such sales, assignments, pledges, hypothecations or other transfers in the ordinary course of business, (b) increased the compensation payable or to become payable by Seller or any Subsidiary to any Business Employee other than as required by applicable law or pursuant to a Seller Plan (to the extent such increase is required by applicable law to apply to all employees), (c) cancelled, compromised, released or assigned any material indebtedness owed to the Business or any material claims held by the Business, (d) sold, transferred, licensed or otherwise conveyed or disposed of any Transferred IP Rights, Transferred Trademarks or Transferred IP Licenses, (e) granted any allowances or discounts or sold inventory materially in excess of reasonably anticipated consumption for the near term, or (f) entered into an agreement to do any of the foregoing. Since the Balance Sheet Date, through the date hereof, Seller and its Subsidiaries have not suffered any Seller Material Adverse Effect.
          4.15 Sufficiency of Assets. The transfer of the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks, the Transferred IP Licenses, and the Subleased Real Property, and the other rights, licenses, services and benefits to be provided pursuant to this Agreement and the other Transaction Documents, constitute all of the assets, properties and rights owned, leased or licensed by Seller and its Subsidiaries and used or held for use in or necessary to conduct the Business in all material respects as currently conducted, in each case other than (A) the Excluded Assets described in Section 4.15 of the

Disclosure Letter, (B) any Contracts or other assets or rights that pursuant to Section 2.4, 2.5 or 2.6 are not transferred to Purchaser, (C) the assets, properties and rights used to perform the services that are the subject of the Transition Services Agreement and (D) as provided in Section 4.15 of the Disclosure Letter.
          4.16 Location of Assets. Section 4.16(a) of the Disclosure Letter lists all addresses and/or locations of any material tangible assets in the possession of Seller and/or any of its Subsidiaries that are included in the Purchased Assets. Section 4.16(b) of the Disclosure Letter lists all locations of any material tangible assets in the possession of any third party that are included in the Purchased Assets.
          4.17 Restrictions on Business Activities. There is no Contract to which Seller or any of its Subsidiaries is a party or is otherwise subject limiting in any material respect the right of Seller or its Subsidiaries to engage in any line of business or to compete with any Person in each case which would apply to the activities of Purchaser after the Closing with respect to the Business.
          4.18 Customers. Section 4.18 of the Disclosure Letter sets forth the ten (10) largest customers of the Business by order amount for the fiscal year ended October 31, 2008 and for the nine-month period ended July 31, 2009. As of the date of this Agreement, neither Seller nor any of its Subsidiaries has received written notification that any such customer of the Business intends to terminate or materially adversely change its relationship with Seller.
          4.19 Suppliers. Section 4.19 of the Disclosure Letter sets forth the five (5) largest direct suppliers of goods and services to the Business for the fiscal year ended October 31, 2008 and for the nine-month period ended July 31, 2009. As of the date hereof, neither Seller nor any of its Subsidiaries has received written notification that any such supplier intends to terminate or materially adversely change its relationship with Seller.
          4.20 Finders; Brokers. Seller has not employed any finder or broker in connection with the transactions contemplated by this Agreement who would have a valid claim for a fee or commission from Seller in connection with the negotiation, execution or delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby, except with respect to Thomas Weisel Partners LLC, which will be borne entirely by Seller.
          4.21 Foreign Operations and Export Control. Seller, each of its Subsidiaries, and each officer, director, employee, agent or other Person acting on behalf of Seller or any of its Subsidiaries, has at all times since October 1, 2004 acted:
          (a) in compliance in all material respects with all applicable foreign Laws, including, without limitation, laws relating to foreign investment, foreign exchange control, immigration, employment and taxation;
          (b) without notice of violation in any material respect of and in compliance in all material respects with all relevant anti-boycott laws, regulations and guidelines, including Section 999 of the Code and the regulations and guidelines issued pursuant thereto and the Export Administration Regulations administered by the U.S. Department of Commerce, as amended from time to time, including all reporting requirements and is not a party to any agreement requiring it to participate in or cooperate with the Arab boycott of Israel, including any agreement to provide boycott-related information or to refuse to do any business with any person or entity for boycott-related reasons;
          (c) without notice of violation in any material respect of and in compliance in all material respects with any applicable export or reexport control or sanctions laws, orders or regulations of any and all applicable jurisdictions, including without limitation the United States, the European Union and member states thereof, and any other jurisdiction in which Seller or any of its Subsidiaries is established or from which it exports or reexports, including without limitation the Export Administration Regulations administered by the U.S. Department of Commerce and sanctions and embargo executive orders and regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, as amended from time to time, and without notice of violation of and in compliance with any required export or reexport licenses or authorizations granted under such laws, regulations or orders;
          (d) without notice of violation of and in compliance with the requirements of the U.S. Foreign Corrupt Practices Act of 1977, as amended, any applicable Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business or other applicable conventions, and any other applicable anti-corruption law; and
          (e) without notice of violation in any material respect of and in compliance in all material respects with any and all applicable import Laws of any applicable jurisdiction, as amended from time to time, and without notice of violation of and in compliance with any required import permits, licenses, authorizations and general licenses granted under such Laws.
ARTICLE V
REPRESENTATIONS OF PURCHASER
          Purchaser represents and warrants to Seller as follows:
          5.1 Corporate Existence. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Purchaser has the requisite corporate power and authority to own, lease and operate the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks and the Transferred IP Licenses and to assume the Assumed Liabilities, and to carry on the Business in substantially the same manner as the same is now being conducted by Seller and its Subsidiaries.
          5.2 Corporate Authority.
          (a) This Agreement and the other Transaction Documents to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby involving Purchaser have been duly authorized by Purchaser by all requisite corporate, partnership or other action. Purchaser has full power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. This Agreement has been duly executed and delivered by Purchaser, and the other Transaction Documents will be duly executed and delivered by Purchaser, and this Agreement constitutes, and the other Transaction Documents when so executed and delivered will constitute, a valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and the implied covenant of good faith and fair dealing.
          (b) Except for the required filings under the applicable Antitrust Regulations, the execution and delivery of this Agreement and the other Transaction Documents by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby do not and will not (A) violate or conflict with any provision of the respective certificate of incorporation or by-laws or similar organizational documents of

Purchaser, (B) result in any violation or breach or constitute any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien under any contract, indenture, mortgage, lease, note or other agreement or instrument to which Purchaser is subject or is a party, or (C) violate, conflict with or result in any breach under any provision of any Law applicable to Purchaser or any of its properties or assets, except, in the case of clauses (B) and (C), to the extent that any such default, violation, conflict, breach or loss would not reasonably be expected to have a Purchaser Material Adverse Effect.
          5.3 Governmental Approvals and Consents. Purchaser is not subject to any order, judgment, decree, stipulation, injunction or agreement with any Governmental Authority which would prevent or materially interfere with or delay the consummation of the Purchase or would be reasonably likely to have a Purchaser Material Adverse Effect. No claim, legal action, suit, arbitration, governmental investigation, action or other legal or administrative proceeding is pending or, to the knowledge of Purchaser, threatened against Purchaser which would prevent or materially interfere with or delay the consummation of the Purchase. Except for any requirements under any Antitrust Regulations, no consent, approval, order or authorization of, license or permit from, notice to or registration, declaration or filing with, any Governmental Authority, is required on the part of Purchaser in connection with the execution, delivery or performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby except for such consents, approvals, orders or authorizations of, licenses or permits, filings or notices which have been obtained and remain in full force and effect and those with respect to which the failure to have obtained or to remain in full force and effect would not have a Purchaser Material Adverse Effect. To the knowledge of Purchaser, there are no filings of the nature contemplated by Sections 4.2(a) and 4.2(b) required to be made by Purchaser in connection with the Purchase or the other transactions contemplated hereby on account of the business or operations of Purchaser, other than the filings expressly contemplated by Sections 4.2(a) and 4.2(b) read together with the Disclosure Letter.
          5.4 Litigation. Purchaser is not subject to any order, judgment, stipulation, injunction, decree or agreement with any Governmental Authority, which would reasonably be expected to prevent or materially interfere with or delay the consummation of any of the transactions contemplated by the Transaction Documents or would reasonably be expected to have a Purchaser Material Adverse Effect. No Proceeding is pending or, to the knowledge of Purchaser, threatened against Purchaser which would reasonably be expected to prevent or materially interfere with or delay the consummation of the transactions contemplated hereby or by any of the other Transaction Documents.
          5.5 Financial Capacity. Purchaser has the financial capacity necessary and sufficient to consummate the transactions contemplated hereby, including any related fees and expenses. The funds necessary to close the transactions contemplated hereby and pay any related fees and expenses will be available on a timely basis for the transactions contemplated hereby.
          5.6 Finders; Brokers. Except for Moelis & Company, none of Purchaser nor any of its Affiliates has employed any finder or broker in connection with the Purchase who would have a valid claim for a fee or commission from Seller in connection with the negotiation, execution or delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby.
          5.7 Independent Investigation. Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Business, which investigation, review and analysis was done by Purchaser and its Affiliates and representatives. Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Business for such purpose. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Seller or its representatives (except the representations and warranties contained in ARTICLE IV or in any other Transaction Document). Except for the representations and warranties contained in ARTICLE IV or in the other Transaction Document and the indemnification obligations set forth in ARTICLE IX hereof, neither Seller (including all officers and employees of Seller) nor any Other Seller (including all officers and employees of any Other Seller) will have or be subject to any Liability or indemnification obligation to Purchaser or any other Person for any information provided to Purchaser or its representatives relating to the Business or otherwise in expectation of the transactions contemplated by this Agreement, including the confidential memorandum or other material prepared by Thomas Weisel Partners, L.P. related to the Business and any information, document, or material made available to Purchaser or its counsel or other representatives in Purchaser’s due diligence review, including in certain “data rooms” (electronic or otherwise) or management presentations. Without limiting the foregoing and notwithstanding anything to the contrary contained herein, Purchaser agrees and acknowledges that none of Seller, any Subsidiaries or Affiliates of Seller nor any other Person makes any representations or warranties with respect to either the WCSS Inventory (as defined herein) or the Remarketing Inventory (as defined herein), and that all such WCSS Inventory and Remarketing Inventory is conveyed on an “AS IS” and “WHERE IS” basis.
ARTICLE VI
AGREEMENTS OF PURCHASER AND SELLER
          6.1 Operation of the Business. Except as otherwise provided in this Agreement or as disclosed in Section 6.1 of the Disclosure Letter, from the date hereof until the Closing, without the prior written approval of Purchaser (which approval shall not be unreasonably withheld) Seller shall, and it shall cause its Subsidiaries in respect of the Business to, (i) use commercially reasonable efforts to preserve the Business in all material respects and to maintain in all material respects the ordinary and customary relationships of the Business with its material suppliers and customers, and (ii) continue to operate and conduct the Business in the ordinary course of business consistent with past practice. Except as otherwise contemplated by this Agreement or as disclosed in Section 6.1 of the Disclosure Letter, without limiting the generality of the foregoing, Seller shall not and shall cause its Subsidiaries not to, without the prior written approval of Purchaser (which approval shall not be unreasonably withheld), take any of the following actions with respect to the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks, the Transferred IP Licenses or the Business:
          (a) transfer, sell, lease, license or otherwise convey or dispose of, or subject to any Lien (other than Permitted Liens) on, any of the Purchased Assets, other than (i) sales of inventory in the ordinary course of business, or (ii) other transfers, leases, licenses and dispositions made in the ordinary course of business;
          (b) grant any increase in the compensation or benefits arrangements of a Business Employee or under any Seller Plan, except for increases in the compensation or benefits of such employees: (A) in the ordinary course of business (excluding severance or bonuses, in either case payable by Seller upon consummation of the transactions contemplated by this Agreement, for Business Employees), (B) as a result of collective bargaining or other agreements with such employees as in effect on the date hereof, or (C) as required by applicable Law from time to time in effect or by any employee benefit plan, program or arrangement sponsored by Seller or one of its Subsidiaries as in effect on the date hereof or hire new Business Employees other than in the ordinary course of business;

          (c) cancel, compromise, release or assign any Indebtedness owed to the Business or any claims held by the Business, other than in the ordinary course of business consistent with past practice;
          (d) terminate (other than by expiration) or amend or modify (other than by automatic extension or renewal if deemed an amendment or modification of any such contract) in any material respect the terms of any Assumed Material Contract other than in the ordinary course of business consistent with past practice;
          (e) sell, transfer, license or otherwise convey or dispose of, or incur or suffer the imposition of any Lien (other than Permitted Liens) on, any Transferred IP Right, Transferred Trademark or Transferred IP License, other than non-exclusive licenses in connection with sales or licenses of products in the ordinary course of business consistent with past practice;
          (f) commence or settle any material Proceeding;
          (g) incur any material accounts payable other than in the ordinary course of business consistent with past practice or pursuant to obligations under existing Contracts; or
          (h) agree or commit to do any of the foregoing.
Not less than five (5) Business Days prior to the Closing, Seller shall deliver to Purchaser a supplement to Section 4.5(a) of the Disclosure Letter, which shall identify those Contracts entered into by Seller or its Subsidiaries after the date of this Agreement not in violation of the terms hereof which would have constituted “Assumed Material Contracts” if such Contracts had been in effect as of the date hereof, and such Contracts identified on such supplement to Section 4.5(a) of the Disclosure Letter shall be deemed “Assumed Material Contracts” for all purposes hereof so long as such Contracts were entered into in accordance with the terms hereof.
          6.2 Investigation of Business; Confidentiality.
          (a) Until the Closing, Seller shall, and shall cause its Subsidiaries to, permit Purchaser and its authorized agents or representatives to have reasonable access to the properties, books, records, Contracts and such financial (including working papers) and operating data of the Business and the Business Employees as Purchaser may reasonably request, during business hours to review information and documentation and ask questions relative to the properties, books, contracts, commitments and other records of the Business and to conduct any other reasonable investigations; provided, that such investigation shall only be upon reasonable notice and shall not unreasonably disrupt the personnel and operations of Seller and its Subsidiaries, shall comply with the reasonable security and insurance requirements of Seller and its Subsidiaries and shall be at Purchaser’s sole risk and expense. All requests for access to the offices, properties, books and records of Seller and its Subsidiaries shall be made to such representatives of Seller or its Subsidiaries as Seller shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further agreed that neither Purchaser nor any of its Affiliates, agents or representatives shall contact any of the employees, customers (including dealers and distributors), suppliers, joint venture partners or other Subsidiaries or Affiliates of Seller in connection with the transactions contemplated hereby, whether in person or by telephone, electronic or other mail or other means of communication, without the specific prior authorization of such representatives of Seller. Notwithstanding the foregoing, neither Seller nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would waive the attorney-client privilege of Seller or its Subsidiaries or contravene any Law or binding agreement entered into prior to the date of this Agreement. The relevant parties shall make appropriate substitute disclosure arrangements under the circumstances in which the restrictions of the preceding sentence apply.

          (b) The Parties expressly acknowledge and agree that this Agreement and its terms and all information, whether written or oral, furnished by either Party to the other Party or any Affiliate of such other Party in connection with the negotiation of this Agreement or pursuant to Section 6.5 (“Confidential Information”) shall be treated as “confidential information” under that certain Confidential Disclosure Agreement dated June 29, 2009 between the Parties.
          6.3 Necessary Efforts; No Inconsistent Action.
          (a) Subject to Section 6.3(b) and the other terms and conditions of this Agreement, Seller and Purchaser agree, and Purchaser and Seller agree to cause their respective Subsidiaries, to use their respective reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by the Transaction Documents and to use its reasonable commercial efforts to cause the conditions to each Party’s obligation to close the transactions contemplated hereby as set forth in ARTICLE VII to be satisfied, including all actions necessary to obtain (i) all licenses, certificates, permits, approvals, clearances, expirations, waivers or terminations of applicable waiting periods, authorizations, qualifications and orders (each a “Consent”) of any Governmental Authority required for the satisfaction of the conditions set forth in Section 7.1(b), and (ii) all other Consents (it being understood that the failure to obtain any such Consents contemplated by this clause (ii) shall not, by itself, cause the condition set forth in Section 7.3(b) to be deemed not to be satisfied and it being further understood that neither Party nor any of their respective Subsidiaries shall be required to expend any money other than for filing fees or expenses or de minimis costs or expenses or agree to any restrictions in order to obtain any Consents) necessary in connection with the consummation of the transactions contemplated by the Transaction Documents; provided, however, that in no event shall Seller or any of its Subsidiaries be required or expected to retain any of the Purchased Assets (including assets that would be Purchased Assets but for the inability to obtain a Consent). Each of Seller and Purchaser agree that each Party will be given prior notice of and a reasonable opportunity to consult with the other Party regarding contacts with Governmental Authorities regarding Antitrust Regulations or related matters. The Parties shall cooperate fully with each other to the extent necessary in connection with the foregoing.
          (b) In connection with the efforts referenced in Section 6.3(a), Purchaser and Seller shall timely and promptly make all filings which may be required for the satisfaction of the condition set forth in Section 7.1(b) by each of them in connection with the consummation of the transactions contemplated hereby. In addition, Purchaser and Seller agree, and Seller shall cause each of its Subsidiaries, to cooperate and to use their reasonable best commercial efforts and take all actions necessary to obtain any Consents from Governmental Authorities required for the Closing contemplated by Section 6.3(a)(i) above and to respond as promptly as practicable to any requests for information from any Governmental Authority; provided, however, that in no event shall Seller or any of its Subsidiaries be required or expected to retain any of the Purchased Assets (including assets that would be Purchased Assets but for the inability to obtain a Consent) in order to comply with its obligations in respect of the foregoing; and provided, further, that in no event shall Purchaser or any of its Subsidiaries be required to take any actions which would, individually or in the aggregate, have a material adverse effect on the Business following the Closing in order to comply with its obligations in respect of the foregoing. Each Party shall furnish to the other such necessary information and assistance as the other Party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any Governmental Authority. Except as prohibited or restricted by Law or any Antitrust Regulations, each Party or its attorneys shall provide the outside counsel for the other Party the opportunity to make copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such Party or its representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby.

          (c) Each of Purchaser and Seller shall notify and keep the other advised as to (i) any material communication from any Governmental Authority regarding any of the transactions contemplated hereby, (ii) any litigation or administrative proceeding pending and known to such Party, or to its knowledge threatened, which challenges, or would challenge, the transactions contemplated hereby and (iii) any event or circumstance which, to its knowledge, would constitute a breach of its respective representations and warranties in this Agreement; provided, however, that the failure of Seller or Purchaser to comply with this Section 6.3(c) shall not subject Seller or Purchaser to any Liability hereunder in respect of any claim asserted after the relevant expiration date for the relevant representation or warranty; and provided further, that Purchaser may not separately recover pursuant to ARTICLE IX or otherwise for both a breach of this Section 6.3(c) and any related breach of the relevant representation or warranty. Subject to the provisions of ARTICLE X hereof, Seller and Purchaser shall not take any action inconsistent with their obligations under this Agreement or, without prejudice to Purchaser’s rights under this Agreement, which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.
          6.4 Public Disclosures. Unless otherwise required by Law or the rules and regulations of any stock exchange or quotation services on which such Party’s stock is traded or quoted, prior to the Closing Date, no news release or other public announcement pertaining to the transactions contemplated by this Agreement will be made by or on behalf of any Party or its Affiliates without the prior written approval of the other Party (which approval shall not be unreasonably withheld, conditioned or delayed). If in the judgment of either Party such a news release or public announcement is required by Law or the rules or regulations of any stock exchange on which such Party’s stock is traded, the Party intending to make such release or announcement shall to the extent practicable use reasonable commercial efforts to provide prior written notice to the other Party of the contents of such release or announcement and to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance.
          6.5 Access to Records and Personnel.
          (a) Exchange of Information. After the execution of this Agreement, to the extent permissible under applicable Law, Seller agrees to provide, or cause to be provided, to Purchaser, as soon as reasonably practicable after written request therefor and at Purchaser’s sole expense, (x) reasonable access (including using reasonable commercial efforts to give access to third parties possessing information), during normal business hours, to Seller’s employees and (y) such information that Purchaser reasonably needs to comply with its obligations under Section 6.6 of this Agreement. After the Closing, each Party agrees to provide, or cause to be provided, to each other, as soon as reasonably practicable after written request therefor and at the requesting Party’s sole expense, reasonable access (including using reasonable commercial efforts to give access to third parties possessing information), during normal business hours, to the other Party’s employees and to any books, records, documents, files and correspondence in the possession or under the control of the other Party that the requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party (including under applicable securities Laws) by a Governmental Authority having jurisdiction over the requesting Party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy Tax, audit, accounting, claims, regulatory, litigation or other similar requirements or (iii) to comply with its obligations under this Agreement; provided, however, that no Party shall be required to provide access to or disclose information where such access or disclosure would violate any Law or agreement, or waive any attorney-client or other similar privilege, and each Party may redact information regarding itself or its Subsidiaries or otherwise not relating to the other Party and its Subsidiaries, and, in the event such provision of information could reasonably be expected to violate any Law or agreement or waive any attorney-client or other similar privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

          (b) Financial and Other Information. After the Closing, each Party shall provide, or cause to be provided, as soon as reasonably practicable after written request therefor and at the sole expense of the requesting Party, to the other Party such financial and other data and information reasonably available and in its possession (in such form as is reasonably available to it) as is reasonably requested by the other Party and reasonably necessary in order for such other Party to prepare required financial statements and reports or filings, including Tax Returns, to be provided to any third Person or filed with any Governmental Authority; provided, however, that the out-of-pocket cost to prepare any financial statements after the Closing shall be borne solely by Purchaser.
          (c) Ownership of Information. Any information owned by a Party that is provided to a requesting Party pursuant to this Section 6.5 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.
          (d) Record Retention. Except as otherwise provided herein, each Party agrees to use its reasonable commercial efforts to retain the books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers relating to the Business, the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks and the Transferred IP Licenses (the “Books and Records”) in their respective possession or control for a commercially reasonable period of time, as set forth in their regular document retention policies, as such may be amended from time to time, following the Closing Date or for such longer period as may be required by Law or as may be reasonably requested in writing by any Party, or until the expiration of the relevant representation or warranty under any of the Transaction Documents and any related claim of indemnification related thereto. Notwithstanding the foregoing, any Party may destroy or otherwise dispose of any Books and Records not in accordance with its retention policy, provided that, prior to such destruction or disposal (i) such Party shall provide no less than ninety (90) nor more than one hundred twenty (120) days’ prior written notice to the other Party of any such proposed destruction or disposal (which notice shall specify in detail which of the Books and Records is proposed to be so destroyed or disposed of), and (ii) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such recipient, such Party proposing the destruction or disposal shall, as promptly as practicable, arrange for the delivery of such of the Books and Records as was requested by the recipient (it being understood that all reasonable out of pocket costs associated with the delivery of the requested Books and Records shall be paid by such recipient).
          (e) Limitation of Liability. No Party shall have any Liability to any other Party in the event that any information exchanged or provided pursuant to this Section 6.5 is found to be inaccurate. No Party shall have any Liability to any other Party if any information is destroyed or lost after reasonable commercial efforts by such Party to comply with the provisions of Section 6.5(d).
          (f) Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Section 6.5 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in this Agreement.
          (g) Confidential Information. Nothing in this Section 6.5 shall require either Party to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information; provided, however, that in the event that either Party is required under this Section 6.5 to disclose any such information, that Party shall use all commercially reasonable efforts to seek to obtain such third Person’s consent to the disclosure of such information and implement requisite procedures to enable the disclosure of such information.

          6.6 Employee Relations and Benefits.
          (a) The Parties intend that there shall be continuity of employment with respect to all Business Employees as follows:
               (i) Automatic Transferred Employees shall not be terminated upon Closing, but rather the rights, powers, duties, liabilities and obligations of Seller (or the relevant Subsidiary of Seller) to such employees in respect of the material terms of employment with the employees in force immediately before Closing (other than eligibility to participate in, coverage or benefits under any Seller Plan) shall be transferred to Purchaser in accordance with local employment Laws.
               (ii) For Non-Automatic Transferred Employees, Purchaser shall offer employment to each such employee effective on the Closing Date, or as otherwise agreed between Seller and Purchaser, each such offer to be at the employee’s same general location and same base salary as is in effect immediately prior to the Closing and otherwise on substantially the same terms and conditions of employment in the aggregate as are provided by Purchaser to similarly situated employees of Purchaser or its Subsidiaries..
               (iii) Seller and its Subsidiaries shall be permitted to take any action they are legally required to take in order to comply with local employment Laws.
               (iv) Those employees who are transferred to Purchaser and/or one of its Subsidiaries in accordance with clause (i) above and those who accept the offer of employment from Purchaser and/or one of its Subsidiaries in accordance with clause (ii) above and, in each case, who commence employment with Purchaser and/or one of its Subsidiaries shall be referred to herein as “Transferred Employees.” For purposes hereof, “commence employment” shall mean the date that such employees become employed by Purchaser.
               (v) Neither Seller and its Subsidiaries nor Purchaser and its Subsidiaries shall (or encourage or assist its Affiliates to), engage in any activity intended to discourage any Business Employee from accepting an offer of employment from Purchaser and/or one of its Subsidiaries. Modification of the terms of employment (or the offer of employment) as described in Section 6.6(a)(i), (ii) and (vi), shall not be regarded as a discouragement of employment. Seller and its Subsidiaries shall not (and shall not encourage or assist its Affiliates to), offer employment with any business of Seller or any of its Subsidiaries or Affiliates (other than the Business) after the date hereof and prior to the Closing Date (other than Business Employees who have applied for a position with Seller or one of its Subsidiaries or Affiliates outside the Business prior to the date hereof and who are listed in Section 6.6(a)(v) of the Disclosure Letter to the extent permitted by local Law); provided, however, that Seller and its Subsidiaries shall be permitted to take any action they are legally required to take in order to comply with local employment Laws.
               (vi) Starting on the Closing Date, Purchaser shall cause to be provided to each Transferred Employee only the benefits provided to similarly situated employees under the employee benefit plans, agreements, programs, policies and arrangements of Purchaser and/or one of its Subsidiaries (the “Purchaser Plans”) unless otherwise required under local Law, in which case such benefits shall comply with local Law.
               (vii) Any and all liabilities and obligations, whether arising under contract, Seller’s Plans, local Laws or otherwise, to provide any termination, notice, severance or similar payments to any Business Employees arising out of the termination of their employment with Seller or its Subsidiaries at the Closing or Seller’s or its Subsidiaries’ automatic transfer of their employment at the Closing shall be borne equally by Seller and Purchaser. Purchaser agrees that during the six month period commencing on the Closing Date, it will not, without the written consent of Seller, employ any Business Employee who receives such severance payments. Except as otherwise provided in Section 6.6 or with respect to any payments under a Seller Plan , Purchaser shall assume and shall indemnify Seller and its Subsidiaries against all liabilities and obligations to provide any severance or similar payments to any Transferred Employee whose employment is terminated by Purchaser or its Subsidiaries following the Closing Date.
          (b) Seller shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred Employee with respect to claims incurred by such Transferred Employees or their covered dependents prior to the Closing Date. Expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents on or after the Closing Date shall be the responsibility of Purchaser. For purposes of this paragraph, a claim is deemed incurred: in the case of medical or dental benefits, when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs; in the case of long-term disability benefits, when the disability occurs; in the case of workers compensation benefits, when the event giving rise to the benefits occurs; and otherwise, at the time the Transferred Employee or covered dependent becomes entitled to payment of a benefit (assuming that all procedural requirements are satisfied and claims applications properly and timely completed and submitted).
          (c) With respect to any plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), or any plan that would be a “welfare benefit plan” (as defined in Section 3(1) of ERISA) if it were subject to ERISA, maintained by Purchaser, Purchaser shall (i) recognize all service of Transferred Employees with Seller for purposes of any pre-existing condition and waiting periods and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees during the plan year of the applicable plan sponsored by Seller or one of its Subsidiaries during which the Closing occurs with respect to similar plans maintained by Seller and its Affiliates immediately prior to the Closing Date.
          (d) Transferred Employees shall be given credit for all service with Seller and any of its Subsidiaries, to the same extent as such service was credited for such purpose by Seller, under each Purchaser Plan in which such Transferred Employees are eligible to participate for purposes of eligibility, vesting and benefits accrual (but not for purposes of benefit accruals other than benefit accruals under any vacation and leave plans) or as otherwise required by local Law.
          (e) Except as required by applicable Law or as may be agreed to by Seller and Purchaser, as of the Closing Date the Transferred Employees shall cease to accrue further benefits under the employee benefit plans and arrangements maintained by Seller and its Subsidiaries and shall commence participation in Purchaser Plans. Seller shall take all necessary actions to fully vest the Transferred Employees in their account balances under the Seller 401(k) plan and Seller Retirement Plan. Purchaser shall take all steps necessary to permit each such Transferred Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from the Seller 401(k) Plan and the Seller Retirement Plan, if any, to roll such eligible cash rollover distribution, as part of any lump sum distribution to the extent permitted by the Seller 401(k) Plan and the Seller Retirement Plan into an account under a 401(k) plan maintained by Purchaser (the “Purchaser’s 401(k) Plan”). Notwithstanding the foregoing, Seller and Purchaser may mutually agree following the date hereof, but prior to the Closing Date, to provide for a trust to trust transfer of the account balances of Transferred Employees under the Seller’s 401(k) plan to Purchaser’s 401(k) Plan.
          (f) Promptly after the Closing, Seller shall transfer and Purchaser shall accept the flexible spending account elections and accounts (maintained pursuant to Code Sections 105 and 129) of the Transferred Employees under Seller’s Section 125 plan flexible spending arrangement. Promptly after the Closing, Seller shall cause to be transferred to Purchaser the aggregate net cash amount (determined immediately prior to the Closing) for contributions paid (but not yet reimbursed or subject to a pending claim for reimbursement) by or on behalf of the Transferred Employees under Seller’s Section 125 plan flexible spending arrangement.
          (g) On Closing, Seller shall pay out all accrued but unused vacation time (including flexible time off and sick pay) as of the Closing Date to which any Transferred Employee is entitled pursuant to the vacation policy (and flexible time off and sick pay policy) immediately prior to the Closing Date (the “Vacation Policy”) to the extent permitted by Local Law. Within forty-five (45) days after the Closing Date, Seller will deliver to Purchaser (i) an accounting of the accrued but unused vacation time (including flexible time off and sick pay) as of the Closing Date for any Transferred Employee whose vacation was not otherwise paid out by Seller, and (ii) a cash amount equal to such accrued but unused vacation time to such bank account as shall be designated in advance in writing by Purchaser.
          (h) Purchaser shall indemnify and hold harmless Seller and its Subsidiaries with respect to any Liability under COBRA or similar applicable Laws in the United States arising from the actions (or inactions) of Purchaser or its Subsidiaries after the Closing Date. Seller shall retain all such Liabilities, including all Liabilities with respect to any “qualifying event” (as defined under COBRA), incurred on or prior to the Closing Date or arising as a result of the transactions described herein.
          (i) The Parties acknowledge and agree that all provisions contained in this Section 6.6 with respect to employees are included for the sole benefit of the respective Parties and shall not create any right (i) in any other Person, including, without limitation, any employees, former employees, any participant in any Seller Plan or any beneficiary thereof or (ii) to continued employment with Seller or Purchaser.
          (j) Seller shall indemnify Purchaser and each of Purchaser’s Affiliates and defend and hold Purchaser and each of Purchaser’s Affiliates harmless from and against any and all Liabilities and losses (including but not limited to reasonable attorneys’ fees and other costs of defense incurred in any action) arising out of or with respect to any U.S. Benefit Plan. Such indemnification shall not be subject to the limitations set forth in Section 9.2 herein.
          (k) The Parties recognize that certain of the Transferred Employees are in nonimmigrant visa status or have applications for lawful permanent residence pending with the relevant governmental authorities (the “Affected Non-United States National Employees”). The Parties further recognize that new or amended petitions with respect to such Affected Non-United States National Employees may be required in certain of these cases, unless Purchaser (or its Affiliates, as the case may be), are deemed the “successor-in-interest” to Seller (as such term is used in pronouncements by the United States Citizenship and Immigration Service (“USCIS”)) with respect to such Affected Non-United States National Employees. Accordingly, Purchaser hereby expressly agrees to assume, and Seller hereby assigns, all of the immigration-related Liabilities of the Affected Non-United States National Employees (including, without limitation, any obligations, Liabilities and undertakings arising from or under attestations made in each certified and still effective Labor Condition Application (“LCA”) filed by Seller with respect to any such Affected Non-United States National Employees). The Parties each agree to take such actions as may reasonably be requested at and following the Closing to document to the USCIS or such other governmental agency, as the case may be, as may be necessary, the “successor-in-interest” relationship with respect to any Affected Non-United States National Employees.

          6.7 Non-U.S. Employees.
          In addition to Section 6.6 as applicable to Non-U.S. Employees, this Section 6.7 applies only to Non-U.S. Employees and certain former non-U.S. Employees (“Non-U.S. Former Employees”).
          (a) This Section 6.7 and Section 6.7(a) of the Disclosure Letter shall contain covenants and agreements of the Parties on and as of the Closing Date with respect to:
               (i) the Non-U.S. Employees; and
               (ii) Non-U.S. Benefit Plans provided or covering such Non-U.S. Employees and Non-U.S. Former Employees.
          (b) Seller and Purchaser and their respective Subsidiaries shall comply with all obligations either under the Transfer Regulations or other applicable Laws to notify and/or consult with Non-U.S. Employees or employee representatives, unions, works councils or other employee representative bodies, if any, and shall provide such information to the other Party as is required by that Party to comply with its notification and/or consultation obligations. All Losses resulting from any failure to comply with such obligations shall be borne equally by Seller and Purchaser.
          (c) The Parties acknowledge and agree that all provisions contained in this Section 6.7 with respect to employees are included for the sole benefit of the respective Parties and shall not create any right (i) in any other Person, including, without limitation, any employees, former employees, any participant in any Seller Plan or any beneficiary thereof or (ii) to continued employment with Seller or Purchaser.
          (d) Seller shall pay or make arrangements for the payment through Purchaser of the obligations described in Section 2.2(b)(v) of the Disclosure Letter.
          (e) Seller shall indemnify Purchaser and each of Purchaser’s Affiliates and defend and hold Purchaser and each of Purchaser’s Affiliates harmless from and against any and all Liabilities and losses (including but not limited to reasonable attorneys’ fees and other costs of defense incurred in any action) arising out of or with respect to any Non-U.S. Benefit Plan. Such indemnification shall not be subject to the limitations set forth in Section 9.2 herein.
          6.8 Closing Arrangements.
          (a) At the Closing, Purchaser and Seller shall, or Seller shall cause the applicable Other Seller to, execute and deliver the following agreements with respect to the Real Property (the “Real Property Agreements”):
               (i) A sublease in form and substance reasonably satisfactory to both Seller and Purchaser incorporating the terms set forth in Exhibit F for the property referred to in Section 4.4(d) of the Disclosure Letter.
               (ii) If requested by Purchaser, customary title affidavits, in a form reasonably agreed to by Seller, in order to induce a reputable title company to provide Purchaser with title insurance policies insuring Purchaser’s fee or leasehold title to the Real Property, subject only to Permitted Liens. Notwithstanding the foregoing, Seller will not be obligated to make any statement or representation in any such title affidavit other than those contained in this Agreement or that could otherwise expand the scope of Seller’s Liability under this Agreement.

          6.9 IP Matters Agreement and Manufacturing Trademark License Agreement. At the Closing, Seller shall execute and deliver the Intellectual Property Matters Agreement in the form of the agreement attached hereto as Exhibit D and the Manufacturing Trademark License Agreement in the form of the agreement attached hereto as Exhibit G.
          6.10 Insurance Matters. Purchaser acknowledges that the policies and insurance coverage maintained on behalf of the Business are part of the corporate insurance program maintained by Seller (the “Seller Corporate Policies”), and such coverage will not be available or transferred to Purchaser (except with respect to Assumed Liabilities for which claims have been made by Seller or any of its Subsidiaries against third Person insurers under such policies on or prior to the Closing Date, subject to Purchaser’s paying any applicable deductible with respect to such claim).
          6.11 Tax Matters.
          (a) Transfer Taxes.
               (i) For purposes of this Agreement, the term “Transfer Taxes” shall mean all transfer, filing, recordation (including, without limitation, the cost of recording the assignment or transfer of the Transferred IP Rights and the Transferred Trademarks), ad valorem, value added, bulk sales, stamp duties, excise, license or similar fees or taxes. The Liability for Transfer Taxes shall be borne equally by Seller and Purchaser. Seller and Purchaser shall cooperate with each other in the provision of any information or preparation of any documentation that may be necessary or useful for obtaining any available mitigation, reduction or exemption from any Transfer Taxes.
               (ii) Unless the Parties mutually agree otherwise, any Tax Returns that must be filed in connection with any Transfer Taxes shall be prepared by Seller. For any Tax Return in connection with any Transfer Taxes required by law to be filed by Purchaser, Purchaser shall pay the Transfer Taxes shown on such Tax Return and shall collect the proper Tax from Seller. In such case, Seller shall use its reasonable commercial efforts to provide to Purchaser any Tax Returns which it is required to file at least ten (10) days before such Tax Returns are due to be filed. Such Tax Returns shall be consistent with the allocation of the Purchase Price as determined pursuant to Section 3.3.
          (b) Other Tax Returns and Payment of Taxes.
               (i) Seller shall be liable for and shall remit when due or cause to be remitted when due any Taxes due in connection with the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks and the Transferred IP Licenses for any taxable period ending on or before the Closing Date or for any Taxes related to the transactions contemplated by this Agreement. Seller shall duly file or cause to be duly filed, any Tax Return required to be filed in respect of any Tax which it is required to pay pursuant to the immediately preceding sentence. Seller shall be liable for any other Taxes of Seller for any taxable period (including any Liability of Seller for the unpaid Taxes of any Person under Treas. Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise).
               (ii) Purchaser shall be liable for and shall remit when due or cause to be remitted when due any amount of Taxes due in connection with the Purchased Assets, the Transferred IP Rights and the Transferred Trademarks for any taxable period beginning after the Closing Date; provided, however, that for the avoidance of doubt Purchaser shall not be liable for any Income Taxes of Seller or any of Seller’s Subsidiaries not transferred to Purchaser. Purchaser shall duly file or cause to be duly filed, any Tax Return required to be filed in respect of any Tax which it is required to pay pursuant to the immediately preceding sentence.

               (iii) Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns with respect to the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks and the Transferred IP Licenses for taxable periods which begin on or before the Closing Date and end after the Closing Date (a “Straddle Period”). Purchaser shall provide a copy of any such Tax Return for Seller’s review and approval at least five (5) Business Days before filing. Seller shall pay to Purchaser within five Business Days after the date on which Taxes are paid with respect to a Straddle Period an amount equal to the portion of such Taxes which relates to the portion of such Straddle Period ending on the Closing Date. For purposes of this Section 6.11(b)(iii), in the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax that relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on and including the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed to be equal to the amount which would be payable if the relevant taxable period ended on and included the Closing Date. Any credits relating to a Straddle Period shall be taken into account as though the relevant taxable period ended on the Closing Date.
          (c) Pre-Closing Settlement Payments. If, after the Closing Date, Purchaser or any of its Affiliates receives any refund that is an Excluded Asset or utilizes the benefit of any overpayment or prepayment of Taxes that are Excluded Assets, Purchaser shall, or shall cause such Affiliate to, promptly remit or cause to be remitted to Seller the entire amount of the refund or overpayment (including any interest paid by the Governmental Authority paying the refund or the overpayment, but net of any Taxes that may be due on such refund or interest amount after giving effect to any deductions, when and as recognized, in respect of the payment of such amounts to Seller) received or utilized by Purchaser or such Affiliate. If any such refund or benefit is subsequently reduced as a result of an adjustment required by any Governmental Authority, this Section 6.11(c) shall take such adjusted refund or benefit into account. If Purchaser or any of its Affiliates pays any amount to Seller pursuant to this Section 6.11(c) prior to such adjustment, Seller shall repay the difference between the amount paid and the adjusted amount of the refund or benefit, as the case may be, to Purchaser, if the adjusted amount is less than the amount paid by Purchaser or such Affiliate to Seller pursuant to this Section 6.11(c), and Purchaser shall pay the difference between the adjusted amount of the refund or benefit and the amount paid by Purchaser or such Affiliate to Seller if the amount paid by Purchaser or such Affiliate to Seller is less than the adjusted amount.
          (d) Cooperation and Assistance.
               (i) The Parties shall cooperate with each other in the filing of any Tax Returns and the conduct of any audit or other proceeding. They each shall make available such other documents as are reasonably necessary to carry out the intent of this Section 6.11.
               (ii) If (A) either Party is liable under this Section 6.11, including any amounts due pursuant to Section 6.11(c), for any portion of a Tax shown due on any Tax Return required to be filed by the other Party pursuant to this Section 6.11, or (B) Seller is required to file any Tax Return with respect to any of its Subsidiaries pursuant to this Section 6.11, the Party obligated to file such Tax Return pursuant to this Section 6.11 shall deliver a copy of the relevant portions of such Tax Return (taking into account any extensions, if applicable) to the liable Party. If the Parties disagree as to the treatment of any item shown on such Tax Return or with respect to any calculation with respect to any Tax Return to be filed pursuant to this Section 6.11, an independent public accounting firm acceptable to both Seller and Purchaser shall determine, consistent with Seller’s past practice (except as otherwise required by Law), how the disputed item is to be treated on such Tax Return.

               (iii) Upon request or upon payment, each Party shall deliver to the tax director of the other Party certified copies of all receipts for any foreign Tax with respect to which such other Party or any of its Affiliates could claim a foreign tax credit and any supporting documents required in connection with claiming or supporting a claim for such a foreign tax credit.
               (iv) The Parties shall retain records, documents, accounting data and other information in whatever form that are necessary for the preparation and filing, or for any Tax audit, of any and all Tax Returns with respect to any Taxes that relate to taxable periods that do not begin after the Closing Date. Such retention shall be in accordance with the record retention policy of the respective Party, but in no event shall any Party destroy or otherwise dispose of such records, documents, accounting data and other information prior to the expiration of the applicable statute of limitations (including extensions) and without first providing the other Party with a reasonable opportunity to review and copy the same. Each Party shall give any other Party reasonable access to all such records, documents, accounting data and other information as well as to its personnel and premises to the extent necessary for a reasonable review or a Tax audit of such Tax Returns and relevant to an obligation under this Section 6.11.
               (v) Seller shall use its reasonable commercial efforts to provide Purchaser with a clearance certificate or similar document(s) which may be required by any taxing authority to relieve Purchaser of any obligation to withhold any portion of the payments to Seller pursuant to this Agreement.
          (e) Tax Controversies. A Party shall promptly notify the other Party in writing promptly (but in no event later than 30 days) (a “Notification”) upon receipt of notice of any pending or threatened audits or assessments with respect to Taxes for which such other Party (or any of its Affiliates) is liable under Section 6.11. Failure to give such Notification shall not relieve the indemnifying party from Liability under Section 6.11, except if and to the extent that the indemnifying party is actually prejudiced thereby. Each Party shall be entitled to take control of the complete defense of any tax audit or administrative or court proceeding (a “Tax Claim”) relating to Taxes for which it may be liable, and to employ counsel of its choice at its expense; provided, that Seller and Purchaser shall jointly control the defense of any Tax Claim relating to Taxes with respect to a Straddle Period for which Taxes are allocated to both Seller and Purchaser under Section 6.11(b)(iii) of this Agreement. Notwithstanding the immediately preceding sentence, each Party shall be entitled to take control of the complete defense of any Tax Claim relating to Taxes for which it is obligated to file a Tax Return (but does not have any indemnification obligation hereunder) under this Section 6.11 (or by Law), and to employ counsel of its choice at its expense; provided, that such Party unconditionally releases in writing the other Party from its indemnification obligation hereunder with respect to such Tax Claim; provided further, that such Party shall take control of such Tax Claim within 60 days of the earlier of (x) the date on which such Notification is provided or (y) the date such Notification is due pursuant to the first sentence of this Section 6.11(e). If one Party takes control of any such audit or proceeding, the other Party shall be entitled to participate, at its expense, in the defense of such audit or proceeding, and the Party controlling such audit or proceeding shall consider in good faith any suggestions made or points raised by the other Party. Neither Party may agree to settle any claim for Taxes for which the other may be liable without the prior written consent of such other Party, which consent shall not be unreasonably withheld. Neither Party shall settle any claim for Taxes for which the other Party may be liable or which may increase the Tax liability of the other Party without the prior written consent of such other Party. This Section 6.11(e) shall govern to the extent it would otherwise be inconsistent with Section 9.3(a).
          6.12 Mail Handling; Receivables and Payables.
          (a) To the extent that Purchaser receives any mail or packages addressed to Seller or its Subsidiaries and delivered to Purchaser not relating to the Business, the Purchased Assets, Transferred IP

Rights, the Transferred Trademarks, the Transferred IP Licenses or the Assumed Liabilities, Purchaser shall promptly deliver such mail or packages to Seller. After the Closing Date, to the extent that Purchaser receives cash or checks or drafts made payable to Purchaser that constitutes an Excluded Asset, Purchaser shall promptly deposit such checks or drafts and upon receipt of funds from such checks or drafts, forward to Seller within five Business Days for such amount received, or, if so requested by Seller, endorse such checks or drafts to Seller for collection. Purchaser may not assert any set-off, hold-back, escrow or other restriction against any payment described in this Section 6.12.
          (b) To the extent that Seller receives any mail or packages addressed to Purchaser or its Subsidiaries and delivered to Seller relating to the Business, the Purchased Assets, Transferred IP Rights, the Transferred Trademarks, the Transferred IP Licenses or the Assumed Liabilities, Purchaser shall promptly deliver such mail or packages to Purchaser. After the Closing Date, to the extent that Seller receives cash or checks or drafts made payable to Purchaser that constitutes a Purchased Asset, Seller shall promptly deposit such checks or drafts and upon receipt of funds from such checks or drafts, forward to Purchaser within five Business Days for such amount received, or, if so requested by Purchaser, endorse such checks or drafts to Purchaser for collection. Seller may not assert any set-off, hold-back, escrow or other restriction against any payment described in this Section 6.12. On or after the Closing Date, the Seller will use commercially reasonable efforts to promptly notify Purchaser of each inquiry that it receives relating to the Business from an existing customer of the Business or any other third Person that expressly states its desire to explore a commercial relationship with the Business.
          6.13 Non-Competition. In order that Purchaser may have and enjoy the full benefit of the Business, Seller agrees that for a period of four (4) years commencing on the Closing Date, Seller will not, and will cause its Subsidiaries not to, without the express written approval of Purchaser, which approval may be granted or withheld in Purchaser’s sole discretion, engage, directly or indirectly, in a Competing Business (as defined herein) or acquire more than five percent (5%) of the outstanding equity interest in any Business Competitor. For purposes of this Section 6.13: (i) “Competing Business” shall mean the design, development, research, manufacture, supply, distribution, sale, support (including consulting and other services), or maintenance of performance test and/or diagnostic solutions that generate, simulate and analyze in a single product or system for lab or pre-deployment testing of wireline Internet Protocol or Ethernet data network equipment real world scale IP or Ethernet data network conditions, including at least one of IP or Ethernet data traffic, IP or Ethernet data networking protocols, subscriber actions, IP or Ethernet data network topologies, IP or Ethernet data network services and IP or Ethernet data network applications, and (ii) “Business Competitor” shall mean any Person that derived more than twenty percent (20%) of its consolidated gross revenues from Competing Businesses during its current fiscal year or any of its preceding fiscal year. Notwithstanding the foregoing, the provisions of this Section 6.13 shall not restrict any of Seller or any of its Subsidiaries from: (a) engaging in those businesses that it is engaged in as of the date of this Agreement, other than the Business; (b) acquiring, merging with or consolidating with an entity which, at the time of the parties’ agreement to enter into such transaction is not a Business Competitor (subject to the provisions hereof); (c) (i) being acquired by means of any business combination (including an asset purchase, merger or consolidation) by any Person, in which event the covenants in this Section 6.13 shall automatically terminate upon the consummation of such transaction and be of no further force and effect; or (ii) divesting any business of Seller or its Subsidiaries (whether by way of asset purchase or otherwise) (d) engaging in any merger, consolidation or any other business combination with any Person not subject to clause (b) if the stockholders of Seller immediately prior to consummation of such transaction will own 50% or less of the outstanding common stock of the resulting or surviving entity (or the parent thereof); or (e) acquiring and operating any Business Competitor so long as Seller or such Subsidiary uses all commercially reasonable efforts to divest all or a portion of the Competing Business conducted by such Business Competitor within one year following such transaction such that an acquisition by Seller or such Subsidiary of the retained portion of the Competing Business would be permissible under the terms of the foregoing clause (b)., irrespective of whether such divestiture is ultimately consummated. With respect to clause (e) of the immediately preceding sentence, if after such one year period, such divestiture has not been consummated, Seller will promptly so notify Purchaser, and Purchaser may, within forty-five (45) days of receipt of such notice, obtain an Independent Valuation of the Competing Business at issue and notify Seller that Purchaser will purchase from Seller the Competing Business that is the subject matter of the Independent Valuation as soon as practicable thereafter for a purchase price payable in immediately available funds pursuant to terms and conditions set forth in the Independent Valuation. If Purchaser elects not to purchase the Competing Business that is the subject matter of clause (e) hereof as provided herein, the Business Competitor so acquired by Seller or one of its Subsidiaries pursuant to clause (e) hereof may continue with such Competing Business without violation or breach of the covenants in this Section 6.13.
          6.14 Non-Solicitation.
          (a) Seller agrees that for a period of two (2) years from and after the Closing Date, it shall not, and it shall cause each of its Subsidiaries not to (and shall not encourage or assist any of its Affiliates to), without the prior written consent of Purchaser, directly or indirectly, solicit to hire (or cause or seek to cause to leave the employ of Purchaser or any of its Subsidiaries) (i) any Transferred Employee or (ii) any other Person employed as of or within three (3) months prior to the Closing Date by Purchaser, as such employment is reflected in the resumé or similar background information provided by such Person to Seller (collectively, the “Specified Employees”), unless in each case such Person ceased to be an employee of Purchaser or its Subsidiaries for any reason prior to such action by Seller or its Subsidiary; provided, however, the foregoing restrictions shall not apply to bona fide public advertisements for employment placed by or on behalf of Seller or its Subsidiaries and not specifically targeted at the Specified Employees.
          (b) Purchaser agrees that for a period of six (6) months from and after the Closing Date, it shall not, and it shall cause each of its Subsidiaries not to (and shall not encourage or assist any of its Affiliates to), without the prior written consent of Seller, directly or indirectly, solicit to hire (or cause or seek to cause to leave the employ of Seller or any of its Subsidiaries) any Business Employee who has received severance or similar payments from Seller or its Subsidiaries in connection with transactions contemplated by this Agreement.
          6.15 Financial Statements.
          (a) Seller shall, for a period of six (6) months after the Closing and at no cost to Seller for the fees and expenses of Seller’s auditors, PricewaterhouseCoopers LLP (“PWC”), use reasonable efforts to (i) assist with and facilitate the completion and the audit and/or review by PWC of any financial statements which are necessary for Ixia to comply with the rules and regulations of the Securities and Exchange Commission or other Laws applicable to Ixia and (ii) provide necessary consents and management representation letters reasonably requested by Purchaser, Ixia or PWC (or any other accounting firm engaged by Ixia) in connection with such financial statements. Without limiting the generality of the foregoing, within thirty (30) days following the Closing, Seller shall deliver to Purchaser unaudited consolidated financial statements of the Seller and its Subsidiaries for the Business as of July 31, 2009 and for the nine months ended July 31, 2009 and 2008, which interim financial statements shall have been prepared in accordance with GAAP, and shall have been reviewed by PWC (the “Interim Financial Statements”). Seller shall also provide unaudited quarterly income statements of the Business for each of the first three quarters of Seller’s fiscal year ending October 31, 2009, which quarterly income statements shall have been prepared in accordance with GAAP.
          (b) In the event that Seller does not timely deliver the Interim Financial Statements pursuant to Section 6.15(a), then on or before the fifth (5th) Business Day following the end of such 30-day period,

Seller shall pay to Purchaser a cash payment in the amount of $4,407,500.00 in immediately available federal funds to such bank account as Purchaser shall have designated to Seller in writing no later than the second Business Day prior to the date on which such payment is due. Notwithstanding anything herein to the contrary, any such payment shall not be subject to any of the indemnification provisions of Article IX hereof. Without limiting the generality of the foregoing, any such payment obligation shall not be subject to or applied toward any monetary limitation or threshold set forth in Section 9.2 hereof.
ARTICLE VII
CONDITIONS TO CLOSING
          7.1 Conditions Precedent to Obligations of Purchaser and Seller and the Other Sellers.
          The respective obligations of the Parties to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or written waiver by the Party for whose benefit such condition exists) on or prior to the Closing Date of each of the following conditions:
          (a) No Injunction, etc. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law which is in effect on the Closing Date which has or would have the effect of prohibiting, enjoining or restraining the consummation of the transactions contemplated by this Agreement to occur on the Closing Date or otherwise making such transactions illegal; and
          (b) Regulatory Authorizations. All Consents of any Governmental Authorities listed in Section 7.1(b) of the Disclosure Letter shall have been obtained and shall be in full force and effect.
          7.2 Conditions Precedent to Obligation of Seller and the Other Sellers. The obligation of Seller and the Other Sellers to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or written waiver by Seller) on or prior to the Closing Date of each of the following conditions:
          (a) Accuracy of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement (i) that are qualified as to “Purchaser Material Adverse Effect” shall be true, correct and accurate as of the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true, correct and accurate as of such date); and (ii) that are not qualified as to “Purchaser Material Adverse Effect” shall be accurate as of the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be accurate as of such date), except that any inaccuracies in such representations and warranties will be disregarded solely for purposes of this Section 7.2(a) (and not for any other purpose under this Agreement) if such inaccuracies, considered individually or in the aggregate, would not have a Purchaser Material Adverse Effect; and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.
          (b) Covenants of Purchaser. Purchaser shall have complied in all material respects with all covenants contained in this Agreement and the other Transaction Documents to be performed by it prior to the Closing; and Seller shall have received a certificate dated as of the Closing Date and signed by an authorized officer of Purchaser to such effect.
          (c) Local Asset Transfer Agreements and Ancillary Agreements. Purchaser shall have executed and delivered the Ancillary Agreements and other agreements and documents contemplated by

Section 2.3 to the extent a party thereto, and each such agreement and document shall be in full force and effect and shall not have been breached in any material respect by Purchaser.
          (d) IP Matters Agreement and Manufacturing Trademark License Agreement. Purchaser shall have executed and delivered the IP Matters Agreement and the Manufacturing Trademark License Agreement and such agreements shall be in full force and effect and shall not have been breached in any material respect by Purchaser.
          (e) Real Property Agreements. Purchaser shall have executed and delivered the Real Property Agreements to the extent a party thereto, and each such agreement shall be in full force and effect and shall not have been breached in any material respect by Purchaser.
          (f) Employees. Purchaser shall have complied with all covenants and satisfied all of the obligations set forth in Sections 6.6 and 6.7.
          (g) Transition Services Agreement. The Transition Services Agreement shall be in full force and effect and shall not have been breached in any material respect by Purchaser.
          7.3 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of each of the following conditions:
          (a) Accuracy of Representations and Warranties of Seller. The representations and warranties of Seller contained in this Agreement and the other Transaction Documents (i) that are qualified as to “Seller Material Adverse Effect” shall be true, correct and accurate as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true, correct and accurate as of such date); and (ii) that are not qualified as to “Seller Material Adverse Effect” shall be accurate as of the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be accurate as of such date), except that any inaccuracies in such representations and warranties will be disregarded solely for purposes of this Section 7.3(a) (and not for any other purpose under this Agreement) if such inaccuracies, considered individually or in the aggregate, would not have a Seller Material Adverse Effect; and Purchaser shall have received a certificate dated as of the Closing Date signed by an authorized officer of Seller to such effect.
          (b) Covenants of Seller. Seller shall have complied in all material respects with all covenants contained in this Agreement and the other Transaction Documents to be performed by it prior to the Closing; and Purchaser shall have received a certificate dated as of the Closing Date and signed by an authorized officer of Seller to such effect.
          (c) Transfer Agreements. Seller shall have executed and delivered or caused each of the relevant Other Sellers to execute and deliver, the Ancillary Agreements and other agreements and documents contemplated by Section 2.3(a) to the extent a party thereto, and each such agreement and document shall be in full force and effect and shall not have been breached in any material respect by Seller or the relevant Other Seller, as the case may be.
          (d) IP Matters Agreement and Manufacturing Trademark License Agreement. Seller shall have executed and delivered the IP Matters Agreement and the Manufacturing Trademark License Agreement and such agreements shall be in full force and effect and shall not have been breached in any material respect by Seller or the relevant Other Seller, as the case may be.

          (e) Real Property Agreements. Seller shall have executed and delivered or caused each of the relevant Other Sellers to execute and deliver the Real Property Agreements to the extent a party thereto, and each such agreement shall be in full force and effect and shall not have been breached in any material respect by Seller or the relevant Other Seller, as the case may be.
          (f) Transition Services Agreement. The Transition Services Agreement shall be in full force and effect and shall not have been breached in any material respect by Seller or the relevant Other Seller, as the case may be.
          (g) Consents. Each of the Consents set forth on Section 7.3(g) of the Disclosure Letter shall have been obtained in a form reasonably acceptable to Purchaser and shall be in full force and effect.
          (h) FIRPTA. Seller shall have delivered an affidavit pursuant to Section 1445 of the Code stating, under penalties of perjury, Seller’s United States taxpayer identification number and that Seller is not a foreign person.
          (i) No Seller Material Adverse Effect. Since the date of this Agreement there shall have been no event, condition, change or development, or worsening of any existing event, condition, change or development (except as relates to Excluded Assets) that, individually or in combination with any other event, condition, change, development or worsening thereof, has had or would reasonably be expected to have a Seller Material Adverse Effect.
ARTICLE VIII
CLOSING
          8.1 Closing Date. Unless this Agreement shall have been terminated pursuant to ARTICLE X hereof, the closing of the sale and transfer of the Purchased Assets and the other transactions hereunder (the “Closing”) shall take place on October 30, 2009, at the offices of Baker & McKenzie LLP, 660 Hansen Way, Palo Alto, California 94304, at 10:00 a.m., local time, and in such other places as are necessary to effect the transactions to be consummated at the Closing (such date of the Closing being herein referred to as the “Closing Date”). The effective time of the Closing for Tax, operational and all other matters shall be deemed to be 12:01 a.m., local time in each jurisdiction in which the Business is conducted, on the Closing Date.
          8.2 Purchaser Obligations. At the Closing, (i) Purchaser shall deliver the Purchase Price to Seller as provided in Section 3.2 and (ii) Purchaser shall, or shall cause one or more of its Subsidiaries to execute and deliver to Seller the documents described in Section 7.2, and such other documents and instruments as counsel for Purchaser and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.
          8.3 Seller Obligations. At the Closing, Seller shall execute and deliver to Purchaser, and Seller shall cause such of its Subsidiaries as are party thereto to execute and deliver to Purchaser, the documents described in Section 7.3, and such other documents and instruments as counsel for Purchaser and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.

ARTICLE IX
INDEMNIFICATION
          9.1 Indemnification.
          (a) Following the Closing and subject to the terms and conditions of this ARTICLE IX, Seller shall for itself (where it is acting as Seller) and otherwise as agent for the Other Sellers indemnify, defend and hold harmless Purchaser, its Affiliates, and their respective officers, directors, employees, stockholders, assigns and successors (each, a “Purchaser Indemnified Party” or collectively, “Purchaser Indemnified Parties”) from and against, and shall compensate and reimburse each Purchaser Indemnified Party for, all Losses imposed upon or incurred by such Purchaser Indemnified Party (“Purchaser Losses”), with respect to (i) any breach of any representation or warranty of Seller set forth in this Agreement, any other Transaction Document (other than the Transition Services Agreement) or in the certificate delivered pursuant to Section 7.2(a), (ii) any breach of any covenant or agreement of Seller herein or therein, or (iii) any Excluded Liabilities.
          (b) Following the Closing and subject to the terms and conditions provided in this ARTICLE IX, Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates and their respective officers, directors, employees, stockholders, assigns and successors (each, a “Seller Indemnified Party”) from and against, and shall compensate and reimburse each Seller Indemnified Party for, all Losses imposed upon or incurred by such Seller Indemnified Party (“Seller Losses”), with respect to (i) any breach of any representation or warranty of Purchaser set forth in this Agreement, any other Transaction Document (other than the Transition Services Agreement) or in the certificate delivered pursuant to Section 7.3(a), (ii) any breach of any covenant or agreement of by Purchaser herein or therein, or (iii) any of the Assumed Liabilities. Seller shall not be entitled to recover more than once for the same Seller Loss.
          (c) For purposes of the foregoing Sections 9.1(a)(i) and 9.1(b)(i), in determining the amount of any Purchaser Losses or Seller Losses, as the case may be, no effect shall be given to any qualification in the relevant representations and warranties as to materiality or Seller Material Adverse Effect; provided that full effect shall be given to all such qualifications for purposes of determining the existence of a breach of any representation or warranty.
          (d) Notwithstanding the foregoing, Purchaser Losses and Seller Losses shall not include, and in no event shall any Purchaser Loss or Seller Loss be recoverable under the terms of this Agreement to the extent it consists of, indirect, punitive, special or exemplary damages, except to the extent such indirect, punitive, special or exemplary damages are awarded against any Purchaser Indemnified Party or Seller Indemnified Party, as the case may be, in a third-party claim.
          9.2 Certain Limitations.
          (a) Except as otherwise expressly provided herein, Seller (on behalf of itself and as agent for the Other Sellers) shall not be obligated to indemnify Purchaser Indemnified Parties for aggregate Purchaser Losses under Sections 9.1(a)(i) or 9.1(a)(ii) of this Agreement or any other Transaction Document in excess of $4,000,000.00 in the aggregate (the “Indemnity Cap”); provided, however, that such limitation shall not apply with respect to a breach of a representation or warranty made by Seller in Sections 4.1 (Corporate Existence), 4.2(a) (Corporate Authority), 4.4(a) (Title), 4.8 (Tax Matters), 4.9 and 4.9A (Employee Benefits), 4.12 (Environmental Matters), and 4.20 (Finders; Brokers) (collectively, the “Fundamental Seller Representations”); provided, further that Seller (on behalf of itself and as agent for the Other Sellers) shall not be obligated to indemnify Purchaser Indemnified Parties for Losses with regards to (x) breaches of the Fundamental Seller Representations and (y) intentional breaches of any covenant or agreement of Seller contained herein or in any other Transaction Document in excess of 40% of the Purchase Price in the aggregate, and (ii) Purchaser (on behalf of itself and as agent for any Affiliates) shall not be obligated to indemnify Seller Indemnified Parties for aggregate Seller Losses under Sections 9.1(b)(i) or 9.1(b)(ii) of this Agreement or any other Transaction Document in excess of the Indemnity Cap; provided, however, that Purchaser shall not be obligated to indemnify Seller Indemnified Parties for Losses with regard to intentional breaches of any covenant or agreement of Purchaser contained herein or in any other Transaction Document in excess of 40% of the Purchase Price in the aggregate.
          (b) Except as otherwise expressly provided herein, Seller (on behalf of itself and as agent for the Other Sellers) shall not be obligated to indemnify Purchaser Indemnified Parties under this Agreement (x) with respect to any individual Purchaser Loss or series of related Purchaser Losses of less than ten thousand dollars ($10,000.00) (the “Minimum Amount”) and (y) unless and until the aggregate Purchaser Losses (excluding individual Purchaser Losses or related Purchaser Losses less than the Minimum Amount) subject to such indemnification collectively exceed four hundred thousand dollars ($400,000.00) (the “Threshold”), whereupon such indemnification shall be made by Seller only with respect to the amount of such Purchaser Losses (excluding individual Purchaser Losses or related Purchaser Losses less than the Minimum Amount) in excess of the Threshold; provided, however, that the Threshold shall not apply to the Fundamental Seller Representations, to intentional breaches of any covenant or agreement of Seller contained herein or in any Transaction Document or to Excluded Liabilities.
          (c) Except as otherwise expressly provided herein, Purchaser shall not be obligated to indemnify Seller Indemnified Parties under this Agreement (x) with respect to any individual Seller Loss or series of related Seller Losses of less than the Minimum Amount and (y) unless and until the aggregate Seller Losses (excluding individual Seller Losses or related Seller Losses less than the Minimum Amount) subject to such indemnification collectively exceed the Threshold, whereupon such indemnification shall be made by Purchaser only with respect to the amount of such Seller Losses (excluding individual Seller Losses or related Seller Losses less than the Minimum Amount) in excess of the Threshold; provided, however, that the Threshold shall not apply to intentional breaches of any covenant or agreement of Purchaser contained herein or in any Transaction Document or to Assumed Liabilities.
          (d) The representations and warranties of Seller and Purchaser contained in ARTICLE IV and ARTICLE V, respectively, of this Agreement and any other Transaction Document shall survive the Closing until fourteen (14) months after the Closing; provided, however, that the Fundamental Seller Representations shall survive until the expiration of any applicable statute of limitation, including any suspensions, tollings or extensions thereof. The covenants and agreements contained in this Agreement shall survive the Closing until the date or dates explicitly specified therein or, if not so specified, until the expiration of the applicable statute of limitations, including any suspensions, tollings or extensions thereof, with respect to the matters contained therein.
          (e) The obligations to indemnify and hold harmless a Party pursuant to Sections 9.1(a)(i), 9.1(a)(ii), 9.1(b)(i) or 9.1(b)(i)(ii) shall terminate when the applicable representation, warranty or covenant terminates pursuant to Section 9.2(d); provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which Seller Indemnified Party or Purchaser Indemnified Party, as the case may be, to be indemnified (each, an “Indemnified Party”) shall have, before the expiration of the applicable survival period, previously made a claim by delivering a written notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

          9.3 Procedures for Third-Party Claims and Excluded Liabilities.
          (a) General Procedures. Promptly (but in no event later than thirty (30) days) after the receipt by any Indemnified Party of a notice of any Proceeding by any third Person that may be subject to indemnification under this ARTICLE IX, including any Proceeding relating to any Excluded Liability or Assumed Liability, such Indemnified Party shall give written notice of such Proceeding to the indemnifying Party hereunder (the “Indemnifying Party”), stating in reasonable detail the nature and basis of each claim made in the Proceeding and the amount thereof, to the extent known, along with copies of the relevant documents received by the Indemnified Party evidencing the Proceeding and the basis for indemnification sought. Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from Liability on account of this indemnification, except if and only to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Proceeding. The Indemnifying Party shall have the right to assume the defense of the Indemnified Party against the third Person claim upon written notice to the Indemnified Party delivered within thirty (30) days after receipt of the particular notice from the Indemnified Party; provided, however, that the Indemnifying Party shall not have the right to assume the defense of the third Person claim if it seeks as a remedy the imposition of an equitable remedy that is binding upon Purchaser or the Business. So long as the Indemnifying Party has assumed the defense of the third Person claim in accordance herewith and notified the Indemnified Party in writing thereof, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the third Person claim, (ii) the Indemnified Party shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the third Person claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed) and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the third Person claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed). Whether or not the Indemnifying Party shall have assumed the defense, such Indemnifying Party shall not be obligated to indemnify and hold harmless the Indemnified Party hereunder for any settlement entered into without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the provisions of this Section 9.3(a) shall not apply to any claim with respect to Taxes, which shall be governed solely by Section 6.11.
          (b) Equitable Remedies. In the case of any third Person claims where the Indemnifying Party reasonably believes that it would be appropriate to settle such claim using equitable remedies (i.e., remedies involving the future activity and conduct of the Business), the Indemnifying Party and the Indemnified Party shall work together in good faith to agree to a settlement; provided, however, that no Party shall be under any obligation to agree to any such settlement.
          (c) Treatment of Indemnification Payments; Insurance Recoveries. Any payment made pursuant to the indemnification obligations arising under this Agreement shall be treated as an adjustment to the Purchase Price for all Tax Purposes. Any indemnity payment under this Agreement shall be decreased by any amounts actually recovered by the Indemnified Party under third Person insurance policies with respect to such Loss (net of any premiums paid by such Indemnified Party under the relevant insurance policy), each Party agreeing (i) to use all reasonable efforts to recover all available insurance proceeds and (ii) to the extent that any indemnity payment under this Agreement has been paid by the Indemnifying Party to the Indemnified Party prior to the recovery by the Indemnified Party of such insurance proceeds, such amounts actually recovered by the Indemnified Party shall be promptly paid to the Indemnifying Party.

          9.4 Remedies Exclusive. Following the Closing, with the exception of remedies based on fraud, the indemnification rights set forth in this ARTICLE IX shall constitute the sole and exclusive remedy for money damages and shall be in lieu of any other remedies for money damages that may be available to the Indemnified Parties under any other agreement or pursuant to any statutory or common law (including Environmental Law) with respect to any Losses of any kind or nature incurred directly or indirectly resulting from or arising out of any of this Agreement, the Business, the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks, the Transferred IP Licenses, the Assumed Liabilities or the Excluded Liabilities (it being understood that nothing in this Section 9.4 or elsewhere in this Agreement shall affect the Parties’ rights to specific performance or other similar non-monetary equitable remedies with respect to the covenants referred to in this Agreement to be performed after the Closing). Seller and Purchaser each hereby waive any provision of any applicable Law to the extent that it would limit or restrict the agreement contained in this Section 9.4.
          9.5 Exercise of Remedies by Persons Other than the Parties. No Purchaser Indemnified Party (other than Purchaser or any successor or assignee of Purchaser) is entitled to assert any indemnification claim or exercise any other remedy under this Agreement unless Purchaser (or any successor or assignee of Purchaser) consents to the assertion of the indemnification claim or the exercise of the other remedy. No Seller Indemnified Party (other than Seller or any successor or assignee of Seller) is entitled to assert any indemnification claim or exercise any other remedy under this Agreement unless the Seller (or any successor or assignee of Seller) consents to the assertion of the indemnification claim or the exercise of the other remedy.
          9.6 Transition Services Agreement. Notwithstanding anything to the contrary contained in this Article IX or in this Agreement, this Article IX shall not apply to or limit any claim by either party for indemnification, or the exercise by either party of any other remedy, under the Transition Services Agreement.
ARTICLE X
TERMINATION
          10.1 Termination Events. Without prejudice to other remedies which may be available to the Parties by Law or this Agreement, this Agreement may be terminated and the transactions contemplated herein may be abandoned:
          (a) by mutual consent of the Parties;
          (b) after October 31, 2009 (the “Outer Date”), by any Party by notice to the other Party if the Closing shall not have been consummated on or prior to the Outer Date; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose failure or whose Affiliate’s failure to perform in all material respects any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; provided, further, that such period will be extended for an additional period to the extent necessary for either party but with a maximum of thirty (30) days, as applicable, to satisfy the conditions set forth in Section 7.1(b) (except in circumstances contemplated by subsection (c) hereof); or
          (c) by any Party by notice to the other Party, if (i) a final, non-appealable order, decree or ruling enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement to occur on the Closing Date has been issued by any federal or state court in the United States (or by any equivalent court in Australia, Canada or India) having jurisdiction (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable) or any U.S. federal or state Law (or any Australian, Canadian or Indian Law) has been enacted that would make the consummation of the transactions contemplated by this Agreement to occur on the Closing Date illegal.
          10.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become wholly void and of no further force and effect, all further obligations of the parties under this Agreement shall terminate and there shall be no Liability on the part of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party (or such other persons or entities), except that the provisions of Sections 6.2(b), 6.4 and ARTICLE XI of this Agreement shall remain in full force and effect and the Parties shall remain bound by and continue to be subject to the provisions thereof. Notwithstanding the foregoing, the provisions of this Section 10.2 shall not relieve either party of any Liability for breach of this Agreement.
ARTICLE XI
MISCELLANEOUS AGREEMENTS OF THE PARTIES
          11.1 Dispute Resolution. Except as otherwise set forth herein, resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, “Disputes”), shall be exclusively governed by and settled in accordance with the provisions of this Section 11.1.
          (a) Negotiation. The Parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through negotiation. Within thirty (30) days after notice of a Dispute is given by either Party to the other Party, each Party shall select a first tier negotiating team comprised of director or general manager level employees of such Party and shall meet and make a good faith attempt to resolve such Dispute and shall continue to negotiate in good faith in an effort to resolve the Dispute or renegotiate the applicable Section or provision without the necessity of any formal proceedings. If the first tier negotiating teams are unable to agree within thirty (30) days of their first meeting, then each Party shall select a second tier negotiating team comprised of vice president level employees of such Party and shall meet within thirty (30) days after the end of the first thirty (30) day negotiating period to attempt to resolve the matter. During the course of negotiations under this Section 11.1, all reasonable requests made by one Party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating teams but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other Party. All negotiations between the Parties pursuant to this Section 11.1(a) shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future litigation.
          (b) Failure to Resolve Disputes. In the event that any Dispute arising out of or related to this Agreement is not settled by the Parties within fifteen (15) days after the first meeting of the second tier negotiating teams under Section 11.1(a), the Parties may seek any remedies to which they may be entitled in accordance with the terms of this Agreement.
          (c) Proceedings. Nothing herein, however, shall prohibit either Party from initiating litigation or other judicial or administrative proceedings if such Party would be substantially harmed by a failure to act during the time that such good faith efforts are being made to resolve the Dispute through negotiation. In the event that litigation is commenced under this Section 11.1(c), the Parties agree to continue to attempt to resolve any Dispute according to the terms of Section 11.1(a) during the course of such litigation proceedings under this Section 11.1(c).
          (d) Pay and Dispute. Except as provided herein, in the event of any dispute regarding payment of a third-party invoice (subject to standard verification of receipt of products or services), the Party named in a third Person’s invoice must make timely payment to such third Person, even if the Party named in the invoice desires to pursue the dispute resolution procedures outlined in this Section 11.1. If the Party that paid the invoice is found pursuant to this Section 11.1 to not be responsible for such payment, such paying Party shall be entitled to reimbursement, with interest accrued at an annual rate of the Prime Rate, from the Party found responsible for such payment.
          11.2 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person, upon receipt by the sender of answer-back confirmation when telefaxed, or on the next Business Day when sent by overnight courier, and

If to Seller:	Agilent Technologies, Inc. 5301 Stevens Creek Boulevard Mailstop A1-CD Santa Clara, CA 95051 Attention: Sheila Barr Robertson Telephone: (408) 345-8734 Facsimile: (408) 553-7602

with copies to:	Agilent Technologies, Inc. 5301 Stevens Creek Boulevard Mailstop 1A-11 Santa Clara, CA 95051 Attention: Marie Oh Huber, General Counsel Telephone: (408) 345-8039 Facsimile: (408) 345-8958

Baker & McKenzie LLP 660 Hansen Way Palo Alto, CA 94304-1044 Attention: Matthew R. Gemello Telephone: (650) 856-5541 Facsimile: (650) 856-9299

If to Purchaser:	Ixia 26601 W. Agoura Road Calabasas, CA 91302 Attention: Ronald W. Buckly, Senior Vice President, Corporate Affairs and General Counsel Telephone: (818) 871-1800 Facsimile: (818) 936-0564

with copies to:	Bryan Cave LLP 120 Broadway, Suite 300 Santa Monica, CA 90401-2386 Attention: Katherine F. Ashton Telephone: (310) 576-2154 Facsimile: (310) 576-2200
or to such other address as any such Party shall designate by written notice to the other Party.
          11.3 Bulk Transfers. Purchaser waives compliance with the provisions of all applicable Laws relating to bulk transfers in connection with the transfer of the Purchased Assets.
          11.4 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement and the application of such provision to other persons or circumstances other than those which it is determined to be illegal, void or unenforceable, shall not be impaired or otherwise affected and shall remain in full force and effect to the fullest extent permitted by applicable Law, and Seller and Purchaser shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the Parties as expressed by such illegal, void or unenforceable provision.
          11.5 Further Assurances; Further Cooperation. Subject to the terms and conditions hereof, each of the Parties agrees to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be reasonably necessary or appropriate, in the reasonable opinion of counsel for Seller and Purchaser, to effectuate the provisions of this Agreement, provided that all such actions are in accordance with applicable Law. From time to time, whether at or after the Closing, Seller or its Subsidiaries (as appropriate) will execute and deliver such further instruments of conveyance, transfer and assignment and take such other action, at Purchaser’s sole expense, as Purchaser may reasonably require to more effectively convey and transfer to Purchaser any of the Purchased Assets and, solely as stated in the IP Matters Agreement, any of the Transferred IP Rights, the Transferred Trademarks or the Transferred IP Licenses, and Purchaser will execute and deliver such further instruments and take such other action, at Seller’s sole expense, as Seller or its Subsidiaries may reasonably require to more effectively assume the Assumed Liabilities.
          11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 11.6.
          11.7 Expenses. Except as otherwise expressly provided herein, whether or not the Closing occurs, Seller and Purchaser shall each pay their respective expenses (such as legal, investment banker and accounting fees) incurred in connection with the negotiation and execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.
          11.8 Assignment. This Agreement shall not be assigned by either Party without the prior written consent of the other Party, and any attempted assignment, without such consent, shall be null and void; provided, however, that without the consent of Seller, Purchaser may (i) assign this Agreement to one or more of its direct or indirect Subsidiaries, including without limitation Catapult Communications International Limited, and (ii) designate one or more of such Subsidiaries as a transferee of Purchased Assets hereunder, provided that no such assignment or designation shall relieve Purchaser of any of its duties or obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns.
          11.9 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by both Parties. No waiver by either Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, or a failure or delay by any Party in exercising any power, right or privilege under this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
          11.10 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with the terms hereof and thereof and that the Parties shall be entitled (without the requirement to post a bond or other security) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity. The rights and remedies of the Parties shall be cumulative (and not alternative).
          11.11 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a Party nor create or establish any third Person beneficiary hereto other than the provisions of ARTICLE IX hereof with respect to indemnification but subject to the terms thereof.
          11.12 Governing Law. This Agreement and all claims arising out of this Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of California (whether arising in contract, tort, equity or otherwise), without regard to any conflicts of law principles that would result in the application of any law other than the law of the State of California.
          11.13 Consent to Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of the United States District Court located in Santa Clara County, California, or if such court does not have jurisdiction, the superior courts of the State of California located in Santa Clara County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties, further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 11.2 shall be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding set forth above arising out of this Agreement or the transactions contemplated hereby, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
          11.14 Disclosure Letter. A disclosure included in any section of the Disclosure Letter shall be considered to be made for purposes of another section of the Disclosure Letter only to the extent that the relevance and applicability of the disclosure to such other section of the Disclosure Letter is readily apparent on its face to a reasonable person. Inclusion of any matter or item in the Disclosure Letter does not imply that such matter or item would, under the provisions of this Agreement, have to be included in the Disclosure Letter or that such matter or item is otherwise material.

          11.15 Entire Agreement. The Confidentiality Agreements, the Transaction Documents, Annex A, the Disclosure Letter and the Exhibits hereto and any other agreements between Purchaser and Seller entered into on the date hereof set forth the entire understanding of the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Parties or their respective Subsidiaries other than those set forth or referred to herein or therein. In the event of any inconsistency between the provisions of this Agreement and any other Transaction Document, the provisions of this Agreement shall prevail.
          11.16 Section Headings; Table of Contents. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
          11.17 No Joint Venture. Nothing in this Agreement creates a joint venture or partnership between the Parties. This Agreement does not authorize any Party (a) to bind or commit, or to act as an agent, employee or legal representative of, another Party, except as may be specifically set forth in other provisions of this Agreement, or (b) to have the power to control the activities and operations of another Party. The Parties are independent contractors with respect to each other under this Agreement. Each Party agrees not to hold itself out as having any authority or relationship contrary to this Section 11.17.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be duly executed as of the date first above written.

IXIA

By:	/s/ Errol Ginsberg
	Name:	Errol Ginsberg
	Title:	Chairman of the Board

AGILENT TECHNOLOGIES, INC.

By:	/s/ Sheila Barr Robertson
	Name:	Sheila Barr Robertson
	Title:	VP Corp Development

ANNEX A
          “Affiliate” means (a) in the case of an individual, the members of the immediate family (including parents, siblings and children) of (i) the individual, (ii) the individual’s spouse, and (iii) any Business Entity that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with any of the foregoing individuals, or (b) in the case of a Business Entity, another Business Entity or a person that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the Business Entity (it being understood that “Affiliate” will, in the case of Purchaser, not include any of the portfolio companies in which the shareholders of Purchaser have an interest solely by reason of an investment made by various limited partnerships or other funds managed or advised by them).
          “Agreement” shall have the meaning set forth in the Recitals to this Agreement.
          “Assumed Contracts” means those contracts set forth on Section A to the Disclosure Letter.
          “Automatic Transferred Employees” shall mean those Business Employees where local employment Laws, including but not limited to the Transfer Regulations, require an automatic transfer of employees upon the transfer of a business as a going concern and such transfer occurs by operation of Law.
          “Business” means the business conducted by Seller and its Subsidiaries in connection with (i) the design, development, research, manufacture, supply, distribution, sale, support and maintenance of products known as of the date of this Agreement as the Agilent N2X and Agilent Network Tester and (ii) the provision of services related to such products.
          “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City or California are permitted or required by Law to close.
          “Business Employee” shall mean (i) the employees of Seller and its Subsidiaries set forth in Section B of the Disclosure Letter, including (A) any such employees on temporary leave for purposes of jury or annual two-week national service/military duty, or equivalent under local Law, employees on vacation and employees on a regularly scheduled day off from work and (B) any such employees who on the Closing Date are on maternity or paternity leave, education leave, military leave with veteran’s re-employment rights under federal Law, leave under the Family Medical Leave Act of 1993, approved personal leave, short-term disability leave or medical leave or equivalent under local Law, unless otherwise required under local employment Laws, excluding any such employees on long-term disability or whose employment with Seller and its Subsidiaries has terminated prior to the Closing, (ii) each additional employee of Seller and its Subsidiaries hired by the Business between the date hereof and the Closing Date in the ordinary course of business or hired by Seller or its Subsidiaries in the ordinary course of business to replace employees who have terminated employment or taken leave between the date hereof and the Closing Date and (iii) each other employee of Seller or any of its Subsidiaries that Seller and Purchaser have mutually agreed to prior to the Closing Date or whose transfer to Purchaser and its Subsidiaries is required under local Law.
          “Business Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934).

          “Business Environmental Liabilities” means any Liability of any kind or nature, or the duty to indemnify, defend or reimburse any Person with respect to: (i) the presence at any time of any Hazardous Materials as of or prior to the Closing Date in the soil, groundwater, surface water, air or building materials of any Business Facility or any presence elsewhere arising out of or relating in any manner to the Business or the Purchased Assets (“Business Contamination”); (ii) any Hazardous Materials Activity conducted on any Business Facility at any time as of or prior to the Closing Date (“Business Hazardous Materials Activities”); (iii) the exposure of any person to Hazardous Materials in the course of or as a consequence of any Business Hazardous Materials Activities or to Business Contamination prior to the Closing Date, without regard to whether any health effect of the exposure has been manifested as of the Closing Date; (iv) the violation of any Environmental Laws as of or prior to the Closing Date to the extent (but only to the extent) arising out of or relating to the Business or the Purchased Assets or in connection with any Business Hazardous Materials Activities; (v) the migration at any time as of or prior to the Closing Date, of Business Contamination to any other Real Property or the soil, groundwater, surface water, air or building materials thereof; and (vi) any Environmental Claims existing as of the Closing Date and any actions or proceedings brought or threatened by any third Person with respect to any of the foregoing.
          “Business Facility” means any facility or real property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by Seller or any of its Subsidiaries in connection with the operation of its Business or the Purchased Assets.
          “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Contract” means any written or oral commitment, contract, subcontract, license, sublicense, lease, understanding, instrument, indenture, note or legally binding commitment or undertaking of any nature.
          “Environmental Claim” shall mean any written claim, proceeding, suit, complaint, or notice of violation alleging violation of, or Liability under, any Environmental Laws.
          “Environmental Laws” shall mean any applicable foreign, federal, state or local Laws, statutes, regulations, codes, ordinances, permits, decrees, orders or common law relating to, or imposing standards regarding the protection or clean-up of the environment, any Hazardous Material Activity, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the exposure of any individual to Hazardous Materials, including without limitation protection of health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substance Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related foreign, federal state or local law, each as amended.
          “ERISA Affiliate” of any entity shall mean any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.
          “Excluded Assets” shall mean the assets of Seller and its Subsidiaries other than the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks and the Transferred IP Licenses.

          “Hazardous Materials” shall mean any infectious, carcinogenic, radioactive, toxic or hazardous chemical or chemical compound, or any pollutant, contaminant or hazardous substance, material or waste, in each case, whether solid, liquid or gas, including, without limitation, petroleum, petroleum products, by-products or derivatives and asbestos and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Law.
          “Hazardous Materials Activity” means the transportation, transfer, recycling, storage, use, disposal, arranging for disposal, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back or product content requirements.
          “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
          “Income Tax” shall mean all Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including, but not limited to, any capital gains, minimum Taxes and any Taxes on items of tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar Taxes), (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above or (iii) withholding taxes measured by, or calculated with respect to, any payments or distributions (other than wages).
          “Indebtedness” means (i) all outstanding obligations for senior debt and subordinated debt and any other outstanding obligation for borrowed money, including that evidenced by notes, bonds, debentures or other instruments (and including all outstanding principal, prepayment premiums, if any, and accrued interest, fees and expenses related thereto), (ii) any outstanding obligations under capital leases and purchase money obligations (other than as included in Accounts Payable), (iii) any amounts owed with respect to drawn letters of credit and (iv) any outstanding guarantees of obligations of the type described in clauses (i) through (iii) above.
          “Indemnified Party” shall mean a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.
          “Independent Valuation” means a valuation of a Competing Business as contemplated by clause (e) of Section 6.13 of this Agreement, which valuation will be prepared by a reputable nationally recognized investment bank selected by Purchaser, subject to Seller’s approval which will not be unreasonably withheld, which valuation will set forth the purchase price at which such investment bank believes such Competing Business could be sold to a third person in an arms’ length transaction. All reasonable fees and costs incurred by the aforesaid investment bank in the preparation of the Independent Valuation will be paid by Purchaser.
          “Industry-Wide Plan” means any scheme, plan, fund or arrangement, which provides Retirement Benefits to or in respect of Automatic Transfer Employees in which employers may participate even if they are not within the same corporate group as the other participating employers.
          “Intellectual Property Matters Agreement,” “IP Matters Agreement” or “IPMA” shall mean the Intellectual Property Matters Agreement substantially in the form attached as Exhibit D to this Agreement.

          “Intellectual Property Rights” shall have the meaning assigned to such term in the IPMA.
          “IRS” shall mean the United States Internal Revenue Service.
          “To the knowledge of” or “knowledge of” a Party shall mean, (i) with respect to Seller, the knowledge of David Churchill, Toni Piwonka-Corle and Cary Wright, which would have been obtained upon reasonable due inquiry, and (ii) with respect to Purchaser, the knowledge of the President and Chief Executive Officer, Chief Financial Officer and Senior Vice President, Corporate Affairs and General Counsel of Purchaser, which would have been obtained upon reasonable due inquiry.
          “Landlord” shall mean a landlord, sublandlord, licensor or other party granting the right to use or occupy real property.
          “Law” means any law, treaty, statute, ordinance, rule, principle of common law or equity, code or regulation of a Governmental Authority or judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Authority.
          “Lease” shall mean a lease, sublease, license or other agreement permitting the use or occupancy of real property, including any amendments, modifications, supplements, renewals, extensions and guaranties related thereto related to a Subleased Real Property.
          “Liabilities” shall mean any Liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).
          “Liens” shall mean any mortgage, easement, lease, sublease, right of way, trust or title retention agreement, pledge, lien (including any lien for unpaid Taxes), charge, security interest or option.
          “Losses” means any and all direct and actual Liabilities (including any Liabilities for Taxes), losses, damages, settlements, judgments, awards, penalties, fines, costs or expenses (including, without limitation, reasonable legal, expert and consultant fees and expenses and legal fees incurred in connection with the dispute resolution process described in Section 9.3) but excluding any exemplary or punitive damages.
          “Manufacturing Trademark License Agreement” shall mean the Manufacturing Trademark License Agreement substantially in the form attached as Exhibit G to this Agreement.
          “Non-Automatic Transferred Employees” means those Business Employees who are not Automatic Transferred Employees and with respect to whom Purchaser has extended, and the Business Employee has accepted, an offer of employment pursuant to Section 6.6(a)(ii).
          “Non-U.S. Benefit Plans” means each plan, scheme, fund or arrangement of Seller and its Subsidiaries within the Business operated outside the United States which provides Retirement Benefits to or in respect of Non-U.S. Employees, including any such plan, scheme, fund or arrangement which has not been disclosed to Purchaser, but not including any mandatory government or social security pension arrangements, or any other plans, funds or arrangements operated entirely within the United States or primarily for the benefit of employees of Seller and its Subsidiaries who are not Non-U.S. Employees.
          “Non-U.S. Employees” means each Business Employee employed other than in the United States by Seller or any of its Subsidiaries, other than any employees considered to be U.S. expatriates by Seller.

          “ordinary course of business” means in the ordinary course of the operation of the Business, consistent with past practices (including with respect to frequency and amount) of the Business.
          “Permitted Liens” shall mean (i) Liens for Taxes, not yet due and payable to the extent accrued as a current liability on the Final Closing Statement of Working Capital or, if due and adequately reserved on the Final Closing Statement of Working Capital being contested in good faith by appropriate proceedings, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other similar Liens, including all statutory Liens, arising or incurred in the ordinary course of business, (iii) protective filings related to operating leases with third parties entered into in the ordinary course of business and (iv) Liens that do not materially affect the ownership or use of the underlying Purchased Asset, Transferred IP Right, Transferred Trademark or Transferred IP License for the purpose it is being utilized for by Seller or its Subsidiaries on the Closing Date.
          “Person” means an individual, Business Entity or Government Authority.
          “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.
          “Prime Rate” shall mean the rate of interest as announced from time to time by JPMorgan Chase at its principal office in New York City as its prime lending rate, the Prime Rate to change when and if such prime lending rate changes.
          “Proceeding” means any claim, action, arbitration, audit, hearing, inquiry, examination, proceeding, investigation, litigation or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Authority or arbitrator.
          “Purchased Assets” shall mean the assets set forth in Exhibit H and all of the goodwill associated therewith, if any.
          “Purchaser Material Adverse Effect” means a material adverse effect on the financial ability of Purchaser to consummate the transactions contemplated hereby and any essential documents delivered or entered into in connection herewith.
          “Release” shall be defined as that term is defined in 42 U.S.C. § 9601 (22).
          “Remarketing Inventory” shall mean the inventory set forth in Exhibit H and described as “remarketing inventory” therein.
          “Retirement Benefits” means any pension, lump sum, gratuity or similar benefit provided or to be provided on or after retirement (including early retirement), death or disability in respect of an Employee’s employment, but excluding benefits provided under an arrangement, the sole purpose of which is to provide benefits on the accidental injury or death of an Automatic Transfer Employee.
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Seller Material Adverse Effect” means any change, circumstance, event or effect that is materially adverse to the Purchased Assets or to the business, operations, condition (financial or otherwise) or results of operations of the Business, in each case taken as a whole, provided that none of the following shall be deemed, either alone, or in combination, to constitute a Seller Material Adverse Effect: any change, circumstance, event or effect resulting from or arising out of (a) the public announcement of the entering into of this Agreement or the other Transaction Documents, the pendency of the transactions contemplated hereby or thereby or any other publicity, leak or rumor with respect thereto, (b) except for the transactions contemplated by Sections 2.1, 2.2 and 2.3, the performance by Seller or any Other Seller of its obligations under this Agreement or the other Transaction Documents, (c) general economic conditions, including prevailing interest rates, (d) general conditions in the industry or market in which the Business is conducted, (e) any change or development in Laws applicable to the Business or the enforcement thereof, (f) any change related to the Excluded Assets that does not materially adversely affect the Business, the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks, or the Transferred IP Licenses or (g) any natural disaster or any act of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof unless, in the case of the foregoing clauses (c),(d), (e) and (g), such changes, circumstances, events or effects referred to therein (x) materially disproportionately impact the Business relative to the industry or market in which the Business competes as a whole or (y) specifically relates to (or has the effect of specifically relating to) the Business or the Purchased Assets.
          “Seller Plans” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and each severance, change in control, retention or employment plan, program or agreement, and vacation, holiday, leave, fringe benefit, incentive, deferred compensation, bonus, stock option, stock purchase, stock appreciation, restricted stock unit and restricted stock plan, program or policy and any other employee compensation or benefit plan, agreement, policy, practice or contract (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto under which any employee or former employee of the Business has any present or future right to benefits and under which Seller or any of its ERISA Affiliates has had or has any present or future Liability.
          “Seller Retirement Plan” shall mean each scheme, plan, fund or arrangement of Seller, which provides Retirement Benefits to or, in respect of Automatic Transfer Employees (not including any mandatory state or social security plan or Industry-Wide Plan in which any member of Seller participates for the benefit or, in respect of Automatic Transfer Employees).
          “Software Products” shall include the software products set forth on Exhibit D (Transferred Intellectual Property Rights) to the IP Matters Agreement.
          “Subsidiary” or “Subsidiaries” of Purchaser, Seller or any other Person means any corporation, partnership or other legal entity of which Purchaser, Seller or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.
          “Target Working Capital” shall mean $8,270,000.
          “Tax” or “Taxes” shall mean all taxes, fees, levies, or other like assessments, including income, gross receipts, ad valorem, VAT, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by any Governmental Authority, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof, and including any Liability for the Taxes of another Person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as transferee or successor, by contract or otherwise, and any obligation to withhold Taxes.

          “Tax Return” shall mean any return, declaration, report, election, disclosure, form, estimated return and information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
          “Transfer Regulations” means the Council Directive 77/187/EEC of 14 February 1977 on the approximation of the laws of the Member States relating to the safeguarding of employees’ rights in the event of transfers of undertakings, businesses or parts of businesses (and its amendments) (collectively referred to as “Acquired Rights Directive”) and the legislation and regulations of any EU Member State implementing such Acquired Rights Directive.
          “Transferred IP License” shall have the meaning assigned to such term in the IPMA.
          “Transferred IP Rights” shall have the meaning assigned to such term in the IPMA.
          “Transferred Trademark” shall have the meaning assigned to such term in the IPMA.
          “WCSS Inventory” shall mean the inventory of the Business held by Seller’s Worldwide Customer Services and Support Organization as of the Closing Date and further described in Exhibit H.
          “Working Capital” shall mean the difference, as of the Closing Date, between (1) the sum of (i) the trade accounts receivable of the Business assigned to Purchaser and (ii) inventory of the Business sold to Purchaser (excluding the inventory held by Seller outside of the Business, e.g., Service Parts Organization inventory), and (2) the sum of (i) accounts payable of the Business assumed by Purchaser and (ii) accrued supplier liabilities, accrued distributor commissions and accrued warranty costs of the Business assumed by Purchaser.

EXHIBIT A
BILL OF SALE
          THIS BILL OF SALE (the “Agreement”) is made, executed and delivered as of this [Day] day of [Month] 2009, by Agilent Technologies, Inc., a Delaware corporation (“Seller”), in favor of Ixia, a California corporation (“Buyer”).
          WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement dated as of October [Day], 2009 (the “Purchase Agreement”) wherein Buyer is acquiring the Purchased Assets; and
          WHEREAS, Buyer and Seller now seek to consummate the assignment, conveyance and transfer of such Purchased Assets other than those assets that are conveyed pursuant to other instruments of transfer executed pursuant to the Purchase Agreement.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:
     1. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.
     2. Seller hereby sells, conveys, transfers and assigns to Buyer all of Seller’s right, title and interest in and to all of the Purchased Assets, other than those Purchased Assets that are conveyed pursuant to other instruments of transfer executed pursuant to the Purchase Agreement. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.
     3. Buyer and Seller do hereby represent that each signatory to this Agreement has due authorization and authority to bind such party to this Agreement.
     4. At any time and from time to time after the date hereof, at a party’s request and without further consideration, the other will execute and deliver such other instruments of sale, transfer, conveyance, assignment, and delivery and confirmation and take such action as a party may reasonably deem necessary or desirable to effect the transaction contemplated hereby.
     5. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Buyer and its successors and assigns, any remedy or claim under or by reason of this instrument or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of Buyer and its successors and assigns.
     6. Seller hereby constitutes and appoints Buyer, its successors and assigns, Seller’s true and lawful attorney and attorneys, with full power of substitution, in Seller’s name and stead, but on behalf and for the benefit of Buyer, its successors and assigns, to demand, receive and collect any and all of the Purchased Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Seller’s name, or otherwise for the benefit of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, its successors or assigns, may deem proper for the collection or recovery of any of the Purchased Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, or intended so to be, and to do all acts and things in relation to the Purchased Assets which Buyer, its successors or assigns, shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller or by its dissolution or in any manner or for any reason whatsoever, provided that no breach of the Agreement by Buyer has occurred and provided further that nothing in this Section 6 shall be deemed a waiver of any remedies otherwise available.
     7. This Agreement is executed by, and shall be binding upon, the respective parties hereto and their successors and assigns, for the uses and purposes set forth above.
     8. This instrument shall be governed by, and construed in accordance with, the laws of the State of California as applied to contracts entered into and performed entirely within California.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SELLER Agilent Technologies, Inc.
By:
	Name:	Marie Oh Huber
	Title:	Senior Vice President, General Counsel and Secretary

BUYER Ixia
By:
Name:
Title:

[SIGNATURE PAGE TO BILL OF SALE]

Exhibit B
ASSIGNMENT AND ASSUMPTION AGREEMENT
          This Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) is made and entered into as of [Month] [Day], 2009 by and between Agilent Technologies, Inc., a Delaware corporation (“Assignor”) and Ixia, a California corporation (“Assignee”).
          WHEREAS, Assignor, Assignee and Ixia, a California corporation are parties to that certain Asset Purchase Agreement dated as of October [Date], 2009 (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell, transfer and assign to Assignee all of Assignor’s and its direct and indirect Subsidiaries’ right, title and interest in and to the Business, including without limitation the Purchased Assets, the Transferred IP Rights, the Transferred Trademarks, and the Transferred IP Licenses (all as defined therein); and
          WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to sell, transfer and assign to Assignee, and Assignee has agreed to assume, the Assumed Liabilities of the Business, as set forth therein;
          NOW THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for the other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
     1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.
     2. Assignment and Assumption. Assignor hereby assigns, sells, transfers and sets over (collectively, the “Assignment”) to Assignee all of the Assumed Liabilities (other than those Assumed Liabilities that are conveyed pursuant to the other instruments of transfer executed pursuant to the Purchase Agreement). Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants of, and to pay and discharge when due, all of the Assumed Liabilities (other than those Assumed Liabilities that are conveyed pursuant to the other instruments of transfer executed pursuant to the Purchase Agreement). Assignee assumes no Excluded Liabilities, and the parties hereto agree that all such Excluded Liabilities shall remain the sole responsibility of Assignor.
     3. Terms of the Purchase Agreement. Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.
     4. Further Actions. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption Agreement.

     5. Consent to Assignment. This Assignment and Assumption Agreement shall not constitute an assignment of any claim, contract, permit, franchise, or license if the attempted assignment thereof, without the consent of the other party thereto, would constitute a breach of such claim, contract, permit, franchise, or license or in any way adversely affect the rights of Assignor thereunder. If such consent is not obtained, or if any attempted assignment thereof would be ineffective or would adversely affect the rights of Assignor thereunder so that Assignee would not in fact receive all such rights, then Assignee may act as the attorney-in-fact of Assignor in order to obtain for Assignee the benefits thereunder and shall cooperate in any reasonable arrangement or action requested by Assignee to secure for Assignee all such benefits.
     6. No Additional Remedies. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Assignee and its successors and assigns, any remedy or claim under or by reason of this instrument or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of Assignee and its successors and assigns.
     7. Governing Law. This Assignment and Assumption Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.
     8. Counterparts. This Assignment and Assumption Agreement may be executed in counterparts, which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

ASSIGNOR Agilent Technologies, Inc.
By:
	Name:	Marie Oh Huber
	Title:	Senior Vice President, General Counsel and Secretary

ASSIGNEE Ixia
By:
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

EXHIBIT C
LOCAL ASSET TRANSFER AGREEMENT
(COUNTRY)
          THIS LOCAL ASSET TRANSFER AGREEMENT (this “Agreement”) is entered into as of [•], 2009, by and between [insert name of local seller], a [•] company with its registered address at [•] (the “Local Seller”), and [insert name of local purchaser], a [•] company with its registered address at [•] (the “Local Purchaser”).
          WHEREAS, this Agreement is entered into pursuant to and in connection with that certain Asset Purchase Agreement (the “Acquisition Agreement”) entered into as of [•], 2009, between Agilent Technologies, Inc., a Delaware corporation (“Local Seller Parent”), on its own behalf and, to the extent therein provided, as agent for the Local Seller, and Ixia, a California corporation (“Local Purchaser Parent”) on its own behalf and, to the extent therein provided, as agent for the Local Purchaser for the sale and purchase of the Purchased Assets;
          WHEREAS, this Agreement is intended to effectuate the transfer of certain assets by the Local Seller, either directly or through certain of its Affiliates, to, and/or the assumption of certain liabilities by, the Local Purchaser (including, for such purposes, its Affiliates) as contemplated by the Acquisition Agreement and is subject in all respects to the terms of the Acquisition Agreement; and
          WHEREAS, the Local Seller desires to sell, convey, transfer and assign to the Local Purchaser, and the Local Purchaser wishes to purchase, acquire and assume from the Local Seller, the Local Assets and the Local Liabilities, as defined herein, upon the terms and subject to the conditions set forth in this Agreement.
          IT IS AGREED as follows:
ARTICLE 1
THE TRANSACTIONS
     1.1 Application of Terms of Acquisition Agreement and Interpretation.
          (a) This Agreement is being entered into pursuant to and in connection with the Acquisition Agreement and references in this Agreement to the Acquisition Agreement are to the Acquisition Agreement as amended, modified, waived or extended from time to time in accordance with the terms thereof.
          (b) Capitalized terms used in this Agreement but not otherwise defined herein have the meanings ascribed thereto in the Acquisition Agreement.
          (c) It is the intention of the parties that this Agreement be consistent with the terms of the Acquisition Agreement. In the event of any conflict or inconsistency between the terms of the Acquisition Agreement and the terms hereof, the terms of the Acquisition Agreement will control to the maximum extent permitted under applicable law and the parties agree that this Agreement is not intended, and will not be construed in any way to enhance, modify or decrease any of the rights or obligations of the parties from those contained in the Acquisition Agreement.

     1.2 Compliance.
          (a) The Local Seller agrees to comply with, perform and observe the obligations and undertakings under the Acquisition Agreement that the Local Seller Parent has agreed to procure from the Local Seller, for as long as and to the extent that the Local Seller Parent has agreed under the Acquisition Agreement to procure such compliance, performance or observance.
          (b) The Local Purchaser agrees to comply with, perform and observe the obligations and undertakings under the Acquisition Agreement that the Local Purchaser Parent has agreed to procure from the Local Purchaser, for as long as and to the extent that the Local Purchaser Parent has agreed under the Acquisition Agreement to procure such compliance, performance and observance.
     1.3 Sale and Assumption of Assets and Liabilities.
          (a) Subject to and in accordance with the terms of this Agreement, the Local Seller agrees to sell, transfer, convey, assign and deliver to the Local Purchaser, and the Local Purchaser agrees to purchase from the Local Seller at the Local Closing, all of the Local Seller’s right, title and interest in any and all of the Acquired Assets (the “Local Assets”) [, in particular and without limitation, the assets referred to in Schedule 1 of this Agreement], other than those assets that are conveyed pursuant to other instruments of transfer executed pursuant to the Acquisition Agreement.
          (b) Subject to and in accordance with the terms of this Agreement, the Local Purchaser agrees to assume as of and following the Local Closing, the Assumed Liabilities to the extent they relate to the Local Assets (the “Local Liabilities”) [, in particular and without limitation, the Liabilities referred to in Schedule 2 of this Agreement], other than those liabilities that are assumed pursuant to other instruments of assumption executed pursuant to the Acquisition Agreement.
          (c) In relation to the Local Seller, any of the Business conducted by the Local Seller and the sale of the Local Assets pursuant to this Agreement, the Local Seller does not give any representations and warranties other than those given by the Local Seller Parent on its behalf and as agent on the Local Seller’s behalf in Article III of the Acquisition Agreement on the terms set out therein.
          (d) Notwithstanding any provision in this Agreement, the Local Seller Parent and its subsidiaries (including the Local Seller), as applicable, will retain and be responsible for the Excluded Liabilities, and nothing expressed or implied in this Agreement will constitute an assumption by the Local Purchaser, the Local Purchaser Parent or its subsidiaries of any Liabilities other than the Local Liabilities.
     1.4 Purchase Price; Payment.
          (a) The consideration payable by the Local Purchaser to the Local Seller for the Local Assets will be that portion of (and deemed to be a part and paid by the delivery of) the Purchase Price as allocated by the parties to the Local Assets pursuant to the Acquisition Agreement.
          (b) All Transfer Taxes and VAT will be payable in accordance with Section 6.11(a) of the Acquisition Agreement.
     1.5 Appointment of Agents.
          (a) The Local Seller hereby irrevocably appoints and instructs the Local Seller Parent as its sole agent (to the exclusion of itself) to do such acts and things, make such representations, warranties and indemnities, give such undertakings and covenants, undertake such obligations, make or be subject to

2

any such claims as the Acquisition Agreement expressly provides are to be done, given, undertaken, received or made by or to be conducted through the Local Seller Parent as agent for the Local Seller and, without prejudice to the generality of the foregoing, the Local Seller hereby irrevocably appoints and instructs the Local Seller Parent as its sole agent to receive or pay, as the case may be, any amounts owed to or by the Local Seller pursuant to any of the provisions of the Acquisition Agreement, and the Local Seller hereby acknowledges and confirms to the Local Purchaser that any payment made by the Local Purchaser Parent on behalf of the Local Purchaser to the Local Seller Parent as agent for the Local Seller will be deemed to be and considered by the Local Seller to satisfy the Local Purchaser’s obligation(s) to pay any of the same to the Local Seller and any such obligations will be discharged thereby.
          (b) The Local Purchaser hereby irrevocably appoints and instructs the Local Purchaser Parent as its sole agent (to the exclusion of itself) to do such acts and things, make such representations, warranties and indemnities, give such undertakings and covenants, undertake such obligations, make or be subject to any such claims as the Acquisition Agreement expressly provides are to be done, given, undertaken, received or made by or to be conducted through the Local Purchaser Parent as agent for the Local Purchaser and, without prejudice to the generality of the foregoing, the Local Purchaser hereby irrevocably appoints and instructs the Local Purchaser Parent as its sole agent to receive or pay, as the case may be, any amounts owed to or by the Local Purchaser pursuant to any of the provisions of the Acquisition Agreement, and the Local Purchaser hereby acknowledges and confirms to the Local Seller that any payment made by the Local Seller Parent on behalf of the Local Seller to the Local Purchaser Parent as agent for the Local Purchaser will be deemed to be and considered by the Local Purchaser to satisfy the Local Seller’s obligation(s) to pay any of the same to the Local Purchaser and any such obligations will be discharged thereby.
     1.6 Local Closing.
          (a) The closing of the transactions contemplated by this Agreement (the “Local Closing”) is subject to the satisfaction or waiver of the conditions set forth in Article VII of the Acquisition Agreement and is interdependent with the Closing as provided in the Acquisition Agreement and the steps taken at, or in contemplation of, the Local Closing will have no effect unless the Closing as provided for in the Acquisition Agreement (except insofar as it includes the Local Closing) will have taken place in accordance with the Acquisition Agreement.
          (b) Subject to Section 1.6(a) hereof, the Local Closing will take place on [•] at the offices of [•] in [•], or at such other time and such other venue as the parties may agree.
          (c) At the Local Closing, the Local Seller will deliver or make available (or cause to be delivered or made available) to the Local Purchaser such transfer documents as are necessary to complete the sale and purchase of the Local Assets and Local Liabilities. In addition, the Local Seller will execute, and will procure to be executed, all such deeds, documents and other instruments as the Local Purchaser may reasonably require for vesting in the Local Purchaser the Local Assets.
          (d) As of and at the Local Closing and subject to the terms of the Acquisition Agreement, all risk of loss as to the Local Assets will pass to the Local Purchaser. The Local Purchaser will execute, and will procure to be executed, all such documents and other instruments as the Local Seller may reasonably require for the assumption of the Local Liabilities.

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ARTICLE 2
MISCELLANEOUS
     2.1 Other Matters.1
     2.2 [Employees. Certain employees of the Local Seller will become employees of the Purchaser or the Local Purchaser in the manner and on such terms and conditions as are set forth in the Acquisition Agreement, in the other Transaction Documents or as may otherwise be agreed by the Local Seller Parent and the Local Purchaser Parent.]2
     2.3 Further Assurance. After the Local Closing, the Local Purchaser and Local Seller will do, execute and deliver, at the reasonable request of the other party, all such further acts, deeds, documents and instruments of assignment and transfer as may be necessary to complete the sale and purchase of the Local Assets in accordance with the terms of the Acquisition Agreement and this Agreement and otherwise to give effect to the terms of this Agreement.
     2.4 Variation. No variation of this Agreement will be valid unless it is in writing and signed by both the Local Seller and the Local Purchaser. The expression “variation” will include any amendment, modification, variation, supplement, deletion or replacement however affected.
     2.5 Entire Agreement. This Agreement, together with the Acquisition Agreement and the other Transaction Documents and all of the exhibits and schedules appended hereto and thereto, constitutes the final agreement between the parties, and is the complete and exclusive statement of the parties’ agreement on the matters contained in this Agreement. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this Agreement are superseded by this Agreement.
     2.6 Announcements. News releases or other public announcements pertaining to the transaction contemplated in this Agreement or the Acquisition Agreement will not be made by the Local Seller or the Local Purchaser and will only be made by the Local Seller Parent and the Local Purchaser Parent in accordance with the provisions of Section 6.4 of the Acquisition Agreement.
     2.7 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person, upon receipt by the sender of answer back confirmation when telefaxed, or on the next Business Day when sent by overnight courier, and

If to the Local Seller:	[•] [•] [•] Facsimile: [•] Attention: [•]

[1]	NTD: Insert such other provisions as may be necessary or agreed by the parties in light of the nature of the local assets and local law requirements, including without limitation, any applicable statutory exemptions from VAT/GST and/or any similar local legends or safe-harbor provisions to be added.

[2]	NTD: To be revised as appropriate for local law considerations or as agreed by the parties.

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with copies to:	Agilent Technologies, Inc. 5301 Stevens Creek Boulevard Mailstop 1A-11 Santa Clara, CA 95051 Attention: Craig Nordlund, General Counsel Telephone: (408) 345-8886 Facsimile: (408) 345-8958

Baker & McKenzie LLP 660 Hansen Way Palo Alto, California 94304-1044 Attention: Matthew R. Gemello Telephone: (650) 856-2400 Facsimile: (650) 856-9299

If to the Local Purchaser:	[•] [•] [•] Facsimile: [•] Attention: [•]

With a copy to:	Bryan Cave LLP 120 Broadway, Suite 300 Santa Monica, CA 90401-2386 Facsimile: (310) 576-2200 Attention: Katherine F. Ashton
     2.8 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement will remain in full force. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     2.9 Counterparts, Language.
          (a) The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other party. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission which includes a copy of the sending party’s signature(s) is as effective as signing and delivering the counterpart in person.
          (b) This Agreement in the English language will be the definitive and controlling text, notwithstanding any translation into another language.
     2.10 Governing Law, Disputes and Claims.
          (a) The laws of the [•] will govern the construction, interpretation and all other matters arising out of or in connection with this Agreement (whether arising in contract, tort, equity or otherwise). The parties agree that any claims or disputes under this Agreement will be resolved in accordance with Section 11.13 of the Acquisition Agreement.

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          (b) Any claim of whatsoever nature arising out of or in connection with this Agreement or the Acquisition Agreement will only be enforceable by the parties to this Agreement through the agency of the Local Seller Parent and the Local Purchaser Parent respectively upon the terms of the Acquisition Agreement. The Local Purchaser will not make any claim for indemnification arising out of or in connection with this Agreement or the Acquisition Agreement in any circumstances whatsoever against the Local Seller other than through the agency of the Local Purchaser Parent against the Local Seller Parent as agent for the Local Seller pursuant to the terms of the Acquisition Agreement. The Local Seller will not make any claim for indemnification arising out of or in connection with this Agreement or the Acquisition Agreement in any circumstances whatsoever against the Local Purchaser other than through the agency of the Local Seller Parent against the Local Purchaser Parent as agent for the Local Purchaser pursuant to the terms of the Acquisition Agreement. Liability in respect of any claim for indemnification or otherwise arising out of or in connection with this Agreement or the Acquisition Agreement will be determined solely in accordance with the terms of the Acquisition Agreement and otherwise will be subject to all of the terms and conditions of Article IX of the Acquisition Agreement.
     2.11 Waiver. The parties may waive a provision of this Agreement only by a writing signed by the party intended to be bound by the waiver. A party is not prevented from enforcing any right, remedy or condition in the party’s favor because of any failure or delay in exercising any right or remedy or in requiring satisfaction of any condition, except to the extent that the party specifically waives the same in writing. A written waiver given for one matter or occasion is effective only in that instance and only for the purpose stated. A waiver once given is not to be construed as a waiver for any other matter or occasion.
     2.12 Headings. The captions, titles and headings, and table of contents included in this Agreement are for convenience only, and do not affect this Agreement’s construction or interpretation.
(This space intentionally left blank)

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          IN WITNESS WHEREOF, the parties hereto have executed this Local Asset Transfer Agreement as of the date first set forth above.

“Local Purchaser”	“Local Seller”

[•]	[•]

By:	By:

Name:	Name:

Title:	Title:

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SCHEDULE 1
Local Assets

SCHEDULE 2
Local Liabilities

Exhibit D
INTELLECTUAL PROPERTY MATTERS AGREEMENT
between
AGILENT TECHNOLOGIES, INC.,
and
AGILENT TECHNOLOGIES SINGAPORE (HOLDINGS) PTE. LTD., on the one hand
and
IXIA
and
CATAPULT COMMUNICATIONS INTERNATIONAL LIMITED, on the other hand
Dated as of _______________

Exhibit D
INTELLECTUAL PROPERTY MATTERS AGREEMENT
THIS INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”) is dated as of [___],or if not filled in, then as of the last date shown in the signature pages below, by and between Agilent Technologies, Inc., a Delaware corporation, and Agilent Technologies Singapore (Holdings) Pte. Ltd., on the one hand (collectively “Agilent”), and Ixia, a California corporation (“Purchaser”), and Catapult Communications International Limited, a private company limited by shares incorporated under the laws of the Republic of Ireland (“CCIL”) on the other hand. Agilent, the Purchaser and CCIL are each a “Party” and collectively, the “Parties”. Each reference to the words “Party” or “Parties” herein shall refer collectively to such Party or Parties on its or their own behalf and on behalf of each of its or their Affiliates.
W I T N E S S E T H:
          WHEREAS, pursuant to the Asset Purchase Agreement entered into by and between Purchaser and Agilent (the “APA”), the Parties have agreed to separate the Business from Agilent;
          WHEREAS, it is the intent of the Parties, in accordance with the APA, and the other agreements and instruments provided for therein, that Agilent assign or license, and cause its Subsidiaries to assign or license, to Purchaser and its Subsidiaries substantially all of the business and assets of the Business and that Purchaser and its Subsidiaries assume certain of the liabilities related to the Business;
          WHEREAS, it is the intent of the Parties that Agilent license, and cause its Subsidiaries to license, certain other intellectual property rights and technology to Purchaser;
          WHEREAS, it is the intent of the Parties for Purchaser to grant a license back to Agilent under certain intellectual property rights acquired by Purchaser pursuant to the APA, subject to the terms and conditions set forth in this Agreement:
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
          1.1 Definitions.
          Unless otherwise defined in the APA, capitalized terms used in this Agreement shall have the meanings ascribed to them herein or in Exhibit A to this Agreement. In the event of any conflict between the definitions in this Agreement and in the APA, the terms of this Agreement shall control.

          1.2 Rules of Construction.
          (a) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
          (b) The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole (including any annexes, exhibits and schedules to this Agreement) and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The words “include”, “including”, or “includes” when used herein shall be deemed in each case to be followed by the words “without limitation” or words having similar import. The headings and table of contents in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.
ARTICLE II
TRANSFERRED INTELLECTUAL PROPERTY RIGHTS AND TECHNOLOGY
          2.1 Assignment of Intellectual Property Rights.
          (a) Agilent agrees to, and agrees to cause its Subsidiaries to, grant, assign and convey to Purchaser the Transferred Intellectual Property Rights. For the avoidance of doubt, the Transferred Intellectual Property Rights are transferred subject only to (i) the licenses granted to CCIL in Section 3.1 below (ii) the licenses granted to Agilent in Article IV below, (iii) non-exclusive software licenses granted to end user customers pursuant to Agilent’s standard customer agreement, a copy of which has been provided to Purchaser, (iv) such other licenses as are disclosed in Section 4.7(b)(xi) of the Disclosure Letter under the APA; and (v) the Undisclosed Existing Licenses as described in Section 2.1(c) below. The Transferred Intellectual Property Rights include all of Agilent’s and its Subsidiaries’ right, title and interest in and to any and all proceeds, causes of action and rights of recovery against Third Parties for past and future infringement or misappropriation of any of the Transferred Intellectual Property Rights.
          (b) The Parties shall execute Intellectual Property Assignments in forms substantially similar to those attached hereto as Exhibit F, and Agilent shall cause its Subsidiaries to do so as appropriate, to document the transfer of the Transferred Intellectual Property Rights. Purchaser shall have the sole responsibility, at its sole cost and expense, to prepare and file the Intellectual Property Assignment and any other forms or documents as required to record the assignment of the Transferred Intellectual Property Rights from Agilent and its Subsidiaries to Purchaser; provided however, that, upon request, Agilent shall provide reasonable assistance to Purchaser to record the assignment, at Purchaser’s sole cost and expense. For the avoidance of doubt, the transfer of Transferred Intellectual Property Rights under this Section 2.1 shall transfer, assign and convey all of Agilent’s and its Subsidiaries’ rights, title and interest in and to the Transferred Intellectual Property Rights.

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          (c) Certain licenses have been granted by Agilent (or its Subsidiary, as the case may be) to a Third Party to the Transferred Patents existing and in force as of the Closing Date, the terms of which do not permit disclosure thereof by Agilent (or such Subsidiary) to Purchaser (the “Undisclosed Existing Licenses”). Agilent represents and warrants that: (i) none of the Undisclosed Existing Licenses have been granted to any of the entities listed on Exhibit D attached hereto (or to any entity known to Agilent to be an Affiliate of any entity listed on Exhibit D) (the “Restricted Licensees”), and none of the Undisclosed Licenses permit the licensee under such Undisclosed Existing License to grant a sublicense to a Restricted Licensee.
          2.2 Assignment of Transferred Trademarks. As part of the assignment of the Transferred Intellectual Property Rights, Agilent hereby agrees to, and agrees to cause its Subsidiaries to, assign to Purchaser all right, title and interest in all countries worldwide in and to the Transferred Trademarks and any applications and registrations related thereto, including all common law trademark or trade name rights in such Transferred Trademarks, together with the goodwill of the Business to the extent symbolized by such Transferred Trademarks, subject to the licenses granted to CCIL in Section 3.1 below.
          2.3 Assignment of Intellectual Property Licenses.
          (a) Agilent agrees to, and agrees to cause its Subsidiaries to, assign and convey to Purchaser, effective as of the Closing, (i) the license granted to CCIL in Section 3.1 below that is effective immediately prior to the Closing (the “CCIL License”), and (ii) the Transferred IP Licenses, subject to the terms, conditions and restrictions of each Transferred IP License and subject to the CCIL License.
          (b) Purchaser acknowledges and agrees that it shall have sole responsibility to seek and obtain the consent of any Third Party necessary for the transfer of any of the Transferred IP Licenses, shall bear sole responsibility for taking appropriate action if such consent is not obtained, and shall bear sole responsibility for any consideration necessary for their transfer, provided however that upon request Agilent will provide reasonable assistance in obtaining such consent, at Purchaser’s (or its Subsidiaries’) sole expense. For the avoidance of doubt, and subject to the terms and conditions of the Transferred IP Licenses and the CCIL License, upon the assignment and conveyance of the Transferred IP Licenses and the CCIL License to Purchaser, Purchaser shall succeed to all of the rights and responsibilities of Agilent and Agilent’s Subsidiaries under each such Transferred IP License and the CCIL License, including any liabilities arising under such Transferred IP License and the CCIL License prior to the date of such assignment and conveyance, which liabilities shall be the responsibility of Purchaser, but solely to the extent that such liabilities are Assumed Liabilities under the terms of the APA.
ARTICLE III
LICENSES FROM AGILENT TO CCIL AND PURCHASER
          3.1 [Intentionally Omitted].

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          3.2 License Grants to Purchaser. Agilent agrees to grant, and Agilent agrees to cause its Affiliates to grant, to Purchaser, effective as of the Closing, the following personal, irrevocable, non-exclusive, worldwide, royalty-free and non-transferable (except as set forth in Article VIII below) licenses under the Licensed Agilent IPR subject to the terms of this Agreement as follows:
          (a) Patents. Under the Agilent Patents, a license to make (including the right to practice methods, processes and procedures), have made (subject to Section 3.3), use, lease, sell, offer for sale and import Purchaser Products solely within the Purchaser Field. The licenses set forth in this Section 3.2(a) shall expire, with respect to each individual licensed Patent, upon the expiration of the term of each such Agilent Patent.
          (b) Copyrights. Under its and their Copyrights in and to the Business Technology, other than such Copyrights constituting Transferred Intellectual Property Rights, (i) to reproduce and have reproduced (subject to Section 3.3) the works of authorship included therein and Derivative Works thereof prepared by or on behalf of Purchaser, in whole or in part, solely as part of Purchaser Products in the Purchaser Field, (ii) to prepare Derivative Works or have Derivative Works prepared for it based upon such works of authorship solely to create Purchaser Products in the Purchaser Field, (iii) to distribute (by any means and using any technology, whether now known or unknown) copies of the works of authorship included therein (and Derivative Works thereof prepared by or on behalf of Purchaser) to the public by sale or other transfer of ownership or by rental, lease or lending, solely as part of Purchaser Products in the Purchaser Field, (iv) to perform (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) and display the works of authorship included therein (and Derivative Works thereof prepared by or on behalf of Purchaser), in all cases solely as part of Purchaser Products in the Purchaser Field, and (v) to use such works of authorship (and Derivative Works thereof prepared by or on behalf of Purchaser) solely to design, develop, manufacture and have manufactured (subject to Section 3.3), sell and support Purchaser Products in the Purchaser Field.
          (c) No Updates or Support. As of the Closing Date, other than the act of transferring the Business Technology, Agilent shall have no duty to provide updates or assistance to Purchaser or to ensure that Purchaser can make beneficial use of the licensed Business Technology.
          (d) Database Rights. Under its and their Database Rights in and to the Business Technology, other than such Database Rights constituting Transferred Intellectual Property Rights, to extract data from the databases included therein and to re-utilize such data (and Improvements thereof prepared by or on behalf of Purchaser ) solely to design, develop, manufacture and have manufactured (subject to Section 3.3), sell and support Purchaser Products in the Purchaser Field.
          (e) Mask Works Rights. Under its and their Mask Work Rights in and to the Business Technology, other than such Mask Work Rights constituting Transferred Intellectual Property Rights, (i) to reproduce and have reproduced (subject to Section 3.3), by optical, electronic or any other means, mask works and semiconductor

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topologies included in the Business Technology and embodied in Purchaser Products solely in the Purchaser Field, (ii) to import or distribute a product in which any such mask work or semiconductor topology is embodied, and (iii) to permit Third Parties to do any of the forgoing.
          (f) Trade Secrets and Industrial Designs. Under its and their Trade Secrets and Industrial Designs used in designing, developing, manufacturing, selling or supporting the Business Technology (and Improvements thereof prepared by or on behalf of Purchaser), other than such Trade Secrets constituting Transferred Intellectual Property Rights, solely to design, develop, manufacture and have manufactured (subject to Section 3.3), sell and maintain Purchaser Products in the Purchaser Field.
          (g) Business Technology. Under all other of its and their right, title and interest in and to the Business Technology, with the sole exception of those licenses listed in Exhibit E as licenses that are not transferred and not sublicensed. The Business Technology is licensed solely to design, develop, manufacture and have manufactured (subject to Section 3.3), sell and maintain Purchaser Products in the Purchaser Field. For the avoidance of doubt, the licenses of the Business Technology hereunder do not include the transfer of any Intellectual Property Rights in or to the Business Technology; such Intellectual Property Rights are either transferred to Purchaser as Transferred Intellectual Property Rights in Section 2.1 above, or are licensed to CCIL in Section 3.1 below, or are licensed to Purchaser in Section 3.2 below. Agilent agrees to deliver to Purchaser and CCIL originals or copies of all documents, software code, and other materials, in whatever form and in whatever medium recorded, necessary in order for Purchase and CCIL to fully exercise and exploit the rights granted to Purchaser and CCIL hereunder with respect to the Business Technology and the Transferred Intellectual Property Rights.
          (h) Third Party Licenses. With respect to Intellectual Property Rights licensed to Agilent or its Subsidiaries by a Third Party, in addition to all of the terms, conditions and restrictions set forth herein, the license grants set forth in this Article III shall be subject to all of the conditions set forth in such other licenses as are disclosed in Section 4.7(b)(xi) of the Disclosure Letter under the APA (the “Disclosed Existing Licenses”). Licenses to Purchaser under Intellectual Property Rights owned by a Third Party shall expire on the expiration of the term of the corresponding Disclosed Existing License. To the knowledge of Agilent, the license grants set forth in this Article III shall be subject only to the terms, conditions and restriction set forth herein and to the conditions and expirations set forth in the Disclosed Existing Licenses.
          (i) Software. Without limiting the generality of the foregoing licenses granted in this Section 3.2, with respect to software transferred to Purchaser pursuant to Article II above, such licenses include the right to use, modify, and reproduce such software, in source code and object code form (and Improvements thereof made by or on behalf of Purchaser) solely to create Purchaser Products in the Purchaser Field, and to sell and maintain such software, in source code and object code form, as part of such Purchaser Products. [Purchaser acknowledges and agrees that, subsequent to the Closing Date, Purchaser and its Affiliates may no longer use de-encryption algorithms or other access methods that were previously provided by Agilent to internal Agilent users to enable

5

those internal Agilent users to use locked or encrypted copies of Agilent Commercial Software or other software, except to the extent necessary to continue using those copies rightfully in use before the Closing Date. Any access after the Closing Date by Purchaser, or a Purchaser Affiliate, to additional copies of such Agilent Commercial Software or other software (beyond those copies rightfully in use before the Closing Date), or to support, updates, revisions or service, shall be as separately agreed upon with Agilent or with an appropriate Third Party software vendor.]
          (j) Agilent Test Platform and Honda Shared Library. Under its and their Intellectual Property Rights in and to the Agilent Test Platform and the Honda Shared Library, in both source code and object code form, only to the extent necessary (i) to make, use, offer for sale, and sell Purchaser Products in the Purchaser Field, (ii) to reproduce and have reproduced the works of authorship included therein and Improvements thereof prepared by or on behalf of Purchaser, in whole or in part, solely as part of Purchaser Products in the Purchaser Field, (iii) to prepare Improvements or have Improvements prepared for it based upon such works of authorship solely to create Purchaser Products in the Purchaser Field, (iv) to distribute (by any means and using any technology, whether now known or unknown) copies of the works of authorship included therein (and Improvements thereof prepared by or on behalf of Purchaser) to the public by sale or other transfer of ownership or by rental, lease or lending, solely as part of Purchaser Products in the Purchaser Field, (v) to perform (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) and display the works of authorship included therein (and Improvements thereof prepared by or on behalf of Purchaser), in all cases solely as part of Purchaser Products in the Purchaser Field; and (vi) to use such works of authorship (and Improvements thereof prepared by or on behalf of Purchaser) solely to design, develop, manufacture and have manufactured (subject to Section 3.3), sell and support Purchaser Products in the Purchaser Field.
          (k) Limited Scope of Restrictions. For the avoidance of doubt, the restrictions set forth in each of paragraphs (a) through (i) above apply only to the scope of the licenses granted by Agilent to Purchaser in each such paragraph, and do not restrict Purchaser’s exercise of the rights acquired by it under Article II above or its rights with respect to Purchaser Products or Improvements to the extent that the exercise of such rights does not require the license granted under such paragraph.
          (l) Sufficiency of Rights Granted. It is the intention of the Parties that the assignments made to the Purchaser under Article II above and the licenses granted to the Purchaser under Article III above together constitute all of the rights owned or licensed by Agilent and its Subsidiaries and used or held for use in or necessary to conduct the Business in all material respects as currently conducted, in each case other than (A) licenses listed in Exhibit E as licenses that are not transferred and not sublicensed, (B) the Excluded Assets described in Section 4.15 of the Disclosure Letter under the APA, (C) any Contracts or other assets or rights that pursuant to Section 2.4, 2.5 or 2.6 of the APA are not transferred to Purchaser, (D) the assets, properties and rights used to perform the services that are the subject of the Transitional Services Agreement and (E) as otherwise provided in Section 4.15 of the Disclosure Letter under the APA.

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          (m) Confidentiality. In addition to the provisions of Article VI below, Purchaser shall maintain the confidentiality of all information and documents related to the Agilent Test Platform and all licensed Agilent source code, including without limitation the Honda Shared Resource Library, for seven (7) years after the Closing Date. Purchaser shall use the same degree of care as it uses to protect its own confidential information, but in any case no less than a reasonable degree of care, to prevent unauthorized use, dissemination or publication of the Agilent confidential information. Information shall cease to qualify as confidential information (a) when it becomes publicly available without breach of this Agreement, (b) is rightfully obtained by from another source without a duty of confidentiality, or (c) is independently developed or ascertained. Obligations under this term shall not apply to information to the extent it is required to be disclosed under operation of law, provided Agilent has been given reasonable advance notice to object to such disclosure.
          (n) Disclaimer. Except as expressly provided in the APA, Agilent provides its confidential information and documentation “as is” with no warranty of any kind, express or implied, including the warranties of merchantability and fitness for a particular purpose and does not guarantee its accuracy or completeness. Purchaser is responsible for compliance with all applicable export laws related to its use and distribution of Purchaser Products shipped by Purchaser.
          3.3 Have Made Rights. The licenses to Purchaser in Section 3.2 above shall include the right to have contract manufacturers and foundries manufacture Purchaser Products for Purchaser and its Affiliates (including private label or OEM versions of such products), and are not intended to include foundry or contract manufacturing activities that Purchaser or any of its Affiliates may undertake on behalf of Third Parties, whether directly or indirectly.
          3.4 Sublicenses. The licenses granted to Purchaser in Section 3.2 above shall not include any right to grant any sublicenses except that Purchaser may grant sublicenses to its Affiliates within the scope of its licenses in Section 3.2 above with no right for such Affiliates to grant further sublicenses other than, in the case of a sublicensed Affiliate, to another Affiliate of Purchaser ; provided however, that (i) any such sublicense shall only be effective for such time as such entity remains an Affiliate of Purchaser, and (ii) neither Purchaser nor any Purchaser Affiliate shall be permitted to grant any sublicense within the scope of the licenses in Section 3.2 to any Third Party which is involved in a Change of Control transaction with Purchaser or any Purchaser Affiliate, without the express prior written consent of Agilent being granted pursuant to Section 8.2 below.
          3.5 Retroactivity. Any sublicense granted pursuant to Section 3.4 above may be made effective retroactively, but shall not be effective for any time prior to the sublicensee’s becoming an Affiliate of Purchaser, and shall only be effective for such times that such entity remains an Affiliate of Purchaser .
          3.6 For Resale and End Users. Any software licenses granted by Purchaser to its distributors, resellers, OEM customers, VAR customers, VAD customers, systems integrators and other channels of distribution and to its end user customers with respect to any Purchaser Product may include a sublicense under the Intellectual Property Rights licensed by Agilent and

7

its Affiliates in this Article III, as applicable, solely within the scope of the licenses set forth in Section 3.2 above, provided that the scope of such sublicense is limited solely to the exercise of the rights granted by Purchaser and only with respect to such Purchaser Product.
          3.7 Improvements. As between Agilent and its Affiliates on the one hand, and Purchaser and its Affiliates on the other hand, Purchaser and its Affiliates hereby retain all right, title and interest, including all Intellectual Property Rights, in and to any Improvements made by or on behalf of Purchaser or its Affiliates (a) to any of the Transferred Intellectual Property Rights or Business Technology, or (b) in the exercise of the licenses granted to it by Agilent and its Affiliates in this Article III, subject in each case only to the ownership interests of Agilent, its Affiliates or any Third Parties in the underlying Intellectual Property Rights improved thereby. Purchaser shall not have any obligation under this Agreement to notify Agilent or its Affiliates of any such Improvements made by or on behalf of Purchaser or to disclose or license any such Improvements to Agilent or its Affiliates.
ARTICLE IV
LICENSES FROM PURCHASER TO AGILENT
          4.1 License Grants. Purchaser agrees to grant, and Purchaser agrees to cause its Affiliates to grant, to Agilent the following personal, irrevocable, non-exclusive, worldwide, royalty-free and non-transferable (except as set forth in Article VIII below) licenses under the Transferred Intellectual Property Rights subject to the terms of this Agreement as follows:
          (a) Patents. Under the Transferred Patents, a license to make (including the right to practice methods, processes and procedures), have made (subject to Section 4.2), use, lease, sell, offer for sale and import Agilent Products solely within the Agilent Field. The licenses set forth in this Section 4.1(a) shall expire, with respect to each individual licensed Patent, upon the expiration of the term of each such Transferred Patent.
          (b) Copyrights. Under its and their Copyrights constituting Transferred Intellectual Property Rights, (i) to reproduce and have reproduced (subject to Section 4.2) the works of authorship included therein and Derivative Works thereof prepared by or on behalf of Agilent, in whole or in part, solely as part of Agilent Products in the Agilent Field, (ii) to prepare Derivative Works or have Derivative Works prepared for it based upon such works of authorship solely to create Agilent Products in the Agilent Field, (iii) to distribute (by any means and using any technology, whether now known or unknown) copies of the works of authorship included therein (and Derivative Works thereof prepared by or on behalf of Agilent) to the public by sale or other transfer of ownership or by rental, lease or lending, solely as part of Agilent Products in the Agilent Field, (iv) to perform (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) and display the works of authorship included therein (and Derivative Works thereof prepared by or on behalf of Agilent), in all cases solely as part of Agilent Products in the Agilent Field, and (v) to use such works of authorship (and Derivative Works thereof prepared by or on behalf of Agilent) solely to design, develop, manufacture and have manufactured (subject to Section 4.2), sell and support Agilent Products in the Agilent Field.

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          (c) No Updates or Support. Following the Closing Date, Purchaser shall have no duty to provide updates or assistance to Agilent to ensure that Agilent can make beneficial use of any Transferred Intellectual Property Rights licensed to Agilent under this Article IV.
          (d) Database Rights. Under its and their Database Rights constituting Transferred Intellectual Property Rights, to extract data from the databases included therein and to re-utilize such data (and Improvements thereof prepared by or on behalf of Agilent) solely to design, develop, manufacture and have manufactured (subject to Section 4.2), sell and support Agilent Products in the Agilent Field.
          (e) Mask Work Rights. Under its and their Mask Work Rights constituting Transferred Intellectual Property Rights, (i) to reproduce and have reproduced (subject to Section 4.2), by optical, electronic or any other means, mask works and semiconductor topologies included in the Business Technology and embodied in Agilent Products solely in the Agilent Field, (ii) to import or distribute a product in which any such mask work or semiconductor topology is embodied, and (iii) to permit Third Parties to do any of the foregoing.
          (f) Trade Secrets and Industrial Designs. Under its and their Trade Secrets and Industrial Designs constituting Transferred Intellectual Property Rights (and Improvements thereof prepared by or on behalf of Agilent) solely to design, develop, manufacture and have manufactured (subject to Section 4.2), sell and maintain Agilent Products in the Agilent Field.
          (g) Third Party Licenses. With respect to Intellectual Property Rights licensed to Purchaser or its Affiliates by a Third Party, the license grants set forth in this Article IV shall be subject to all of the conditions set forth in the relevant license agreement between Purchaser (or its Affiliate, as the case may be) and such Third Party, in addition to all of the terms, conditions and restrictions set forth herein. Licenses to Agilent under Intellectual Property Rights owned by a Third Party shall expire on the expiration of the term of the corresponding license agreement between such Third Party and Purchaser (or its Affiliate, as the case may be). Purchaser agrees to notify Agilent in writing of all such relevant license agreements, and shall provide Agilent with either copies of the relevant license agreements or accurate summaries of the terms, conditions and restrictions set forth in such license agreements that are relevant to the license grants set forth in this Article IV, including without limitation the provisions regarding the expiration of each such license agreement.
          (h) Software. Without limiting the generality of the foregoing licenses granted in this Section 4.1, with respect to software transferred to Purchaser pursuant to Article II above, such licenses include the right to use, modify, and reproduce such software, in source code and object code form (and Improvements thereof made by or on behalf of Agilent or its Subsidiaries) solely to create Agilent Products in the Agilent Field and to sell and maintain such software, in source code and object code form, as part of such Agilent Products.

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          (i) Limited Scope of Restrictions. For the avoidance of doubt, the restrictions set forth in each of paragraphs (a) through (h) above apply only to the scope of the licenses granted by Purchaser to Agilent in each such paragraph, and do not restrict Agilent’s exercise of the rights retained by it following the transfer of rights to Purchaser under Article II above or Agilent’s rights with respect to Agilent Products or Improvements to the extent that the exercise of such rights does not require the license granted under such paragraph.
          (j) Confidentiality. In addition to the provisions of Article VI below, Agilent shall maintain the confidentiality of all information and documents related to all licensed Purchaser source code for seven (7) years after the Closing Date. Agilent shall use the same degree of care as it uses to protect its own confidential information, but in any case no less than a reasonable degree of care, to prevent unauthorized use, dissemination or publication of the Purchaser confidential information. Information shall cease to qualify as confidential information (a) when it becomes publicly available without breach of this Agreement, (b) is rightfully obtained by from another source without a duty of confidentiality, or (c) is independently developed or ascertained. Obligations under this term shall not apply to information to the extent it is required to be disclosed under operation of law, provided Purchaser has been given reasonable advance notice to object to such disclosure.
          (k) Purchaser provides its confidential information and documentation “as is” with no warranty of any kind, express or implied, including the warranties of merchantability and fitness for a particular purpose and does not guarantee its accuracy or completeness. Agilent is responsible for compliance with all applicable export laws related to its use and distribution of Agilent Products shipped by Agilent.
          4.2 Have Made Rights. The licenses to Agilent in Section 4.1 above shall include the right to have contract manufacturers and foundries manufacture Agilent Products for Agilent (including private label or OEM versions of such products) and are not intended to include foundry or contract manufacturing activities that Agilent or any of its Affiliates may undertake on behalf of Third Parties, whether directly or indirectly.
          4.3 Sublicenses. The licenses granted to Agilent in Section 4.1 above shall not include any right to grant any sublicenses except that Agilent may grant sublicenses to its Affiliates within the scope of its licenses in Section 4.1 above with no right for such Affiliates to grant further sublicenses other than, in the case of a sublicensed Affiliate, to another Affiliate of Agilent; provided, however, that (i) any such sublicense shall only be effective for such time as such entity remains an Affiliate of Agilent, and (ii) neither Agilent nor any Agilent Affiliate shall be permitted to grant any sublicense within the scope of the licenses in Section 4.1 to any Third Party which is involved in a Change of Control transaction with Agilent or any Agilent Affiliate, without the express prior written consent of Purchaser being granted pursuant to Section 8.2 below.
          4.4 Retroactivity. Any sublicense granted pursuant to Section 4.3 above may be made effective retroactively, but shall not be effective for any time prior to the sublicensee’s

10

becoming an Affiliate of Agilent, and shall only be effective for such times that such entity remains an Affiliate of Agilent.
          4.5 For Resale and End Users. Any software licenses granted by Agilent to its distributors, resellers, OEM customers, VAR customers, VAD customers, systems integrators and other channels of distribution and to its end user customers with respect to any Agilent Product may include a sublicense under the Intellectual Property Rights licensed by Purchaser and Purchaser’s Affiliates in this Article IV, as applicable, solely within the scope of the licenses set forth in Section 4.1 above, provided that the scope of such sublicense is limited solely to the exercise of the rights granted to Agilent and only with respect to such Agilent Product.
          4.6 Improvements. As between Agilent and its Affiliates on the one hand and Purchaser and its Affiliates on the other hand, Agilent and its Affiliates hereby retain all right, title and interest, including all Intellectual Property Rights, in and to any Improvements made by or on behalf of Agilent or its Affiliates in the exercise of the licenses granted to it by Purchaser and Purchaser’s Affiliates in this Article IV, subject in each case only to the ownership interests of Purchaser, its Affiliates or any Third Parties in the underlying Intellectual Property Rights improved thereby. Agilent shall not have any obligation under this Agreement to notify Purchaser or its Affiliates of any such Improvements made by or on behalf of Agilent or to disclose or license any such Improvements to Purchaser or any Purchaser Affiliates.
ARTICLE V
ADDITIONAL INTELLECTUAL PROPERTY RELATED MATTERS
          5.1 Assignments and Licenses. No Party may assign or grant a license under any of such Party’s Intellectual Property Right which it has licensed to the other Party in Article III or IV above, unless such assignment or grant is made subject to the licenses granted herein.
          5.2 Assistance By Employees. Each Party agrees that its employees and contractors have a continuing duty to assist the other Party with the prosecution of the patent applications comprising Transferred Patents, and, accordingly, each agrees to make available to the other Party or its counsel inventors and other reasonably necessary persons employed by it for interviews and/or testimony to assist in good faith in further prosecution, maintenance or litigation of such Patent applications, including the signing of documents related thereto. Any actual and reasonable out-of-pocket expenses associated with such assistance shall be borne by the Party that owns the Patent application, expressly excluding the value of the time of each Party’s personnel.
          5.3 Inventor Compensation. Each Party will be responsible for providing inventor incentive compensation to its employees under its own internal policies. To the extent that a Party bases an inventor’s incentive compensation on a Patent or a Patent application of the other Party, the Parties will reasonably cooperate by providing to each other relevant information about their Patents for which one or more inventors are employees of the other Party. To the extent that inventor compensation is specified by local law, such as in Germany and Japan, the Parties will cooperate in providing reasonable information to each other in order to enable each Party to calculate inventor compensation. No Party shall have any obligation to provide any inventor incentive compensation to an employee of the other Party except as required by law.

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          5.4 Assistance with Litigation. In the case of assistance with Third Party litigation pertaining to any of the Intellectual Property Rights transferred in Article II or licensed in Articles III or IV above, the Parties shall agree on a case by case basis on reasonable compensation, for the value of the non-litigating Party’s employee’s time as reasonably required in connection with any such litigation.
          5.5 No Implied Licenses. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any Intellectual Property Rights, other than as expressly granted in this Agreement.
          5.6 No Field Restrictions For Patent Licensing. Notwithstanding anything to the contrary set forth in this Agreement, the Parties shall be free to grant licenses of any sort under any of their owned Patents to any Third Party without restriction as to field of use.
          5.7 No Obligation to Prosecute Patents. No Party shall have any obligation to seek, perfect or maintain any protection for any of its Intellectual Property Rights. Without limiting the generality of the foregoing, no Party shall have any obligation to file any Patent application, to prosecute any Patent or secure any Patent rights or to maintain any Patent in force.
          5.8 Reconciliation. In accordance with the requirements of Section 2.3 of the APA, the Parties acknowledge that, as part of the transfer of the Transferred Intellectual Property Rights, the Transferred IP Licenses and the Business Technology, Agilent or its Affiliates may inadvertently retain Technology or Intellectual Property Rights that should have been transferred to Purchaser pursuant to Article II of this Agreement, and Purchaser may inadvertently acquire Technology or Intellectual Property Rights that should not have been transferred. Each Party agrees to negotiate, in good faith the transfer to the other of any such later identified Technology or Intellectual Property Rights, subject to the licenses set forth in Articles III and IV above, at the reasonable written request of the other Party.
          5.9 Technical Assistance. Except as otherwise set forth herein, in the APA, or any other mutually executed agreement between the Parties, no Party shall be required to provide the other Party with any technical assistance or to furnish any other Party with, or obtain on their behalf, any documents, materials or other information or Technology.
          5.10 Third-Party Infringement . No Party shall have any obligation hereunder to institute or maintain any action or suit against Third Parties for infringement or misappropriation of any Intellectual Property Rights in or to any Technology licensed to the other Party hereunder, or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any of such Intellectual Property Rights or which claims that any Technology licensed to the other Party hereunder infringes or constitutes a misappropriation of any Intellectual Property Rights of any Third Party.
          5.11 Trademark License. No licenses under the Trademarks of either Party are granted in Articles III or IV of this Agreement. Any such licenses are as stated in the Manufacturing Trademark License Agreement.
          5.12 Withholding. Any licensee hereunder agrees to indemnify any licensor hereunder for any Tax withholding (including any interest and penalties), validly assessed against any

12

licensor hereunder by any Governmental Authority relating to the granting of licenses pursuant to this Agreement. The licensor shall notify the licensee of such withholding and shall promptly furnish to licensee all copies of any Tax certificate or other documentation evidencing such withholding.
ARTICLE VI
CONFIDENTIAL INFORMATION
          6.1 Confidential Information. Section 6.5 of the APA is incorporated herein by this reference.
          6.2 Contract Manufacturing. Notwithstanding anything to the contrary herein, each Party agrees that, in exercising its “Have-Made” rights (by Purchaser, pursuant to Section 3.3, or by Agilent, pursuant to Section 4.2), each Party may only disclose Trade Secrets or Industrial Designs licensed from the other Party in Articles III and IV above if it has executed a written confidentiality agreement with the Third Party contract manufacturer with appropriate, industry standard terms, and in all cases containing terms and conditions pertaining to the protection of proprietary and confidential information no less restrictive than those set forth in Section 6.5 of the APA.
          6.3 Residuals. Notwithstanding any other provisions of this Agreement, each Party shall be free, and the other Party hereby grants to the receiving Party the right, to use for any purpose the Residuals resulting from access to Confidential Information of the disclosing party received under this Agreement or the APA or resulting from work with the Confidential Information of the disclosing Party. “Residuals” means information retained in the unaided memory of an individual who has had access to Confidential Information without conscious attempt by such individual to memorize such information. The receiving Party shall have no obligation to pay royalties for any use of Residuals.
ARTICLE VII
LIMITATION OF LIABILITY AND WARRANTY DISCLAIMER
          7.1 Limitation of Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL NOT, HOWEVER, LIMIT THE DAMAGES AVAILABLE TO A PARTY FOR INFRINGEMENT OR MISAPPROPRIATION OF ITS INTELLECTUAL PROPERTY RIGHTS BY ANOTHER PARTY.
          7.2 Warranties Disclaimer. Except as otherwise set forth herein, (a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL INTELLECTUAL PROPERTY RIGHTS AND TECHNOLOGY LICENSED HEREUNDER ARE LICENSED WITHOUT ANY WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO, INCLUDING WITHOUT LIMITATION ANY IMPLIED

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WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT, (b) no Party makes any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement of any patent or other Intellectual Property Right of any Third Party, (c) Agilent makes no warranty or representation that as to the validity and/or scope of any Agilent Patent or any of the Transferred Patents or any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement or misappropriation of any Patent or other Intellectual Property Right of any Third Party.
          7.3 No Effect on Other Agreements. Nothing in this Article VII shall affect or limit the representations, warranties or liability of any Party under the APA or under any other agreement.
ARTICLE VIII
TRANSFERABILITY AND ASSIGNMENT
          8.1 No Assignment Or Transfer Without Consent . Except as otherwise provided in this Article VIII, no Party may assign or transfer any of the Intellectual Property Rights licenses granted pursuant to this Agreement, nor this Agreement as a whole, whether by operation of law or otherwise, without the prior written consent of the non-transferring Party. The non-transferring Party may, in its sole and absolute discretion, grant or withhold such consent. Any purported assignment or transfer without such consent shall be void and of no effect. Unless otherwise agreed in connection with consent to an assignment or transfer, no assignment or transfer made pursuant to this Section 8.1 shall release the transferring Party from any of its liabilities or obligations under this Agreement. For the avoidance of doubt, Section 8.2, rather than this Section 8.1, shall apply to any assignment, transfer or sublicensing of the Intellectual Property Rights licenses granted pursuant to this Agreement, or this Agreement as a whole, in connection with a Change Of Control.
          8.2 Change Of Control.
          (a) No Party (nor their respective Subsidiaries or Affiliates) may assign, sublicense or transfer any of the Intellectual Property Rights licenses granted pursuant to this Agreement, nor this Agreement as a whole, whether by operation of law or otherwise, to a Third Party in connection with a Change of Control without the prior written consent of the non-transferring Party. The non-transferring Party may not unreasonably withhold its consent unless, in its sole and absolute discretion, it reasonably determines that the Third Party (including any Affiliate of the Third Party) is substantially engaged in business activities within the non-transferring Party’s Field. Any purported assignment or transfer without such consent shall be void and of no effect.
          (b) Notwithstanding the provisions of Section 8.2(a) above, in the event that a Party engages in a Change Of Control involving a Third Party that is (or if any Affiliate or Subsidiary of such Third Party is) engaged in, or becomes engaged in, litigation, arbitration or other formal dispute resolution proceeding with a non-transferring Party covering Patent infringement (pending in any court, tribunal or administrative agency, or before any appointed or agreed upon arbitrator in any jurisdiction worldwide) at the time

14

that the assignment or transfer occurs, or within one hundred twenty (120) days thereafter if the proceedings are initiated by the acquiring Third Party, then the licenses transferred to the Third Party will be immediately terminable by the non-transferring Party, in its sole and absolute discretion, upon notice to the transferring Party.
ARTICLE IX
MISCELLANEOUS
Article XI of the APA is hereby incorporated into this Agreement by this reference.
[SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the Parties have caused this Intellectual Property Matters Agreement to be duly executed as of the date first above written.

AGILENT TECHNOLOGIES, INC.
By:
Name:
Title: Date:

AGILENT TECHNOLOGIES SINGAPORE (HOLDINGS) PTE. LTD.
By:
Name:
Title: Date:

IXIA
By:
Name:
Title: Date:

CATAPULT COMMUNICATIONS INTERNATIONAL LIMITED
By:
Name:
Title: Date:

[SIGNATURE PAGE TO THE INTELLECTUAL PROPERTY MATTERS AGREEMENT]

16

EXHIBIT A
DEFINITIONS
          The following terms, as used in this Agreement, have the following meanings:
          “Affiliate” shall have the meaning set forth in the APA.
          “Agilent Commercial Software” means software products commercially released by Agilent or its Subsidiaries and listed on an Agilent CPL as of the Closing Date.
          “Agilent Field” means the design, development, research, manufacture, supply, distribution, sale, support (including consulting and other services), and maintenance of any products that are either: (a) listed in the Agilent CPL as of the Closing Date (subject to the limitations set forth in the definition of CPL), and reasonable extensions thereof; or (b) outside of the Purchaser Field.
          “Agilent Patents” means every Patent, other than the Transferred Patents, with a First Effective Filing Date prior to the Closing Date that is owned by Agilent or any of its Subsidiaries as of the Closing Date.
          “Agilent Products” means all products and services of the businesses in which Agilent or any of its Affiliates is now or hereafter engaged, including the business of making (but not having made) Third Party products for Third Parties when Agilent or any of its Affiliates is acting as a contract manufacturer or foundry for such Third Parties. The term Agilent Products includes the Technology embodied in and/or used to manufacture or deliver the products and services referred to in the preceding sentence as well as marketing and other collateral materials related thereto.
          “Agilent Test Platform” means information, technology and intellectual property rights owned by Agilent related to an ATCA based chassis, blade, and embedded software used as a basis for the next generation Agilent N2X under development as of the Closing Date.
          “Business” has the meaning set forth in the APA.
          “Business Technology” means all Technology used primarily in the operation by Agilent of the Business as conducted by Agilent and its Subsidiaries prior to Closing (including without limitation all design, development and research activities included in the Business as in existence as of the Closing). For purposes of the foregoing sentence, “used primarily in the operation by Agilent of the Business” means that the Technology was used in the operation of the Business proportionately more than such Technology was used in the business of Agilent and its Subsidiaries excluding the Business, or was developed or invented by individuals employed by Agilent and primarily dedicated to providing services to the Business, for use primarily in the Business.
          “Change of Control” means with respect to a Party, a transaction in which any of the following occurs, whether directly or indirectly: (a) a Third Party acquires all or substantially all of such Party’s assets; (b) a Third Party acquires greater than fifty percent (50%) ownership interest in the outstanding shares or stock entitled to vote for the election of directors of, or the ability to otherwise control or direct the affairs of, such Party; (c) a Third Party acquires greater

17

EXHIBIT A
DEFINITIONS
than fifty percent (50%) ownership interest in the outstanding shares or stock entitled to vote for the election of directors of, or the ability to otherwise control or direct the affairs of such Party; in each case of clause (a), (b) or (c), only if the non-transferring Party reasonably determines that the Third Party (including any Affiliate of the Third Party) is substantially engaged in business activities within the Agilent Field (if Agilent is the non-transferring Party) or the Purchaser Field (if Purchaser is the non-transferring Party).
          “Closing” and “Closing Date” shall have the respective meanings set forth in the APA.
          “CPL” means a Party’s published corporate price list as of the Closing Date. Without limiting the foregoing, references to the Purchaser CPL shall be deemed to include products listed in the Agilent CPL that the parties intend to transfer to Purchaser as part of the Business as stated in the APA, and references to the Agilent CPL shall be deemed to exclude any such products to the extent that such transfer is intended by the parties to be exclusive.
          “Derivative Works” has the meaning assigned thereto in Section 101 of Title 17 of the United States Code.
          “First Effective Filing Date” means the earliest effective filing date in the particular country for any Patent or any Patent application. By way of example, it is understood that the First Effective Filing Date for a United States Patent is the earlier of (a) the actual filing date of the application which issued into the Patent or (b) the priority date under 35 U.S.C. § 119 or §120 for such Patent.
          “Improvement” to any Intellectual Property Right or Technology means (a) with respect to Copyrights, any modifications, Derivative Works and translations of works of authorship in any medium, (b) with respect to Database Rights, any database that is created by extraction or re-utilization of another database, and (c) with respect to Technology, any improvement or modification to the Trade Secrets, Industrial Designs and Mask Works that cover or are otherwise incorporated into Technology.
          “Intellectual Property Rights” or “IPR” means the rights associated with the following anywhere in the world: (a) inventions, patents and utility models, and applications therefor (including any continuations, continuations-in-part, divisionals, reissues, reexaminations, renewals, extensions or modifications for any of the foregoing) in any jurisdiction (“Patents”); (b) trade secrets and all other rights in or to confidential business or technical information, including the right to limit the use or disclosure thereof by any person, in any jurisdiction (“Trade Secrets”); (c) copyrights, moral rights and all other rights in works of authorship corresponding to the foregoing in any jurisdiction, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof (“Copyrights”); (d) uniform resource locators and registered internet domain names (“Internet Properties”); (e) industrial design rights and an registrations and applications therefore (“Industrial Designs”); (f) databases and data collections (including knowledge databases, customer lists and customer databases) under the laws of any jurisdiction, whether registered or unregistered, and any applications for registration therefor (“Database Rights”); (g) mask works, and mask work registrations and applications therefor (“Mask Work Rights”); (h) trademarks, service marks, brand names, certification marks, trade dress, and other indications of origin, the

18

EXHIBIT A
DEFINITIONS
goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application (“Trademarks”); and (i) any similar, corresponding or equivalent rights to any of the foregoing. Intellectual Property Rights specifically excludes contractual rights (including license grants from Third Parties) solely to the extent that such rights are not otherwise included within the scope of any of clauses (a) through (i).
          “Licensed Agilent IPR” means (a) the Agilent Patents, and (b) all Intellectual Property Rights, excluding Patents and Trademarks, which are owned by Agilent or an Agilent Affiliate as of the Closing Date, other than the Transferred Intellectual Property Rights and the Transferred Trademarks.
          “Party’s Field” means the Agilent Field or the Purchaser Field as the case may be.
          “Purchaser Field” means the design, development, research, manufacture, supply, distribution, sale, support (including consulting and other services), or maintenance of performance test and/or diagnostic solutions that generate, simulate and analyze in a single product or system in connection with lab or pre-deployment testing of wireline Internet Protocol or Ethernet data network equipment real world scale IP or Ethernet data network conditions, including at least one of IP or Ethernet data traffic, IP or Ethernet data networking protocols, subscriber actions, IP or Ethernet data network topologies, IP or Ethernet data network services and IP or Ethernet data network applications.
          “Purchaser Products” means products and services of the businesses in which Purchaser or any of its Affiliates is now or hereafter engaged, including the business of making (but not having made) Third Party products for Third Parties when Purchaser or any Purchaser Affiliates is acting as a contract manufacturer or foundry for such Third Parties. The term Purchaser Products includes the Technology embodied in and/or used to manufacture or deliver the products and services referred to in the preceding sentence as well as marketing and other collateral materials related thereto. “Subsidiary” shall have the meaning set forth in the APA.
          “Technology” means tangible embodiments, whether in electronic, written or other media, of technology, including designs, design and manufacturing documentation (such as bill of materials, build instructions and test reports), schematics, algorithms, routines, software, databases, lab notebooks, development and lab equipment, processes, prototypes and devices. Technology does not include Intellectual Property Rights, including any Intellectual Property Rights in any of the foregoing.
          “Third Party” means any Person other than a Party.
          “Transferred Patents” means the Patents identified as such on the attached Exhibit B.
          “Transferred Intellectual Property Rights” or “Transferred IP Rights” means (a) the Transferred Patents, (b) the Transferred Trademarks, and (c) the Copyrights, Internet Properties, Industrial Designs, Database Rights, Mask Work Rights, and Trade Secrets identified on the attached Exhibit C.

19

EXHIBIT A
DEFINITIONS
          “Transferred IP Licenses” means the agreements between Agilent or its Subsidiaries and a Third Party as set forth on Exhibit E
          “Transferred Trademarks” means the Trademarks identified on the attached Exhibit C.

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Exhibit G
MANUFACTURING TRADEMARK
LICENSE AGREEMENT
between
AGILENT TECHNOLOGIES, INC.
and
IXIA
Effective as of [October 30], 2009

Exhibit G
MANUFACTURING TRADEMARK LICENSE AGREEMENT
          This Manufacturing Trademark License Agreement (“License”) is effective as of the Closing Date (as defined below), between Agilent Technologies, Inc., a Delaware corporation (“Agilent”), and Ixia, a company organized under the laws of California (“BUYER”).
          WHEREAS, the Board of Directors of Agilent has determined that it is in the best interest of Agilent and its stockholders to sell certain assets to Buyer as set out in the Asset Purchase Agreement between the parties and others dated as of October 21, 2009 (“APA”);
          WHEREAS, in addition to the APA, Agilent and BUYER have also entered into an Intellectual Property Matters Agreement dated as of October ___, 2009 (“IPMA”), which provides among other things, for the assignment and transfer of certain intellectual property rights;
          WHEREAS, the parties agree that on Day 1 (as defined below) Agilent will, for the benefit of Buyer, operate the business of manufacturing, selling, and supporting the Buyer Products (as defined below), and that on Day 2, Agilent will cease these operations and Buyer will begin operating the business for its own benefit; and
          WHEREAS, the parties desire that Agilent will license the Licensed Marks (as defined below) to BUYER beginning on Day 2;
          NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:
ARTICLE I
DEFINITIONS
For the purpose of this License, unless specifically defined otherwise in this License, all defined terms will have the meanings set forth in the APA and/or the IPMA, as applicable:
               1.1 “Agilent Branded Products” means BUYER Products on or in connection with which the Licensed Marks are used, unless such use is solely on Non-Customer-Facing Parts. Marks are in use “on or in connection with” a given product if they are used on the product itself or on Collateral Materials associated with such product.
               1.2 “Authorized Dealer” means any distributor, dealer, OEM customer, VAR customer, VAD customer, systems integrator or other agent that on or after the Closing Date is authorized by BUYER or any of its Subsidiaries to market, advertise, sell, lease, rent, service, distribute or otherwise offer a Licensed Product.
               1.3 “Buyer Product” means the products now known as the Agilent N2X and Agilent Network Tester.
               1.4 “Closing Date” has the meaning set out in the APA.

               1.5 “Collateral Materials” means all packaging, tags, labels, instructions, warranties and other materials of any similar type associated with the Licensed Products that are marked with at least one of the Licensed Marks and distributed to the customer in connection with the Licensed Product.
               1.6 “Contract Manufacturer” means any third party who manufactures Licensed Products for BUYER or its Subsidiaries under written agreements and sells such Licensed Products only to BUYER or its Subsidiaries.
               1.7 “Corporate Identity Materials” means materials that are not BUYER Products or BUYER Product-related and that BUYER may now or hereafter use to communicate its identity, including, by way of example and without limitation, business cards, letterhead, stationery, paper stock and other supplies, signage on real property, buildings, fleet and uniforms.
               1.8 “Day 1” means the day the transaction between Agilent and Buyer, of which this Agreement is a part closes and Agilent commences operating the business for the benefit of Buyer.
               1.9 “Day 2” means the day when Agilent ceases operating the business for the benefit of Buyer, and Buyer commences operating the business for its own benefit. The parties anticipate that Day 2 may be 90 days following Day 1, more or less, as the parties may hereafter agree between them.
               1.10 “Licensed Marks” means the Agilent Marks listed on Attachment 1 of this License.
               1.11 “Licensed Products” means any BUYER Product on the published Customer Price List of Agilent or any of its Subsidiaries as of the Closing Date and new versions thereof that have merely minor incremental differences from any such product. Licensed Products shall also include maintenance (whether diagnostic, preventive, remedial, warranty or non-warranty), parts, components, support and similar services associated with Licensed Products, pursuant to maintenance contracts or otherwise.
               1.12 “Maintenance Contracts” means agreements pursuant to which BUYER, its Subsidiaries or their Authorized Dealers or their designees provide repair and maintenance services (whether preventive, diagnostic, remedial, warranty or non-warranty) in connection with Licensed Products, including without limitation agreements entered into by Agilent or its predecessors-in-interest prior to the Closing Date and assigned to BUYER.
               1.13 “Mark” means any trademark, service mark, trade name, domain name, URL or other electronic identifier, and the like or other word, name, symbol or device or any combination thereof, used or intended to be used by a Person to identify and distinguish the products or services of that Person from the products or services of others and to indicate the source of such products or services, including without limitation, all registrations and applications therefor throughout the world and all common law and other rights therein throughout the world.
               1.14 “Marketing Materials” means advertising, promotions, display fixtures or any of any similar type literature or things, in any medium, for the marketing, promotion or advertising of the Licensed Products or parts therefor that are marked with at least one of the Licensed Marks.

2

               1.15 “Non-Customer-Facing Parts” means tangible parts whose branding is not visible to end customers in the ordinary course of use. For the avoidance of doubt, “ordinary course of use” includes normal inspection, use, calibration, maintenance, service, repair and/or failure analysis.
               1.16 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
               1.17 “Quality Standards” means written standards of quality applicable to the Licensed Products, as in use immediately prior to the Closing Date, unless otherwise modified in writing by Agilent from time to time during the Term and communicated to BUYER.
               1.18 “Sell” a product means to sell, transfer, lease or otherwise dispose of a product. “Sale” and “Sold” have the corollary meanings ascribed thereto.
               1.19 “Subsidiary” means Subsidiary as defined in the APA.
               1.20 “Term” means the term defined in Article III of this License.
               1.21 “Third Party” means a Person other than Agilent and its Subsidiaries or BUYER and its Subsidiaries.
               1.22 “Trademark Usage Guidelines” means the written guidelines for proper usage of the Licensed Mark that are in use immediately prior to the Closing Date and located at: http://www.agilent.com/secure/agilentbrand/
User Name: brandid
Password: spark
For literature, packaging, exhibit standards, emarketing, learning products, web, and third party Marks use standards located at: http://www.agilent.com/secure/trademark/
User Name: trademark
Password: ez4u
For product labeling use the product labeling standards attached hereto as Attachment 2. All such standards and guidelines may be revised and updated by Agilent from time to time during the Term, either in writing at the sites listed above or by written communication to the BUYER with regard to the product labeling standards. For avoidance of confusion with regard to product labeling embedded into the manufacturing process, any such labeling that was created by Agilent and on Agilent’s or its Subsidiaries’ Customer Price List as of the Closing Date, will be deemed to be in compliance with any product labeling standards, provided the embedded product labeling has not been altered by BUYER.

3

ARTICLE II
LICENSES
               2.1 LICENSE GRANT. Agilent grants to BUYER a personal, non-exclusive, worldwide and non-transferable (except as set forth in Section 12.10 hereof) license to the Licensed Marks commencing on Day 2 and continuing for the respective stated license term as set out in Article III below:
                    (a) as to Licensed Products, Collateral Materials, and Marketing Materials, to use for the respective licensed term, the Licensed Marks on or in connection with the Licensed Products, Collateral Materials and Marketing Materials in connection with the Sale and offer for Sale of such Licensed Products (or in the case of Licensed Products in the form of software, in connection with licensing of such Licensed Products). This license right is limited to, does not extend beyond, use on inventory in existence on Day 2.
For clarity and to avoid confusion, the parties understand and agree that Buyer has no right, whether express or implied, to use the Licensed Marks at any time for Corporate Identity purposes.
               2.2 LICENSE RESTRICTIONS.
                    (a) Once BUYER abandons the use of all of the Licensed Marks on a particular Licensed Product, then BUYER agrees that its license granted hereunder with respect to that Licensed Product shall thereupon terminate.
                    (b) BUYER may not make any use whatsoever, in whole or in part, of the Licensed Marks, or any other Mark owned by Agilent, as any part of or otherwise in connection with BUYER’s corporate name, trade name, “doing business as” name, fictitious name, or Internet domain name, or on Corporate Identity Materials without the prior written consent of Agilent, except as expressly set forth in Section 3.3 (a)-(b) below.
                    (c) BUYER may not use any Licensed Mark in direct association with another Mark such that the two Marks appear to be a single Mark or in any other composite manner with any Marks of BUYER or any Third Party.
                    (d) In all respects, BUYER’s usage of the Licensed Marks during the Term pursuant to the license granted hereunder shall be in a manner consistent with the high standards, reputation and prestige of Agilent as represented by its use of the Licensed Marks, and any usage by BUYER that is inconsistent with the foregoing shall be deemed to be outside the scope of the license granted hereunder. As a condition to the license granted hereunder, BUYER shall at all times present, position and promote the Licensed Products marked with one or more of the Licensed Marks in a manner consistent with the high standards and prestige of the Agilent.
               2.3 LICENSEE UNDERTAKINGS. As a condition to the licenses granted hereunder, BUYER undertakes to Agilent that:(a) BUYER shall not use the Licensed Marks (or any other Mark of Agilent) in any manner contrary to public morals, in any manner which is deceptive or misleading, which ridicules or is derogatory to the Licensed Marks, or which compromises or

4

reflects unfavorably upon the goodwill, good name, reputation or image of Agilent or the Licensed Marks, or which might jeopardize or limit Agilent’s proprietary interest therein.
                    (b) BUYER shall not use the Licensed Marks or any other Agilent Mark in connection with any products other than the Licensed Products, including without limitation any other products sold and/or manufactured by BUYER.
                    (c) BUYER shall not: (i) misrepresent to any Person the scope of its authority under this License, (ii) incur or authorize any expenses or liabilities chargeable to Agilent, or (iii) take any actions that would impose upon Agilent any obligation or liability to a Third Party other than obligations under this License, or other obligations which Agilent expressly approves in writing for BUYER to incur on its behalf.
                    (d) All press releases and corporate advertising and promotions that embody the Licensed Marks and messages conveyed thereby shall be consistent with the high standards and prestige represented by the Licensed Marks.
               2.4 RESERVATION OF RIGHTS. Except as otherwise expressly provided in this Agreement, Agilent shall retain all rights in and to the Licensed Marks and all other Agilent Marks, including without limitation:(a) All rights of ownership in and to these Marks;
                    (b) The right to use (including the right of Agilent’s Subsidiaries and affiliated companies to use) these Marks, either alone or in combination with other Marks, in connection with the marketing, offer or provision of any product or service; and
                    (c) The right to license Third Parties to use these Marks.
               2.5 THIRD PARTY LICENSES. Nothing in this License shall be construed to prevent Agilent from granting any licenses for the use of the Licensed Marks, or from utilizing the Licensed Marks in any manner whatsoever.
ARTICLE III
TERM OF LICENSE
               3.1 The term of each of the licenses granted pursuant to Section 2.1 above shall begin on Day 2 and, unless terminated sooner pursuant to the provisions of Article VIII hereof, shall last for the periods set forth in Section 3.3 below.
               3.2 “Term” as used herein means the periods of permissible use for the Licensed Marks.
               3.3 BUYER agrees to discontinue all use of the Licensed Marks as quickly as is commercially reasonable. Without limiting the foregoing, BUYER shall have the right to use said Marks according to the following conditions and schedule, with which BUYER shall comply strictly:
                    (a) For the 90 calendar days following Day 2, BUYER may use the Licensed Marks on a royalty free basis in or on Licensed Products, Collateral Materials, and Marketing Materials.

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                    (b) As of 90 calendar days from Day 2, BUYER must cease all use of Licensed Marks.
               3.4 BUYER agrees to provide, at Agilent’s request, written confirmation of compliance with the License Term at 90 calendar days following Day 2, or at such earlier time as BUYER may discontinue all use of the Licensed Marks.
               3.5 Except as would be a violation of Law, BUYER agrees to notify all customers receiving parts and materials bearing the Licensed Marks that BUYER is the source of and is the proper contact for such products, parts and materials.
               3.6 It is understood and agreed that it shall not be a violation of this License for BUYER, its Subsidiaries or Authorized Dealers, at any time during or after the Term, to make accurate references to the fact that BUYER has succeeded to the business of Agilent with respect to the Licensed Products, or to advertise or promote its or their provision of maintenance services or supply of spare parts for Licensed Products previously sold under any of the Licensed Marks, provided that BUYER, its Subsidiaries and Authorized Dealers do not in connection therewith suggest any affiliation with Agilent, do not claim to be authorized by Agilent in any manner with respect to such activities, and do not brand any products, Marketing Materials, Collateral Materials or parts Sold after the Term with any of the Licensed Marks in a manner that is inconsistent with this Article III.
ARTICLE IV
PERMITTED SUBLICENSES
               4.1 SUBLICENSES.
                    (a) SUBLICENSES TO SUBSIDIARIES and CONTRACT MANUFACTURERS. Subject to the terms and conditions of this License, including all applicable Quality Standards and Trademark Usage Guidelines and other restrictions in this License, BUYER may grant sublicenses to its Subsidiaries and to Contract Manufacturers entering into Contract Manufacturer agreements with BUYER to use the Licensed Marks in accordance with the license grant in Section 2.1 above; provided, that: (a) BUYER enters into a written sublicense agreement with each such Subsidiary sublicensee, and (b) such agreement does not include the right to grant further sublicenses other than, in the case of a sublicensed Subsidiary of BUYER, to another Subsidiary of BUYER. BUYER shall provide copies of such written sublicense agreements to Agilent upon request. If BUYER grants any sublicense rights pursuant to this Section 3.1(a) and any such sublicensed Subsidiary ceases to be a Subsidiary, then the sublicense granted to such Subsidiary pursuant to this Section 3.1(a) shall terminate one hundred and eighty (180) days from the date of such cessation.
               4.2 AUTHORIZED DEALERS’ USE OF MARKS. Subject to the terms and conditions of this License, including all applicable Quality Standards and Trademark Usage Guidelines and other restrictions in this License, BUYER (and those Subsidiaries sublicensed to use the Licensed Marks pursuant to Section 2.1) may allow Authorized Dealers to: (a) Sell or otherwise distribute Collateral Materials and Licensed Products bearing the Licensed Marks, (b) create and use

6

Marketing Materials, and (c) allow other Authorized Dealers to do any or all of these things, provided that such Authorized Dealers execute written agreements with BUYER (or its Subsidiaries) that impose upon such Authorized Dealers an obligation of full compliance with all relevant provisions of this License.
                4.3 ENFORCEMENT OF AGREEMENTS. BUYER shall take all reasonably appropriate measures at BUYER’s expense to promptly and diligently enforce the terms of any sublicense agreement or other agreement with any Subsidiary, Contract Manufacturer or Authorized Dealer and shall restrain any such Subsidiary or Authorized Dealer from violating such terms, including without limitation: (a) monitoring the Subsidiaries’ and Authorized Dealers’ compliance with the relevant Trademark Usage Guidelines and Quality Standards and causing any non-complying Subsidiary or Authorized Dealer promptly to remedy any failure; (b) if need be, terminating such agreement; and/or (c) if need be, commencing legal action, in each case using a standard of care consistent with Agilent’s practices as of the Closing Date, but in no case using a standard of care less than what is reasonable in the industry. In the event that Agilent determines that BUYER has failed promptly and diligently to enforce the terms of any such agreement using such standard of care, Agilent reserves the right to enforce such terms, and BUYER shall reimburse Agilent for its fully allocated direct costs and expenses incurred in enforcing such agreement, plus all out-of-pocket costs and expenses.
ARTICLE V
TRADEMARK USAGE GUIDELINES
               5.1 TRADEMARK USAGE GUIDELINES. BUYER, its Subsidiaries and Authorized Dealers shall use the Licensed Marks during the Term only in a manner that is consistent with the Trademark Usage Guidelines.
               5.2 TRADEMARK REVIEWS. At Agilent’s reasonable request, BUYER agrees to furnish or make available for inspection to Agilent samples of all Licensed Products, Collateral Materials and Marketing Materials of BUYER and its Subsidiaries that are marked with one or more of the Licensed Marks. BUYER further agrees to take reasonably appropriate measures to require its Authorized Dealers to furnish or make available for inspection to BUYER samples of all Marketing Materials and Collateral Materials of its Authorized Dealers. If BUYER is notified or reasonably determines that it or any of its Subsidiaries or Authorized Dealers is not complying with any Trademark Usage Guidelines, it shall notify Agilent and the provisions of Article IV and Section 4.3 hereof shall apply to such noncompliance.
ARTICLE VI
TRADEMARK USAGE GUIDELINES ENFORCEMENT
               6.1 INITIAL CURE PERIOD. If Agilent becomes aware that BUYER or any BUYER Subsidiary is not complying with any Trademark Usage Guidelines, Agilent shall notify BUYER in writing, setting forth in reasonable detail a written description of the noncompliance and any requested action for curing such noncompliance. BUYER shall then have ten (10) calendar days after receipt of such notice (“Guideline Initial Cure Period”) to correct such noncompliance or submit to Agilent a written plan to correct such noncompliance, which written plan shall be reasonably acceptable to Agilent, unless Agilent previously affirmatively concurs in writing, in its sole discretion, that BUYER or its Subsidiary is in compliance. If Agilent or BUYER becomes aware that an Authorized Dealer is not complying with any Trademark Usage Guidelines, BUYER (but not Agilent) shall promptly notify such Authorized Dealer in writing, setting forth in reasonable detail a written description of the noncompliance and any requested action for curing such noncompliance. Such Authorized Dealer shall then have the Guideline Initial Cure Period to correct

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such noncompliance or submit to BUYER a written plan to correct such noncompliance, which written plan shall be reasonably acceptable to BUYER and Agilent.
               6.2 SECOND CURE PERIOD. If the noncompliance with the Trademark Usage Guidelines continues beyond the Guideline Initial Cure Period, BUYER and Agilent shall each promptly appoint a representative to negotiate in good faith actions that may be necessary to correct such noncompliance. The parties shall have five (5) calendar days following the expiration of the Guideline Initial Cure Period to agree on corrective actions, and BUYER shall have five (5) calendar days from the date of an agreement of corrective actions to implement such corrective actions and cure or cause the cure of such noncompliance (“Second Guideline Cure Period”).
               6.3 ENFORCEMENT UPON FAILURE TO CURE. If the noncompliance with the Trademark Usage Guidelines by BUYER or any Subsidiary (as the case may be) remains uncured after the expiration of the Second Guideline Cure Period, then at Agilent’s election, BUYER or the non-complying Subsidiary (as the case may be) promptly shall cease using the non-complying Corporate Identity Materials, BUYER Product, Collateral Materials and/or Marketing Materials until Agilent reasonably determines that BUYER or the non-complying Subsidiary (as the case may be) has demonstrated its ability and commitment to comply with the Trademark Usage Guidelines. If the noncompliance with the Trademark Usage Guidelines by an Authorized Dealer remains uncured after the expiration of the Second Guideline Cure Period, then at BUYER’s election, such Authorized Dealer promptly shall cease using the non-complying Collateral Materials and/or Marketing Materials until BUYER determines that such Authorized Dealer has demonstrated its ability and commitment to comply with the Trademark Usage Guidelines. Nothing in this Article VI shall be deemed to limit BUYER’s obligations under Section 4.3 above or to preclude Agilent from exercising any rights or remedies under Section 4.3 above.
ARTICLE VII
QUALITY STANDARDS
               7.1 GENERAL. BUYER acknowledges that the Licensed Products permitted by this License to be marked with one or more of the Licensed Marks must continue to be of sufficiently high quality as to provide protection of the Licensed Marks and the goodwill they symbolize.
               7.2 QUALITY STANDARDS. BUYER and its Subsidiaries shall use the Licensed Marks only on and in connection with Licensed Products that meet or exceed in all respects the Quality Standards.
               7.3 QUALITY CONTROL REVIEWS. At Agilent’s reasonable request, BUYER agrees to furnish or make available to Agilent for inspection sample Licensed Products marked with one or more of the Licensed Marks. If BUYER is notified or reasonably determines that it or any of its Subsidiaries is not complying with any Quality Standards, it shall notify Agilent and the provisions of Article VIII and Section 4.3 shall apply to such noncompliance.
ARTICLE VIII
QUALITY STANDARD ENFORCEMENT
               8.1 INITIAL CURE PERIOD. If Agilent becomes aware that BUYER or any Subsidiary is not complying with any Quality Standard, Agilent shall notify BUYER in writing, setting forth in reasonable detail a written description of the noncompliance and any requested action

8

for curing such noncompliance. Following receipt of such notice, BUYER shall make an inquiry promptly and in good faith concerning each instance of noncompliance described in the notice. BUYER shall then have ten (10) calendar days after receipt of such notice (“Initial Cure Period”) to correct such noncompliance or submit to Agilent a written plan to correct such noncompliance, which written plan shall be reasonably acceptable to Agilent, unless Agilent previously affirmatively concurs in writing, in its sole discretion, that BUYER or its Subsidiaries is in compliance.
               8.2 SECOND CURE PERIOD. If the said noncompliance with the Quality Standards continues beyond the Initial Cure Period, BUYER and Agilent shall each promptly appoint a representative to negotiate in good faith actions that may be necessary to correct such noncompliance. The parties shall have five (5) calendar days following the expiration of the Initial Cure Period to agree on corrective actions, and BUYER shall have five (5) calendar days from the date of an agreement of corrective actions to implement such corrective actions and cure or cause the cure of such noncompliance (“Second Cure Period”).
               8.3 ENFORCEMENT UPON FAILURE TO CURE. If the said noncompliance with the Quality Standards by BUYER or any Subsidiary (as the case may be) remains uncured after the expiration of the Second Cure Period, then at Agilent’s election, BUYER or the non-complying Subsidiary (as the case may be) promptly shall cease offering the non-complying Licensed Products under the Licensed Marks until Agilent reasonably determines that BUYER, or the non-complying Subsidiary (as the case may be) has reasonably demonstrated its ability and commitment to comply with the Quality Standards. Nothing in this Article VIII shall be deemed to limit BUYER’s obligations under Section 4.3 above or to preclude Agilent from exercising any rights or remedies under Section 4.3 above.
ARTICLE IX
PROTECTION OF LICENSED MARKS
               9.1 OWNERSHIP AND RIGHTS. BUYER agrees not to challenge the ownership or validity of the Licensed Marks. BUYER shall not disparage, dilute or adversely affect the validity of the Licensed Marks. BUYER’s use of the Licensed Marks shall inure exclusively to the benefit of Agilent and BUYER shall not acquire or assert any rights therein. BUYER recognizes the value of the goodwill associated with the Licensed Marks, and that the Licensed Marks may have acquired secondary meaning in the minds of the public.
               9.2 PROTECTION OF MARKS. BUYER shall assist Agilent, at Agilent’s request and expense, in the procurement and maintenance of Agilent’s respective intellectual property rights in the Licensed Marks. BUYER will not grant or attempt to grant a security interest in the Licensed Marks or record any such security interest in the United States Patent and Trademark Office or elsewhere against any Mark application or registration belonging to Agilent. BUYER agrees to, and shall cause its Subsidiaries to, execute all documents reasonably requested by Agilent to effect further registration of, maintenance and renewal of the Licensed Marks, recordation of the license relationship between Agilent and BUYER, and recordation of BUYER as a registered user. Agilent makes no warranty or representation that Mark registrations have been or will be applied for, secured or maintained in the Licensed Marks throughout, or anywhere within, the world. BUYER shall cause to appear on all Licensed Products, all Marketing Materials and all Collateral Materials, such legends, markings and notices as may be required by applicable law or reasonably requested by Agilent.
               9.3 SIMILAR MARKS. BUYER agrees not to use or register in any country any Mark that infringes on the rights of Agilent in the Licensed

9

Marks, or any element thereof. If any application for registration is, or has been, filed in any country by BUYER which relates to any Mark that infringes the rights of Agilent in the Licensed Marks, BUYER shall immediately abandon any such application or registration or assign it to Agilent. BUYER may not adopt any Marks incorporating the root “Agil” or any other Mark confusingly similar to the Licensed Marks. BUYER shall not challenge Agilent’s ownership of or the validity of the Licensed Marks or any application for registration thereof throughout the world. BUYER shall not use or register in any country or jurisdiction, or permit others to use or register on its behalf in any country or jurisdiction, any copyright, domain name, telephone number, keyword, metatag, other electronic identifier or any other intellectual property right, whether recognized currently or in the future, or any other designation which would affect the ownership or rights of Agilent in and to the Licensed Marks, or otherwise take any action which would adversely affect any of such ownership rights, or assist anyone else in doing so. BUYER shall cause its Subsidiaries and Authorized Dealers to comply with the provisions of this Section 9.3.
               9.4 INFRINGEMENT PROCEEDINGS. In the event that the BUYER learns, during the Term of this License, of any infringement or threatened infringement of the Licensed Marks, or any unfair competition, passing-off or dilution with respect to the Licensed Marks, BUYER shall immediately notify Agilent or its authorized representative giving particulars thereof, and BUYER shall provide necessary information and assistance to Agilent or its authorized representatives at Agilent’s expense in the event that Agilent decides that proceedings should be commenced. Notwithstanding the foregoing, BUYER is not obligated to monitor or police use of the Licensed Marks by Third Parties other than as specifically set forth in Section 4.3 hereof. Except for those actions initiated by BUYER pursuant to Section 4.3 hereof to enforce any sublicense or other agreement with any Subsidiary or Authorized Dealer, Agilent shall have exclusive control of any litigation, opposition, cancellation or related legal proceedings. The decision whether to bring, maintain or settle any such proceedings shall be at the exclusive option and expense of Agilent, and all recoveries shall belong exclusively to Agilent. BUYER shall not and shall have no right to initiate any litigation, opposition, cancellation or related legal proceedings with respect to the Licensed Marks in its own name (except for those actions initiated by BUYER pursuant to Section 4.3 hereof), but, at Agilent’s request, agrees to cooperate with Agilent at Agilent’s expense to enforce its rights in the Licensed Marks, including to join or be joined as a party in any action taken by Agilent against a third party for infringement or threatened infringement of the Licensed Marks, to the extent such joinder is required under mandatory local law for the prosecution of such an action. Agilent shall incur no liability to BUYER or any other Person under any legal theory by reason of Agilent’s failure or refusal to prosecute or by Agilent’s refusal to permit BUYER to prosecute, any alleged infringement by Third Parties, nor by reason of any settlement to which Agilent may agree.
ARTICLE X
TERMINATION
               10.1 VOLUNTARY TERMINATION. By written notice to Agilent, BUYER may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder by Agilent. Such notice shall specify the effective date of such termination and shall clearly specify any affected Licensed Marks and Licensed Products.
               10.2 SURVIVAL. Any voluntary termination of licenses and rights of BUYER under Section 10.1 hereof shall not affect BUYER’s licenses and

10

rights with respect to any Licensed Products made or furnished prior to such termination.
ARTICLE XI
LIMITATION OF LIABILITY
               IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY DAMAGES NOT EXPRESSLY CONTEMPLATED UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS OR ANY OTHER DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
ARTICLE XII
MISCELLANEOUS PROVISIONS
               12.1 DISCLAIMER. EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN THE APA, IPMA, OR ANY ANCILLARY AGREEMENTS, EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL LICENSED MARKS AND ANY OTHER INFORMATION OR MATERIALS LICENSED OR FURNISHED HEREUNDER ARE LICENSED OR FURNISHED WITHOUT ANY WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. Except as otherwise set forth herein or in the APA, the IPMA, or any ancillary agreements, neither Agilent nor any of its Subsidiaries makes any warranty or representation as to the validity of any Mark licensed by it to BUYER or any warranty or representation that any use of any Mark with respect to any product or service will be free from infringement of any rights of any third party.
               12.2 NOIMPLIED LICENSES. Nothing contained in this License shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this License with respect to the Licensed Marks. Neither party is required hereunder to furnish or disclose to the other any information (including copies of registrations of the Marks), except as specifically provided herein or in the APA and IPMA.
               12.3 INFRINGEMENT SUITS. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for infringement of any of the Licensed Marks or to defend any action or suit brought by a third party which challenges or concerns the validity of any of the Licensed Marks. BUYER shall not have any right to institute any action or suit against Third Parties for infringement of any of the Licensed Marks.
               12.4 NO OBLIGATION TO OBTAIN OR MAINTAIN MARKS. Neither party, nor any of the respective Subsidiaries, is obligated to: (a) file any application for registration of any Marks, or to secure any rights in any Marks, (b) maintain any Mark registration, or (c) provide any assistance, except for the obligations expressly assumed in this License.
               12.5 ENTIRE AGREEMENT. This License, together with APA, the IPMA and any ancillary agreements constitute the entire understanding between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to

11

the subject matter hereof. To the extent there is a conflict between this License and the other agreements, this Agreement shall govern.
               12.6 GOVERNING LAW. The internal laws of the State of California (without reference to its principles of conflicts of law) and the laws of the United States shall govern the construction, interpretation and other matters arising out of or in connection with this License.
               12.7 JURISDICTION. If any dispute arises out of or in connection with the License, the parties hereby irrevocably: (a) consent and submit to the jurisdiction of the federal and state courts located in Santa Clara County, California; (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient; and (c) waive to the fullest extent permitted by law any right to trial or adjudication by jury.
               12.8 SECTION HEADINGS; TABLE OF CONTENTS. The section headings contained in this License are inserted for reference purposes only and are not intended to be a part, nor should they affect the meaning or interpretation, of this License.
               12.9 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by an internationally recognized air courier (delivery charges prepaid), by registered or certified mail (postage prepaid, return receipt requested) or by e-mail with receipt confirmed by return e-mail to the respective parties as follows:if to Agilent:
Agilent Technologies, Inc.
5301 Stevens Creek Blvd.
M/S 1A-PB
Santa Clara, CA 95051
Attn: Vice President, Associate General Counsel and
          Director of Intellectual Property
if to BUYER:
Ixia
26601 W. Agoura Road
Calabasas, CA 91302
Attention: Ronald W. Buckly, Senior Vice President,
Corporate Affairs and General Counsel
Telephone: (818) 871-1800
Facsimile: (818) 936-0564

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with copies to:

Bryan Cave LLP
120 Broadway, Suite 300
Santa Monica, CA 90401-2386
Attention: Katherine F. Ashton
Telephone: (310) 576-2154
Facsimile: (310) 576-2200
or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by e-mail, telecopy or by air courier shall be deemed effective on the first Business Day (as defined in the APA) following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the third Business Day following the day on which such notice or communication was mailed.
               12.10 NONASSIGNABILITY. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this License, without the other party’s prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer any or all of its rights or obligations under this License to one or more Subsidiaries of such party; provided, however, that no such assignment or transfer shall release the assigning party from any of its liabilities or obligations hereunder. Without limiting the foregoing, this License will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.
               12.11 SEVERABILITY. If any provision of this License shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this License shall not be affected and shall remain in full force and effect, and Agilent and BUYER shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the parties as expressed by such illegal, void or unenforceable provision.
               12.12 AMENDMENT; WAIVER; REMEDIES CUMULATIVE. This License, including this provision of this License, may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this License, including any investigation by or on behalf of any party or a failure or delay by any party in exercising any power, right or privilege under this License, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this License , the APA, IPMA, and any ancillary agreements. The waiver by any party hereto of a breach of any provision of this License shall not operate or be construed as a waiver of any subsequent breach. All rights and remedies existing under this License are cumulative to, and not exclusive of,

13

any rights or remedies otherwise available.
               12.13 COUNTERPARTS. This License may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 12.13, provided that receipt of copies of such counterparts is confirmed.
               WHEREFORE, the parties have signed this Manufacturing Trademark License Agreement effective as of the Closing Date first set forth above.

AGILENT TECHNOLOGIES, INC.	IXIA

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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